As filed with the Securities and Exchange Commission on June 13, 2003

Registration No. 333-104916

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRUMP CASINO HOLDINGS, LLC

(Exact name of the registrant as specified in its charter)

Delaware	7011	45-0475879
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

c/o Trump Hotels & Casino Resorts Holdings, L.P.

1000 Boardwalk at Virginia Avenue

Atlantic City, New Jersey 08401

(609) 449-6515

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TRUMP CASINO FUNDING, INC.

(Exact name of the registrant as specified in its charter)

Delaware	9999	45-0475877
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

c/o Trump Hotels & Casino Resorts Holdings, L.P.

1000 Boardwalk at Virginia Avenue

Atlantic City, New Jersey 08401

(609) 449-6515

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

and the Guarantors identified in footnote (1) below

(Exact name of the registrant as specified in its charter)

Francis X. McCarthy, Jr.

Executive Vice President and Chief Financial Officer

c/o Trump Hotels & Casino Resorts Holdings, L.P.

1000 Boardwalk at Virginia Avenue

Atlantic City, New Jersey 08401

(609) 449-6515

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Theodore LaPier, Esq. LeBoeuf, Lamb, Greene & MacRae, L.L.P. 125 West 55th Street New York, New York 10019-5389 (212) 424-8530	Robert M. Pickus Executive Vice President and General Counsel c/o Trump Hotels & Casino Resorts Holdings, L.P. 1000 Boardwalk at Virginia Avenue Atlantic City, New Jersey 08401 (609) 449-5573

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement and all other conditions to the exchange offer described in the enclosed prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

(1)	The following subsidiaries of Trump Casino Holdings, LLC, each of which is incorporated or organized in Delaware and has the I.R.S. employer identification number indicated, are Guarantors of the notes and are co-registrants: Trump Indiana, Inc. (22-3216299), Trump Indiana Realty, LLC (22-3593584), THCR Management Holdings, LLC (30-0052415) and THCR Management Services, LLC (22-3517993). The following domestic direct subsidiaries of Trump Casino Holdings, LLC, each of which is incorporated or organized in New Jersey and has the I.R.S. employer identification number indicated, are also Guarantors of the notes and are also co-registrants: Trump Marina Associates, L.P. (22-2608426) and Trump Marina, Inc. (11-2735914).

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 13, 2003

PROSPECTUS

TRUMP CASINO HOLDINGS, LLC
TRUMP CASINO FUNDING, INC.

Offer to Exchange

$425,000,000 11 5/8% First Priority Mortgage Notes due 2010

Which Have Been Registered Under the Securities Act of 1933,

for any and all outstanding 11 5/8% First Priority Mortgage Notes due 2010

AND

Offer to Exchange

$50,000,000 17 5/8% Second Priority Mortgage Notes due 2010

Which Have Been Registered Under the Securities Act of 1933,

for any and all outstanding 17 5/8% Second Priority Mortgage Notes due 2010

We are offering to exchange $425,000,000 aggregate principal amount of our new 11 5/8% First Priority Mortgage Notes due 2010 that have been registered under the Securities Act of 1933, as amended, for the same aggregate principal amount of our outstanding 11 5/8% First Priority Mortgage Notes due 2010, and to exchange $50,000,000 aggregate principal amount of our new 17 5/8% Second Priority Mortgage Notes due 2010 that have been registered under the Securities Act for the same principal amount of our outstanding 17 5/8% Second Priority Mortgage Notes due 2010. The notes offered hereby are referred to as the Exchange Notes and the outstanding notes as the Original Notes.

Our obligations under the Exchange Notes will be unconditionally guaranteed on a senior basis, jointly and severally, by each of our existing subsidiaries (other than Trump Casino Funding, which is one of the Issuers). The guarantees will be senior secured obligations of the Guarantors and will effectively rank senior in right of payment to all of the Guarantors’ existing and future unsecured indebtedness held by such Guarantors.

The terms of the Exchange Notes are identical to the terms of the Original Notes, except that the Exchange Notes will be freely transferable by the holders (other than as described in this prospectus) and will not have registration rights that apply to the Original Notes or entitle the holders to additional interest for our failure to comply with these registration rights. The terms and conditions of the exchange offer are more fully described in this prospectus.

The exchange offers will expire at 5:00 p.m., New York City time, on                         , 2003, unless extended.

You may withdraw tenders of outstanding Original Notes at any time prior to the expiration of the exchange offers. Upon completion of the exchange offers, all Original Notes validly tendered and not withdrawn will be exchanged for an equal principal amount of Exchange Notes that are registered under the Securities Act.

We believe that the exchange of Original Notes for Exchange Notes will not be a taxable exchange for U.S. federal income tax purposes.

We will not receive any proceeds from the exchange offers.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offers, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should consider carefully the “ Risk Factors” beginning on page 14 of this prospectus before tendering your Original Notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of the New Jersey Casino Control Commission, the Indiana Gaming Commission, the National Indian Gaming Commission nor any other gaming regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, relating to the exchange offers that includes important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. This information is available from us without charge to anyone who receives this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is qualified in its entirety by reference to that contract, agreement or document. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Following the exchange offers, we will continue to file periodic reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended.

As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under the Exchange Act, we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement, the attached exhibits and any periodic reports, statements or other information that we file at the Securities and Exchange Commission’s headquarters located at 450 Fifth Street N.W., Washington, D.C. 20549.

You may also obtain copies of our SEC filings by mail from the Office of Investor Education and Assistance of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or by telephone at 800-SEC-0330. You may obtain information on the operation of the Office of Investor Education and Assistance by calling the Securities and Exchange Commission at 800-SEC-0330. Our SEC filings will also be available to the public from commercial document retrieval services and at the Securities and Exchange Commission’s Internet site (http//www.sec.gov).

You may request a copy of any of our filings with the Securities and Exchange Commission, or any of the agreements or other documents that are exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

Trump Casino Holdings, LLC

Francis X. McCarthy, Jr.

c/o Trump Hotels & Casino Resorts Holdings, L.P.

1000 Boardwalk at Virginia Avenue

Atlantic City, New Jersey 08401

(609) 449-6515

TO OBTAIN TIMELY DELIVERY OF ANY OF OUR FILINGS, AGREEMENTS OR OTHER DOCUMENTS, YOU MUST MAKE YOUR REQUEST TO US NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFERS.

You should rely only on the information provided in this prospectus and the registration statement. No person has been authorized to provide you with different information. The information in this prospectus is accurate as of the date on the front cover of the prospectus or the date of the document incorporated by reference. You should not assume that the information contained in this prospectus or incorporated by reference in this prospectus is accurate as of any other date.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”,

i

“expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus. Prospective investors are urged to carefully consider these factors in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

The forward-looking statements included herein are made only as of the date of this prospectus. We do not intend, and undertake no obligation, to update these forward-looking statements.

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SUMMARY

In this prospectus, unless the context otherwise requires and except with respect to any description of the Exchange Notes, the words “we,” “us,” “our” and the “Company” refer to Trump Casino Holdings, LLC and its subsidiaries, taken as a whole. The following summary contains basic information about us and this exchange offer. In addition, in this prospectus, outstanding 11 5/8% First Priority Mortgage Notes due 2010 and outstanding 17 5/8% Second Priority Mortgage Notes due 2010 are referred to as “Original First Priority Notes” and “Original Second Priority Notes,” respectively; new registered 11 5/8% First Priority Mortgage Notes due 2010 and new registered 17 5/8% Second Priority Mortgage Notes offered herein are referred to as “Exchange First Priority Notes” and “Exchange Second Priority Notes,” respectively; the Exchange First Priority Notes and the Original First Priority Notes are collectively referred to as the “First Priority Notes”; the Exchange Second Priority Notes and the Original Second Priority Notes are collectively referred to as the “Second Priority Notes”; and the Exchange Notes and the Original Notes are collectively referred to as the “Notes.” This summary does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.

The Company

Through our wholly-owned subsidiaries, Trump Marina Associates, L.P., or Marina Associates, and Trump Indiana, Inc., we own and operate two casino and hotel properties: Trump Marina Casino Resort, or Trump Marina, in Atlantic City, New Jersey, a resort known for its marina setting, entertainment offerings and customer service, and Trump Indiana Casino Hotel, or Trump Indiana, in Gary, Indiana, a riverboat casino serving the “Chicagoland” gaming market. In addition, through our wholly-owned subsidiary, THCR Management Services, LLC, or Trump 29 Services, we manage the Trump 29 Casino, or Trump 29, located near Palm Springs, California. Trump 29 is owned by the Twenty-Nine Palms Band of Luiseno Mission Indians of California, or the Tribe. Our parent company, Trump Hotels & Casino Resorts Holdings, L.P., or THCR Holdings, owns and operates two other casino properties not included in this transaction: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino in Atlantic City, New Jersey. For the year ended December 31, 2002 and the three months ended March 31, 2003, we had net revenues of $397.0 million and $90.3 million, respectively, and net losses of $15.7 million and $6.4 million, respectively.

Our principal executive offices are located at c/o Trump Hotels & Casino Resorts Holdings, L.P., 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401 and our telephone number is 609-449-1000.

Trump Marina

Trump Marina consists of a 27-story hotel tower with 728 rooms, including 153 suites, 97 of which are luxury suites. The casino offers approximately 81,200 square feet of gaming space, 2,527 slot machines, 79 table games, a simulcast racetrack facility and 40,000 square feet of convention, ballroom and meeting space. Trump Marina also features a 540-seat cabaret-style theater, a nightclub, two players clubs, two retail stores, seven restaurants, a cocktail lounge and a poolside snack bar. To facilitate access to the property, Trump Marina has a nine-story parking garage capable of accommodating approximately 3,000 cars. Trump Marina also has a 645- slip marina adjacent to the property (the only property in Atlantic City to have direct marina access) and 11 bus bays.

Trump Indiana

Trump Indiana is located approximately 25 miles from downtown Chicago in the growing Chicagoland gaming market in terms of gaming revenues. Catering primarily to the northwest Indiana and Chicago markets, Trump Indiana is located near I-80/94 and I-90 on a 280-foot gaming vessel with approximately 43,000 square feet of gaming space, 1,784 slot machines, 46 table games and the capacity to accommodate approximately 2,700 passengers.

Trump Indiana operates in Buffington Harbor, an approximately 100-acre site in Gary, Indiana. We believe that our docking facility and land-based pavilion, which we share with our joint venture partner, the Majestic Star Casino LLC, or Majestic Star, provide us with a competitive advantage compared to our “stand-alone” competitors. We also believe that we benefit from increased traffic flow as a result of our proximity to, and shared facilities with, Majestic Star. Our shared complex includes a buffet, a steakhouse restaurant, several restaurant kiosks, bars and lounges, gift shops and staging and ticketing areas. Through our joint venture with Majestic Star, we also own the site immediately adjacent to Trump Indiana, which includes surface parking for 2,300 automobiles. Also located on the site is a 300-room hotel that we own and operate.

Trump 29

Trump 29 is a casino owned by the Tribe through its sole ownership of the Twenty-Nine Palms Enterprises Corporation, or Twenty-Nine Palms. Trump 29 is situated on approximately 40 acres of land on the Tribe’s reservation located in Coachella, California, 25 miles east of Palm Springs and 120 miles east of Los Angeles. On March 28, 2002, the first stage of an expansion and renovation of the Tribe’s existing casino facility was completed. The first stage increased the size of the casino facility to 200,000 square feet with the addition of a new 50,000-square-foot casino which has approximately 1,500 slot machines and 35 table games. The second stage was completed on September 28, 2002 and included adding to the casino facility approximately 500 slot machines, a 2,200 seat theater-type showroom, a steakhouse and a food court. The expanded facility has approximately 1,970 slot machines, 35 table games and a 5,000 square foot ballroom, in addition to the showroom and five restaurants.

Trump 29 Services manages and directs all of the day-to-day operations of Trump 29 pursuant to a management agreement with the Tribe and Twenty-Nine Palms. Under the management agreement, an annual management fee based on a percentage of net revenues of Trump 29 (as defined in the management agreement) is payable to Trump 29 Services for each year of the term. Subject to the rights of the Tribe’s lenders and payment of certain priority amounts under the management agreement, the management fee is payable monthly in amounts equal to the accrued management fee for the preceding month plus any accrued and unpaid amounts.

Trump Casino Holdings’ Corporate Structure

Trump Casino Holdings is a Delaware single member limited liability company. Its wholly-owned subsidiaries include Trump Casino Funding, Inc., or Trump Casino Funding, Marina Associates, Trump Marina, Inc., Trump Indiana, Inc., Trump Indiana Realty, LLC and THCR Management Holdings, LLC, or Trump 29 Holdings, and Trump 29 Services. Trump 29 Holdings is the sole member of Trump 29 Services. Marina Associates owns and operates Trump Marina. Trump Indiana, Inc. owns and operates Trump Indiana. Trump 29 Services manages Trump 29.

The sole member of Trump Casino Holdings is THCR Holdings. THCR Holdings is owned approximately 63.4% by Trump Hotels & Casino Resorts, Inc., or THCR, as both a general and limited partner, and approximately 36.6% by Donald J. Trump as a limited partner. THCR is a publicly held company whose common stock is traded on The New York Stock Exchange under the symbol “DJT”.

THCR Holdings, through other subsidiaries not involved in these exchange offers, owns two other Atlantic City casino hotels, Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino. These affiliates of Trump Casino Holdings are not Issuers or Guarantors of the Exchange Notes and the Issuers and Guarantors are not entitled to any of the cash flow or earnings of such entities. In addition, there are no cross default provisions between our indebtedness and the indebtedness of these affiliates.

Trump Casino Holdings was formed in the State of Delaware on April 24, 2002, and Trump Casino Funding was incorporated in the State of Delaware on April 24, 2002. Prior to the completion of the Original Notes offering and the concurrent private offering of Original Second Priority Notes to Donald J. Trump, neither Issuer had any significant assets or operations. In connection with the Original Notes offering and the concurrent private offering of Original Second Priority Notes to Donald J. Trump, THCR Holdings contributed all of the outstanding equity interests (common stock, partnership interests and limited liability company interests, as the case may be) that it owned in the Guarantors (collectively referred to as the Interests), to Trump Casino Holdings. When this contribution was made, the Guarantors became wholly-owned subsidiaries of Trump Casino Holdings. Prior to the completion of the Original Notes offering and the concurrent private offering of Original Second Priority Notes to Donald J. Trump, certain of the Interests and certain other assets of THCR Holdings, including $141.9 million principal amount of Trump’s Castle Funding, Inc.’s, or Castle Funding’s, 13.875% Pay-in-Kind (or PIK) Notes due 2005, had been pledged as collateral security for $109.5 million principal amount of the 15.5% Senior Notes due 2005 issued by THCR Holdings in June 1995. Neither the Issuers nor any of the Guarantors had any obligations under the 15.5% Senior Notes. A portion of the net proceeds of the Original Notes offering and the concurrent private offering of Original Second Priority Notes to Donald J. Trump was distributed to THCR Holdings and used to purchase or redeem the 15.5% Senior Notes in order to release the Interests and the 13.875% PIK Notes owned by THCR Holdings from the lien of the indenture pursuant to which the 15.5% Senior Notes were issued. The 13.875% PIK Notes owned by THCR Holdings and the 15.5% Senior Notes owned by its subsidiary were released by the Trustee and then delivered to the issuers thereof on the closing date and retired without payment. THCR Holdings also acquired $16.7 million principal amount of its 15.5% Senior Notes on the closing date from Donald J. Trump. The purchase price for the 15.5% Senior Notes acquired from Mr. Trump consisted of shares of preferred stock of THCR valued at $15.0 million, plus a cash amount equal to $1.7 million, plus the applicable redemption premium of 2.583% (approximately $430,000) and accrued interest on the entire $16.7 million of 15.5% Senior Notes sold by Mr. Trump to THCR. Donald J. Trump also purchased $15.0 million aggregate principal amount of the Original Second Priority Notes in a concurrent private offering. In connection with the formation of Trump Casino Holdings, THCR Holdings assigned all of its interest in a promissory note issued by Trump Indiana, Inc. and a marketing services agreement with Trump Indiana, Inc. to Trump Casino Holdings. This assignment eliminated the liability and expense to Trump Indiana associated with such agreements on the consolidated financial statements of Trump Casino Holdings.

The following diagram summarizes our corporate structure. See “Business” for a more detailed description.

(1)	The Common Stock of THCR is publicly traded and listed on the NYSE under the symbol “DJT”. Through his ownership of capital stock of THCR and his limited partnership interest in THCR Holdings, Donald J. Trump controls approximately 44.5% of the total voting power of THCR. Mr. Trump’s voting power will increase as a result of his acquisition of preferred stock of THCR in connection with his sale of 15.5% Senior Notes to THCR if and when such preferred stock is converted to Common Stock.
(2)	Donald J. Trump is a 36.6% limited partner of THCR Holdings.
(3)	Trump Casino Holdings is a 99% limited partner of Trump Marina Associates and Trump Marina, Inc. is a 1% general partner of Trump Marina Associates.

The Exchange Offers

On March 25, 2003, we issued $425,000,000 aggregate principal amount of 11 5/8% First Priority Mortgage Notes due 2010 and $50,000,000 aggregate principal amount of 17 5/8% Second Priority Mortgage Notes due 2010 to Deutsche Bank Securities, Inc., Credit Suisse First Boston LLC, UBS Warburg LLC and Jefferies & Company, Inc. in private and offshore offerings. These initial purchasers sold the Original Notes to institutional investors and non-U.S. persons in transactions exempt from registration. Also on March 25, 2003, we issued $15,000,000 principal amount of Original Second Priority Notes to Donald J. Trump in a concurrent private offering.

Exchange Offers and Registration Rights Agreements

When we issued the Original Notes, we entered into Registration Rights Agreements in which we agreed, among other things, to use our best efforts to consummate the exchange offers for the Original Notes on or prior to November 20, 2003.

The Exchange Offers	Under the terms of the exchange offers, you are entitled to exchange Original Notes for Exchange Notes with substantially identical terms. You should read the discussion under the heading “Description of First Priority Mortgage Notes” and “Description of Second Priority Mortgage Notes” for further information regarding the Exchange Notes. As of this date, there are $425,000,000 aggregate principal amount of the Original First Priority Notes and $50,000,000 aggregate principal amount of the Original Second Priority Notes outstanding. The Original Notes may be tendered only in integral multiples of $1,000.

Resale of Exchange Notes	We believe that the Exchange Notes issued in the exchange offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

• you are acquiring the Exchange Notes in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

• you are not an “affiliate” of ours.

If any of the foregoing are not true and you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of Failure to Exchange Original Notes

If you are eligible to participate in the exchange offers but you do not exchange your Original Notes for Exchange Notes, you will no longer be able to force us to register the Original Notes under the Securities Act. In addition, you will not be able to offer or sell the Original Notes unless:

• the offer or sale is registered under the Securities Act or

• you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date	The exchange offers will expire at 5:00 p.m., New York City time, on , 2003 unless we decide to extend the exchange offers.

Interest on the Exchange Notes	The Exchange First Priority Notes and Exchange Second Priority Notes will accrue interest at 11 5/8% and 17 5/8%, respectively, per annum from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange or, if no interest has been paid on the Original Notes, from the date of the original issue of the Original Notes.

Procedures for Tendering Original Notes	If you wish to accept the exchange offers, you must:

• complete, sign and date the letter of transmittal or a facsimile of it and

•      send the letter of transmittal accompanying this prospectus and all other documents required by it, including the Original Notes to be exchanged, to U.S. Bank Trust National Association, as exchange agent, at the address set forth in the letter of transmittal. Alternatively, you can tender your Original Notes by following the procedures for book-entry transfer described in this prospectus.

Guaranteed Delivery Procedure	If you wish to tender your Original Notes and you cannot get your required documents to the exchange agent by the expiration date, you may tender your Original Notes according to the guaranteed delivery procedures described under the heading “The Exchange Offers—Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw the tender of your Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent by 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Original Notes and Delivery of Exchange Notes

If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all Original Notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the Exchange Notes promptly after the expiration date. See “The Exchange Offers—Conditions.”

Tax Considerations	The exchange of Original Notes for Exchange Notes will not be a taxable exchange for federal income tax purposes for U.S. holders of the Notes. See “Material United States Federal Income Tax Considerations.” You should consult your tax adviser about the tax consequences of this exchange as they apply to your individual circumstances.

Exchange Agent	U.S. Bank Trust National Association is serving as exchange agent for the exchange offers.

Fees and Expenses	We will bear all expenses related to consummating the exchange offers and complying with the Registration Rights Agreements. See “The Exchange Offers—Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes. We are making the exchange offers solely to satisfy our obligations under the Registration Rights Agreements.

Summary Description of Exchange Notes
Issuers	Trump Casino Holdings, LLC and Trump Casino Funding, Inc., collectively the Issuers.

Securities Offered

$425,000,000 principal amount of 11 5/8% Exchange First Priority Notes due 2010 to the holders of Original First Priority Notes.

$50,000,000 principal amount of 17 5/8% Exchange Second Priority Notes due 2010 to holders of Original Second Priority Notes.

Additional Notes	The indenture governing the First Priority Notes allows for the issuance of up to $25,000,000 in aggregate principal amount of additional First Priority Notes, to the extent permitted to be incurred pursuant to the covenants set forth in “Description of the First Priority Notes—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests” and “—Limitation on Liens.”

The indenture governing the Second Priority Notes allows for unlimited additional issuances of Second Priority Notes, to the extent permitted to be incurred pursuant to the covenants set forth in “Description of the Second Priority Notes—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests” and “—Limitation on Liens.”

Maturity	Exchange First Priority Notes: March 15, 2010 Exchange Second Priority Notes: September 15, 2010

Interest Rate	Exchange First Priority Notes: 11 5/8% per year (calculated using a 360-day year).

Exchange Second Priority Notes: 17 5/8% per year (calculated using a 360-day year), 11 5/8% of which will be payable in cash and 6% of which will be payable with the issuance of additional Second Priority Notes.

Interest Payment Dates	Exchange First Priority Notes: March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2003.

Exchange Second Priority Notes: March 15 and September 15 of each year, beginning September 15, 2003.

Guarantors	Each of our subsidiaries existing on the issue date of the Exchange Notes (other than Trump Casino Funding, which is one of the Issuers) will fully and unconditionally guarantee the Exchange Notes on a senior secured basis.

If we create or acquire any new subsidiaries, they will also guarantee the Exchange Notes unless we designate any such subsidiary as an “unrestricted subsidiary” under the indentures or such subsidiary does not have significant assets. All such existing or hereafter acquired subsidiaries that guarantee the Exchange Notes are collectively referred to as the Guarantors.

Security	Our obligations under the First Priority Notes and the Guarantors’ obligations under the guarantees of the First Priority Notes will be secured by first priority liens, subject to certain exceptions, on substantially all of our now owned or, subject to certain exceptions, hereafter acquired assets, including, among other things, all of our owned and leased real property interests and vessels (including without limitation those comprising Trump Marina and Trump Indiana), all personal property, equipment, related general intangibles, certain of the equity interests now owned or hereafter acquired by us or any of the Guarantors and certain of our after acquired property (collectively, the Collateral), but excluding our accounts receivables, inventory, gaming licenses, certain of our furniture, fixtures and equipment, rights to the use of the “Trump” name and certain other property. See “Description of the First Priority Notes—Security for the First Priority Notes.”

Our obligations under the Second Priority Notes and the Guarantors’ obligations under the guarantees of the Second Priority Notes will be secured by second priority liens, subject to certain exceptions, on the Collateral. The liens securing the Second Priority Notes and the guarantees of the Second Priority Notes will be subordinated to the liens securing the First Priority Notes and certain liens that are pari passu with liens securing the First Priority Notes. To the extent Collateral is released under the indenture governing the First Priority Notes, the holders of the Second Priority Notes would be required to release their security interest in the same Collateral. From and after the time when the First Priority Notes and other pari passu first priority indebtedness and all refinancings thereof that are permitted under the indenture governing the First Priority Notes are no longer outstanding, the liens securing the Second Priority Notes and the guarantees thereof will no longer be subordinated to any other liens, except for certain permitted liens under the indenture governing the Second Priority Notes. See “Description of the Second Priority Notes—Security for the Second Priority Notes.”

Ranking	The Notes will be senior secured obligations of ours and will effectively rank senior to all of our existing and future unsecured indebtedness. Our obligations under the Notes will be unconditionally guaranteed on a senior secured basis, jointly and severally, by each of the Guarantors. The guarantees will be senior secured obligations of the Guarantors and will effectively rank senior in right of payment with all of the Guarantors’ existing and future unsecured indebtedness. Notwithstanding the foregoing, the Second Priority Notes and the guarantees thereof will be effectively subordinated to the First Priority Notes and the indebtedness secured by liens that are pari passu with the First Priority Notes due to the holders’ of the Second Priority Notes junior lien on the Collateral.

Optional Redemption	Except in connection with a public or private equity offering, we cannot redeem the Notes until March 15, 2007. Thereafter, we may redeem some or all of the First Priority Notes and the Second Priority Notes, as the case may be, at the redemption prices listed respectively in the “Description of the First Priority Notes” and “Description of the Second Priority Notes” sections under the heading “Optional Redemption,” plus accrued interest. The indenture governing the First Priority Notes does not permit any such redemption of the Second Priority Notes while the First Priority Notes are outstanding.

Optional Redemption After Public Equity Offerings

At any time (which may be more than once) before March 15, 2006, we can choose to redeem up to 35% of the aggregate principal amount of each of the First Priority Notes and the Second Priority Notes with the net proceeds of one or more public or private equity offerings, as long as:

• we pay 111.625% of the face amount of the First Priority Notes, plus interest, and 111.625% of the face amount of the Second Priority Notes, plus interest;

• we redeem the Notes within 45 days of completing such public or private equity offering; and

• at least 65% of the aggregate principal amount of First Priority Notes or Second Priority Notes, as the case may be, issued remains outstanding after giving effect to such redemption.

The indenture governing the First Priority Notes does not permit any such redemption of the Second Priority Notes while the First Priority Notes are outstanding.

Gaming Redemption	The Notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming regulatory authorities in New Jersey and Indiana and other gaming regulatory authorities with jurisdiction over our properties. See “Description of the First Priority Notes—Gaming Redemption” and “Description of the Second Priority Notes—Gaming Redemption.”

Change of Control Offer	If a change in control of our company occurs, we must give holders of the Notes the opportunity to sell us their Exchange Notes at 101% of their face amount, plus accrued interest.

Asset Sale Proceeds	If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time or make an offer to purchase, first, a principal amount of the First Priority Notes and the indebtedness secured by liens that are pari passu with liens securing the First Priority Notes equal to the excess net cash proceeds and, second, if no First Priority Notes are then outstanding, a principal amount of the Second Priority Notes equal to the remaining excess net cash proceeds. The purchase price of the Notes in any such offer will be (a) if the net proceeds of such asset sale are less than $10.0 million, 100% of their Accreted Value (as defined in “Description of the First Priority Notes”) and (b) if the net proceeds of such asset sale are $10.0 million or more (excluding net proceeds used to acquire a replacement riverboat), 102% of their Accreted Value, in each case plus accrued interest.

Excess Cash Flow	If the First Half Excess Cash Flow Offer Amount (as defined in “Description of the First Priority Notes”) for any fiscal year is greater than $1,000,000, we will make a pro rata offer to repurchase First Priority Notes in the largest principal amount that is an integral multiple of $1,000 that may be repurchased with an amount equal to the First Half Excess Cash Flow Offer Amount for such fiscal year not in excess of $5,000,000. In addition, if the Full Fiscal Year Excess Cash Flow Offer Amount (as defined in “Description of the First Priority Notes”) for any fiscal year is greater than $1,000,000, we will make a pro rata offer to repurchase First Priority Notes in the largest principal amount that is an integral multiple of $1,000 that may be repurchased with an amount equal to the Full Fiscal Year Excess Cash Flow Offer Amount for such fiscal year. The purchase price of the First Priority Notes will be the lesser of (a) 103% of the Accreted Value thereof as of such offer date and (b) if the First Priority Notes are then redeemable, the redemption price thereof at such offer date if such First Priority Note were to be redeemed pursuant to paragraph (a) of “Optional Redemption” under “Description of the First Priority Notes” on such offer date, plus accrued interest.

Holders of the Second Priority Notes shall be entitled to substantially the same rights as holders of the First Priority Notes; provided, however, that such rights will not be in effect until such time as the First Priority Notes are no longer outstanding.

Certain Indenture Provisions	The indentures governing the Notes contain covenants limiting our (and most or all of our subsidiaries’) ability to:

• incur additional debt;

• pay dividends or distributions on our capital stock or repurchase our capital stock;

• issue stock of subsidiaries;

• make capital expenditures;

• make certain investments;

• create liens on our assets to secure debt;

• enter into transactions with affiliates;

• merge or consolidate with another company; and

• transfer and sell assets.

These covenants are subject to a number of important limitations and exceptions as described in the “Description of the First Priority Notes” and the “Description of the Second Priority Notes.”

Risk Factors	You should carefully consider the information under the “Risk Factors” section of this prospectus and other information in this prospectus and reports filed with the Securities and Exchange Commission before making any investment decision with respect to the Exchange Notes.

SUMMARY FINANCIAL INFORMATION

Trump Casino Holdings, LLC

The following table presents the summary historical combined financial and other data for Trump Casino Holdings, LLC, for each of the periods indicated.

	For the Years Ended December 31,			(Unaudited) For the Three Months Ended March 31,
	2000(*)	2001(*)	2002	2002	2003
	(Dollars in Thousands)
Statement of Operations:
Revenues
Gaming	$386,541	$390,104	$410,645	$100,012	$95,045
Rooms	21,827	22,470	21,835	5,120	4,842
Food and beverage	36,971	35,069	35,601	7,922	7,655
Other	11,449	12,042	15,045	1,880	2,958

Gross Revenues	456,788	459,685	483,126	114,934	110,500
Less promotional allowances	88,867	85,863	86,165	19,866	20,227

Net revenues	367,921	373,822	396,961	95,068	90,273

Costs and expenses
Gaming	190,377	189,712	190,455	47,031	46,827
Rooms	6,311	5,745	6,246	1,481	1,430
Food and beverage	15,248	14,571	14,856	3,158	3,017
General and administrative	100,265	94,551	99,544	22,680	24,074
Debt renegotiation costs	—	—	1,629	471	378
Depreciation and amortization	25,149	24,137	27,606	6,288	7,233

	337,350	328,716	340,336	81,109	82,959

Income from operations	30,571	45,106	56,625	13,959	7,314
Interest income	2,075	1,382	867	228	401
Interest expense	(62,450)	(65,685)	(70,728)	(17,123)	(21,160)
Gain on debt retirement, net	—	—	—	—	7,931
Other non-operating income (expense)	(218)	100	1,219	(93)	(14)

Loss before income taxes and equity in loss from joint venture	(30,022)	(19,097)	(12,017)	(3,029)	(5,528)
Loss in joint venture	(3,134)	(2,808)	(2,448)	(602)	(615)
Provision for income taxes	—	(150)	(1,200)	—	(300)

Net income (loss)	$(33,156)	$(22,055)	$(15,665)	$(3,631)	$(6,443)

Other Financial Data:
Capital expenditures	9,635	14,382	23,720	2,107	2,861
Ratio of earnings to fixed charges(b)	—	—	—	—	—

Operating Data (at end of period):
Casino square footage	119,132	118,182	124,182	124,182	124,182
Number of hotel rooms	1,028	1,028	1,028	1,028	1,028
Hotel occupancy rate	80.1%	78.7%	78.1%	75.3%	74.8%
Average daily room rate(a)	$72.46	$76.13	$74.52	$73.48	$69.99
Average number of slot machines	3,648	3,860	4,162	3,982	4,238
Average win per slot machine per day(a)	$214	$214	$214	$217	$199
Average number of table games	126	130	125	130	127
Average win per table game per day(a)	$2,163	$1,856	$1,872	$1,900	$1,665

Balance Sheet Data:
Cash and cash equivalents	$27,662	$39,091	$33,917	$50,365	$32,050
Total assets	638,895	649,666	628,064	658,080	636,150
Total debt	436,972	477,445	494,954	475,758	481,171
Capital	82,985	61,008	45,853	57,485	100,774

(*)	As more fully discussed in Note 1 to the combined annual financial statements of Trump Casino Holdings included elsewhere in this prospectus, the combined annual financial statements of Trump Casino Holdings were audited for 2002, and as to combination only for 2001 and 2000. For 2001 and 2000, the underlying components were audited by previous auditors who have ceased operations.

(a)	Dollar amounts not in thousands.

(b)	Earnings were insufficient to cover fixed charges by $30,022, $19,097 and $12,017 for the years ended December 31, 2000, 2001 and 2002, respectively, and $3,029 and $5,528 for the three months ended March 31, 2002 and 2003, respectively.

RISK FACTORS

You should carefully consider the following factors and other information in this prospectus before making any decision to invest in the Exchange Notes. See “Disclosure Regarding Forward-Looking Statements.”

Risks Relating to the Exchange Offers

If you do not participate in the exchange offers, you will continue to be subject to transfer restrictions.

If you do not exchange your Original Notes for Exchange Notes pursuant to the exchange offers, you will continue to be subject to the restrictions on transfer of your Original Notes. We do not intend to register the Original Notes under the Securities Act. To the extent Original Notes are tendered and accepted in the exchange offers, the trading market, if any, for the Original Notes would be adversely affected. See “The Exchange Offers.”

You must carefully follow the required procedures in order to exchange your Original Notes.

The Exchange Notes will be issued in exchange for Original Notes only after timely receipt by the exchange agent of a duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your Original Notes, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities with respect to tenders of Original Notes for exchange. Any holder of Original Notes who tenders in the exchange offers for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the Notes.

We have a substantial amount of indebtedness on a consolidated basis and will continue to have substantial indebtedness upon consummation of the exchange offer. At March 31, 2003, our combined long-term indebtedness for borrowed money, including current portion, totaled approximately $481.2 million (net of discount on the Original First Priority Notes at 94.832% of face value) and we had a debt-to-equity ratio of 4.8 to 1.

Our substantial indebtedness and other obligations could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our debt service obligations with respect to the Notes;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general operating requirements;

•	increase our vulnerability to adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the gaming industry, which may place us at a disadvantage compared to our competitors that have less debt thereby hurting our results of operations and ability to meet our debt service obligations with respect to the Notes and our other indebtedness; and

•	limit, along with the financial and other restrictive covenants in our other indebtedness, our ability to borrow additional funds.

We need to increase capital expenditures to compete effectively.

Capital expenditures, such as room refurbishments, amenity upgrades and new gaming equipment, are necessary from time to time to preserve the competitiveness of our properties. The gaming industry market is very competitive and is expected to become more competitive in the future. If cash from our operations is insufficient to provide for needed levels of capital expenditures, our competitive position could deteriorate if we are unable to borrow funds for such purposes. In addition, the indentures governing the Notes limit our ability to make capital expenditures.

Our failure to generate sufficient cash flow could prevent us from meeting our debt service obligations or obtaining refinancing.

Our ability to pay interest on and principal of the Notes depends on the ability of Marina Associates and Trump Indiana, Inc. to generate cash from operations and Trump 29 Services to generate management fees sufficient for such purposes. The future operating performance of Marina Associates, Trump Indiana, Inc. and Trump 29 Services is subject to general economic conditions, industry conditions, including competition, consumer preference and regulatory matters, and numerous other factors, many of which are unforeseeable or are beyond their control. There can be no assurance that the future operating performance of Marina Associates, Trump Indiana, Inc. and Trump 29 Services will be sufficient to generate the cash flows required to meet our debt service obligations on the Notes. For the year ending December 31, 2002, our earnings were insufficient to cover fixed charges by $12.0 million.

Our ability to pay the principal amount of the Notes at maturity (whether scheduled or by acceleration thereof) will be primarily dependent upon our ability to obtain refinancing. There is no assurance that the general state of the economy, the status of the capital markets generally, or the receptiveness of the capital markets to the gaming industry or to us will be conducive to refinancing the Notes on commercially reasonable terms or at all.

Restrictions contained in the indentures governing the Notes may impose limits on our ability to pursue certain business strategies.

The indentures governing the Notes contain operating and financial restrictions that limit our discretion on various business matters. These restrictions include covenants limiting our ability to:

•	incur additional debt;

•	grant liens;

•	make capital expenditures;

•	make investments;

•	sell assets;

•	merge or consolidate with another company;

•	pay dividends and other distributions;

•	issue stock of subsidiaries; and

•	enter into transactions with affiliates.

These restrictions may reduce our flexibility in planning for, or reacting to, changes in our business and the gaming industry. This reduced flexibility could hurt our results of operations and our ability to meet our debt service obligations with respect to the Notes and our other indebtedness.

Additionally, a failure by us to comply with covenants in the indentures could result in an event of default which, if not cured or waived, could have a material adverse effect on us and could result in the acceleration of all then-outstanding amounts of the Notes and an inability to make debt service payments under the Notes. See “Description of the First Priority Notes—Certain Covenants” and “Description of the Second Priority Notes—Certain Covenants.”

In the event of a change of control, there is no assurance that we would be able to repurchase the Notes.

The indentures governing the Notes contain provisions relating to certain changes of control of THCR, THCR Holdings and Trump Casino Holdings. Upon the occurrence of any such change of control, we would be obligated to make an offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. There can be no assurance that we will have access to funds necessary to effect such a purchase if such an event were to occur. The failure to make an offer to purchase as required would constitute an event of default under the indentures. See “Description of the First Priority Notes—Certain Covenants—Change of Control” and “Description of the Second Priority Notes—Certain Covenants—Change of Control.”

There may be no active trading market for the Exchange Notes or the Original Notes.

The Exchange Notes are new securities for which there is currently no established trading market. We do not intend to list the Exchange Notes on any national securities exchange or to seek the admission of the Exchange Notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the initial purchasers have advised us that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act and the Exchange act, and may be limited during the exchange offers and the pendency of any shelf registration statement. The Original Notes were sold pursuant to an exemption from registration under the Securities Act, and they may not be publicly offered, sold or otherwise transferred unless they are registered or are sold in a transaction exempt from registration. Although it is expected that the Exchange Notes will be eligible for trading in The Portal™ Market, a subsidiary of the Nasdaq Stock Market, Inc., there can be no assurance as to the development or liquidity of any market for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which the holders would be able to sell their Exchange Notes. Any Exchange Notes traded after they are initially issued may trade at a discount from their initial offering price. The trading price of the Exchange Notes depends on prevailing interest rates, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities.

If Original Notes are exchanged for Exchange Notes in the exchange offers, the trading market for Original Notes that are not exchanged could be adversely affected due to the limited amount, or “float,” of the Original Notes that remain outstanding following the exchange offers. Generally, decreased float of a security could result in less demand to purchase that security and could, therefore, result in lower prices for that security. For the same reason, if a large number of Original Notes are not exchanged in the exchange offers, the trading market for the Exchange Notes could be similarly affected.

The value of the collateral securing the Notes may not be sufficient to pay all amounts owed under the Notes if an event of default occurs.

We have granted a lien on substantially all of our existing assets other than (1) certain furniture, fixtures and equipment; (2) the assets of our future unrestricted subsidiaries; (3) receivables and inventory; (4) gaming licenses; (5) rights to the use of the “Trump” name; (6) certain equity interests; and (7) other assets subject to certain permitted liens. The value of the collateral assumes its use as part of a going concern. The failure to maintain licensing to permit Trump Marina or Trump Indiana to continue operating or the need to liquidate the collateral in sales other than as a going concern will likely result in a deficiency in proceeds. In addition, the collateral includes certain personal property, the value of which will depreciate over time. As a result, if any event of default occurs with respect to the Notes, we cannot assure you that liquidation of the collateral at any time will produce sufficient proceeds to pay all amounts owed under the Notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. If the proceeds are insufficient, the deficiency would be an unsecured obligation. We cannot assure you that you would be able to recover any deficiency. See “Description of the First Priority Notes—Security for the First Priority Notes” and “Description of the Second Priority Notes—Security for the Second Priority Notes.”

Trump 29 Holdings and Trump 29 Services do not own any significant fixed assets or personal property. They have no ownership interests in Trump 29. The value of such entities as collateral is entirely dependent on the revenues derived by Trump 29 Services under the management agreement with the Tribe and Twenty-Nine Palms. The obligation of the Tribe and Twenty-Nine Palms to pay Trump 29 Services fees under the management agreement is subordinated to certain other obligations of Twenty-Nine Palms, including its obligation in respect of indebtedness owed to banks. In addition, Twenty-Nine Palms has granted a lien on all of its revenues, including those that would be used to pay the management fee to Trump 29 Services. Consequently, if Twenty-Nine Palms were to be in default under its loan agreement, it is possible that the payment of management fees would cease and that Trump 29 Services would have no effective recourse against Twenty-Nine Palms.

The Notes and guarantees will be effectively subordinated to any future equipment financing and purchase money debt, in each case to the extent of the assets securing that indebtedness. As a result, upon any distribution to our creditors or the creditors of any Guarantors in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under such indebtedness, our lenders under our equipment financing and our purchase money indebtedness will be entitled to be repaid in full from the proceeds of the assets securing such indebtedness, or the sale of the equipment subject to such equipment financing, before any payment is made to you from such proceeds. We cannot assure you that the fair market value of the collateral securing the Notes would be sufficient to pay the amounts due under the Notes, even absent any equipment financing and any purchase money debt.

In addition, the liens securing the Second Priority Notes are subordinate to the liens securing the First Priority Notes and the indebtedness secured by liens that are pari passu with the liens securing the First Priority Notes (the “Pari Passu Indebtedness”). In the event there is a default and foreclosure on the collateral, the proceeds from the sale of collateral may not be sufficient to satisfy our obligations under the First Priority Notes, the Pari Passu Indebtedness, the Second Priority Notes and our other secured indebtedness. This is because proceeds from the sale of the collateral would be distributed first to satisfy our obligations under the First Priority Notes and the Pari Passu Indebtedness before they would be available for payment to holders of the Second Priority Notes. Prior to the closing of the offering of the Original Notes, the trustees for the Notes entered into an intercreditor agreement under which the holders of the First Priority Notes will have the exclusive rights to dispose of, release or foreclose on or otherwise deal with the collateral securing the Notes. As a result, the holders of the Second Priority Notes will not have the ability to make these decisions or in any way ensure that sufficient collateral is securing the obligations of the holder of the Second Priority Notes. See “Description of the First Priority Notes—Security for the First Priority Notes” and “—Intercreditor Agreements” and “Description of the Second Priority Notes—Security for the Second Priority Notes” and “—Intercreditor Agreements.”

The trustees under the indentures governing the Notes may enter into other intercreditor agreements to govern the relationships among the trustees, the lenders and other holders of indebtedness (including indebtedness secured by pari passu liens) and their obligations and rights. Financing by multiple lenders with security interests in common collateral may result in increased complexity and lack of flexibility in a debt restructuring or other work-out relating to us. Furthermore, under intercreditor agreements, the trustees’ remedies in the event of a default will be limited.

The trustees’ ability to realize on the collateral securing the Notes may be limited.

If we become bankrupt, you may be unable to collect the full value of your Notes by foreclosing upon the collateral. The trustees’ ability to foreclose upon the pledged equity interests and other gaming collateral comprising our gaming businesses is limited by relevant gaming laws. Under New Jersey and Indiana gaming laws, the trustees under the indentures governing the Notes could be precluded from or otherwise limited or delayed in exercising powers of attorney or selling collateral at a foreclosure sale, including slot machines, since only licensed persons may have slot machines in their possession. In addition, the trustees may encounter difficulty in selling collateral due to various legal restrictions, including requirements that the purchaser or the operator of the gaming facility be licensed by state authorities or that prior approval of a sale or disposition of collateral be obtained. If the trustees sought to operate, or retain an operator for, Trump Marina or Trump Indiana, the trustees or their respective agents would be required to be licensed under applicable gaming laws in order to conduct gaming operations in such casino. Since potential purchasers who wish to operate Trump Marina or Trump Indiana must satisfy such requirements, the number of potential purchasers in a sale of either or both of these casinos could be less than in the sale of other types of facilities. Gaming laws in Indiana and New Jersey prohibit the granting of a lien on gaming licenses. Therefore, the trustees will not have a lien on our subsidiaries’ gaming licenses necessary to operate their respective casino properties unless and until the applicable laws are amended to permit such a lien. These requirements and prohibitions may delay the sale of and may adversely affect the price paid for the collateral.

The trustees’ ability to foreclose upon and sell the collateral will be subject to the procedural restrictions of state real estate and commercial law and the Uniform Commercial Code. Furthermore, the right of the trustees to foreclose upon and sell the collateral is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us or any of our subsidiaries prior to, or possibly even after, the trustees have repossessed and disposed of the collateral. Under bankruptcy law, secured creditors such as holders of the Notes are prohibited from obtaining possession of their security from a debtor in a bankruptcy case, or from disposing of security obtained from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use the collateral (and the proceeds, products, rent or profits of such collateral) so long as the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral. The court may find “adequate protection” if the debtor pays cash or grants additional security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the trustees could repossess or dispose of the collateral or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Finally, the trustee’s ability to foreclose on the collateral on your behalf may be subject to perfection issues, the consent of third parties, prior liens and practical problems associated with the realization of the trustees’ security interest in the collateral. To the extent that liens granted to third parties encumber property owned by us or the Guarantors, such third parties have rights and remedies with respect to such property that, if exercised, could adversely affect the value of the collateral and the ability of the trustees or the holders of the Notes to realize or foreclose on the collateral. See “Description of the First Priority Notes—Security for the First Priority Notes” and “Description of the Second Priority Notes—Security for the Second Priority Notes.”

We are a holding company and the validity of the guarantees by our subsidiaries and the security interests in their assets may be limited by fraudulent conveyance laws.

We are a holding company with no material assets other than our ownership interests in Marina Associates, Trump Indiana, Inc. and Trump 29 Holdings. Accordingly, our cash flow and ability to pay our debts depend upon Marina Associates’, Trump Indiana, Inc.’s and Trump 29 Holdings’ cash flows and their payment of funds to us. However, these subsidiaries, together with some of our other subsidiaries, as of the issue date of the Original Notes have agreed to guarantee our obligations with respect to the Notes. The ability of the holders of the Notes or the trustees to enforce the guarantees or realize upon the collateral securing the guarantees may be limited by certain fraudulent conveyance laws. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized in a court of competent jurisdiction to avoid any security interest in the collateral granted to the trustees by the Issuers or any Guarantor or to subordinate the obligations of the Issuers under the Notes or the guarantee of any Guarantor. The specific requirements for establishing a fraudulent conveyance vary depending on applicable law of the jurisdiction which is being applied. Generally, fraudulent conveyance laws require a court to find that: (i) a Guarantor incurred indebtedness in connection with the Notes (including the guarantees thereof) or granted a security interest in the collateral with the intent of hindering, delaying or defrauding current or future creditors of the Guarantor or (ii) a Guarantor received less than reasonably equivalent value or fair consideration for incurring the indebtedness in connection with the Notes (including the guarantees thereof) or for granting a security interest in the collateral and the Guarantor (a) was insolvent at the time of the incurrence of the indebtedness in connection with the Notes (including the guarantees) or the granting of the security interest in collateral, (b) was rendered insolvent by reason of incurring the indebtedness in connection with the Notes (including the guarantees) or the granting of a security interest in the collateral, (c) was engaged or about to engage in a business transaction for which its assets constituted unreasonably small capital or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could, subject to applicable statutes of limitation with respect to a Guarantor, avoid in whole or in part the security interest granted in the collateral and/or subordinate claims with respect to the Notes (including the guarantees thereof) to all other debts of the Guarantor. There can be no assurances that, after payment of such other debts, there would be sufficient assets to pay such subordinated claims with respect to the Notes and guarantees. Similarly, a court could find that the transfer of property by the Issuers to THCR Holdings (the distribution of a portion of the net proceeds of the offering to THCR Holdings) was a fraudulent conveyance if the above criteria for a fraudulent conveyance are determined to have been satisfied with respect to the Issuers and such distribution. In such event, there could be no assurance that the Issuers could recover any of such distribution from THCR Holdings or as to the effect of any such determination on the transactions that resulted in the formation of the Company.

The measure for insolvency for purposes of the foregoing will vary depending upon the law being applied in any such proceeding. Generally, however, an entity will be considered insolvent if the sum of its respective debt was greater than the fair saleable value of all of its property at a fair market valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and mature. See “Description of the First Priority Notes—Guarantees” and “Description of the Second Priority Notes—Guarantees.”

The ability of Marina Associates, Trump Indiana, Inc. and Trump 29 Holdings to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions. These payments may not be adequate to pay interest on and principal of the Notes when due. In addition, their ability to make payments to us depends on applicable law and debt instruments to which they or we may become parties, which may include requirements to maintain minimum levels of working capital and other assets.

As a secured lender, you may be subject to claims and liabilities under some environmental laws and regulations.

Lenders that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing releases or threatened releases of hazardous substances at the mortgaged property. Lenders who foreclose on or participate in the management of a mortgaged property are at risk of incurring environmental liability unless they monitor their activities carefully in accordance with applicable governmental rules. In this regard, the collateral agent, the trustees or the holders of the Notes would need to evaluate the impact of these potential liabilities before determining to foreclose on the mortgaged properties securing the Notes and exercising other available remedies. In addition, the collateral agents or the trustees, as the case may be, may decline to foreclose upon the mortgaged properties or exercise remedies available to the extent that they do not receive indemnification to their satisfaction from the holders of the Notes.

Our former use of Arthur Andersen LLP as our independent public accountants may pose risks to us and will limit your ability to seek potential recoveries from them related to their work.

Arthur Andersen LLP, independent certified public accountants, were engaged as the principal accountants to audit our financial statements until we dismissed them on June 3, 2002 and engaged Ernst & Young LLP. In June 2002, Arthur Andersen was convicted on a federal obstruction of justice charge. Some investors, including institutional investors, may choose not to invest in or hold securities of a company whose prior financial statements were audited by Arthur Andersen, which may serve to, among other things, suppress the price of our securities. In addition, SEC rules require us to present our audited financial statements in various SEC filings, along with Arthur Andersen’s consent to our inclusion of its audit report in those filings. The Securities and Exchange Commission has provided temporary regulatory relief designed to allow companies that file reports with the Securities and Exchange Commission to dispense with the requirement to file a consent of Arthur Andersen in certain circumstances. Notwithstanding the Securities and Exchange Commission’s temporary regulatory relief, the inability of Arthur Andersen to provide its consent or to provide assurance services to us with regard to future SEC filings could negatively affect our ability to, among other things, access capital markets. Any delay or inability to access capital markets as a result of this situation could have a material adverse impact on our business.

We cannot assure you that we will be able to continue to rely on the temporary relief granted by the Securities and Exchange Commission. If the Securities and Exchange Commission no longer accepts financial statements audited by Arthur Andersen, requires audits of other financial statements or financial information or requires changes to financial statements previously audited by Arthur Andersen, this may affect our ability to access the public capital markets in the future, unless our current independent auditors or another independent accounting firm is able to audit the financial statements originally audited by Arthur Andersen in a timely manner. Any delay or inability to access the capital markets may have an adverse impact on our business. After reasonable efforts, we have not been able to obtain Arthur Andersen’s consent to the inclusion in this prospectus of its audit reports dated March 13, 2002 for fiscal years ended December 31, 2000 and 2001. Accordingly, investors will not be able to sue Arthur Andersen under Section 11(a) of the Securities Act for material misstatements or omissions, if any, in this prospectus or the registration statement, including the financial statements covered by their previously issued reports. Moreover, should Arthur Andersen cease conducting business, declare bankruptcy or avail itself of other forms of protection from creditors, it is unlikely you would be able to recover damages from Arthur Andersen for any claim against them. In addition, any recovery you may have from Arthur Andersen related to any claims that you may assert related to the financial statements audited by Arthur Andersen may be limited as a result of the lack of Arthur Andersen’s consent as well as by the financial circumstances of Arthur Andersen.

The combined financial statements of Trump Casino Holdings, LLC for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent public accountants. The financial statements of (i) Trump’s Castle Associates, L.P. and Subsidiary, (ii) Trump Indiana, Inc., as of December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001, and (iii) THCR Management Services, LLC (collectively, the entities which constitute the underlying components of Trump Casino Holdings, LLC) as of December 31, 2001 and for the two-month period ended December 31, 2001, also included in this prospectus, were audited by Arthur Andersen LLP.

Risks Relating to Our Business and Industry

The gaming industry, in general, and the markets in which we compete are highly competitive.

The Gaming Industry.    The gaming industry is highly competitive and our competitors may have greater resources than us. If other properties operate more successfully, if existing properties are enhanced or expanded, or if additional hotels and casinos are established in and around the locations in which we conduct business, we may lose market share. In particular, the expansion of gaming in or near any geographic area from which we attract or expect to attract a significant number of our customers could have a significant adverse effect on our business, financial condition and results of operations. Our casinos compete, and will in the future compete, with all forms of existing legalized gaming and with any new forms of gaming that may be legalized in the future. Additionally, we face competition from all other types of entertainment.

The Atlantic City Market.    Competition in the Atlantic City casino hotel market is intense. Trump Marina competes with other casino hotels located in Atlantic City, including Trump Plaza Hotel and Casino and Trump Taj Mahal Casino Resort, which are wholly owned by subsidiaries of THCR Holdings, our parent company. At present, there are 11 casino hotels located in Atlantic City, all of which compete for patrons and some of which are our affiliates. Substantial new expansion and development activity has recently been completed, is under construction, or has been announced in Atlantic City which intensifies competitive pressures in the Atlantic City market and which could also have an adverse effect on our patronage and revenues. In addition, there are several sites on the Boardwalk and in the marina district of Atlantic City on which casino hotels could be built in the future and various applications for casino licenses have been filed and announcements made with respect thereto.

The Chicagoland Market.    Competition in the Chicagoland market is also intense. In June 1999, the Illinois State Legislature authorized additional gaming facilities to be constructed in Illinois and authorized gaming on barges. In addition to barge gaming, Illinois gaming regulators relaxed ownership hurdles, allowing operators to own more than one casino in the state. Although we believe that the location of Trump Indiana allows Trump Indiana to compete effectively with other casinos in the surrounding geographic area, we expect competition in the casino gaming industry to become more intense as more casinos are opened in the Chicagoland region.

The States of Indiana and Illinois are limited license jurisdictions. Currently, a maximum of 11 licenses are permitted in Indiana, of which 10 have already been issued, and a maximum of 10 licenses are permitted in Illinois, of which nine have been issued. The remaining Indiana license is expected to be granted in the southern portion of the state, and the remaining Illinois license is currently under dispute; however, it has been proposed in Rosemont, Illinois, which would add an additional competitor into the Chicagoland market.

A group of Native Americans referred to as the Miami tribe has asserted that it has the right to ancestral lands along the shoreline of Lake Michigan and Indiana, among other places. The process by which a tribe can obtain ancestral lands and acquire the right to conduct casino gaming in Indiana is complex and time consuming and involves significant state and federal governmental approvals and may not be successful. The Miami tribe recently failed to establish a valid claim to ancestral lands in the States of Illinois and Oklahoma. It is possible, however, that the Miami tribe could acquire the right to conduct casino gaming on ancestral lands in Indiana in the future. If this were to occur and a casino gaming complex were to be financed and constructed by such tribe in the Chicagoland gaming market, such a facility would compete with Trump Indiana and could have an adverse affect on its business.

The Southern California Market.    Competition in the Southern California market is also intense. Trump 29 principally competes with other tribal casinos in the Palm Springs area. At present, fifteen tribal casinos are open in the Southern California market, five of which directly compete with Trump 29, and other Indian tribes may receive approval to engage in casino gaming.

We do not know how The Borgata, when opened, will affect us.

In September 2000, Boyd Gaming Corporation and MGM Mirage commenced their joint development of a 25-acre site located in the marina district of Atlantic City for the construction of The Borgata, a casino expected to feature a 40-story tower with 2,010 rooms and suites, as well as a 135,000 square-foot casino, restaurants, retail shops, a spa and pool, and entertainment venues. Construction of The Borgata is scheduled to be completed in the summer of 2003. While we believe that the opening of The Borgata will attract additional visitors to

Atlantic City, especially to the marina district which could benefit Trump Marina, it is also possible that The Borgata could have an adverse effect on the business and operations of Trump Marina. This potential adverse effect could include a reduction in net revenues caused by a loss of gaming patrons.

New York has enacted gaming legislation which may harm Trump Marina and other states may do so in the future. We do not know how these initiatives will affect us.

In October 2001, the New York State legislature passed extensive legislation that could adversely affect us. The legislation permits three new casinos in western New York, one in Niagara Falls, one in Buffalo and one on land owned by the Seneca Indian Nation, all of which would be owned by the Seneca Indian Nation. The legislation also permits up to three casinos in the Catskills in Ulster and Sullivan counties, also to be owned by Native American tribes, which could open as early as mid-2005. In addition, the legislation allows slot machines to be placed in Indian-owned casinos. Video lottery terminals could be installed at five horse racing tracks across the State of New York and, if local governments approve, at certain other tracks. Finally, the law provides for New York joining the Powerball lottery that operates in 26 states with large jackpots. The net effect of these facilities and other items, when operational, on Atlantic City cannot be predicted. We believe, however, that a substantial amount of existing and potential new gaming customers could patronize such facilities instead of Atlantic City, at least occasionally. On January 29, 2002, a lawsuit was commenced contesting the above legislation package on the grounds that certain of its provisions were adopted in violation of the State’s constitution. The likely outcome of this lawsuit cannot be ascertained at this time.

Pennsylvania and Maryland are among the other states currently contemplating some form of gaming legislation. Legislative proposals introduced in Pennsylvania would potentially allow for a wide range of gaming activities, including riverboat gaming, slot machines at racetracks, video lottery terminals at liquor stores and the formation of a gaming commission. Maryland’s proposed legislation would authorize video lottery terminals at some of Maryland’s racing facilities. The results of the gubernatorial elections in Pennsylvania and Maryland in 2002 have also increased the likelihood of gaming legislation in such states. Since our market is primarily a drive-to market, legalized gambling in Pennsylvania or one or more states neighboring or within close proximity to New Jersey could have a material adverse effect on the Atlantic City gaming industry overall, including Trump Marina.

A downturn in the regional economies, high energy and gasoline prices and adverse winter weather conditions could negatively impact our financial performance.

Moderate or severe economic downturns or adverse conditions in our markets may negatively affect our operations. During periods of economic contraction, our revenues may decrease while some of our costs remain fixed, resulting in decreased earnings. This is because the gaming and other leisure activities we offer are discretionary expenditures and participation in such activities may decline during economic downturns because consumers have less disposable income. Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less in anticipation of a potential economic downturn.

Our owned businesses use significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, any substantial increases in the cost of electricity and natural gas in the United States may negatively affect our operating results. The extent of impact is subject to the magnitude and duration of the energy price increases, but this impact could be material.

Moreover, a majority of our patrons drive automobiles to our owned and managed casino properties. High gasoline prices could reduce automobile travel to our locations. In addition, adverse winter weather conditions reduce automobile travel, particularly to our New Jersey property. Accordingly, our business, assets, financial condition and results of operations could be adversely affected by a weakening of regional economic conditions and high gasoline prices or adverse winter weather conditions.

Weather conditions in the Northeast were particularly harsh in January and February of 2003, which limited automobile travel in our Atlantic City market.

Gaming is a regulated industry and changes in the law could have a material adverse effect on our ability to conduct gaming and thus meet our debt service obligations.

Gaming in New Jersey and Indiana and at Trump 29 is regulated extensively by federal and state regulatory bodies, including the New Jersey Casino Control Commission, or the New Jersey Commission, the Indiana Gaming Commission,or the Indiana Commission, the National Indian Gaming Commission, or the NIGC, and state and federal taxing, law enforcement and liquor control agencies. See “Governmental Regulation—Gaming Regulations.”

The ownership and operation of the gaming-related businesses of Marina Associates is subject to strict state regulation under the New Jersey Casino Control Act, or the Casino Control Act. Marina Associates and its various officers and other qualifiers have received the licenses, permits and authorizations required to operate Trump Marina. Failure to maintain or obtain the requisite casino licenses would have a material adverse effect on us. Marina Associates has filed an application for renewal of its casino license through July 2007. Although we believe the New Jersey Commission will renew the license, no assurance can be given as to such renewal or as to what license conditions, if any, may be imposed by the New Jersey Commission in connection with such renewal.

The Casino Control Act imposes substantial restrictions on the ownership of securities of the Issuers and its subsidiaries. A holder of the Notes may be required to meet the qualification provisions of the Casino Control Act relating to financial sources and/or security holders. The indentures governing the Notes provide that if the New Jersey Commission requires a holder of the Notes (whether the record or beneficial owner) to qualify under the Casino Control Act and such holder does not so qualify, then such holder must dispose of his interest in the Notes within 30 days after receipt by the Issuers of notice of such finding that such holder does not so qualify, or the Issuers may redeem such Notes at the lower of outstanding principal amount or their value calculated as if the investment had been made on the date of disqualification of such holder (or such lesser amount as may be required by the New Jersey Commission). If a holder is found unqualified by the New Jersey Commission, it is unlawful for the holder (i) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (ii) to receive any dividends or interest upon such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise.

The operation of a gaming riverboat in Indiana is subject to Indiana’s Riverboat Gambling Act, or the Riverboat Gambling Act, and the administrative rules promulgated under it. Under the Riverboat Gambling Act, all games typically available in Atlantic City casinos are permitted on Trump Indiana. The riverboat casinos in Indiana are permitted to stay open 21 hours per day, 365 days per year and to extend credit and accept credit cards with no loss or wagering limits. In June 1996, the Indiana Commission granted Trump Indiana a riverboat owner’s license for the ownership and operation of a gaming vessel at Buffington Harbor, which was most recently renewed in June 2002 and expires in June 2003.

The management of Trump 29 by Trump 29 Services is subject to the Indian Gaming Regulatory Act, or IGRA. IGRA is administered by the NIGC, an independent agency within the U.S. Department of Interior, exercising primary federal regulatory responsibility over Indian gaming. The NIGC has authority to issue regulations governing tribal gaming activities, approve tribal ordinances, approve management agreements for gaming facilities, conduct investigations and generally monitor tribal gaming.

Gaming at Trump 29 is regulated extensively by federal, state and tribal regulatory bodies, including the NIGC, the Bureau of Indian Affairs, the Tribal Gaming Authority and, to a lesser extent, by the California Gambling Control Commission. As is the case with any casino, changes in applicable laws and regulations could limit or materially affect the types of gaming that may be conducted at Trump 29 and the revenues realized therefrom.

Currently, the operation of all gaming on Indian lands is subject to IGRA. For the past several years, legislation has been introduced in the United States Congress with the intent of modifying a variety of perceived problems with this Act. Virtually all of the proposals that have been considered seriously would be prospective in effect and contain clauses that would grandfather existing Indian gaming operations such as Trump 29. Various bills also have been proposed, however, which would have the effect of repealing many of the key provisions of IGRA and prohibiting the continued operation of particular classes of gaming on Indian reservations in states where such gaming is not otherwise allowed on a commercial basis. While none of the substantive proposed amendments to IGRA have been enacted, we cannot predict the ramifications of future legislative acts. In the event that Congress passes prohibitory legislation that does not include any grandfathering exemption for existing tribal gaming operations, and if such legislation is sustained in the courts against tribal challenge, Trump 29’s revenues would be materially and adversely affected.

In addition, under federal law, gaming on Indian land is dependent on the permissibility under state law of specific forms of gaming or similar activities. If the State of California were to make various forms of gaming illegal or against public policy, such action may have an adverse effect on Trump 29’s revenues. A decrease in Trump 29’s revenues would decrease the amount of management fees collected by Trump 29 Services under its management agreement regarding Trump 29.

If new gaming regulations are adopted in the jurisdictions in which we operate, such regulations could impose restrictions or costs that could have a significant adverse effect on us. From time to time, various proposals are introduced in the legislatures of New Jersey and Indiana that, if enacted, could adversely affect the tax, regulatory, operational or other aspects of the gaming industry and us. We cannot assure you that legislation of this type will not be enacted in the future.

We may incur losses that would not be covered by insurance and the cost of insurance will increase.

Although we have agreed in the indentures governing the Notes to maintain insurance customary and appropriate for our business, we cannot assure you that insurance will be available or adequate to cover all loss and damage to which our business or our assets might be subjected. In connection with insurance renewals subsequent to September 11, 2001, the insurance coverage for certain types of damages or occurrences has been diminished substantially and is unavailable at commercial rates. Consequently, we are self-insured for certain risks. The lack of insurance for certain types or levels of risk could expose us to significant losses in the event that an uninsured catastrophe occurred. Any losses we incur that are not covered by insurance may decrease our future operating income, require us to find replacements or repairs for destroyed property and reduce the funds available for payments of our obligations on the Notes.

Taxation of the gaming industry, already significant, may increase in the future which would reduce our profitability.

The casino industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. Gaming companies are currently subject to significant state and local taxes and fees in addition to normal federal and state corporate income taxes. For example, casinos in Atlantic City pay for licenses as well as special taxes to the City and State. New Jersey taxes annual gaming revenues at the rate of 8.0%. New Jersey also levies an annual investment alternative tax of 2.5% on annual gaming revenues in addition to normal federal and state income taxes. This 2.5% obligation, however, can be satisfied by purchasing certain bonds or making certain investments in the amount of 1.25% of annual gaming revenues. On July 3, 2002, the State of New Jersey passed the New Jersey Business Tax Reform Act, which, among other things, suspended the use of the New Jersey net operating loss carryforwards for two years and introduced a new alternative minimum assessment under the New Jersey corporate business tax based on gross receipts or gross profits. For the year ended December 31, 2002, we provided a charge to operations of $1.2 million at Marina Associates related to the impact of the New Jersey Business Tax Reform Act.

From time to time, and as was the case in the second quarter of 2002 in Indiana, various state and federal legislators have proposed changes in tax laws that affect the gaming industry. In connection with permitting dockside gaming which we believe is advantageous, the Indiana state legislature passed legislation effective July 1, 2002 that increased the gaming tax rates in Indiana. If a casino elects to become a dockside operation, the gaming tax rate structure changes from a flat rate of 22.5% to a graduated scale with a maximum rate of 35% depending on gaming revenue levels. We elected to become a dockside operation in August 2002.

In February 2003, in response to state budgetary concerns, the governor of New Jersey proposed increasing New Jersey’s casino gross revenue tax from 8.0% to 10.0%, to tax complimentaries and to impose a 7.0% occupancy tax on hotel rooms. The outcome of this tax proposal is uncertain at this time. Any tax increase imposed on Atlantic City casinos, including the Trump Marina, will reduce our profitability.

Future changes in state taxation of casino gaming companies in jurisdictions in which we operate cannot be predicted and any such changes could adversely affect our profitability.

Riverboats are subject to risks relating to weather or mechanical failure and must comply with applicable regulations.

Gaming operations conducted on riverboat casinos could be lost from service for a variety of reasons, including casualty, forces of nature, mechanical failure or extended or extraordinary maintenance.

Trump Indiana must comply with U.S. Coast Guard requirements as to boat design, construction, operation, on-board facilities, equipment, manning, licensing and safety. Trump Indiana must hold a Certificate of Documentation and a Certificate of Inspection and other applicable certificates, and may also be subject to local zoning and building codes. The U.S. Coast Guard requirements set limits on the operation of the vessel and require individual licensing of all personnel involved with the operation of the vessel. Loss of the vessel’s Certificate of Documentation, Certificate of Inspection or other applicable certificates would preclude its use as a casino.

U.S. Coast Guard regulations require a hull inspection for all riverboats at five-year intervals. Under certain circumstances, extensions may be approved. The U.S. Coast Guard may require that such hull inspections be conducted at a U.S. Coast Guard-approved dry-docking facility, and if so required, the travel to and from such docking facility, as well as the time required for inspection of Trump Indiana, could be significant. The loss of our riverboat casino from service for any period of time could adversely affect our business, financial condition and results of operations. Our riverboat successfully completed its first five-year hull inspection in 2001.

The concentration of voting power held by Donald J. Trump gives him substantial control over us.

Donald J. Trump exercises considerable influence over the affairs of THCR and, therefore, its subsidiaries, including the Company. Through his beneficial ownership of Common Stock, including shares issuable upon the exercise of options within 60 days and upon the conversion of limited partnership interests in THCR Holdings, and all of the outstanding Class B Common Stock of THCR (which votes with the Class A Common Stock for the election of directors on a fully converted basis), Mr. Trump controls approximately 44.5% of the total voting power of THCR. The concentration of voting power held by Mr. Trump gives him substantial influence and control over matters voted upon by stockholders, such as the election of parent company directors and other matters upon which stockholders vote. This power, in turn, gives him substantial control over our business. In addition, Mr. Trump acquired shares of preferred stock of THCR in connection with the offering of Original Notes and the concurrent private offering of Original Second Priority Notes to Mr. Trump which will increase his voting power to in excess of a majority when such preferred stock is exchanged for Common Stock. See “Certain Relationships and Related Party Transactions—THCR Preferred Stock Transaction.”

Our right to use the “Trump” name is subject to certain limitations.

Subject to certain restrictions, THCR, our parent company, has the exclusive right to use the “Trump” name and likeness in connection with gaming and related activities pursuant to a trademark license agreement between

Donald J. Trump and THCR (the License Agreement). THCR’s rights under the License Agreement are secured by a security interest in the names “Trump”, “Donald Trump” and “Donald J. Trump” (including variations thereon, the Trump Names) and related intellectual property rights (collectively, the Marks) for use in connection with casino services, pursuant to a security agreement (the Trademark Security Agreement). THCR, in turn, allows its subsidiaries to use the Trump Names under various parol licenses which do not create an enforceable license in favor of the subsidiaries. If there were a default under the License Agreement or the Trademark Security Agreement, THCR would have rights, subject to the requirements of applicable state law, to enforce the rights and remedies contained in the Trademark Security Agreement. In the event of a foreclosure sale of the Marks, the net amount realized in such sale by THCR might not yield the full amount of damages that THCR could sustain as a result of the default. In addition, the existence of rights of others to the use of the Trump Names, including pursuant to any security interests in trademarks for non-gaming hotels, could adversely affect the ability of THCR to realize the benefits of the Trademark Security Agreement. THCR’s right to repossess and dispose of the Marks upon a breach of the License Agreement may be significantly impaired if the owner of the Marks were to become the subject of a case under the United States Bankruptcy Code (or the Bankruptcy Code) prior to THCR’s having repossessed and disposed of the Marks. Furthermore, the License Agreement could be rejected in connection with a bankruptcy of the licensor if, in the business judgment of a trustee or the licensor, as debtor-in-possession, rejection of the contract would benefit the licensor’s estate. In the event of such rejection, THCR could assert a claim for damages, secured by THCR’s lien on the Marks. Holders of the Notes will not have the benefit of a security interest in the license to use the Trump Names or the Marks.

Since certain of our affiliates are competitors, situations could arise that would favor one THCR gaming company over another.

Our parent company, THCR, owns and operates other casino properties, including Trump Plaza and Trump Taj Mahal in Atlantic City, which are competitors of Trump Marina. In addition, THCR might conduct additional gaming ventures in the future, which could also be competitors of Trump Marina, Trump Indiana or Trump 29. Although Mr. Trump has agreed to conduct all casino gaming activities through THCR, it is possible that THCR could direct an opportunity or event to one of its gaming subsidiaries and not to the others, and such opportunity could be valuable and, therefore, potentially significant to the various creditors of THCR’s subsidiaries, including Trump Marina, Trump Indiana and Trump 29.

The financial condition, general business success and public perception of Mr. Trump are relevant to our success.

We believe that Donald J. Trump’s financial condition and general business success, together with the public’s perception of such success, may be relevant to our success, due in part to the marquee value of the “Trump” name, even though Mr. Trump has no obligation to contribute funds to THCR, THCR Holdings or Trump Casino Holdings and is not providing any personal guarantees in connection with the exchange offers. In the event that Mr. Trump were to experience significant business reversals, the public’s perception of the “Trump” name could diminish, which could adversely affect us and our ability to pay debt service on the Notes. Moreover, if the New Jersey Commission at any time finds Mr. Trump to be financially unstable under the Casino Control Act, the New Jersey Commission is authorized to take any necessary public action to protect the public interest, including the suspension or revocation of the casino license of Marina Associates which would adversely affect our ability to pay debt service on the Notes. See “Governmental Regulation—Gaming Regulations.”

There are risks related to the creditworthiness of patrons of the casinos.

Marina Associates and Trump Indiana are exposed to certain risks related to the creditworthiness of their patrons. Historically, Marina Associates and Trump Indiana have extended credit on a discretionary basis to certain qualified patrons. For the years ended December 31, 2000, 2001 and 2002, Marina Associates’ credit play as a percentage of total dollars wagered was approximately 30.0%, 29.0% and 25.6%, respectively. As part of Marina Associates’ business strategy, it has imposed stricter standards on applications for new or additional credit. For the years ended December 31, 2000, 2001 and 2002, Trump Indiana’s credit play as a percentage of total dollars wagered was approximately 10.2%, 5.1% and 6.0%, respectively. There can be no assurance that defaults in the repayment of credit by patrons of Marina Associates and Trump Indiana would not have a material adverse effect on the results of operations of Marina Associates and Trump Indiana.

Successful operation of the Buffington Harbor complex is dependent, in part, upon our joint venture partner.

Efficient operation of the Buffington Harbor complex depends in part upon our continuing ability, as well as that of our joint venture partner, to fund the day-to-day operations and debt service and to agree upon related business matters. Any failure by our joint venture partner to fund operations or debt service of the joint venture when required, or any significant conflict in this relationship that is not promptly resolved, could adversely affect the operations of the gaming complex and adversely affect the operations of Trump Indiana. In addition, we might not have the resources available to invest in the joint venture if it were to require additional funds.

Our success depends in part on the availability of qualified management and personnel and on our ability to retain such employees.

The quality of individuals hired for positions in the hotel and gaming operations will be critical to the success of our business. It may be difficult to attract, retain and train qualified employees due to the competition for employees with other gaming companies and their facilities in our jurisdictions and nationwide. The Borgata could aggravate this problem in Atlantic City. We cannot assure you that we will be successful in retaining our current personnel or in hiring or retaining qualified personnel in the future. A failure to attract or retain qualified management and personnel at all levels or the loss of any of our key executives could have a material adverse effect on our financial condition and results of operations.

Risks Relating to the Indian Gaming Industry

Tribal gaming is extensively regulated by the Tribe’s tribal-state gaming compact and federal laws, and non-compliance with such laws or the compact by us or the Tribe, as well as changes in such laws or future interpretations of the laws or the compact, could have a material adverse effect on Trump 29 Services’ fees collected from Trump 29.

Gaming on the reservation of the Tribe is extensively regulated by federal, state and tribal regulatory bodies, including the NIGC, the California Gambling Control Commission and the California Department of Justice. The Tribe’s tribal-state gaming compact imposes ongoing compliance obligations on Trump 29 Services. Their failure to observe any of these obligations would result in a breach of the compact and the loss of their right to conduct gaming.

The current Model Tribal-State Compact in California limits the number of slot machines Trump 29 may install to 2000 machines. Slot machines are the primary source of gaming revenue at Trump 29 and therefore the limit on machines limits potential gaming revenue growth.

Change in applicable laws or regulations or future interpretations of such laws, regulations or the Tribe’s tribal-state gaming compact could limit or materially affect the types of gaming that we may offer, which would, in turn, affect gaming revenues. Congress has regulatory authority over Indian affairs and can establish and change the terms upon which Indian tribes may conduct gaming. Currently, the operation of all gaming on Indian lands is subject to IGRA. For the past several years, Congress has introduced legislation designed to address a myriad of perceived problems with this Act, including proposed legislation repealing many of the provisions of IGRA and prohibiting the operation of certain types of gaming on Indian reservations in states where gaming is not otherwise allowed on a commercial basis. While none of the substantive proposed amendments to IGRA have proceeded out of committee hearings to a vote by either house of the U.S. Congress, we cannot predict the ramifications of future legislative acts. It is possible that the retroactive application of legislation could result in the closure of certain Indian gaming operations.

There is pending litigation challenging the validity of the tribal-state gaming compacts.

Under IGRA, an Indian tribe may conduct Las Vegas-style gaming only if it has entered into a tribal-state gaming compact with the government of the state in which it is located and if the compact has been approved by the Secretary of the U.S. Department of the Interior. The Tribe has entered into a compact with the State of California, and the Secretary of the Interior has approved the compact and published notice of its approval in the Federal Register. In a lawsuit recently decided in federal court, which challenged the validity of all of the compacts entered into by the State of California, the court held that the tribal-state gaming compacts were valid. This decision has been appealed. If an appeals court were to ultimately decide that the California compacts are invalid and the Tribe is no longer able to conduct gaming activities, our ability to satisfy our obligations under the Notes could be adversely affected.

A change in Trump 29’s current tax-exempt status could have a material adverse effect on its revenues, and thus result in a decrease in the amount of fees collected by Trump 29 Services.

Based on current interpretation of the Internal Revenue Code, or the Code, Trump 29 is not subject to federal income or property taxes. However, we cannot assure you that Congress will not reverse or modify the exemption for Indian tribes from federal income or property taxation.

Efforts have been made in Congress over the past several years to amend the Code to provide for taxation of the net income of tribal business entities. These efforts have included a House of Representatives bill that would have taxed gaming income earned by Indian tribes as unrelated business income subject to corporate tax rates. Although no such legislation has been enacted, it could be passed in the future. Future proposals or amendments in this area could materially and adversely affect Trump 29’s revenues, thereby affecting the amount of management fees collected by Trump 29 Services for its management of Trump 29.

The tribal-state gaming compacts permit the parties to renegotiate matters related to the numbers of gaming devices that may be licensed and the effects of these renegotiations may negatively impact our competitive position.

The tribal-state gaming compacts permit each party to request that the other party commence negotiations in good faith concerning matters related to the numbers of gaming devices that may be licensed under the compacts, including license allocation mechanics and license fees. The Tribe and the other tribes that are parties to tribal-state gaming compacts have commenced negotiations with the State of California in an attempt to revise the gaming device allocation procedures and license fees to make them more advantageous to their respective tribes. Any agreements resulting from such renegotiations cannot take effect until March 2003. These renegotiations may have negative effects on Trump 29’s competitive position. If the gaming device license allocation procedures are amended in ways that benefit Trump 29’s competitors, and Trump 29 is prevented from or elects not to take advantage of the amended gaming device allocation procedures, its competitive position could be harmed and its results of operations could be materially adversely affected. Even if the Tribe commences negotiations with the State of California and is successful, the renegotiation process as a whole could have a negative effect on Indian gaming throughout California, including Trump 29’s operations. The effects of these renegotiations, if pursued at all, are unknown. Nonetheless, irrespective of the renegotiations, the Tribe may opt out at any time and keep its existing compact.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offers. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive Original Notes in like principal amount, the terms of which are identical in all material respects to the Exchange Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase in our indebtedness. We used the net proceeds from the sale of the Original Notes, which were approximately $450,502,000 (excluding expenses), plus cash on hand to redeem and repay indebtedness of our wholly-owned subsidiaries and certain indebtedness of THCR Holdings.

THE EXCHANGE OFFERS

The following is a summary of certain provisions of the Registration Rights Agreement dated March 25, 2003 among the Issuers, the Guarantors and the initial purchasers of the Original First Priority Notes and the Registration Rights Agreement of the same date with the initial purchasers of Original Second Priority Notes (collectively, the Registration Rights Agreements). Copies of the Registration Rights Agreements are available as set forth under the heading “Where You Can Find Additional Information.”

Terms of the Exchange Offers

In connection with the issuance of the Original Notes, the initial purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreements relating to their specific Original Notes. Under the Registration Rights Agreements, the Issuers and the Guarantors are required, at their expense, for the benefit of the holders of the Original Notes, to (i) within 90 days after the issue date of the Original Notes, file a registration statement on an appropriate registration form with respect to registered offers to exchange the Original Notes for the Exchange Notes, guaranteed on a senior secured basis by the Guarantors, which Exchange Notes will have terms substantially identical in all material respects to the Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and (ii) cause the exchange offer registration statements to be declared effective under the Securities Act within 210 days after the issue date of the Original Notes. Upon the exchange offer registration statements being declared effective, the Issuers will offer the Exchange Notes (and the related guarantees) in exchange for surrender of the Original Notes. The Issuers will keep the exchange offers open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offers is mailed to the holders. For each of the Original Notes surrendered to the Issuers pursuant to the exchange offers, the holder who surrendered such Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note. Interest on each Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor, or (ii) if the Original Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such Note, from the issue date of the Original Notes.

Under existing interpretations of the Securities and Exchange Commission contained in several no-action letters to third parties, the Exchange Notes and the related guarantees will be freely transferable by holders thereof (other than affiliates of the Issuers) after the exchange offers without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its Original Notes for Exchange Notes will be required to represent (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the exchange offers it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the Exchange Notes in violation of the Securities Act, (iii) that it is not an “affiliate” (as defined in Rule 405 promulgated under the Securities Act) of the Issuers, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and (v) if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Issuers will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes.

If (i) because of any change in law or in currently prevailing interpretations of the Staff of the Securities and Exchange Commission, the Issuers are not permitted to effect exchange offers, (ii) the exchange offers are not consummated within 240 days of the issue date of the Original Notes, (iii) in certain circumstances, certain holders (including, in certain circumstances, the initial purchasers) of unregistered Original Notes so request, or

(iv) in the case of any holder that participates in the exchange offers, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company or within the meaning of the Securities Act), then in each case, the Issuers will (x) promptly deliver to the holders and the Trustee written notice thereof and (y) at their sole expense, (a) as promptly as practicable, file shelf registration statements covering resales of the Original Notes, and (b) use their best efforts to keep effective the shelf registration statements until the earlier of two years after the issue date of the Original Notes or such time as all of the applicable Original Notes have been sold thereunder. The Issuers will, in the event that shelf registration statements are filed, provide to each holder copies of the prospectus that is a part of the shelf registration statements, notify each such holder when the shelf registration statements for the Original Notes have become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes. A holder that sells Original Notes pursuant to the shelf registration statements will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements that are applicable to such a holder (including certain indemnification rights and obligations).

If the Issuers fail to meet the targets listed above, then additional interest (the Additional Interest) shall become payable in respect of the Original Notes as follows:

(i) if (A) neither the exchange offer registration statements nor the shelf registration statements are filed with the Securities and Exchange Commission on or prior to 90 days after the issue date of the Original Notes or (B) notwithstanding that the Issuers have consummated or will consummate exchange offers, the Issuers are required to file shelf registration statements and such shelf registration statements are not filed on or prior to the date required by the Registration Rights Agreements, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Original Notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90–day period; or

(ii) if (A) neither the exchange offer registration statements nor the shelf registration statements are declared effective by the Securities and Exchange Commission on or prior to 210 days after the issue date of the Original Notes or (B) notwithstanding that the Issuers have consummated or will consummate exchange offers, the Issuers are required to file shelf registration statements and such shelf registration statements are not declared effective by the Securities and Exchange Commission on or prior to the 90th day following the date such shelf registration statements were filed, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the Original Notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90–day period; or

(iii) if (A) the Issuers have not exchanged Exchange Notes for all Original Notes validly tendered in accordance with the terms of the exchange offers on or prior to the 30th day after the date on which the exchange offer registration statements were declared effective or (B) if applicable, the shelf registration statements have been declared effective and such shelf registration statements cease to be effective at any time prior to the second anniversary of the issue date of the Original Notes (other than after such time as all Original Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Original Notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the day such shelf registration statements cease to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90–day period;

provided, however, that the Additional Interest rate on the Original Notes may not accrue under more than one of the foregoing clauses (i)—(iii) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 2.0% per annum; provided, further, however, that (1) upon the filing of the exchange offer registration statements or shelf registration statements (in the case of clause (i) above), (2) upon the effectiveness of the exchange offer registration statements or shelf registration statements (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Original Notes tendered (in the case of clause (iii) (A) above), or upon the effectiveness of the shelf registration statements which had ceased to remain effective (in the case of clause (iii) (B) above), Additional Interest on the Original Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

Holders who do not tender their Original Notes before the expiration of the exchange offers will not, subject to limited exceptions, be entitled to exchange these untendered Original Notes for Exchange Notes. Holders of Original Notes will not be able to offer or sell their Original Notes, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws, unless the Original Notes are subsequently registered under the Securities Act. Subject to limited exceptions, the Issuers will have no obligation to register the Original Notes.

Expiration Date; Extensions

The term “expiration date” shall mean            , unless the exchange offers are extended, in which case the term “expiration date” shall mean the latest date to which the exchange offers are extended.

In order to extend the expiration date, the Issuers will notify the exchange agent of any extension by written notice and will notify the holders of the Original Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Interest on the Exchange Notes

The Exchange First Priority Notes and the Exchange Second Priority Notes will accrue interest at 11 5/8% and 17 5/8%, respectively, per annum, from:

•	the latest interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor;

•	if the Original Notes are surrendered for exchange on a date subsequent to the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment; or

•	if no interest has been paid on the Original Notes, from the date of the original issue of the Original Notes.

Interest on the Exchange First Priority Notes will be payable in cash. Interest on the Exchange Second Priority Notes will be payable 11 5/8% in cash and 6% through the issuance of additional Second Priority Notes.

Procedures for Tendering

In order to tender Original Notes in the exchange offers, a holder must complete one of the procedures described below.

•	The holder must cause The Depository Trust Company (“DTC”) to deliver to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, a confirmation that such holder’s Original Notes have been transferred from the account of a DTC participant to the exchange agent’s account at DTC. The confirmation should include a message stating that DTC has received express acknowledgment from such DTC participant that it has received, and agrees to be bound by, the terms of the accompanying letter of transmittal and that the Issuers may enforce such agreement against such DTC participant.

•	The holder must complete, sign and date the appropriate letter of transmittal or a facsimile of it, have the signature guaranteed, if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or facsimile of it, together with certificates for the Original Notes being tendered, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

•	The holder must comply with the guaranteed delivery described below under “—Guaranteed Delivery Procedures.”

The method of delivery of Original Notes, letters of transmittal and all other required documents is at the election and risk of the holders. In the case of any tender of certificated notes, we recommend that holders use an overnight or hand-delivery service rather than tendering by mail. If a holder does deliver by mail, we recommend using registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or Original Notes should be sent to the Issuers.

Holders of the Original Notes may also request that their respective brokers, dealers, commercial banks, trust companies or nominees tender Original Notes for them.

The tender by a holder of Original Notes will constitute an agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth here and in the accompanying letter of transmittal.

Only a holder of Original Notes may tender the Original Notes in the exchange offers. The term “holder’ for this purpose means any person in whose name Original Notes are registered on the books of the Issuers or any other person who has obtained a properly completed bond power from the registered holder.

Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his or behalf. If the beneficial owner wishes to tender on his or her own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his or her Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signature Requirements and Signature Guarantees

Except in the two situations described below, signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature guarantees are not required if the Original Notes are tendered:

•	by a registered holder of the Original Notes or a DTC participant whose name appears on the security position listing as holder, in either case who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal and the exchange notes are being issued directly to such registered holder or are being deposited into such DTC participant’s account at DTC, as applicable; or

•	for the account of an eligible guarantor institution.

Validity, Form, Eligibility, and Acceptance of Tendered Original Notes

All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered Original Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes which, if accepted, would, in the opinion of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right to waive any conditions of the exchange offers or irregularities or defects in tender as to particular Original Notes. In the event the Issuers waive a condition of the exchange offers for any particular Original Notes, it shall waive such condition for all other Original Notes. The Issuer’s interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Issuers shall determine. Neither the Issuers, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders or Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such Original Notes, unless otherwise provided in the letter of transmittal, promptly following the expiration or termination of the exchange offers.

In addition, the Issuers reserve the right in their sole discretion subject to the provisions of the indentures relating to the Original Notes and the Exchange Notes, to:

•	purchase or make offers for any Original Notes that remain outstanding subsequent to the expiration date or, terminate the exchange offer in accordance with the terms of the Registration Rights Agreements; and

•	to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offers. We have no present plans to acquire any Original Notes that remain outstanding after the exchange offers expire.

Guaranteed Delivery Procedures

If a registered holder of Original Notes desires to tender Original Notes but cannot complete the procedures for tendering described above in a timely manner, such holder may tender Original Notes by causing an “eligible guarantor” institution, within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, to mail or otherwise deliver to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, a properly completed and duly signed notice of guaranteed delivery which must:

•	set forth the registered holder’s name and address, the certificate number of the Original Notes being tendered, if available, and the principal amount of the Original Notes being tendered;

•	state that the tender is being made by an eligible guarantor institution; and

•	guarantee that, within, five business days after the expiration date, the eligible guarantor institution will deposit with the exchange agent (1) a confirmation that the Original Notes being tendered have been transferred from the account of a DTC participant to the exchange agent’s account at DTC and any other documents required by the letter of transmittal or (2) certificates for the Original Notes being tendered in proper form for transfer and (3) any other documents required by the letter of transmittal.

Any such tender will be valid if, within, five business days after the expiration date, the eligible guarantor institution makes such deposit as guaranteed.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

After all of the conditions to the exchange offers have been satisfied or waived, all Original Notes properly tendered will be accepted, promptly after the expiration date, and Exchange Notes will be issued promptly after acceptance of the Original Notes. See “—Conditions” below. For purposes of the exchange offers, Original Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Issuers have given written notice thereof to the exchange agent.

In all cases, issuance of Exchange Notes for Original Notes that are accepted for exchange pursuant to the exchange offers will be made only after the exchange agent’s timely receipt of:

•	certificates for such Original Notes or a timely confirmation of a book-entry transfer of such Original Notes into the exchange agent’s account at DTC,

•	a properly completed and duly executed letter of transmittal, and

•	all other required documents required by the letter of transmittal.

If any tendered Original Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Original Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder promptly following the expiration or termination of the exchange offers. In the case of the Original Notes tendered by the book-entry transfer procedures described below, the non-exchanged Original Notes will be credited to an account maintained with DTC.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a DTC participant may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, a confirmation of book-entry transfer or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under ‘—Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent. All reference in this prospectus to deposit of Original Notes shall be deemed to include DTC’s book-entry delivery method.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

A holder may withdraw Original Notes it has tendered in the exchange offers by delivering a written notice of withdrawal to the exchange agent prior to 5:00 p.m., New York City time on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person that tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of such Original Notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the Original Notes to register the transfer of such Original Notes into the name of the person withdrawing the tender;

•	specify the name in which any such Original Notes are to be registered, if different from that of the person that deposited them initially; and

•	if the Original Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the DTC participant’s account at DTC to be credited, if different than that of the person withdrawing the tender.

The Issuers will determine all questions as to the validity, form and eligibility, time of receipt of such notices which shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any Original Notes that have been tendered for exchange and that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Original Notes tendered by book-entry transfer, such Original Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Original Notes) promptly following withdrawal, rejection of tender or the expiration or termination of the exchange offers. Properly withdrawn Original Notes may be re-tendered by following on the procedures described under “—Procedures for Tendering” and “—Book-Entry Transfer” above at any time on or prior to the expiration date.

Conditions

Original Notes will not be required to be accepted for exchange, nor will Exchange Notes be issued in exchange for any Original Notes, and the Issuers may terminate or amend the exchange offers as provided herein on or prior to the expiration or termination of the exchange offers, if:

•	because of any change in law, or applicable interpretations thereof by the Securities and Exchange Commission, the Issuers determine that it is not permitted to effect the exchange offers;

•	an action is proceeding or threatened that would materially impair the Issuers’ ability to proceed with the exchange offers; or

•	not all government approvals that the Issuers deem necessary for the consummation of the exchange offers have been received.

The Issuers have no obligation to, and will not knowingly, permit acceptance of tenders of Original Notes:

•	from affiliates of the Issuers within the meaning of Rule 405 under the Securities Act;

•	from any other holder or holders who are not eligible to participate in the exchange offers under applicable law or interpretations by the Securities and Exchange Commission; or

•	if the Exchange Notes to be received by such holder or holders of Original Notes in the exchange offers, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the “blue sky” or securities laws of substantially all of the states of the United States.

Accounting Treatment

The Exchange Notes will be recorded in our accounting records at the same carrying value as the Original Notes, as reflected in the Issuers’ account records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuers. The cost of the exchange offers and the unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the Exchange Notes.

Exchange Agent

U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offers. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Mail, Overnight Mail, or Courier:

U.S. Bank Trust National Association

U. S. Bank Trust Center

St. Paul, Minnesota 55101

Attention: Richard Prokosch

By Hand between 8 a.m. and 4:30 p.m.:

U.S. Bank Trust National Association

U. S. Bank Trust Center

St. Paul, Minnesota 55101

Attention: Richard Prokosch

By Facsimile: 651-244-0711

Confirm by Telephone: 651-244-0721

Fees and Expenses

The Issuers will pay the expenses of soliciting tenders under the exchange offers. The principal solicitation for tenders pursuant to the exchange offers is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Issuers.

The Issuers will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. The Issuers, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable documented out-of-pocket expenses in connection therewith. The Issuers may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, the letter of transmittal and related documents to the beneficial owners of the Original Notes, and in handling or forwarding tenders for exchange.

The expenses to be incurred in connection with the exchange offers will be paid by the Issuers, including fees and expenses of the exchange agent and trustees and accounting, legal, printing and related fees and expenses.

The Issuers will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the exchange offers. If, however:

•	certificates representing Exchange Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the exchange offer;

then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2003. You should read the following data together with the unaudited financial statements and notes thereto of the Company as of March 31, 2003 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

As of March 31, 2003
(in thousands)
Cash and cash equivalents	$32,050
Total debt:
11 5/8% First Priority Mortgage Notes due 2010, net of discount of $21,926(1)	$403,074
17 5/8% Second Priority Mortgage Notes due 2010	65,000
Other notes payable	1,908
Capital leases	11,189

Total debt	481,171
Capital	100,774

Total capitalization	$581,945

(1)	The 11 5/8% First Priority Mortgage Notes due 2010 were initially issued at a discount of 94.832% of their face value.

SELECTED HISTORICAL FINANCIAL DATA

Trump Casino Holdings, LLC

The following table sets forth selected combined historical financial information of Trump Casino Holdings, LLC as of and for each of the periods indicated. All financial information should be read in connection with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes thereto included elsewhere in this prospectus.

	For the Years Ended December 31,					(Unaudited) For the Three Months Ended March 31,
	1998(*)	1999(*)	2000(*)	2001(*)	2002	2002	2003
	(Dollars in Thousands)
Statement of Operations:
Revenues

Gaming	$399,876	$408,273	$386,541	$390,104	$410,645	$100,012	$95,045

Rooms	16,489	19,434	21,827	22,470	21,835	5,120	4,842

Food and beverage	35,910	37,992	36,971	35,069	35,601	7,922	7,655

Other	12,153	12,022	11,449	12,042	15,045	1,880	2,958

Gross Revenues	464,428	477,721	456,788	459,685	483,126	114,934	110,500

Less promotional allowances	94,737	98,063	88,867	85,863	86,165	19,866	20,227

Net revenues	369,691	379,658	367,921	373,822	396,961	95,068	90,273

Costs and expenses

Gaming	206,396	200,011	190,377	189,712	190,455	47,031	46,827

Rooms	3,599	6,190	6,311	5,745	6,246	1,481	1,430

Food and beverage	13,192	15,821	15,248	14,571	14,856	3,158	3,017

General and administrative	94,622	99,579	100,265	94,551	99,544	22,680	24,074

Debt renegotiation costs	—	—	—	—	1,629	471	378

Depreciation and amortization	22,325	24,407	25,149	24,137	27,606	6,288	7,233

	340,134	346,008	337,350	328,716	340,336	81,109	82,959

Income from operations	29,557	33,650	30,571	45,106	56,625	13,959	7,314

Interest income	2,032	1,397	2,075	1,382	867	228	401

Interest expense	(61,305)	(61,225)	(62,450)	(65,685)	(70,728)	(17,123)	(21,160)

Gain on debt retirement, net	—	—	—	—	—	—	7,931

Other non-operating income (expense)	(1,093)	(1,917)	(218)	100	1,219	(93)	(14)

Loss before income taxes and equity in loss from joint venture	(30,809)	(28,095)	(30,022)	(19,097)	(12,017)	(3,029)	(5,528)

Loss in joint venture	(2,969)	(3,008)	(3,134)	(2,808)	(2,448)	(602)	(615)

Provision for income taxes	—	—	—	(150)	(1,200)	—	(300)

Net income (loss)	$(33,778)	$(31,103)	$(33,156)	$(22,055)	$(15,665)	$(3,631)	$(6,443)

Other Financial Data:

Net cash provided by operating activities	$21,083	$19,271	$12,652	$19,889	$28,936	$19,158	$5,188

Net cash used in investing activities	(10,176)	(11,309)	(10,360)	(14,124)	(15,730)	(4,662)	(3,320)

Net cash (used in) provided by financing	(6,524)	(9,072)	(2,965)	5,664	(18,380)	(3,222)	(3,735)

Capital expenditures	18,783	14,980	9,635	14,382	23,720	2,107	2,861

Ratio of earnings to fixed charges(b)	—	—	—	—	—	—	—

Operating Data (at end of period):

Casino square footage	112,884	112,884	119,132	118,182	124,182	124,182	124,182

Number of hotel rooms	1,028	1,028	1,028	1,028	1,028	1,028	1,028

Hotel occupancy rate	62.5%	76.1%	80.1%	78.7%	78.1%	75.3%	74.8%

Average daily room rate(a)	$70.26	$68.08	$72.46	$76.13	$74.52	$73.48	$69.99

Average number of slot machines	3,519	3,409	3,648	3,860	4,162	3,982	4,238

Average win per slot machine per day(a)	$226	$243	$214	$214	$214	$217	$199

Average number of table games	150	136	126	130	125	130	127

Average win per table game per day(a)	$1,958	$2,091	$2,163	$1,856	$1,872	$1,900	$1,665

Balance Sheet Data:

Cash and cash equivalents	$29,445	$28,335	$27,662	$39,091	$33,917	$50,365	$32,050

Total assets	662,841	645,841	638,895	649,666	628,064	658,080	636,150

Total debt	401,288	415,471	436,972	477,445	494,954	475,758	481,171

Capital	130,339	108,409	82,985	61,008	45,853	57,485	100,774

(*)	As more fully discussed in Note 1 to the combined annual financial statements of Trump Casino Holdings included elsewhere in this prospectus, the combined annual financial statements of Trump Casino Holdings were audited for 2002, and as to combination only for 2001 and 2000. For 2001 and 2000, the underlying components were audited by previous auditors who have ceased operations.

(a)	Dollar amounts not in thousands.

(b)	Earnings were insufficient to cover fixed charges by $30,809, $28,095, $30,022, $19,097 and $12,017 for the years ended December 31, 1998, 1999, 2000, 2001 and 2002, respectively, and $3,029 and $5,528 for the three months ended March 31, 2002 and 2003, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Overview

In connection with the issuance of the Original Notes and the concurrent private offering of Original Second Priority Notes to Donald J. Trump, Marina Associates, Trump Indiana, Inc. and Trump 29 Services became wholly owned subsidiaries of Trump Casino Holdings. There was no other entity, which had significant assets or operations, which became a wholly owned subsidiary of Trump Casino Holdings. Prior to the date of consummation of the previous offering and the concurrent private offering of Original Second Priority Notes to Donald J. Trump, Trump Casino Holdings had no significant assets or operations. Accordingly, we have included a discussion and analysis of the financial condition and results of operations of each of Marina Associates, Trump Indiana, Inc. and Trump 29 Services. The Management Discussion and Analysis of Financial Condition and Results of Operations of each of these entities should be read in connection with the respective audited financial statements and notes thereto included elsewhere in this prospectus.

Trump Casino Holdings, L.L.C.

The financial information presented below reflects the financial condition and results of operations of Trump Casino Holdings. Trump Casino Funding is a wholly-owned subsidiary of Trump Casino Holdings and conducts no business.

Gaming revenues are the primary source of Trump Casino Holdings revenues and consist primarily of slot revenues and table game revenues. Slot revenues is defined as the total amount wagered by slot patrons, or the slot handle, less the amount paid back to slot patrons by the casino for winning pulls. Table game revenues is defined as the total amount wagered by table game patrons, or the table game drop, less the amounts paid back to such patrons by the casino for winning wagers. The slot win percentage is the ratio, expressed as a percentage, of slot revenues to slot handle. The table win percentage is the ratio, expressed as a percentage, of table game revenues to table game drop. The following table details activity for the major components of gaming revenue:

	Year Ended December 31,			Three Months Ended March 31,
	2000	2001	2002	2002	2003
	(Dollars in Millions)
Table Game Revenues	$99.8	$88.1	$85.4	$22.2	$19.0
Incr (Decr) over prior period		$(11.7)	$(2.7)		$(3.2)
Table Game Drop	$602.6	$528.6	$505.9	$120.1	$113.5
Incr (Decr) over prior period		$(74.0)	$(22.7)		$(6.6)
Table Win Percentage	16.6%	16.7%	16.9%	18.5%	16.8%
Incr (Decr) over prior period		0.1 pts.	0.2 pts.		(1.7) pts
Average Number of Table Games	126	130	125	130	127
Incr (Decr) over prior period		4	(5)		(3)
Slot Revenues	$285.4	$301.3	$324.4	$77.6	$75.9
Incr (Decr) over prior period		$15.9	$23.1		$(1.7)
Slot Handle	$3,881.5	$3,966.0	$4,133.2	$996.2	$936.8
Incr (Decr) over prior period		$84.5	$167.2		$(59.4)
Slot Win Percentage	7.4%	7.6%	7.8%	7.8%	8.1%
Incr (Decr) over prior period		0.2 pts.	0.2 pts.		0.3 pts.
Average Number of Slot Machines	3,648	3,860	4,162	3,982	4,238
Incr (Decr) over prior period		212	302		256

	Year Ended December 31,			Three Months Ended March 31,
	2000	2001	2002	2002	2003
	(Dollars in Millions)
Other Gaming Revenues	$1.4	$0.7	$0.8	$0.1	$0.1
Incr (Decr) over prior period		($0.7)	$0.1		$—
Total Gaming Revenues	$386.5	$390.1	$410.6	$100.0	$95.0
Incr (Decr) over prior period		$3.6	$20.5		$(5.0)

Results of Operations for the Three Months Ended March 31, 2003 and 2002

Table games revenues decreased approximately $3.2 million, or 14.4%, to $19.0 million for the three months ended March 31, 2003 from $22.2 million for the three months ended March 31, 2002. This decrease was due primarily to two reasons: (i) decrease in table game drop of $6.6 million, or 5.5%, to $113.5 million for the three months ended March 31, 2003 from $120.1 million for the three months ended March 31, 2002 and (ii) a reduced table game win percentage from 18.5% for the three months ended March 31, 2002 to 16.8% for the three months ended March 31, 2003. The table game drop decrease was largely due to Trump Indiana’s decision to eliminate “high end” table player marketing efforts, a change in the Asian bus program in the third quarter and the general decrease in table game play experienced throughout the industry.

Slot revenues decreased approximately $1.7 million, or 2.3%, to $75.9 million for the three months ended March 31, 2003 from $77.6 million for the three months ended March 31, 2002. This decrease was due primarily to reduced business levels at Trump Marina caused by severe winter weather in the Northeast, as well as adverse economic conditions and the war in Iraq.

Non-gaming revenues increased approximately $533,000, or 3.6%, to $15.5 million for the three months ended March 31, 2003 from $14.9 million for the three months ended March 31, 2002. This increase was due primarily to management fees of $1.0 million from Trump 29 earned during the three months ended March 31, 2003. There was no comparable revenue for the three months ended March 31, 2002.

Room costs and expenses decreased by approximately $51,000, or 3.4%, to $1.4 million for the three months ended March 31, 2003 from $1.5 million for the three months ended March 31, 2002. This decrease is due primarily to associated costs incurred by Marina Associates related to a 12.1% decrease in the number of cash rooms sold for the three months ended March 31, 2003, as compared to the three months ended March 31, 2002.

Food and beverage costs decreased by approximately $141,000, or 4.5%, to $3.0 million for the three months ended March 31, 2003 from $3.2 million for the three months ended March 31, 2002. This decrease is due primarily to associated costs incurred by Marina Associates related to an 8.9% decrease in food cash revenues generated in 2003 as compared to 2002.

General and administrative costs and expenses increased approximately $1.4 million, or 6.2%, to $24.1 million for the three months ended March 31, 2003 from $22.7 million for the three months ended March 31, 2002. This increase is due primarily to costs incurred by Marina Associates related to increased insurance costs ($647,000), real estate taxes ($225,000) and utilities ($184,000).

Depreciation and amortization increased approximately $945,000, or 15.0%, to $7.2 million for the three months ended March 31, 2003 from $6.3 million for the three months ended March 31, 2002. The increase is primarily due to depreciation associated with increased levels of slot machine purchases.

Interest expense increased approximately $4.1 million, or 23.6%, to $21.2 million for the three months ended March 31, 2003 from $17.1 million for the three months ended March 31, 2002 primarily due to: (i) an additional 30 days of interest associated with the call for redemption of the Castle Funding Mortgage Notes

($2.4 million) and the Castle PIK Notes ($1.8 million) (which remained outstanding for 30 days after the Notes were issued) and (ii) additional interest ($151,000) associated with an increase in the outstanding principal amount of Castle PIK Notes. THCR Holdings owned approximately 91% of the Castle PIK Notes.

On July 3, 2002, the State of New Jersey passed the New Jersey Business Tax Reform Act (the “Act”). This Act, among other things, requires the suspension of the use of the New Jersey net operating loss carryforwards for two years and imposes a new Alternative Minimum Assessment amount under the New Jersey corporate business tax based on either gross receipts or gross profits, as defined. The Act is retroactive to January 1, 2002. In accordance with the Act, TCH has recorded a provision for current income tax expense of $300,000 for the three months ended March 31, 2003. There was no comparable expense in the three months ended March 31, 2002 since this change was recorded beginning in the period in which the tax law was passed (third quarter 2002) pursuant to the accounting literature in Financial Accounting Standards Board Statement Number 109, “Accounting for Income Taxes”.

Results of Operations for the Years Ended December 31, 2002 and 2001

Table games revenues decreased approximately $2.7 million, or 3.0%, to $85.4 million for the year ended December 31, 2002 from $88.1 million for the year ended December 31, 2001. This decrease was due primarily to a combined decrease in table game drop of $22.7 million, or 4.3%, to $505.9 million for the year ended December 31, 2002 from $528.6 million for the year ended December 31, 2001. The decreased table game drop was partially offset by the fact that our table game win percentage increased to 16.9% for the year ended December 31, 2002 as compared to 16.7% for the year ended December 31, 2001. The table game drop decrease was largely due to the following changes at Trump Indiana: the decision to eliminate “high end” table player marketing efforts, a change in the Asian bus program in the third quarter, and the general decrease in table game play experienced throughout the industry.

Slot revenues increased approximately $23.1 million, or 7.7%, to $324.4 million for the year ended December 31, 2002 from $301.3 million for the year ended December 31, 2001. This increase was due primarily to a combined slot handle increase of approximately $167.2 million, or 4.2%. The increase in slot handle was a result of sustained marketing programs and events designed specifically for the slot customer at Trump Marina. In addition, there was an increase in the number of slot machines in the Trump Indiana casino, new slot product, and improved marketing and customer service programs. Also, the opening of a new 2,000 space parking garage and the commencement of dockside gaming at Trump Indiana contributed to this increase.

Non-gaming revenues increased approximately $2.9 million, or 4.2%, to $72.5 million, for the year ended December 31, 2002 from approximately $69.6 million for the year ended December 31, 2001. This increase was due primarily to management fees earned by THCR Management in 2002. Pursuant to the management agreement approved by the NIGC on April 15, 2002, THCR Management commenced operating Trump 29. The term of the management agreement is for five years. In consideration for its management services, THCR Management receives an annual fee equal to 30% of the Net Revenues (as defined in the management agreement) of Trump 29. From April 16, 2002 through December 31, 2002, THCR Management earned a fee of $2.7 million.

Room costs and expenses increased by approximately $501,000, or 8.7%, to $6.2 million for the year ended December 31, 2002 from $5.7 million for the year ended December 31, 2001. This increase is due primarily to associated costs incurred by Marina Associates related to a 27.9% increase in the number of cash rooms sold for the year ended December 31, 2002 as compared to the year ended December 31, 2001.

Food and beverage costs increased by approximately $285,000, or 2.0%, to $14.9 million for the year ended December 31, 2002 from $14.6 million for the year ended December 31, 2001. This increase is due primarily to costs incurred by Marina Associates related to a 6.2% increase in food and beverage cash revenues generated in 2002 as compared to 2001.

General and administrative costs and expenses increased approximately $4.9 million, or 5.3%, to $99.5 million for the year ended December 31, 2002 from $94.6 million for the year ended December 31, 2001. This increase is due primarily to costs incurred by Marina Associates related to real estate taxes ($900,000), the Services Agreement ($1.2 million), and the additional write-off of CRDA deposits ($2.4 million), as a result of additional donations Marina Associates committed to during the year ended December 31, 2002. Also, THCR Management incurred approximately $574,000 in pre-opening costs for the year ended December 31, 2002.

Debt renegotiation costs of $1.6 million for the year ended December 31, 2002 were related to abandoned efforts to refinance the then-existing long term debt.

Depreciation and amortization increased approximately $3.5 million, or 14.4%, to $27.6 million for the year ended December 31, 2002 from $24.1 million for the year ended December 31, 2001, primarily due to slot machines purchases during 2001 and 2002.

Interest expense increased approximately $5.0 million, or 7.7%, to $70.7 million for the year ended December 31, 2002 from $65.7 million for the year ended December 31, 2001 primarily due to additional interest ($2.4 million) associated with an increase in the outstanding principal amount of the Marina Associates’ PIK Notes. At December 31, 2002, THCR Holdings owned approximately 91% of the outstanding principal amount of the PIK Notes. In addition, THCR Management recorded write-offs of approximately $1.7 million in deferred financing fees related to a bank loan which was repaid during September 2002.

Other non-operating income increased approximately $1.1 million at Trump Indiana during the year ended December 31, 2002. This increase reflects the reversal of an accrual for litigation as a result of a final judgment by the court in favor of Trump Indiana, Inc.

On July 3, 2002, the State of New Jersey passed the Business Tax Reform Act. This Act, among other things, suspended the use of the New Jersey net operating loss carryforward for two years and introduced a new Alternative Minimum Assessment amount under the New Jersey corporate business tax based on gross receipts or gross profits, as defined. The Business Tax Reform Act is retroactive to January 1, 2002. As a result of the change in the tax law, Marina Associates has recorded a charge to provision for income tax expense of $1.2 million for the year ended December 31, 2002.

Results of Operations for the Years Ended December 31, 2001 and 2000

Table games revenues decreased approximately $11.7 million, or 11.7%, to $88.1 million for the year ended December 31, 2001 from $99.8 million for the year ended December 31, 2000. This decrease was due primarily to a combined decrease in table game drop of $74.0 million, or 12.3%, to $528.6 million for the year ended December 31, 2001 from $602.6 million for the year ended December 31, 2000. At Trump Marina, table game drop decreased by $56.1 million, or 12.7%. In addition, Trump Indiana decided to eliminate “high end” table player marketing efforts and there was a general decrease in table game play experienced throughout the industry.

Slot revenues increased approximately $15.9 million, or 5.6%, to $301.3 million for the year ended December 31, 2001 from $285.4 million for the year ended December 31, 2000, This increase was due primarily to a combined. slot handle increase of approximately $84.5 million, or 2.2%. The increase in slot handle was a result of sustained marketing programs and events designed specifically for the slot customer at Trump Marina along with an increase in the number of slot machines, new slot product and improved marketing and customer service programs in the Trump Indiana casino.

Promotional allowances decreased approximately $3.0 million, or 3.4%, to $85.9 million for the year ended December 31, 2001 from $88.9 million for the year ended December 31, 2000. This was due primarily to the continued strategy to efficiently and effectively manage marketing costs to drive revenue growth within a reasonable cost structure.

Gaming costs and expenses decreased approximately $665,000, or 0.3%, to $189.7 million for the year ended December 31, 2001 from $190.4 million for the year ended December 31, 2000. These savings were primarily the result of a decrease in promotional and complimentary expenses achieved by eliminating less profitable programs. This was offset, in part, by increased gaming taxes ($926,000) at Trump Indiana associated with the higher gaming revenues.

Room costs decreased by approximately $566,000, or 9.0% to $5.7 million for the year ended December 31, 2001 from $6.3 million for the year ended December 31, 2000. This decrease is due primarily to associated costs incurred related to a 27.3% decrease in the number of cash rooms sold at Trump Marina in 2001 as compared to 2000. This reduction reflected a change in marketing strategy in response to industry trends, which increased the offerings of complimentary rooms to patrons in 2001. In some cases, as a result of this change in marketing strategy, the same person who received a cash room at a discounted price in 2000 may have been offered a complimentary room in 2001.

Food and beverage costs decreased by approximately $677,000, or 4.4% to $14.6 million for the year ended December 31, 2001 from $15.2 million for the year ended December 31, 2000. This decrease is due primarily to associated costs incurred at Trump Marina related to an 8.1% decrease in food and beverage cash revenues generated in 2001 as compared to 2000.

General and administrative costs and expenses decreased approximately $5.7 million, or 5.7%, to $94.6 million for the year ended December 31, 2001 from $100.3 million for the year ended December 31, 2000. This variance is due to the additional write-off of CRDA deposits ($2.0 million), which were necessitated due to additional donations Marina Associates committed to during the year ended December 31, 2000. Also, Trump Indiana experienced a decrease in expense ($3.8 million) associated with the completion of the five-year license period regulatory obligation in June 2001 for economic development and infrastructure improvements of the City of Gary.

Depreciation and amortization decreased approximately $1.0 million, or 4.0%, to $24.1 million for the year ended December 31, 2001 from $25.1 million for the year ended December 31, 2000, primarily due to day one assets at Trump Indiana becoming fully depreciated in 2001.

Interest expense increased approximately $3.2 million, or 5.2%, to $65.7 million for the year ended December 31, 2001 from $62.5 million for the year ended December 31, 2000 primarily due to an increase in the outstanding principal amount of the Marina Associates’ PIK Notes. During 2000 and 2001, THCR Holdings owned approximately 90% of the outstanding principal amount of the PIK Notes.

Financial Condition—Liquidity and Capital Resources

Historically, the Company’s ratio of earnings to fixed charges (computed in accordance with SEC regulations) has been less than one to one. Earnings were insufficient to cover fixed charges by $30.0 million, $19.1 million and $12.0 million for the years ended December 31, 2000, 2001 and 2002, respectively, and by $3.0 million and $5.5 million for the periods ended March 31, 2002 and March 31, 2003, respectively. Nevertheless, during these periods the Company was able to provide for the payment of its fixed charges (defined as the sum of (a) expensed and capitalized interest, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest expense within rental expense) within applicable grace periods provided for in its governing instruments. This is primarily because during these periods the Company had significant non-cash interest expense. The non-cash component interest expense includes interest that was payable in kind by issuance of additional notes, periodic recognition of original issue discount and the amortization of deferred financing charges, all of which are non-cash fixed charges that reduced earnings. A portion of the interest payable on the Second Priority Notes will be payable in kind, which will have the effect of reducing the Company’s cash interest expense. In addition, the Company will amortize original issue discount and deferred financing costs associated with the Notes as a component of interest expense over the term of the Notes.

The Company has also experienced a working capital deficit at various times. The Company’s working capital deficit as at December 31, 2002 and March 31, 2003 was $2.4 million and $10.1 million, respectively. The Company’s working capital tends to fluctuate due primarily to the seasonality of its Atlantic City business. The Company tends to accumulate cash during the peak summer season in Atlantic City. The Company has been able to deal with periodic working capital deficiencies through its cash management practices.

Historically, cash flows from operating activities have been the primary source of liquidity for Trump Marina and Trump Indiana. To a lesser extent, Trump Marina and Trump Indiana have relied on borrowings or capital lease financings for their liquidity and/or capital resources. Neither THCR, our parent company, our affiliates nor Donald J. Trump, the principal stockholder of THCR, has any legal obligation to contribute funds to the Issuers or the Guarantors for any purpose.

We will continue to rely primarily on cash flows from operating activities for our liquidity and capital resources. To a lesser extent, we will rely on capital leases and similar financing arrangements for our capital resources. Sources of our short-term and long-term liquidity will include primarily: (i) slot win, (ii) table win, (iii) room occupancy, (iv) food and beverage sales and (v) miscellaneous items, less promotional expenses. Although we expect to have sufficient liquidity from the operating activities of Trump Marina and Trump Indiana and the management fees received by Trump 29 Services to meet our obligations, there can be no assurances in this regard. A variety of factors, including a decrease or change in the demand for our services, could have a material adverse effect on our liquidity.

Our ability to borrow funds for our liquidity needs is severely restricted by covenants in the indentures governing the Notes and by our high level of indebtedness. Under the Indentures we are permitted to incur Permitted Indebtedness (as defined) without regard to any financial ratios. Permitted Indebtedness includes up to $25 million of indebtedness at any time outstanding in respect of additional capital leases or similar financing arrangements and certain other categories of indebtedness.

Our ability to incur indebtedness other than Permitted Indebtedness depends on our Total Leverage Ratio and our First Priority Leverage Ratio, as such terms are defined in the Indentures, at the time of the proposed incurrence. The term “Total Leverage Ratio” means generally the ratio, on a pro forma basis, of (a) the aggregate outstanding principal amount of all our indebtedness to (b) the aggregate amount of Consolidated EBITDA (as defined) attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the four full fiscal quarterly periods immediately preceding the proposed incurrence (or lesser period as the Company may have been in existence, the “Reference Period”). The term “First Priority Leverage Ratio” means generally the ratio, on a pro forma basis, of (a) the aggregate outstanding principal amount of First Priority Notes to (b) the aggregate amount of Consolidated EBITDA attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period.

Under the Indentures, we may incur additional indebtedness other than Permitted Indebtedness if, on the date of such incurrence (the “Incurrence Date”), and after giving effect thereto on a pro forma basis, the Total Leverage Ratio of the Company as of and for the Reference Period immediately preceding the Incurrence Date would be less than or equal to 5.0 to 1.0 and the First Priority Leverage Ratio of the Company as of and for the Reference Period immediately preceding the Incurrence Date would be less than or equal to 4.0 to 1.0. On March 31, 2003, our Total Leverage Ratio was 5.7 to 1 and our First Priority Leverage Ratio was 4.8 to 1. Consequently, we would not have been able to incur additional indebtedness on such date other than Permitted Indebtedness. There can be no assurances that the Company will ever be in a position to satisfy the above leverage ratio limitations. In such event, we would have to rely exclusively on cash flows from operations and Permitted Indebtedness to meet our liquidity and capital resource needs. See “Description of The First Priority Notes— Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests.”

Under the Indentures, the rate of interest payable on the Notes and, therefore, our interest expense, can increase significantly under certain circumstances, depending on our First Priority Leverage Ratio calculated on February 28 of each year commencing 2004. Any such additional interest expense would have to be provided for with cash flows from operations, which, depending upon our performance at the time, may not be sufficient for such purposes. See “Description of The First Priority Notes—General” and “Description of the Second Priority Notes—General.”

If we were to default in the performance or observance of any covenants in the Indentures governing the Notes and such default were not cured within any applicable cure period, an event of default would occur. If an event of default were to occur, the Trustee on his own or upon the direction of the holders of 25% of the Notes, could declare the entire outstanding principal amount of the Notes to be immediately due and payable and the Trustee and the holders of Notes could seek to exercise various remedies under the Indentures. In the event that the Notes were declared to be immediately due and payable after an event of default, it is unlikely that the Company would be able to repay or refinance the Notes. See “Description of the First Priority Notes—Certain Covenants” and “Description of the Second Priority Notes—Certain Covenants.”

Our combined cash and cash equivalents at December 31, 2002 were $33.9 million compared to $34.3 million at December 31, 2001. A portion of the cash and cash equivalents balance is required for the day-to-day operations of Trump Marina and Trump Indiana, which includes approximately $13 million of currency and coin on-hand for casino and hotel operations. This amount varies by days of the week, holidays, and seasons.

Trump Marina competes with other Atlantic City hotel casinos on the basis of the quality of our guests’ experiences. We seek to provide high-quality service and amenities and a first class casino gaming experience. In a competitive marketplace like Atlantic City, the ability to offer a high-quality casino gaming experience is largely dependent upon the attractiveness of a hotel casino and on the extent and quality of our facilities.

The cost of the new garage at Trump Indiana, which we own with a joint venture partner that is an affiliate of Majestic Star, was financed with a loan secured by an assignment of two separate leases of the garage from the joint venture to each of: (i) Trump Indiana, Inc. pursuant to a lease, dated June 19, 2001, and (ii) Majestic Star under a substantially identical lease. The term of the lease between the joint venture and Trump Indiana, Inc. expires on December 31, 2018. The initial rent payment paid by Trump Indiana, Inc. was approximately $8.4 million. In addition, Trump Indiana, Inc. is obligated to pay the joint venture a monthly rent equal to 50% of the debt service on the $17.1 million loan and 50% of any construction costs incurred by the joint venture in excess of the net proceeds of the loan. In the event either Trump Indiana, Inc. or Majestic Star defaults on its rental obligations under its respective garage lease with the joint venture, the other venturer will be obligated to pay rent in an amount sufficient to satisfy 100% of the joint venture’s debt service obligations under the loan.

Pursuant to a management agreement among Trump 29 Services, the Tribe and Twenty-Nine Palms, Trump 29 Services manages and directs all business and affairs in connection with the day-to-day operation, management and maintenance of Trump 29. In consideration for its management services, Trump 29 Services is entitled to an annual management fee equal to 30.0% of net revenues (as defined in the management agreement), which is payable monthly in arrears. Payments of the management fee are subject to the payment of certain priority amounts under the management agreement. In addition, Trump 29 Services has agreed to subordinate its right to receive management fees to the payment by the Tribe of the Tribe’s bank debt. As a result of such subordination, until the Tribe’s bank debt is paid in full, Trump 29 Services may not accept or receive any prepayment of its management fee or accept or receive any payment from the Tribe in respect of the management fee if a default has occurred and is continuing under the Tribe’s bank debt or if such payment of the management fee would result in a default under the Tribe’s bank debt. Trump 29 Services also agreed to guarantee repayment of up to $2.5 million of the Tribe’s bank debt.

Contractual Obligations and Commercial Commitments.

The following table sets forth summaries of Trump Casino Holdings’ obligations and commitments as of December 31, 2002, to make future payments under certain contracts, such as debt and lease agreements.

	Payments Due by Period as of December 31, 2002(1)
Contractual Obligations	Total	2003(2)	2004-2005	2006-2007	Thereafter
Long-Term Debt(2)	$493,653,000	$2,882,000	$509,000	$—	$490,262,000
Capital Lease Obligations	12,444,000	4,830,000	7,606,000	8,000	—
Operating Leases	24,569,000	2,047,000	3,998,000	4,008,000	14,516,000
Other	4,975,000	4,975,000	—	—	—

Total Contractual Cash Obligations	$535,641,000	$14,734,000	$12,113,000	$4,016,000	$504,778,000

(1)	Amounts related to long-term debt have been reflected pursuant to the debt refinancing subsequent to year end. Table excludes obligations under employment agreements.
(2)	Excludes interest on such obligations.
(3)	Represents remaining commitment on Trump Indiana Certificate of Suitability—See Note 7 to Combined Financial Statements for the year ended December 31, 2002.

For further information on describing provisions of the above contractual obligations, refer to “Notes to Consolidated Financial Statements.”

Certain Contingencies

Indiana Wagering Tax Add-Back

In July 1999, the Indiana Department of Revenue (“Department”) issued a Letter of Findings to an Indiana gaming company that the Riverboat Waging Tax (“RWT”), a tax deducted in computing Federal taxable income is not deductible when computing Indiana adjusted gross income because the RWT represents a tax that is “based on or measured by income.” The entity that received the Letter of Findings, with the assistance of the Indiana Casino Association, of which Trump Indiana is a member, is vigorously contesting this finding in the Indiana Tax Court on the basis that the RWT is an excise tax, which is excluded from Indiana’s add-back requirements. Excluding the RWT from adjusted gross income has the effect of reducing the amount of Indiana income tax otherwise payable by an Indiana taxpayer.

The Department has issued proposed assessments of $3,720,000 plus interest for the 1996, 1997 and 1998 calendar years to Trump Indiana. Trump Indiana has estimated that the amount of the potential exposure for the period of 1999 through 2002, including interest, is approximately $9,098,000. Trump Indiana filed a written protest of assessments with the Department in November 2000 and plans to contest this matter vigorously. The Department has agreed to stay further proceedings with the Trump Indiana proposed assessments until the Indiana Tax Court case noted above is resolved. A summary judgment motion hearing of the Tax Court case was held in April 2001 and the findings of the Tax Court are pending.

If the Company is not successful in contesting the assessment, it would pay such liability from cash on hand, which would reduce its liquidity.

Guaranty of Tribe’s Bank Debt

As discussed above, our Trump 29 Services subsidiary has guaranteed up to $2.5 million of the Tribe’s bank debt; provided, however, that Trump 29 Services’ liability under this guaranty shall not exceed the amounts payable by the Tribe to an affiliate of Trump Casino Holdings in respect of a fee owed to such affiliate for development services rendered by such affiliate to the Tribe. As of March 31, 2003, no fees had been paid to our affiliate; consequently, we had no exposure under the guaranty at such date. In the event that the Tribe were to default on its bank debt, Trump 29 Services could be required to make payment under its guaranty to the Tribe’s lenders up to $2.5 million (or such lesser amount as shall have theretofore been paid to our affiliate for its services). If Trump 29 Services did not have sufficient funds available to make payments required by the guaranty and could not obtain such funds from Trump Casino Holdings (which has no obligation to make such funds available), it is likely that Trump 29 Services would cease to earn the management fee from the Tribe, which would adversely affect Trump Casino Holdings’ liquidity.

Effects of Transactions with Related and Certain Other Parties.

Affiliate party transactions are governed by the provisions of Trump Casino Holdings’ indentures, which provisions generally require that such transactions be on terms as favorable as would be obtainable from an unaffiliated party, and require the approval of a majority of the directors of Trump Casino Holdings for certain affiliated transactions.

Trump Casino Holdings and certain affiliates have engaged in certain related party transactions with respect to THCR and its subsidiaries. See “Certain Relationships and Related Party Transactions.”

Critical Accounting Policies

The preparation of our financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management periodically evaluates the Company’s policies and the estimates and assumptions related to such policies. The Company operates in a highly regulated industry and is subject to regulations that describe and regulate operating and internal control procedures. The Company believes its most critical accounting policies and significant estimates are described below.

Revenue Recognition and Allowance for Doubtful Accounts

The majority of the Company’s revenue is from gaming activities, and the majority of such revenue is derived from cash, which by nature does not require complex estimations. The Company does extend credit to customers on a discretionary basis to certain qualified patrons. Credit play as a percentage of total dollars wagered has been approximately 20% for the past three years. Our properties establish credit limits based upon the particular patron’s creditworthiness, as determined by an examination of various factors including a credit check of the patron, checking the patron’s personal checking account balance, and checking the patron’s credit limits and indebtedness at other casinos. The Company maintains an allowance for doubtful accounts for those customers whose checks have been unable to be deposited due to non-sufficient funds. This allowance is based on a specific review of customer accounts as well as a review of the history of write-offs of returned markers. Management believes that the reserve recorded is reasonable; however, these estimates could change in the near term based on actual collection experience with each returned marker.

Long-lived Assets

Management has determined that the Company’s policy associated with its long-lived assets and the related estimates is critical to the preparation of the consolidated financial statements. The Company has a significant investment in long-lived property and equipment. Management estimates that the undiscounted future cash flows expected to result from the use of these assets exceed the current carrying value of these assets. Any adverse change to the estimate of these undiscounted cash flows could necessitate an impairment charge that would adversely affect operating results. Management estimates the useful lives for the Company’s assets based on historical experience and the estimates of assets’ commercial lives. Should the actual useful life of a class of assets differ from the estimated useful life, an impairment charge would be recorded. Management reviews useful lives and obsolescence and assesses commercial viability of the Company’s assets periodically.

Self-Insurance Reserves

Self-insurance reserves represent the estimated amounts of uninsured claims related to employee health medical costs, workers’ compensation, and personal injury claims that have occurred in the normal course of business. These reserves are established by management based upon specific review of open claims, with consideration of incurred but not reported claims as of the balance sheet date. The costs of the ultimate disposition of these claims may differ from these reserve numbers.

Quantitative and Qualitative Disclosures About Market Risk

Management has reviewed the disclosure requirements under Item 305 of Regulation S-K of the Securities Act and, based upon our current capital structure, scope of operations and financial statement structure, management believes that such disclosure is not warranted at this time.

Recent Accounting Pronouncements

In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations (or SFAS 143). This standard addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard is effective for fiscal years beginning after June 15, 2002. Our management does not expect the adoption of SFAS 143 to have an impact on our financial results.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others—an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34 (or FIN No. 45). The interpretation requires that upon issuance of a guarantee, the entity must recognize a liability for the fair value of the obligation it assumes under that obligation. This interpretation is intended to improve the comparability of financial reporting by requiring identical accounting for guarantees issued with separately identified consideration and guarantees issued without separately identified consideration. For the Company, the initial recognition, measurement provision and disclosure requirements of FIN No. 45 are applicable to guarantees issued or modified after December 31, 2002. The effect of adoption was not material to the Company’s financial condition or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (or FIN No. 46). This interpretation clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient subordinated financial support from other parties. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. For existing variable interest entities, the consolidated requirement is effective for interim or annual financial statements beginning after June 15, 2003. The Company is currently evaluating whether it has any variable interest entities which will be subject to consolidation pursuant to FIN No. 46.

Seasonality

Our cash flows from operating activities are seasonal in nature. Spring and Summer are traditionally the peak seasons for Trump Marina, with Autumn and Winter being non-peak seasons. Trump 29’s peak seasons are late Winter and Spring and Trump Indiana is not seasonal. Since Trump Marina accounts for the majority of our business, our operating results during the two quarters ending in March and December are not historically as profitable as the two quarters ending in June and September. Any excess cash flow achieved from operations during peak seasons is used to subsidize non-peak seasons. Performance in non-peak seasons is usually dependent on favorable weather and a long-weekend holiday calendar. In the event that we are unable to generate excess cash flow in one or more peak seasons, it may not be able to subsidize non-peak seasons, if necessary.

Inflation

There was no significant impact on operations as a result of inflation during 2000, 2001 or 2002.

BUSINESS

Overview

Through our wholly-owned subsidiaries, Trump Marina Associates, L.P., or Marina Associates, and Trump Indiana, Inc., we own and operate two casino and hotel properties: Trump Marina Casino Resort, or Trump Marina, in Atlantic City, New Jersey, a resort known for its marina setting, entertainment offerings and customer service, and Trump Indiana Casino Hotel, or Trump Indiana, in Gary, Indiana, a riverboat casino serving the “Chicagoland” gaming market. In addition, through our wholly-owned subsidiary, THCR Management Services, LLC, or Trump 29 Services, we manage the Trump 29 Casino, or Trump 29, located near Palm Springs, California. Trump 29 is owned by the Twenty-Nine Palms Band of Luiseno Mission Indians of California, or the Tribe. Our parent company, Trump Hotels & Casino Resorts Holdings, L.P., or THCR Holdings, owns and operates two other casino properties not included in this transaction: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino in Atlantic City, New Jersey.

Competitive Strengths

We believe that our competitive strengths have contributed to our historical operating performance and should enable us to capitalize on a number of growth opportunities. These strengths include:

Strong “Trump” Brand Identity.    We believe that our properties derive substantial benefit from the widespread recognition of the “Trump” name. The appeal of our brand name, one of the most recognized in the gaming industry, provides a significant draw to our properties. Trump Marina, Trump Indiana and Trump 29 use the “Trump” name to attract business at each of their sites where we seek to provide an exciting gaming and entertainment experience tailored to the primary patrons in each market.

Strong Presence in Attractive and Growing Gaming Markets.    We operate our owned facilities in some of the largest gaming markets in the United States. Both the Atlantic City and Chicagoland gaming markets have demonstrated resilience and continued growth in gaming revenues despite economic downturns, the emergence of new gaming markets and the impact of September 11, 2001. In addition, both markets benefit from being located in limited license jurisdictions, creating significant barriers to entry for additional competition. Our Trump 29 management agreement positions us to benefit from the growth in Indian gaming in general and the large Southern California market in particular.

Improved Customer Access.    Several recent developments have improved patron access to our facilities. We believe that our future cash flow may be enhanced by the resulting increase in visits to our properties. In August of 2001, the approximately $330 million Atlantic City—Brigantine connector tunnel was completed, facilitating direct traffic flow from the Atlantic City Expressway, the main highway into Atlantic City, to Trump Marina and increasing traffic counts in our garage. Since the opening of the tunnel, the traffic count in our garage increased from a total of 800,797 cars in the year ended December 31, 2000 to a total of 866,007 cars in the year ended December 31, 2002, an increase of 8.1%.

The May 2002 opening of the new parking garage serving Trump Indiana has improved customer convenience by providing shelter and reducing walking distance from the parking area to the casino floor. Furthermore, beginning in August 2002, Indiana allowed the state’s riverboat casinos the option of flexible boarding (i.e., dockside gaming), which we have adopted. Dockside gaming eliminates the need for our patrons to wait for boarding times that had previously been scheduled every two hours. We believe that the new parking garage and dockside gaming have contributed to improved performance at Trump Indiana in 2002. We realized net revenues of $124.0 million during the year ended December 31, 2002, representing an increase of 2.6% over the comparable period in 2001.

Proven Management Team.    Our senior management team is an experienced group of industry veterans with an average tenure in the gaming industry of 21 years. Management has completed an initiative to reduce costs at each of our properties while maintaining the quality of our gaming and entertainment products. More importantly, management has been able to achieve this reduced cost structure during a period of revenue growth. However, management’s past performance cannot guarantee that they will achieve similar results in the future.

Business Strategy

We believe that our business strategy will position us to generate consistent cash flow in the future. Our business strategy includes the following:

Focus on Slot Revenues.    We continue to emphasize our slot business, the most consistently profitable and predictable segment of our gaming revenues. We offer a wide variety of games and marketing programs to attract slot customers and to encourage them to play for longer periods of time in order to promote the stability of our gaming revenues. As part of this focus, we are committed to providing our customers with the latest themed slot machines and gaming technology. In addition, Trump Marina has continued to upgrade its “slot clubs” area and has changed its marketing and customer loyalty programs to reward our most important slot customers by offering rooms and benefits that were previously reserved for table players. As part of our Trump Indiana May 2002 expansion, we added approximately 286 slot machines to our gaming floor and reconfigured our layout to better position our newest and more popular slot machines.

Trump Indiana was the test site for ticket-in-ticket-out, or cashless, slot machines in the State of Indiana. The test was successfully completed in October 2002 and Trump Indiana presently has more than 600 slot machines operating with ticketing, or cashless, capability. We anticipate having another 700 new ticket-in-ticket-out slot machines operating in Trump Indiana during the first six months of 2003. We expect to have approximately 2,000 ticket-in-ticket-out slot machines operating at Trump Marina by the end of 2003. Ticket-in-ticket-out systems allow a customer to credit his winnings to a paper printout from the machine in lieu of a coin payout which save patrons time with respect to token redemption and allow for more playing time on the slot machines. This improves customer convenience by eliminating coin payouts and lowers costs by reducing casino floor personnel. Preliminary results have shown an increase in coin-in and win per unit per day for the ticket-in-ticket-out test units.

Our commitment to our slot business is underscored by the fact that from 1999 to 2002, our slot revenues as a percentage of total gaming revenues increased from 72.3% to 77.0% at Trump Marina and from 77.8% to 83.5% at Trump Indiana.

Targeted Marketing and Promotion.    We promote our casinos, entertainment offerings, hotels and restaurants by using a variety of media, including billboards and other outdoor signage, print, broadcast and the Internet. Trump Marina and Trump Indiana have developed and maintain extensive and targeted customer databases. We also employ a direct-mail program, integrated with our player tracking systems, to target our database customers with a variety of promotional programs to enhance customer loyalty. Trump Marina promotional events in 2002 included “5 Jaguar Sweeps,” “$500 Every 10 Minutes,” and “March Madness Big Coin Day.” Recent Trump Indiana promotional events include “Win Donald’s Wallet,” “Holiday Stocking Stuffer” and “Cash and Flash.” Trump Indiana has recently hired new marketing and player development management and staff with significant experience in the Midwest gaming market, in general, and Chicagoland, in particular. We estimate that approximately 87% of our gaming revenues at Trump Marina and approximately 56% of our slot revenue at Trump Indiana come from rated players (i.e., players in our database targeted for promotional programs).

Maintain Stringent Cost Controls.    At Trump Marina, management has achieved cost savings through several initiatives. These initiatives include more efficiently matching employee schedules to peak business hours. and implementing more efficient cash reward programs that generate higher revenue at a lower cost than previous cash reward programs. Coupled with our targeted marketing approach, we have been able to lower marketing costs and increase revenues at Trump Marina without sacrificing customer service. At Trump Marina, marketing costs as a percentage of gaming revenues decreased from approximately 22.8% in 1999 to approximately 22.3% in 2002. Through similar efforts, our Trump Indiana management team reduced marketing expenditures as a percentage of gaming revenue from approximately 31% in the fourth quarter of 1999 to approximately 15% in the fourth quarter of 2002.

Continue to Upgrade and Refresh Our Properties.    We believe that it is important to continue to invest in our properties to refresh and upgrade their amenities. In 2002, we added 286 slot machines at Trump Indiana. Additionally, in 2002, we replaced 795 slot machines at Trump Marina to upgrade to a newer slot product. Further, we have recently renovated and refurbished 150 hotel rooms at Trump Marina and have also renovated both the Marina Club and Yacht Club (exclusive lounges for our more profitable customers), as well as the hotel ballroom and table game areas at Trump Indiana, investments we believe enhance our patrons’ experience and improve our properties’ competitiveness within our markets.

Premium Entertainment.    At Trump Marina, we pursue a program of providing headline entertainment targeted toward a younger audience (ages ranging from 30-50 years old). Each year we offer approximately 20 nights of headliner entertainment in our 2,216-person capacity Grand Cayman Ballroom. Entertainers who have recently appeared at Trump Marina include Stone Temple Pilots, Hall & Oates, Sammy Hagar and David Lee Roth, Lynyrd Skynyrd, Alice Cooper and James Brown. These entertainment offerings, which generate incremental revenue through ticket sales, also increase traffic in our hotel, restaurants and casino. In addition, we coordinate entertainment events to coincide with slot player promotions to maximize the number of customers and gaming play in the casino.

Properties

The following is a summary of certain of Marina Associates’ and Trump Indiana, Inc.’s operating and financial statistics as of December 31, 2002 (unless otherwise indicated):

Facility	Casino Square Footage	# of slots	# of Table Games	Hotel Rooms	Parking Spaces	2001 Net Revenues ($ millions)	2002(a) Net Revenues ($ millions)	% Net Revenue Increase
Trump Marina	81,200	2,527	79	728	3,000	252.9	270.2	6.9%
Trump Indiana	43,000	1,784	46	300	4,300	120.9	124.0	2.6%

(a)	Does not include 2002 net revenues of Trump 29 Services of $2.7 million.

Trump Marina

Atlantic City Market Overview.    The Atlantic City market serves the New York-Philadelphia-Baltimore-Washington D.C. corridor with nearly 30 million adults living within a three-hour driving radius. The Atlantic City market has historically generated consistent growth in gaming revenues. The Atlantic City gaming market currently consists of 11 casino properties, with a total of approximately 11,700 hotel rooms and approximately 1.3 million square feet of gaming space containing approximately 38,000 slot machines and approximately 1,200 table games. Atlantic City casino hotels had an average occupancy of 95.6% for the nine months ended September 30, 2002.

Since gaming was legalized in New Jersey in 1978, the Atlantic City market has demonstrated continued growth, despite several economic downturns and the emergence of new gaming jurisdictions across the country. Gaming revenues for Atlantic City increased from approximately $3.0 billion in 1991 to approximately $4.4 billion in 2002. From 1991 to 2002, total gaming revenues in Atlantic City have increased approximately 46.7% while the number of related hotel rooms increased by 33.2% during the same period.

There are several recently completed developments that we believe should attract additional visitors to Atlantic City. These developments include the construction of several new housing and retail developments, completion of an approximately $90 million expansion to Atlantic City’s Boardwalk Hall (home of the Miss America pageant) in the summer of 2001, an upgrade to the Atlantic City International Airport in December 2001 and the completion of the approximately $330 million Atlantic City—Brigantine connector tunnel linking the Atlantic City Expressway with the marina district in the summer of 2001.

Other gaming operators in Atlantic City’s marina district have announced or recently completed new development or expansion projects which we believe will attract new, higher-end customers to the marina district and to our property. A significant project currently underway is The Borgata, a casino resort complex being developed through a joint venture between Boyd Gaming Corporation and MGM Mirage Inc., which will be the first new casino in Atlantic City in 13 years. Also in the marina district, Harrah’s recently completed the construction of an additional hotel tower with 452 rooms. We believe that the expansion of Harrah’s and the opening of The Borgata will increase the size of the marina district market and will attract additional visitors to the district. We also believe that the marina district would benefit from any further construction by MGM Mirage, which owns an additional 95 acres in the marina district which may be developed or sold in the future.

In addition to the construction of The Borgata and the expansion at Harrah’s, several other Atlantic City properties have announced or are currently undergoing renovations, including the Resorts International, Atlantic City Tropicana, Claridge Casino and Hotel, Sands Casino Hotel and Showboat Casino and Hotel.

Trump Marina.    Trump Marina consists of a 27-story hotel tower with 728 rooms, including 153 suites, 97 of which are luxury suites. The casino offers approximately 81,200 square feet of gaming space, 2,527 slot machines, 79 table games, a simulcast racetrack facility and 40,000 square feet of convention, ballroom and meeting space. Trump Marina also features a 540-seat cabaret-style theater, a nightclub, two players clubs, two retail stores, seven restaurants, a cocktail lounge and a poolside snack bar. To facilitate access to the property, Trump Marina has a nine-story parking garage capable of accommodating approximately 3,000 cars. Trump Marina also has a 645-slip marina adjacent to the property (the only property in Atlantic City to have direct marina access) and 11 bus bays.

Trump Marina is located in Atlantic City’s marina district, which we believe is benefiting from recent investment and development. In August 2001, the approximately $330 million Atlantic City—Brigantine connector tunnel was completed, facilitating direct traffic flow from the Atlantic City Expressway, the main highway into Atlantic City, to Trump Marina and increasing traffic counts in our garage from a total of 800,797 cars during the year ended December 31, 2000 to a total of 866,007 cars during the year ended December 31, 2002, an increase of 8.1%. Recent hotel and casino developments in the area include Harrah’s construction of an additional 452-room hotel tower, completed in May 2002, and the ongoing construction of The Borgata, a casino resort complex being developed through a joint venture between Boyd Gaming Corporation and MGM Mirage Inc. The Borgata will be the first new casino in Atlantic City in 13 years. We believe that these developments will increase the appeal of the marina district and may positively impact Trump Marina’s performance. It is also possible, however, that increased competition from these facilities may adversely affect Trump Marina’s performance.

Competition.    Competition in the Atlantic City market remains intense. At the present time, there are 11 casino hotels located in Atlantic City, including other Trump casino hotels, all of which compete for patrons. Trump Marina competes with other casinos on the basis of service and quality and extent of amenities. For this reason, substantial capital expenditures are required from time to time to compete effectively. Substantial new expansion and development activity has recently been completed, is under construction, or has been announced in Atlantic City at other properties, including the development of The Borgata and the expansion at Harrah’s, Hilton, Caesar’s, Resorts, Sands, Showboat, Tropicana and Bally’s Wild West Casino, which intensifies competitive pressures in the Atlantic City market.

In addition, we believe that there are several other sites on the Boardwalk and in the marina district on which casino hotels could be built in the future, and various applications for casino licenses have been filed and announcements with respect thereto have been made from time to time. There can be no assurances that proposed and future expansions would not have a material adverse effect on the business and operations of Trump Marina. In particular, The Borgata could adversely affect Trump Marina. There also can be no assurances that the Atlantic City development projects, which are planned or in process, will be completed.

Trump Marina also faces considerable competition from casino facilities in a number of states operated by federally recognized Indian tribes, such as Foxwoods Resorts Casino in Ledyard, Connecticut and Mohegan Sun Casino Resort in Uncasville, Connecticut. Pursuant to IGRA, which was passed by Congress in 1988, any state which permits casino-style gaming (even if only for limited charity purposes) is required to negotiate gaming compacts with federally recognized Native American tribes. Under the Indian Gaming Regulatory Act, Indian tribes enjoy comparative freedom from regulation and taxation of gaming operations, which provides them with an advantage over their competitors, including Trump Marina.

In addition, other Indian tribes are seeking federal recognition, land and negotiation of gaming compacts in New York, Pennsylvania, Connecticut and other states near Atlantic City. If successful, there can be no assurance that additional casinos built in or near this portion of the United States would not have a material adverse effect on the business and operations of Trump Marina.

In October 2001, the State of New York, citing a statewide economic crisis precipitated by the September 11, 2001 terrorist attacks on New York City, passed legislation permitting video lottery terminals at five harness racetracks and further allows the governor to negotiate class III gaming compacts with tribes for up to six resort-scale casinos. The legislation allows three tribal resort scale casinos in the Catskills, within 90 miles of New York City, and the other three in the Buffalo-Niagara Falls area. The three Buffalo-Niagara Falls resort scale casinos would join two existing Indian casinos, the Turning Stone, operated by the Oneida Nation near Syracuse and one owned by the St. Regis Mohawks, near the Canadian Border. A lawsuit was filed in New York’s Supreme Court in Albany on January 29, 2002, claiming, among other things, that the legislation violated the provisions of New York State’s constitution. Competition from these properties, when opened, could have a material adverse effect on Trump Marina.

Legislation permitting other forms of casino gaming has been proposed, from time to time, in various states, including those bordering the State of New Jersey. Six states have presently legalized riverboat gambling while others are considering its approval, including the State of New York and the Commonwealth of Pennsylvania. Several states are considering or have approved large-scale land-based casinos. The business and operations of Trump Marina could be adversely affected by such competition, particularly if casino gaming were permitted in jurisdictions near or elsewhere in New Jersey or in other states in the Mid-Atlantic and Northeast. Currently, casino gaming, other than Native American gaming, is not allowed in other areas of New Jersey or in Connecticut, New York or Pennsylvania. To the extent that legalized gaming becomes more prevalent in New Jersey or other jurisdictions near Atlantic City, competition would further intensify. In particular, proposals have been introduced to legalize gaming in other locations, including Pennsylvania and Maryland. The legislative proposals in Pennsylvania would allow for a wide range of gaming activities, including riverboat gaming, slots at racetracks, video lottery terminals at liquor stores and the formation of a gaming commission. Maryland’s proposed legislation would authorize video lottery terminals at some of Maryland’s racing facilities. The results of the gubernatorial elections in Pennsylvania and Maryland have also increased the likelihood of gaming legislation in such states. We are unable to predict whether any such legislation, in such states or elsewhere, will be enacted or whether, if passed, it would have a material adverse impact on Trump Marina.

Trump Indiana

Northwest Indiana/Chicagoland Market Overview.    The northwest Indiana and the greater Chicago metropolitan market, known as the Chicagoland market, is the third largest gaming market in the United States, generating approximately $2.3 billion in revenues for the year ended December 31, 2002. As of December 31, 2002, the Chicagoland market featured nine casinos, over 1,000 hotel rooms and over 377,000 square feet of gaming space containing approximately 12,875 slot machines and 416 table games.

From 1997 to 2002, total gaming revenues in the Chicagoland market have increased approximately 76.9% during which period only two new facilities opened. We believe that the Chicagoland market possesses some of the most attractive characteristics of any gaming market in the United States, including one of the highest ratios of local population to gaming positions. The Chicagoland market is the third most populated metropolitan area in the United States. Furthermore, the population and average income in the Chicagoland market rank highest among all United States riverboat gaming markets. Entrance into the market is limited by the fixed number of gaming licenses available in Indiana and Illinois. Currently, a maximum of 11 licenses are permitted in Indiana, of which 10 have already been issued, and a maximum of 10 licenses are permitted in Illinois, of which nine have been issued. The remaining Indiana license is expected to be granted in the southern portion of the state, and the remaining Illinois license is currently under dispute.

There has been limited casino development and expansion activity in the areas surrounding Trump Indiana. In February 2002, Harrah’s completed construction on a new 293-room luxury hotel at its East Chicago, Indiana property.

Trump Indiana.    Trump Indiana is located approximately 25 miles from downtown Chicago in the growing Chicagoland gaming market in terms of gaming revenues. Catering primarily to the northwest Indiana and Chicago markets, Trump Indiana is located near I-80/94 and I-90 on a 280-foot gaming vessel with approximately 43,000 square feet of gaming space, 1,784 slot machines, 46 table games and the capacity to accommodate approximately 2,700 passengers.

Trump Indiana operates in Buffington Harbor, an approximately 100-acre site in Gary, Indiana. We believe that our docking facility and land-based pavilion, which we share with our joint venture partner, the Majestic Star

Casino LLC, or Majestic Star, provide us with a competitive advantage compared to our “stand-alone” competitors. We believe that we benefit from increased traffic flow as a result of our proximity to, and shared facilities with, Majestic Star. Our shared complex includes a buffet, a steakhouse restaurant, several restaurant kiosks, bars and lounges, gift shops and staging and ticketing areas. Through our joint venture with Majestic Star, we also own the site immediately adjacent to Trump Indiana, which includes surface parking for 2,300 automobiles. Also on the site is a 300-room hotel that we own and operate.

During 2002, we made several improvements to the property. In May 2002, we completed an expansion that added 286 new slot machines, representing an increase of 18%, and the addition of an additional 6,000 square feet of gaming space. In addition, together with our joint venture partner, we completed construction of a parking garage that accommodates 2,000 automobiles. An enclosed walkway connecting the new garage to our casino provides patrons with quick, direct access to the boarding level of the land-based pavilion. Beginning in August 2002, Indiana has allowed the state’s riverboat casinos the option of flexible boarding (i.e., dockside gaming), which we have adopted. Dockside gaming eliminates the need for our patrons to wait for boarding times that had previously been scheduled every two hours. We believe that these enhancements and events have contributed to improved performance at Trump Indiana during 2002. We realized net revenues of $124.0 million during the year ended December 31, 2002, representing an increase of 2.6% over the comparable period in 2001.

Competition.    Competition in the Chicagoland market is intense. We believe that competition in the gaming industry, particularly the riverboat and dockside gaming industry, is based on a combination of quality and location of gaming facilities, the implementation of effective marketing strategies and customer service and satisfaction. Trump Indiana is seeking a competitive advantage primarily based upon its location, including its proximity to, and direct access from, Chicago, extensive parking facilities, name recognition and targeted marketing strategies. Although we believe that the location of Trump Indiana allows it to compete effectively with other casinos in the surrounding geographic area, management expects competition in the casino gaming industry to become more intense as more casinos are opened and new entrants into the gaming industry become even more operational.

Trump Indiana competes primarily with riverboats and other casinos in the Chicagoland market. Although northwest Indiana is part of the Chicagoland market, which is one of the most successful new gaming markets in the United States, Trump Indiana may be more dependent on patrons from northwest Indiana than its Illinois competitors, and the propensity of these patrons to wager cannot be predicted with any degree of certainty. In addition to competing with the Majestic Star riverboat at the Buffington Harbor Site, Trump Indiana competes with three other riverboats in the northwest Indiana market. To a lesser degree, Trump Indiana competes with five operating riverboats located in southern Indiana. In addition, a casino opened during 1994 in Windsor, Ontario, across the river from Detroit. In 1997, Detroit approved land-based casino gaming with a limit of three licenses for the metropolitan area, and selected the operators for the licenses. Two of these land-based casinos opened for operation in 1999 and the third opened in 2000.

At the present time, there are four other riverboats in the Chicago, Illinois area. In June 1999, the Illinois State Legislature authorized additional gaming facilities to be constructed in Illinois, including authorizing new sites in the Chicagoland area with which Trump Indiana would compete. The Illinois legislation also authorized gaming on barges in Illinois. In addition to barge gaming, which facilitates a larger casino floor than a conventional boat, Illinois gaming regulators relaxed ownership hurdles, allowing operators to own more than one casino in the state. There can be no assurance that Indiana will follow suit in allowing gaming on barges or multiple licenses to current operators.

Trump 29

Southern California Market Overview.    Trump 29 is located in California’s Coachella Valley in Riverside County, near the Palm Springs resort area. The property is located just off Interstate 10 and enjoys convenient access and visibility from the freeway, with an estimated 27,000 vehicles passing by Trump 29 each day.

Riverside County offers Trump 29 a rapidly growing local market, with population having risen over 130% from 1980 to 2000 to reach approximately 1.6 million people. In addition, Coachella is located within 175 miles of California’s three largest metropolitan areas, Los Angeles, Orange County and San Diego, with a combined 2000 population of approximately 15.2 million people.

Trump 29.    Trump 29 is a casino owned by the Tribe through its sole ownership of the Twenty-Nine Palms Enterprises Corporation, or Twenty-Nine Palms. Trump 29 is situated on approximately 40 acres of land on the Tribe’s reservation located in Coachella, California, 25 miles east of Palm Springs and 120 miles east of Los Angeles. On March 28, 2002, the first stage of an expansion and renovation of the Tribe’s existing casino facility was completed. The first stage increased the size of the casino facility to 200,000 square feet with the addition of a new 50,000-square-foot casino which has approximately 1,500 slot machines and 35 table games. The second stage was completed on September 28, 2002 and included adding to the casino facility approximately 500 slot machines, a 2,200 seat theater-type showroom, an enlarged cafe, a steakhouse and a food court. The expanded facility has approximately 1,970 slot machines, 35 table games and a 5,000 square foot ballroom in addition to the showroom and five restaurants.

Management Agreement.    Trump 29 Services manages and directs all of the day-to-day operations of Trump 29 pursuant to an amended and restated gaming facility management agreement, dated as of March 28, 2002, with the Tribe and Twenty-Nine Palms. The management agreement was approved by the National Indian Gaming Commission, or the NIGC, on April 15, 2002, commenced on April 16, 2002 and expires on April 16, 2007.

Pursuant to the management agreement, an annual management fee equal to 30.0% of net revenues of Trump 29 (as defined in the management agreement) is payable to Trump 29 Services for each year of the term. The management fee is payable monthly in arrears. Payment of the monthly management fee is subordinate to the debt service on Twenty-Nine Palms’ bank debt as described below and is payable after certain other monthly priority payments are made or reserve requirements are satisfied, including the payment of operating expenses of Trump 29 (excluding the management fee), and various debt service reserve requirements required by Twenty-Nine Palms’ loan agreement. If net revenues of Trump 29 are less than the amount necessary to pay any required amount under the management agreement in any given month, Trump 29 Services is obligated to advance the funds necessary to pay the minimum guaranteed monthly payment to the Tribe.

Trump 29 Services began earning management fees on April 16, 2002, and, from April 2002 through December 31, 2002, it has realized net revenues (which consist solely of amounts pursuant to the management fee) of $2.7 million.

Twenty-Nine Palms’ revenues have been pledged to its lenders as security for its bank debt and Trump 29 Services has subordinated its right to receive management fees to the payment by Twenty-Nine Palms of its bank debt. As a result of this pledge and subordination, until Twenty-Nine Palms’ bank debt is paid in full, Trump 29 Services may not accept or receive any prepayment of its management fee or accept or receive any payment from Twenty-Nine Palms in respect of the management fee if a default has occurred and is continuing under Twenty-Nine Palms’ bank debt, or if such payment of the management fee would result in a default under Twenty-Nine Palms’ bank debt. Trump 29 Services has also guaranteed Twenty-Nine Palms’ obligations to its bank lenders up to an amount not to exceed $2.5 million.

On or after May 31, 2005, Twenty-Nine Palms has the right to purchase all of the rights of Trump 29 Services under the management agreement upon satisfaction of certain conditions, including payment to Trump 29 Services of an early termination fee. Such fee would be equal to one and one-half times the aggregate management fee payable to Trump 29 Services for the twelve month period preceding the notice of early termination. If Twenty-Nine Palms were to exercise this right, Trump 29 Services would not generate any further revenues from the management agreement.

The Southern California Market.    Competition in the Southern California market is also intense. Trump 29 principally competes with other existing and proposed tribal casinos in the Palm Springs area. At present, fifteen tribal casinos are open in the Southern California market, five of which directly compete with Trump 29, and other Indian tribes may receive approval to engage in casino gaming. Trump 29’s five principal competitors are:

•	Fantasy Springs Casino, located approximately 2 miles from Trump 29—Fantasy Springs Casino opened as a card room in 1980 before adding bingo in 1983 and video gaming machines in the early 1990’s. In October 2000 the casino opened a two-story addition and added slots to the casino. Fantasy Springs offers approximately 1,950 slot machines and 23 table games. The property also features three restaurants, an off-track betting facility, a 24-lane bowling center and bingo. The Fantasy Springs Casino currently has expansion plans that include the development of a hotel, spa and golf resort with an estimated cost of $180 million.

•	Agua Caliente, located approximately 20 miles from Trump 29—Agua Caliente features over 33,000 square feet of gaming space with approximately 1,100 slot machines, 40 table games, and a poker room with 10 tables. The casino opened in April 2001 at a reported cost of approximately $80.0 million and completed an expansion in May 2002.

•	Spa Hotel and Casino, located approximately 30 miles from Trump 29—Spa Hotel and Casino was opened in 1995 in an older hotel. The property offers a 230-room full-service hotel, 6,000 square feet of meeting space, three restaurants, a full-service spa, and a pool. The casino is housed in two temporary structures and features approximately 800 slot machines and 12 table games. The casino is in the process commencing construction on an approximately $90 million new facility which includes the acquisition of surrounding land and expects to open November 2003.

•	Casino Morongo, located approximately 45 miles from Trump 29—Casino Morongo’s 100,000 square foot facility includes approximately 2,000 slot machines, 50 table games, two restaurants, a snack bar and the Morongo Events Center, located adjacent to the casino and offering entertainment such as concerts, boxing and live music. The casino is currently contemplating an expansion in an attempt to become a “destination” casino but has not made any formal plans to do so.

•	Augustine Casino, located approximately 5 miles from Trump 29—Augustine Casino opened in the Summer of 2002 and contains 349 slot machines, 10 table games and a small coffee shop bar.

In addition, the Torres-Martinez Tribe has announced plans to develop a casino that, if completed, would compete with Trump 29.

Trademark/Licensing

Subject to certain restrictions, THCR has the exclusive world-wide right to use the “Trump” name and likeness in connection with gaming and related activities pursuant to a trademark license agreement, dated June 12, 1995, and the amendments thereto, between Donald J. Trump, as licensor, and THCR, as licensee. Pursuant to the Trump license agreement, THCR is permitted to use the names Trump, “Donald Trump,” “Donald J. Trump” and variations thereof, otherwise collectively referred to as the Trump Names, and related intellectual property rights, in connection with casino and gaming activities and related services and products. THCR, in turn, allows its subsidiaries to use the Trump Names under various parol licenses which do not create an enforceable license. The Trump license agreement, however, does not restrict or restrain Mr. Trump’s right to use or further license the Trump Names in connection with services and products other than casino services and related products.

The term of the Trump license agreement is until the later of: (i) June 12, 2015, (ii) such time as Mr. Trump and his affiliates no longer own at least a 15.0% voting interest in THCR or (iii) such time as Mr. Trump ceases to be employed or retained by THCR pursuant to an employment, management, consulting or similar services agreement. Upon expiration of the Trump license agreement, Mr. Trump is required to grant to THCR a non-

exclusive, world-wide and royalty-free right and license to use the Trump Names and related intellectual property rights for a reasonable period of transition on terms to be mutually agreed upon by Mr. Trump and THCR. Mr. Trump’s obligations to THCR under the Trump license agreement are secured by a security agreement, pursuant to which Mr. Trump has granted to THCR a first priority security interest in the Trump Names and the related intellectual property rights for use in connection with casino services, as well as related hotel, bar and restaurant services.

Employees

Trump Marina.    As of December 31, 2002, Marina Associates had approximately 2,200 full-time equivalent employees, 700 of whom were subject to collective bargaining agreements. Marina Associates’ collective bargaining agreement with Local No. 54, which covers most of those employees, expires on September 14, 2004. Marina Associates believes that its relationship with its employees is satisfactory.

Certain employees of Marina Associates must be licensed by or registered with the New Jersey Commission, depending on the nature of the position held. Casino employees are subject to more stringent licensing requirements than non-casino employees, and must meet applicable standards pertaining to such matters as financial responsibility, good character, ability, casino training, experience and New Jersey residency. Such regulations have resulted in significant competition for employees who meet these requirements.

Trump Indiana.    As of December 31, 2002, Trump Indiana had approximately 855 full-time equivalent employees, of whom approximately 160 employees were covered by collective bargaining agreements. The collective bargaining agreement with the Hotel Employees and Restaurant Employees International Union, which covers most of those employees expires in October 31, 2004. Trump Indiana believes that its relationship with its employees is satisfactory.

Trump 29 Services.    Trump 29 Services has no full-time employees.

Legal Proceedings

From time to time, we are subject to various legal proceedings that arise in the normal course of business. We do not believe there are any pending legal proceedings that will have a material adverse effect on our financial condition, results of operations or cash flows.

GOVERNMENTAL REGULATION

Gaming Regulations

The following is only a summary of the applicable provisions of the New Jersey Casino Control Act (or the Casino Control Act), the Indiana Riverboat Gambling Act (or the Riverboat Gambling Act), the Indian Gaming Regulatory Act (or IGRA) and certain other laws and regulations. It does not purport to be a full description and is qualified in its entirety by reference to the Casino Control Act, the Riverboat Gambling Act, IGRA and such other applicable laws and regulations.

New Jersey Gaming Regulations

In general, the Casino Control Act and the regulations promulgated thereunder contain detailed provisions concerning, among other things:

•	the granting and renewal of casino licenses;

•	the suitability of the approved hotel facility, and the amount of authorized casino space and gaming units permitted therein;

•	the qualification of natural persons and entities related to the casino licensee;

•	the licensing of certain employees and vendors of casino licensees;

•	the rules of the games;

•	the selling and redeeming of gaming chips;

•	the granting and duration of credit and the enforceability of gaming debts;

•	management control procedures, accounting and cash control methods and reports to gaming agencies;

•	the security standards;

•	the manufacture and distribution of gaming equipment;

•	the simulcasting of horse races by casino licensees, advertising, entertainment and alcoholic beverages.

Casino Control Commission.    The ownership and operation of casino/hotel facilities in Atlantic City are the subject of strict state regulation under the Casino Control Act. The New Jersey Commission is empowered to regulate a wide spectrum of gaming and non-gaming related activities and to approve the form of ownership and financial structure of not only a casino licensee, but also its entity qualifiers and intermediary and holding companies and any other related entity required to be qualified.

Operating License.    In June 1999, the New Jersey Commission renewed Marina Associates’ license to operate Trump Marina through May 2003. Marina Associates has filed an application for renewal of its casino license through July 2007, and the New Jersey Commission has scheduled a hearing on June 25, 2003 to act on that application.

Casino License.    No casino hotel facility may operate unless the appropriate license and approvals are obtained from the New Jersey Commission, which has broad discretion with regard to the issuance, renewal, revocation and suspension of such licenses and approvals, which are non-transferable. The qualification criteria with respect to the holder of a casino license include its financial stability, integrity and responsibility; the integrity and adequacy of its financial resources which bear any relation to the casino project; its good character, honesty and integrity; and the sufficiency of its business ability and casino experience to establish the likelihood of a successful, efficient casino operation. The casino license currently held by Marina Associates is renewable for periods of up to four years. The New Jersey Commission may reopen licensing hearings at any time, and must reopen a licensing hearing at the request of the Division of Gaming Enforcement.

To be considered financially stable, a licensee must demonstrate the following abilities: to pay winning wagers when due; to achieve an annual gross operating profit; to pay all local, state and federal taxes when due; to make necessary capital and maintenance expenditures to insure that it has a superior first-class facility; and to pay, exchange, refinance or extend debts which will mature or become due and payable during the license term.

In the event a licensee fails to demonstrate financial stability, the New Jersey Commission may take such action as it deems necessary to fulfill the purposes of the Casino Control Act and protect the public interest, including: issuing conditional licenses, approvals or determinations; establishing an appropriate cure period; imposing reporting requirements; placing restrictions on the transfer of cash or the assumption of liabilities; requiring reasonable reserves or trust accounts; denying licensure; or appointing a conservator. See “—Conservatorship.”

Pursuant to the Casino Control Act and the regulations and precedent of the New Jersey Commission, no entity may hold a casino license unless each officer, director, principal employee, person who directly or indirectly holds any beneficial interest or ownership in the licensee, each person who in the opinion of the New Jersey Commission has the ability to control or elect a majority of the board of directors of the licensee (other than a banking or other licensed lending institution which makes a loan or holds a mortgage or other lien acquired in the ordinary course of business) and any lender, underwriter, agent or employee of the licensee or other person whom the New Jersey Commission may consider appropriate, obtains and maintains qualification approval from the New Jersey Commission. Qualification approval means that such person must, but for residence, individually meet the qualification requirements as a casino key employee.

Control Persons.    An entity qualifier or intermediary or holding company, such as Trump Casino Holdings, LLC, Trump Marina, Inc., THCR Holdings or THCR, is required to register with the New Jersey Commission and meet the same basic standards for approval as a casino licensee; provided, however, that the New Jersey Commission, with the concurrence of the Director of the Division of Gaming Enforcement, may waive compliance by a publicly-traded corporate holding company with the requirement that an officer, director, lender, underwriter, agent or employee thereof, or person directly or indirectly holding a beneficial interest or ownership of the securities thereof, individually qualify for approval under casino key employee standards so long as the New Jersey Commission and the Director of the Division of Gaming Enforcement are, and remain, satisfied that such officer, director, lender, underwriter, agent or employee is not significantly involved in the activities of the casino licensee, or that such security holder does not have the ability to control the publicly-traded corporate holding company or elect one or more of its directors. Persons holding 5.0% or more of the equity securities of such holding company are presumed to have the ability to control the company or elect one or more of its directors and will, unless this presumption is rebutted, be required to individually qualify. Equity securities are defined as any voting stock or any security similar to or convertible into or carrying a right to acquire any security having a direct or indirect participation in the profits of the issuer.

Financial Sources.    The New Jersey Commission may require all financial backers, investors, mortgagees, bond holders and holders of notes or other evidence of indebtedness, either in effect or proposed, which bear any relation to any casino project, including holders of publicly-traded securities of an entity which holds a casino license or is an entity qualifier, subsidiary or holding company of a casino licensee, to qualify as financial sources. In the past, the New Jersey Commission has waived the qualification requirement for holders of less than 15.0% of a series of publicly-traded mortgage bonds so long as the bonds remained widely distributed and freely traded in the public market and the holder had no ability to control the casino licensee. The New Jersey Commission may require holders of less than 15.0% of a series of debt to qualify as financial sources even if not active in the management of the issuer or casino licensee.

Institutional Investors.    An institutional investor is defined by the Casino Control Act as any retirement fund administered by a public agency for the exclusive benefit of federal, state or local public employees; any investment company registered under the Investment Company Act of 1940, as amended; any collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; any closed end investment trust; any chartered or licensed life insurance company or property and casualty insurance company; any banking and other chartered or licensed lending institution; any investment advisor registered under the Investment Advisers Act of 1940, as amended; and such other persons as the New Jersey Commission may determine for reasons consistent with the policies of the Casino Control Act.

An institutional investor may be granted a waiver by the New Jersey Commission from financial source or other qualification requirements applicable to a holder of publicly-traded securities, in the absence of a prima facie showing by the Division of Gaming Enforcement that there is any cause to believe that the holder may be found unqualified, on the basis of New Jersey Commission findings that: (i) its holdings were purchased for investment purposes only and, upon request by the New Jersey Commission, it files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the casino licensee or its holding or intermediary companies; provided, however, that the institutional investor will be permitted to vote on matters put to the vote of the outstanding security holders; and (ii) if (x) the securities are debt securities of a casino licensee’s holding or intermediary companies or another subsidiary company of the casino licensee’s holding or intermediary companies which is related in any way to the financing of the casino licensee and represent either (A) 20.0% or less of the total outstanding debt of the company or (B) 50.0% or less of any issue of outstanding debt of the company, (y) the securities are equity securities and represent less than 10.0% of the equity securities of a casino licensee’s holding or intermediary companies or (z) the securities so held exceed such percentages, upon a showing of good cause. There can be no assurance, however, that the New Jersey Commission will make such findings or grant such waiver and, in any event, an institutional investor may be required to produce for the New Jersey Commission or the Antitrust Division of the Department of Justice upon request, any document or information which bears any relation to such debt or equity securities.

Ownership and Transfer of Securities.    The Casino Control Act imposes certain restrictions upon the issuance, ownership and transfer of securities of a regulated company and defines the term “security” to include instruments which evidence a direct or indirect beneficial ownership or creditor interest in a regulated company including, but not limited to, mortgages, debentures, security agreements, notes and warrants. Each of Marina Associates, Trump Marina, Inc., THCR Holdings and THCR is, and Trump Casino Holdings, LLC will be, deemed to be a regulated company, and instruments evidencing a beneficial ownership or creditor interest therein, including a partnership interest, are deemed to be the securities of a regulated company.

If the New Jersey Commission finds that a holder of such securities is not qualified under the Casino Control Act, it has the right to take any remedial action it may deem appropriate, including the right to force divestiture by such disqualified holder of such securities. In the event that certain disqualified holders fail to divest themselves of such securities, the New Jersey Commission has the power to revoke or suspend the casino license affiliated with the regulated company which issued the securities. If a holder is found unqualified, it is unlawful for the holder (i) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (ii) to receive any dividends or interest upon such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise.

With respect to non-publicly-traded securities, the Casino Control Act and regulations of the New Jersey Commission require that the corporate charter or partnership agreement of a regulated company establish a right in the New Jersey Commission of prior approval with regard to transfers of securities, shares and other interests and an absolute right in the regulated company to repurchase at the market price or the purchase price, whichever is the lesser, any such security, share or other interest in the event that the New Jersey Commission disapproves a transfer. With respect to publicly-traded securities, such corporate charter or partnership agreement is required to establish that any such securities of the entity are held subject to the condition that if a holder thereof is found to be disqualified by the New Jersey Commission, such holder shall dispose of such securities.

Under the terms of the indentures governing the Notes, if a holder of the Notes does not qualify under the Casino Control Act when required to do so, such holder must dispose of its interest in such securities, and the respective Issuer or Issuers of such securities may redeem the securities at the lesser of the outstanding amount or fair market value.

License Fees.    The New Jersey Commission is authorized to establish annual fees for the renewal of casino licenses. The renewal fee is based upon the cost of maintaining control and regulatory activities prescribed by the Casino Control Act, and may not be less than $200,000 for a four-year casino license. Additionally, casino licensees are subject to potential assessments to fund any annual operating deficits incurred by the New Jersey Commission or the Division of Gaming Enforcement. There is also an annual license fee of $500 for each slot machine maintained for use or in use in any casino.

Gross Revenue Tax.    Each casino licensee is also required to pay an annual tax of 8.0% on its gross casino revenues. For the years ended December 31, 2000, 2001 and 2002, Marina Associates’ gross revenue tax was approximately $21.6 million, $21.7 million and $22.5 million, respectively, and its license, investigation and other fees and assessments totaled approximately $4.3 million, $4.4 million and $4.8 million, respectively. On July 3, 2002, the State of New Jersey passed the New Jersey Business Tax Reform Act which, among other things, suspended the use of the New Jersey net operating loss carryforwards for two years and introduced a new alternative minimum assessment under the New Jersey corporate business tax based on gross receipts or gross profits. For the year ended December 31, 2002, we provided a charge to operations of $1.2 million at Marina Associates related to the impact of the New Jersey Business Tax Reform Act.

Investment Alternative Tax Obligations.    An investment alternative tax imposed on the gross casino revenues of each licensee in the amount of 2.5% is due and payable on the last day of April following the end of the calendar year. A licensee is obligated to pay the investment alternative tax for a period of 35 years. Estimated payments of the investment alternative tax obligation must be made quarterly in an amount equal to 1.25% of estimated gross revenues for the preceding three-month period. Investment tax credits may be obtained by making qualified investments or by the purchase of bonds issued by the New Jersey Casino Reinvestment Development Authority. Such bonds may have terms as long as 50 years and bear interest at below market rates, resulting in a value lower than the face value of such bonds.

For the first 10 years of its tax obligation, the licensee is entitled to an investment tax credit against the investment alternative tax in an amount equal to twice the purchase price of such bonds issued to the licensee. Thereafter, the licensee (i) is entitled to an investment tax credit in an amount equal to twice the purchase price of such bonds or twice the amount of its investments authorized in lieu of such bond investments or made in projects designated as eligible by the New Jersey Casino Reinvestment Development Authority and (ii) has the option of entering into a contract with the New Jersey Casino Reinvestment Development Authority to have its tax credit comprised of direct investments in approved eligible projects which may not comprise more than 50.0% of its eligible tax credit in any one year.

From the monies made available to the New Jersey Casino Reinvestment Development Authority, it is required to set aside $175.0 million for investment in hotel development projects in Atlantic City undertaken by a licensee which result in the construction or rehabilitation of at least 200 hotel rooms. These monies will be held to fund up to 27.0% of the cost to casino licensees of expanding their hotel facilities to provide additional hotel rooms, a portion of which has been required to be available with respect to the new Atlantic City Convention Center.

Atlantic City Fund.    On each October 31st during the years 1996 through 2003, each casino licensee shall pay into an account established in the New Jersey Casino Reinvestment Development Authority and known as the Atlantic City Fund, its proportional share of an amount related to the amount by which annual operating expenses of the New Jersey Commission and the Division of Gaming Enforcement are less than a certain fixed sum. Additionally, a portion of the investment alternative tax obligation of each casino licensee for the years 1994 through 1998 allocated for projects in northern New Jersey shall be paid into and credited to the Atlantic

City Fund. Amounts in the Atlantic City Fund will be expended by the New Jersey Casino Reinvestment Development Authority for economic development projects of a revenue-producing nature that foster the redevelopment of Atlantic City other than the construction and renovation of casino hotels.

Conservatorship.    If, at any time, it is determined that Marina Associates, Trump Marina, Inc., Trump Casino Holdings, LLC, THCR Holdings or THCR or any other entity qualifier has violated the Casino Control Act or that any of such entities cannot meet the qualification requirements of the Casino Control Act, such entity could be subject to fines or the suspension or revocation of its license or qualification. If a casino license is suspended for a period in excess of 120 days or is revoked, or if the New Jersey Commission fails or refuses to renew such casino license, the New Jersey Commission could appoint a conservator to operate and dispose of such licensee’s casino hotel facilities. A conservator would be vested with title to all property of such licensee relating to the casino and the approved hotel subject to valid liens and/or encumbrances. The conservator would be required to act under the direct supervision of the New Jersey Commission and would be charged with the duty of conserving, preserving and, if permitted, continuing the operation of the casino hotel. During the period of the conservatorship, a former or suspended casino licensee is entitled to a fair rate of return out of net earnings, if any, on the property retained by the conservator. The New Jersey Commission may also discontinue any conservatorship action and direct the conservator to take such steps as are necessary to effect an orderly transfer of the property of a former or suspended casino licensee. Such events could result in an event of default under the terms of the indentures governing the Notes.

Indiana Gaming Regulations

Indiana Gaming Commission.    The ownership and operation of riverboat gaming operations in Indiana are subject to strict state regulation under the Riverboat Gambling Act and the administrative rules promulgated thereunder. Under the Riverboat Gambling Act, all games typically available in Atlantic City casinos are permitted on Trump Indiana. The riverboat casinos in Indiana are permitted to stay open 21 hours per day, 365 days per year and to extend credit and accept credit cards with no loss or wagering limits. The Indiana Commission is empowered to administer, regulate and enforce the system of riverboat gaming established under the Riverboat Gambling Act and has jurisdiction and supervision over all riverboat gaming operations in Indiana, as well as all persons on riverboats where gaming operations are conducted. The Indiana Commission is empowered to regulate a wide variety of gaming and non-gaming related activities, including the licensing of suppliers to, and employees at, riverboat gaming operations and to approve the form of ownership and financial structure of not only riverboat owner and supplier licensees, but also their entity qualifiers and intermediary and holding companies. The Indiana Commission has adopted certain final rules and has published others in proposed or draft form which have proceeded through the review and final adoption process. The Indiana Commission also has indicated its intent to publish additional proposed rules in the future. The Indiana Commission has broad rulemaking power, and it is impossible to predict what effect, if any, the amendment of existing rules or the finalization of currently proposed rules might have on the operations of Trump Indiana or THCR. The following reflects both adopted and proposed regulations. Further, the Indiana General Assembly has the power to promulgate new laws and implement amendments to the Riverboat Gambling Act, which could materially affect the operations or economic viability of the gaming industry in Indiana.

Riverboat Owner’s License.    The operation of a gaming riverboat in Indiana is subject to the Riverboat Gambling Act and the administrative rules promulgated thereunder. In June 1996, the Indiana Commission granted Trump Indiana, Inc. a riverboat owner’s license. This license is renewed annually in June of each year.

Transfer of Riverboat Owner’s License.    Pursuant to Indiana Commission proposed rules, an ownership interest in a riverboat owner’s license shall not be transferred unless the transfer complies with applicable rules, and no riverboat gaming operation may operate unless the appropriate licenses and approvals are obtained from the Indiana Commission. Under current Indiana law, a maximum of 11 riverboat owner’s licenses may be in effect at any given time. No person or entity may simultaneously own an interest in more than two riverboat owner’s licenses. A person or entity may simultaneously own up to 100.0% in one riverboat owner’s license and no more than 10.0% in a second riverboat owner’s license.

A riverboat owner’s licensee must possess a level of skill, experience, or knowledge necessary to conduct a riverboat gaming operation that will have a positive economic impact on the host site, as well as the entire state of Indiana. Additional representative, but not exclusive, qualification criteria with respect to the holder of a riverboat owner’s license include character, reputation, financial integrity, the facilities or proposed facilities for the conduct of riverboat gaming including related non-gaming projects such as hotel development, and the good faith affirmative action plan to recruit, train and upgrade minorities and women in all employment classifications. The Indiana Commission shall require persons holding riverboat owner’s licenses to adopt policies concerning the preferential hiring of residents of the city in which the riverboat docks for riverboat jobs. The Indiana Commission has broad discretion in regard to the issuance, renewal, revocation and suspension of licenses and approvals, and the Indiana Commission is empowered to regulate a wide variety of gaming and non-gaming related activities, including the licensing of suppliers to, and employees at, riverboat gaming operations, and to approve the form of ownership and financial structure of not only riverboat owner and supplier licensees, but also their subsidiaries and affiliates.

A riverboat owner’s licensee or any other person may not lease, hypothecate, borrow money against or loan money against a riverboat owner’s license. An ownership interest in a riverboat owner’s license may only be transferred in accordance with the regulations promulgated under the Riverboat Gambling Act. An applicant for the approval of a transfer of a riverboat owner’s license must comply with application procedures prescribed by the Indiana Commission, present evidence that it meets or possesses the standards, qualifications and other criteria under Indiana gaming laws, that it meets all requirements for a riverboat owner’s license, and that it pay an investigative fee in the amount of $50,000 with the application. If the Indiana Commission denies the application to transfer an ownership interest, it shall issue notice of denial to the applicant, and, unless specifically stated to the contrary, a notice of denial of an application for transfer shall not constitute a finding that the applicant is not suitable for licensure. A person who is served with notice of denial under this rule may request an administrative hearing.

Control Persons and Operational Matters.    The Indiana Commission has implemented strict regulations with respect to the suitability of the riverboat owner’s licensee, their key personnel and their employees similar to the regulations and precedent of the New Jersey Commission. The Indiana Commission utilizes a “class-based” licensing structure that subjects all individuals associated with Trump Indiana, Inc. to varying degrees of background investigations. Likewise, comprehensive security measures, including video surveillance by both random and fixed cameras, are required in the casino and money counting areas. Additionally, the Indiana Commission has delineated procedures for the reconciliation of the daily revenues and tax remittance to the state as further detailed below.

Tax.    Under Indiana gaming law, a tax is imposed on admissions to gaming excursions. In June 2002, the Indiana legislature enacted legislation which changed the admissions tax rate from $3.00 per person per cruise to $3.00 per person. This admission tax is imposed upon the riverboat owner’s licensee conducting the gaming excursion on a per-person basis without regard to the actual fee paid by the person using the ticket, with the exception that no tax shall be paid by admittees who are actual and necessary officials, employees of the licensee or other persons actually working on the riverboat. The Indiana Commission may suspend or revoke the license of a riverboat owner’s licensee that does not submit the payment or the tax return form regarding admission tax within the required time established by the Indiana Commission. Since Trump Indiana shares its berthing site with Majestic Star, the Indiana Commission authorized us to operate a joint turnstile. Trump Indiana and Majestic Star are each responsible to pay one-half of the admissions tax owed for guests using the joint turnstile.

A tax is imposed on the adjusted gross receipts received from gaming authorized under the Riverboat Gambling Act. Effective July 1, 2002, recent legislation increased the tax rate from 20% to 22.5%. Adjusted gross receipts is defined as the total of all cash and property (including checks received by a licensee), whether collected or not, received by a licensee from gaming operations less the total of all cash paid out as winnings to patrons including a provision for uncollectible gaming receivables as is further set forth in the Riverboat Gambling Act.

In addition, pursuant to the legislation passed in June 2002, casinos are permitted to convert to dockside operations. If a casino elects to become a dockside operation, the gaming tax structure changes from a flat rate of 22.5% to a graduated scale as follows:

•	15% on gaming revenue from $0 to $25 million based on the state’s fiscal year (July 1-June 30);

•	20% on gaming revenue over $25 million but less than $50 million;

•	25% on gaming revenue over $50 million but less than $75 million;

•	30% on gaming revenue over $75 million but less than $150 million; and

•	35% on gaming revenue over $150 million.

All riverboat casinos in Indiana, including Trump Indiana, converted their operations from cruising to dockside in August 2002.

In May 2003, an Indiana law was passed that requires Indiana casino operators to compute the gaming taxes under the graduated tax rate structure described above beginning July 1, 2002 and not at the time of starting dockside gaming operations. This same law increased the number of hours that a riverboat is allowed to operate from 21 to 24 hours per day and also raised the number of Indiana riverboat casino licenses an operator is allowed to own in the state from one to two.

Because of this change in the effective date of the modified gaming tax structure, Trump Indiana Inc. will record approximately $900,000 in additional gaming tax expense in the second quarter of 2003. This additional tax is payable in two equal installments on June 1 of 2003 and 2004.

The impact of the increase in the gaming tax rate in Indiana is partially mitigated by a change in the methodology for determining the amount of admission tax payable by gaming patrons, which changes from charging the tax per patron per cruise to a single per admission charge per patron.

The legislation passed in June 2002 also created the Indiana Department of Gaming Research and each riverboat and racetrack is required to pay a $25,000 yearly fee to fund this department.

In addition to the Indiana tax requirements, a similar payment on adjusted gross receipts is payable to the City of Gary at a rate of 4.0% pursuant to the Development Agreement.

Restricted Transactions.    Under proposed Indiana Commission rules, no riverboat owner’s licensee or riverboat license applicant may enter into or perform any contract or transaction in which it transfers or receives consideration which is not commercially reasonable or which does not reflect the fair market value of the goods or services rendered or received as determined at the time the contract is executed. Any contract entered into by a riverboat licensee or riverboat license applicant that exceeds the total dollar amount of $50,000 shall be a written contract. A riverboat license applicant means an applicant for a riverboat owner’s license that has been issued a certificate of suitability.

Pursuant to Indiana Commission proposed rules, riverboat licensees and riverboat license applicants must submit an internal control procedure regarding purchasing transactions which must contain provisions regarding ethical standards, compliance with state and federal laws, and prohibitions on the acceptance of gifts and gratuities by purchasing and contracting personnel from suppliers of goods or services. The proposed rules also require any riverboat licensee or applicant to submit any contract, transaction, or series of transactions greater than $500,000 in any twelve-month period to the Indiana Commission within 10 days of the execution, and to submit a summary of all contracts or transactions greater than $50,000 in any 12-month period on a quarterly basis. The proposed rules provide that contracts submitted to the Indiana Commission are not submitted for approval by the Indiana Commission, but grant the Indiana Commission authority to cancel or terminate any contract not in compliance with Indiana law and the Indiana Commission rules.

A riverboat licensee or affiliate may not enter into a debt transaction in excess of $1 million without the prior approval of the Indiana Commission. A debt transaction is any transaction that will result in the encumbrance of assets. Unless waived, approval of debt transactions requires consideration by the Indiana Commission at two business meetings.

Finance.    Pursuant to Indiana Commission rules, any person (other than an institutional investor) acquiring 5.0% or more of any class of voting securities of a publicly-traded corporation that owns a riverboat owner’s license or 5.0% or more of the beneficial interest in a riverboat licensee, directly or indirectly, through any class of the voting securities of any holding or intermediary company of a riverboat licensee shall apply to the Indiana Commission for a finding of suitability within 45 days after acquiring the securities. Each institutional investor who, individually or in association with others, acquires, directly or indirectly, 5.0% or more of any class of voting securities of a publicly-traded corporation that owns a riverboat owner’s license or 5.0% or more of the beneficial interest in a riverboat licensee through any class of the voting securities of any holding or intermediary company of a riverboat licensee shall notify the Indiana Commission within 10 days after the institutional investor acquires the securities and shall provide additional information and may be subject to a finding of suitability as required by the Indiana Commission.

Under Indiana Commission rules, an institutional investor who would otherwise be subject to a suitability finding shall, within 45 days after acquiring the interests, submit the following information: (i) a description of the institutional investor’s business and a statement as to why the institutional investor satisfies the definitional requirements of an institutional investor under Indiana gaming rule requirements; (ii) a certification made under oath that the voting securities were acquired and are held for investment purposes only and were acquired and are held in the ordinary course of business as an institutional investor; (iii) the name, address, telephone number and the social security number or federal tax identification number of each person who has the power to direct or control the institutional investor’s exercise of its voting rights as a holder of voting securities of the riverboat licensee; (iv) the name of each person who beneficially owns 5.0% or more of the institutional investor’s voting securities or equivalent; (v) a list of the institutional investor’s affiliates; (vi) a list of all securities of the riverboat licensee that are or were beneficially owned by the institutional investor or its affiliates within the preceding one year; (vii) a disclosure of all criminal and regulatory sanctions imposed during the preceding 10 years; (viii) a copy of any filing made under 16 U.S.C. Section 18(a); and (ix) any other additional information the Indiana Commission may request to ensure compliance with Indiana gaming laws.

Each institutional investor who, individually or in association with others, acquires, directly or indirectly, the beneficial ownership of 15.0% or more of any class of voting securities of a publicly-traded corporation that owns a riverboat owner’s license or 15.0% or more of the beneficial interest in a riverboat licensee through any class of voting securities of any holding company or intermediary company of a riverboat licensee shall apply to the Indiana Commission for a finding of suitability within 45 days after acquiring the securities.

Under Indiana Commission rules, an institutional investor means any of the following: (i) a retirement fund administered by a public agency for the exclusive benefit of federal, state, or local public employees; (ii) an investment company registered under the Investment Company Act of 1940, as amended; (iii) a collective investment trust organized by banks under Part 9 of the Rules of the Comptroller of the Currency; (iv) a closed end investment trust; (v) a chartered or licensed life insurance company or property and casualty insurance company; (v) a banking, chartered or licensed lending institution; (vi) an investment adviser registered under the Investment Advisers Act of 1940, as amended; and (vi) any other entity the Indiana Commission determines constitutes an institutional investor. The Indiana Commission may in the future promulgate regulations with respect to the qualification of other financial backers, mortgagees, bond holders, holders of indentures, or other financial contributors.

Minority and Women Business Participation.    The Riverboat Gambling Act places special emphasis on minority and women business enterprise participation in the riverboat industry. Riverboat licensees must establish goals of expending ten percent of the total dollars spent on the majority of goods and services with minority business enterprises and five percent with women business enterprises. Riverboat licensees may be subject to a disciplinary action for failure to meet the minority and women business enterprise expenditure goals.

Indiana Commission Action.    All licensees subject to the jurisdiction of the Indiana Commission have a continuing duty to maintain suitability for licensure. The Indiana Commission may initiate an investigation or disciplinary action or both against a licensee whom the commission has reason to believe is not maintaining suitability for licensure, is not complying with licensure conditions, and/or is not complying with Indiana gaming laws or regulations. The Indiana Commission may suspend, revoke, restrict, or place conditions on the license of a licensee; require the removal of a licensee or an employee of a licensee; impose a civil penalty or take any other action deemed necessary by the Indiana Commission to insure compliance with Indiana gaming laws.

Indian Gaming Regulations

General

We and the Tribe are subject to federal, tribal and certain state laws applicable to commercial relationships with Indian tribes, Indian gaming and the management and financing of Indian casinos. In addition, our gaming operations are regulated by federal and certain state laws applicable to the gaming industry and to the distribution of gaming equipment. The following description of the regulatory environment is only a summary and not a complete recitation of all applicable law. Moreover, since this gaming regulatory environment is particularly susceptible to interpretation and change as the result of public policy considerations, it is impossible to predict how certain provisions of applicable laws will be interpreted in the future or whether and how they will be modified. Unexpected interpretations of, or changes in, applicable law could have a material adverse impact on our operations. See “Risk Factors—Risks Relating to the Indian Gaming Industry.”

Tribal Law and Legal Systems

Tribal Law; Applicability of State and Federal Law.    Federally recognized Indian tribes are independent governments, subordinate to the United States, with sovereign powers. As sovereign entities, Indian tribes enact their own laws and maintain their own governmental systems, often including their own judicial systems. Indian tribes have the right to tax persons and enterprises conducting business on Indian lands, and also have the right to require licenses and to impose other forms of regulation and regulatory fees on persons and businesses operating on their lands.

Notwithstanding the foregoing, Indian tribes are subject to many federal laws and, under limited circumstances, to certain state laws. The U.S. Constitution entrusts the U.S. Congress with the power to promulgate laws regulating Indian affairs. While principles of federalism and sovereignty make state laws generally inapplicable to Indian tribes, Congress has the power to subject tribes to state and federal law, and to waive a tribe’s sovereign immunity as it deems necessary. Trump 29 Services’ Management Agreement with Twenty-Nine Palms and the Tribe includes a limited waiver of sovereign immunity whereby the Tribe consents to Trump 29 Services’ enforcement of arbitration awards in federal court or, if the federal court declines to exercise jurisdiction, in the California state courts.

Indian Gaming Regulatory Act of 1988

Regulatory Authority.    The operation of all casinos and other forms of gaming on Indian lands is subject to IGRA. IGRA is administered by the NIGC, an independent agency within the U.S. Department of Interior, exercising primary federal regulatory responsibility for Indian gaming. The NIGC has the exclusive federal authority to issue regulations governing tribal gaming activities, approve tribal ordinances regulating class II and class III gaming (as described below), and approve management agreements for gaming facilities. The NIGC also has authority to conduct investigations and generally monitor tribal gaming. The NIGC is empowered to inspect and audit all Indian gaming facilities, conduct background checks on all persons associated with class II or class III Indian gaming, hold hearings, issue subpoenas, take depositions, adopt regulations and assess fees and impose civil penalties for IGRA violations. Criminal enforcement of IGRA is the exclusive responsibility of the United States Department of Justice, except to the extent such enforcement responsibility is shared with the State of California under the compacts and, with respect to crimes committed by tribal members, retained by the Tribe.

Tribal Ordinances.    Under IGRA, except to the extent otherwise provided in a tribal-state gaming compact, Indian tribal governments have primary regulatory authority over class III gaming on land within a tribe’s jurisdiction. Therefore, gaming operations, and all persons engaged in gaming activities at the gaming facilities, are guided by and subject to the provisions of the Tribe’s ordinances and regulations regarding gaming. However, IGRA requires that the NIGC review tribal gaming ordinances and authorizes the NIGC to approve such ordinances only if they meet certain requirements relating to:

•	the ownership, security, personnel background, record-keeping and auditing of a tribe’s gaming enterprises;

•	the use of the revenues from such gaming operations; and

•	the protection of the environment and the public health and safety.

The NIGC has approved the Tribe’s class III gaming ordinance.

Tribal-State Gaming Compacts.    IGRA requires states to negotiate in good faith with Indian tribes that seek to enter into tribal-state gaming compacts to conduct class III gaming. Such compacts may include provisions for the allocation of criminal and civil jurisdiction between the state and the Indian tribe necessary for the enforcement of applicable laws and regulations, taxation of the gaming activities by the tribe in amounts comparable to those amounts assessed by the state for comparable activities, remedies for breach of the compact, standards for the operation of gaming and maintenance of the gaming facility, including licensing, and any other subjects that are directly related to the operation of gaming activities. While the terms of these compacts vary from state-to-state, compacts within one state usually are substantially similar. Compacts usually specify the types of gaming permitted, establish technical standards for video gaming machines, set maximum and minimum machine payout percentages, entitle the state to inspect casinos, require background investigations and the licensing of casino employees and may require the tribe to pay a portion of the state’s expense for establishing and maintaining regulatory agencies. Some compacts are for set terms, while others are for an indefinite duration.

As with the other tribal-state gaming compacts in California, the Tribe’s compact with the State requires that the Tribe be subject to California’s workers’ compensation (unless the Tribe develops its own ordinances regarding workers’ compensation), labor and unemployment and disability compensation laws, federal occupational health and safety and discrimination laws, and county building and safety codes and standards. The Tribe’s compact also requires the Tribe to make reasonable provisions for adequate emergency, fire, medical and related relief and disaster services for its gaming patrons and employees, and to consider the off-reservation environmental impacts of its casino development.

In addition, under the terms of its compact, the Tribe was required to adopt a labor relations ordinance which provides that eligible employees, have, among other things, the right to self-organization, to bargain collectively through representatives of their choosing, and the right to refrain from any such activities. The labor relations ordinance also prohibits the Tribe from interfering with these rights and requires, among other things, the Tribe to provide any unions access to the facility for the purpose of organizing employees as long as that access does not interfere with normal operations.

California Constitution

On March 7, 2000, California voters approved Proposition 1A which amended the California Constitution to exempt Indian gaming in California from the constitutional provision prohibiting Nevada-style casino gaming in California. The Amendment also authorized the Governor to negotiate and execute tribal-state gaming compacts for the operation of slot machines and for the conduct of lottery games and banking and percentage card games by federally recognized Indian tribes on Indian land in California. Subsequently, California has entered into compacts with 61 tribes (including the Tribe).

Licensing and Registration Requirements of the Compact and State Regulation

In California, licensing and registration requirements for tribal financing sources are governed by the compact and by regulations adopted by the California Gambling Control Commission and the Tribal Gaming Authority.

Compact.    The Tribe’s compact expires on December 31, 2020, but beginning 18 months prior to the expiration date, the Tribe may request to enter into negotiations to extend its respective compact or enter into a new compact. The Tribe’s compact will automatically be extended until June 30, 2022 if the Tribe and the State have not agreed to extend the expiration date or have not entered into a new compact. The Tribe’s compact requires that any person who directly or indirectly extends financing to the Tribe’s gaming facility or gaming operation must be licensed as a “financial source” by the Tribal Gaming Authority. However, as permitted by the compact, the Tribal Gaming Authority has by ordinance exempted federally and state regulated banks, savings and loan associations and other federally and state regulated lending institutions, as well as persons who hold less than 10% of notes issued by the Tribe or a related entity. For an applicant who is a non-exempted business entity, these licensing provisions also apply to the entity’s officers, directors, principal management employees, owners (if an unincorporated entity), partners and greater than 10% shareholders. Under the compact, a permanent license cannot be issued unless the Tribal Gaming Authority has conducted an investigation as to the suitability of the applicant. Any application for a gaming license may be denied, and any license issued may be revoked, if the Tribal Gaming Authority determines the applicant to be unsuitable or otherwise unqualified for a gaming license. Each license is subject to review for compliance at least every two years.

Prior to receiving a license, an applicant must apply to the California Gambling Control Commission for a determination of suitability. The California Department of Justice, Division of Gambling Control will then conduct an investigation of the applicant following the guidelines set forth in the California Gambling Control Act and will provide its suitability recommendation to the California Gambling Control Commission. If the Tribal Gaming Authority receives notice that the Commission has determined that a person is unsuitable, the compact requires that the Tribal Gaming Authority revoke any license it has issued to such person.

The compact states that any agreement between the Tribe and a financial source terminates upon revocation or non-renewal of the financial source’s license because of a determination of unsuitability by the California Gambling Control Commission. Upon such a termination, the Tribe’s only liability is for the bona fide repayment of all outstanding sums (exclusive of interest) owed as of the termination date, exclusive of unpaid accrued interest.

Further, the Tribe is not permitted to enter into, or continue to make payments under, any financing agreement with anyone whose application to the California Gambling Control Commission for a determination of suitability has been denied or has expired without renewal.

Possible Changes in Federal Law

Several bills have been introduced in Congress that would amend IGRA. While there have been a number of technical amendments to IGRA, to date there have been no material changes. Any amendment of IGRA could change the governmental structure and requirements within which the Tribe could conduct gaming.

Other Laws and Regulations

Clean Water Regulations

Operation of Trump Indiana must be in compliance with applicable federal, state and local environmental requirements, including the Federal Water Pollution Control Act, the Oil Pollution Act, the Refuse Act and the Comprehensive Environmental Response, Compensation, and Liability Act, each as amended.

The Federal Water Pollution Control Act, the Oil Pollution Act, the Refuse Act and the Comprehensive Environmental Response, Compensation and Liability Act establish an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills and releases of hazardous substances and other pollutants, and affect all owners and operators whose vessels operate in United States waters, which include the Great Lakes. The Oil Pollution Act requires vessel owners and operators to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under the act. U.S. Coast Guard regulations also implement the financial responsibility requirements of the Comprehensive Environmental Response, Compensation, and Liability Act by requiring evidence of financial responsibility, in addition to any required under the Oil Pollution Act. THCR and Trump Indiana, Inc. have obtained insurance coverage and a Certificate of Financial Responsibility as required by the Oil Pollution Act and the Comprehensive Environmental Response, Compensation, and Liability Act. However, there can be no assurance that all spills would be covered by insurance and, in the case of a catastrophic spill or a spill in a sensitive environment that is covered by insurance, there can be no assurance that such occurrence would not result in material liability in excess of available insurance coverage.

Treasury Regulations

The United States Department of the Treasury has adopted regulations pursuant to which a casino is required to file a report of each deposit, withdrawal, exchange of currency, gambling tokens or chips, or other payments or transfers by, through or to such casino which involves a transaction in currency of more than $10,000 per patron, per gaming day. Such reports are required to be made on forms prescribed by the Secretary of the Treasury and are filed with the Commissioner of the Internal Revenue Service. In addition, THCR is required to maintain detailed records (including the names, addresses, social security numbers and other information with respect to its gaming customers) dealing with, among other items, the deposit and withdrawal of funds and the maintenance of a line of credit.

In the past, the Internal Revenue Service had taken the position that winnings from table games by nonresident aliens were subject to a 30.0% withholding tax. The Internal Revenue Service, however, subsequently adopted a practice of not collecting such tax. Recently enacted legislation exempts from withholding tax table game winnings by nonresident aliens, unless the Secretary of the Treasury determines by regulation that such collections have become administratively feasible.

Trump Marina and Trump Indiana have adopted the following internal control procedures to increase compliance with these Treasury regulations: (i) computer exception reporting; (ii) establishment of a committee to review currency transaction report transactions and reporting which consists of executives from the Casino Operations, Marketing and Administration Departments; (iii) internal audit testing of compliance with the Treasury regulations; (iv) training for all new and existing employees in compliance with the Treasury regulations; and (v) a disciplinary program for employee violations of the policy.

Other Regulations

Trump Indiana is located near protected wetlands which subject THCR to obligations or liabilities in connection with wetlands mitigation or protection.

THCR is subject to other federal, state and local regulations and, on a periodic basis, must obtain various licenses and permits, including those required to sell alcoholic beverages. We believe all required licenses and permits necessary to conduct the business of THCR have been obtained for operations in the States of New Jersey and Indiana.

THCR expects to be subject to similar rigorous regulatory standards in each other jurisdiction in which it seeks to conduct gaming operations. There can be no assurance that regulations adopted, permits required or taxes imposed by other jurisdictions will permit profitable operations by THCR in those jurisdictions.

In addition, the Federal Merchant Marine Act of 1936 and the Federal Shipping Act of 1916 and the applicable regulations thereunder require, among other things, that 75.0% of the outstanding capital stock and voting power of any entity owning or operating a vessel in the United States coastwise trade, which includes the Great Lakes, must be beneficially owned and controlled by citizens of the United States, as defined therein. During any period when more than 25.0% of the outstanding capital stock and voting power of THCR is owned and controlled by persons who are not citizens of the United States, the vessel would be ineligible to operate in the Great Lakes, which could adversely affect our business, financial condition and results of operations.

MANAGEMENT

Directors and Executive Officers of the Issuers, Marina Associates and Trump Indiana, Inc.

Management of Trump Casino Holdings and Trump Casino Funding

THCR is the general partner of THCR Holdings. As the sole general partner of THCR Holdings, THCR generally has the exclusive rights, responsibilities and discretion in the management and control of THCR Holdings and its subsidiaries, including the Issuers and the Guarantors. THCR Holdings owns 100% of Trump Casino Holdings. Trump Casino Holdings is a single member limited liability company which is managed by a board of directors. Trump Casino Funding is a wholly-owned subsidiary of Trump Casino Holdings. Trump Casino Holdings owns 100% of Trump Indiana, Inc. and Trump 29 Holdings and, directly and through its ownership of Trump Marina, Inc., Marina Associates. Trump 29 Holdings is the sole member of Trump 29 Services. Trump Casino Holdings, as the sole member of Trump 29 Holdings, has direct and indirect management control over Trump 29 Holdings and Trump 29 Services.

The following table sets forth certain information concerning each of the executive officers and the directors of Trump Casino Holdings:

Name	Position
Donald J. Trump	President and Chief Executive Officer; Director and Chairman of the Board
Mark A. Brown	Chief Operating Officer
John P. Burke	Executive Vice President (principal financial and accounting officer)
Wallace B. Askins	Director
Don M. Thomas	Director
Peter M. Ryan	Director
Robert J. McGuire	Director

The following table sets forth certain information concerning each of the executive officers and the directors of Trump Casino Funding:

Name	Position
Donald J. Trump	President and Chief Executive Officer; Director and Chairman of the Board
Mark A. Brown	Chief Operating Officer
John P. Burke	Executive Vice President (principal financial and accounting officer)
Wallace B. Askins	Director
Don M. Thomas	Director
Peter M. Ryan	Director
Robert J. McGuire	Director

The following table sets forth certain information concerning each of the executive officers of THCR who, together with the directors and officers named in the above tables, provide executive management services to the Issuers and their subsidiaries pursuant to the Administrative Services Agreement with Trump Administration:

Name	Position
Robert M. Pickus	Executive Vice President, Secretary and General Counsel
Francis X. McCarthy, Jr.	Executive Vice President of Corporate Finance and Chief Financial Officer
Joseph A. Fusco	Executive Vice President of Government Relations & Regulatory Affairs

Donald J. Trump (56 years old) serves as the President and Chief Executive officer and a director of each of the Issuers. He has been serving as the President and Chief Executive Officer of each of THCR, Trump Hotels &

Casino Resorts Funding, Inc. (or THCR Funding) and THCR Holdings since June 2000. Also since June 2000, Mr. Trump has been serving as the (i) President of each of Trump Atlantic City Holding, Inc., Trump Atlantic City Associates, Trump Atlantic City Funding, Inc., Trump Atlantic City Funding II, Inc., Trump Atlantic City Funding III, Inc., Trump Atlantic City Corporation and THCR Enterprises, Inc.; (ii) President and Chief Executive Officer of each of Castle Funding and Trump Marina, Inc.; (iii) President and Treasurer of THCR/LP Corporation (or THCR/LP); and (iv) Chief Executive Officer of Trump Taj Mahal Associates. Since June 1998, Mr. Trump has been serving as the President, Treasurer and sole director of Trump Casinos, Inc. Until April 1998, Mr. Trump served as the President and Treasurer of Castle Funding. Since November 1997, Mr. Trump has been serving as the Chairman of each of Trump Atlantic City Funding II, Inc., Trump Atlantic City Funding III, Inc., and as the Chairman of THCR Enterprises, Inc. since January 1997. Since January 1996, he has been serving as the Chairman of Trump Atlantic City Funding, Inc. Since March 1995, Mr. Trump has been the Chairman of each of THCR, THCR Funding and THCR Holdings. Since February 1993, Mr. Trump has been the Chairman of Trump Atlantic City Holding, Inc. Since December 1992, Mr. Trump has been serving as the sole director of Trump Indiana, Inc. From May 1992 to March 2003, Mr. Trump served as the Chairman of the Board of Partner Representatives of Marina Associates. Since November 1991, Mr. Trump has been serving as the President, Treasurer and sole director of Trump Casinos II, Inc. Since October 1991, he has been the Chairman of each of THCR Holding Corp. and THCR/LP. Since March 1991, Mr. Trump has been the President and Treasurer of THCR Holding Corp. and the sole director of Trump Atlantic City Corporation. Since May 1986, he has been serving as the President and sole director of Taj Mahal Realty Corp. Since March 1986, he has been the Chairman, President and Treasurer of Trump Plaza Funding, Inc. Since March 1985, Mr. Trump has been the Chairman of Trump Marina, Inc. From February 1993 through December 1997, Mr. Trump served as the President of Trump Atlantic City Holding. From March 1991 through December 1997, Mr. Trump served as the President and Treasurer of Trump Atlantic City Corporation. Mr. Trump is also currently the President and Chief Executive Officer of The Trump Organization, Inc. which has been in the business, through its affiliates and subsidiaries, of acquiring, developing and managing real estate properties for more than the past five years.

Wallace B. Askins (72 years old) serves as a director of each of the Issuers. He has been serving as a director of each of THCR and THCR Funding since June 1995. Since December 1997, Mr. Askins has been a director of Trump Atlantic City Funding II and Trump Atlantic City Funding III. Since April 1996, he has been serving as a director of Trump Atlantic City Funding. Since April 1994, Mr. Askins has been serving as a director of Trump Atlantic City Holding.

Don M. Thomas (72 years old) serves as a director of each of the Issuers. He has been serving as a director of each of THCR and THCR Funding since June 1995. Since December 1997, Mr. Thomas has been serving as a director of each of Trump Atlantic City Funding II and Trump Atlantic City Funding III. Since April 1996, he has been a director of Trump Atlantic City Funding. Since 1983, Mr. Thomas has been a director of Trump Atlantic City Holdings. Since January 1985, Mr. Thomas has been serving as the Senior Vice President of Corporate Affairs of the Pepsi-Cola Bottling Co. of New York. From 1985 through 1987, Mr. Thomas served as a Commissioner and the acting Chairman of the New Jersey Casino Reinvestment Development Authority, and a Commissioner of the New Jersey Commission from 1980 through 1984 during a portion of which time Mr. Thomas also served as the acting Chairman. Mr. Thomas is an attorney licensed to practice law in the State of New York.

Peter M. Ryan (65 years old) serves as a director of each of the Issuers. He has been serving as a director of each of THCR and THCR Funding since June 1995. He has also been the President of each of The Marlin Group, LLC and The Brookwood Carrington Fund, LLC, real estate financial advisory groups, since January 1995. Prior to that, Mr. Ryan was the Senior Vice President of the Chase Manhattan Bank for more than five years.

Robert J. McGuire (66 years old) serves as a director of each of the Issuers. He has been a director of THCR and THCR Funding since July 2001. Mr. McGuire has been Counsel to the New York law firm of Morvillo, Abramowitz, Grand, Iason & Silberberg, P.C. since 1981. As an Assistant United States Attorney from 1962 through 1966, Mr. McGuire prosecuted cases in the Southern District of New York. In 1969, he established his own law firm of McGuire and Lawler where he worked until his appointment as New York City Police Commissioner. Mr. McGuire served as New York City Police Commissioner from 1978 to 1983. In 1984, Mr. McGuire was elected Chairman and Chief Executive Officer of Pinkerton’s, Inc. where he remained for four years before joining Kroll Associates. Mr. McGuire resigned as President of Kroll Associates in 1997. Mr. McGuire serves on numerous Boards and is the President of the Police Athletic League.

Mark A. Brown (42 years old) serves as the Chief Operating Officer of each of the Issuers. He has been serving as the Chief Operating Officer of each of THCR and Trump Atlantic City Associates since June 2000. Also since June 2000, Mr. Brown has been serving as the Chief Executive Officer of each of Trump Taj Mahal Associates, Trump Plaza Associates, Marina Associates and Trump Indiana, Inc. Since January 2000, Mr. Brown has been serving as the Chief Operating Officer of Trump Taj Mahal Associates. Until January 2000, he served as a Vice President of Trump Marina, Inc. From November 1997 to January 2000, Mr. Brown served as the President and Chief Operating Officer of Marina Associates. From July 1995 to November 1997, he served as the Executive Vice President of Operations of Marina Associates.

John P. Burke (55 years old) serves as Executive Vice President (principal financial and accounting officer) of each of the Issuers. He has been serving as the Executive Vice President of each of THCR, THCR Holdings, THCR Funding and Trump Atlantic City Associates since January 1999. Since April 1998, he has been serving as the Assistant Treasurer of Trump Marina, Inc. Since February 1998, Mr. Burke has been the (i) Assistant Treasurer of each of THCR Holding Corp. and THCR/LP and (ii) Treasurer of Trump Atlantic City Corporation. Since November 1997, he has been serving as the Treasurer of each of Trump Atlantic City Funding II, Inc. and Trump Atlantic City Funding III, Inc. From March 1997 to March 2003, Mr. Burke served as a member of the Board of Partner Representatives of Marina Associates. Since January 1997, he has been a Vice President and the Treasurer of THCR Enterprises, Inc. Since January 1996, Mr. Burke has been the Treasurer of Trump Atlantic City Funding, Inc. Since March 1995, he has been serving as the Corporate Treasurer of each of THCR, THCR Holdings, THCR Funding and Trump Atlantic City Associates. Since December 1993, Mr. Burke has been serving as a Vice President of each of Marina Associates, Castle Funding, Trump Casinos II, Inc. and Trump Marina, Inc. Since December 1992, Mr. Burke has been the Treasurer of Trump Indiana, Inc. Since October 1991, he has been the Corporate Treasurer of each of Trump Taj Mahal Associates, Trump Plaza Associates and Marina Associates. From June 1997 to January 1999, Mr. Burke served as a Senior Vice President of each of THCR, THCR Holdings and THCR Funding. From January 1996 to June 1997, he served as the Senior Vice President of Corporate Finance of THCR.

Robert M. Pickus (48 years old) has been the Executive Vice President, General Counsel and Secretary of THCR since March 1995. Since June 2000, Mr. Pickus has been the Secretary and Vice President of THCR/LP. Since April 2000, he has been serving as the Executive Vice President and General Counsel of each of THCR Holdings and Trump Atlantic City Associates. Since April 1998, Mr. Pickus has been the Secretary of Castle Funding. Since February 1998, he has been serving as the (i) Secretary of each of Trump Atlantic City Corporation and Trump Atlantic City Holding, Inc. and (ii) Assistant Secretary and a director of Trump Marina, Inc. Until February 1998, Mr. Pickus served as the Assistant Secretary of Trump Atlantic City Corporation. Since January 1997, Mr. Pickus has been serving as the (i) Secretary of THCR Holdings Corp. and (ii) Vice President, Secretary and a director of THCR Enterprises, Inc. Since November 1997, he has been serving as a director of each of Trump Atlantic City Funding II, Inc. and Trump Atlantic City Funding III, Inc. Since February 1996, Mr. Pickus has been serving as the Secretary of Marina Associates. Since January 1996, he has been serving as the Secretary and a director of Trump Atlantic City Funding, Inc. From October 1995 to March 2003, Mr. Pickus served as a member of the Board of Partner Representatives of Marina Associates. Since February 1995, he has been serving as the Executive Vice President of Corporate and Legal Affairs of each of Trump Taj Mahal Associates, Trump Plaza Associates and Marina Associates. Since March 1986, Mr. Pickus has been serving as the Vice President and Secretary of Trump Plaza Funding, Inc. From April to December 2000, Mr. Pickus served as the President of Trump Casino Services, LLC. From June 1996 to April 2000, he served as the Executive Vice President of Trump Casino Services, LLC. From November 1995 to May 2000, Mr. Pickus served as a director of each of THCR Holding Corp. and THCR/LP. From April 1994 to February 1998, he served as the Assistant

Secretary of Trump Atlantic City Holding, Inc. Mr. Pickus has been admitted to practice law in the States of New York and New Jersey since 1980, and in the Commonwealth of Pennsylvania since 1981.

Francis X. McCarthy, Jr. (50 years old) has been serving as the Executive Vice President of Corporate Finance and Chief Financial Officer of each of THCR, THCR Holdings and THCR Funding since September 1998. Since August 2000, Mr. McCarthy has been the (i) Chief Financial Officer of Marina Associates and (ii) Chief Financial Officer, Chief Accounting Officer and Assistant Treasurer of Castle Funding. Since September 1998, he has been the Chief Financial Officer of each of Trump Atlantic City Associates, Trump Atlantic City Funding, Inc., Trump Atlantic City Funding II, Inc. and Trump Atlantic City Funding III, Inc. From October 1996 to December 2000, Mr. McCarthy served as the Executive Vice President of Corporate Finance of Trump Casino Services, LLC.

Joseph A. Fusco (58 years old) has been serving as the Executive Vice President, Government Affairs of each of THCR, THCR Holdings and Trump Atlantic City Associates since June 1996 and of Trump Casino Services, LLC from July 1996 until December 2000. From August 1985 to June 1996, Mr. Fusco practiced law as a partner in various Atlantic City law firms specializing in New Jersey casino regulatory, commercial and administrative law matters, most recently from January 1994 to June 1996 as a partner in the law firm of Sterns & Weinroth, P.C., located in Atlantic City. Mr. Fusco previously served as Atlantic County Prosecutor, a Gubernatorial appointment, from April 1981 to July 1985 and as Special Counsel for Licensing for the New Jersey Commission from the inception of that agency in September 1977 to March 1981. Mr. Fusco has been admitted to practice law in the State of New Jersey since 1969.

Management of Marina Associates

All decisions affecting the business and affairs of Marina Associates, including the operation of Trump Marina, are currently decided by its general partner.

Set forth below are the names, ages, positions, and offices held with Marina Associates, and a brief account of the business experience during the past five years of each current executive officer of Marina Associates other than those who are also directors or executive officers of any of the Issuers.

Paul R. Ryan (47 years old) has been serving as the Chief Operating Officer of Marina Associates since October 2002. Mr. Ryan served as Vice President of Hotel Operations of Marina Associates from March 1997 to January 2000. From January 2000 to October 2002, Mr. Ryan served in various capacities with Trump Taj Mahal Associates, including as the Senior Vice President of Hotel Operations from January 2000 to July 2000 and Executive Vice President of Hotel/Food & Beverage Operations from July 2000 to October 2002.

Daniel M. McFadden (37 years old) has been serving as the Vice President of Finance of Marina Associates since September 2001. Mr. McFadden previously served as Director of Finance since joining Marina Associates in November 1998. Prior to joining Marina Associates, Mr. McFadden served Trump Taj Mahal Associates and Trump Casino Services, LLC in various financial positions since December 1989.

Each person listed above has been licensed or found qualified by the New Jersey Commission.

Management of Trump Indiana, Inc.

The sole director of Trump Indiana, Inc. is Mr. Trump who serves in such capacity at the discretion of Trump Casino Holdings. Set forth below are the names, ages, positions and offices held with Trump Indiana, Inc. and a brief account of the business experience during the past five years of each of the directors and executive officers of Trump Indiana, Inc. other than those who are also directors or executive officers of any of the Issuers.

Christopher Leininger (40 years old) has been the General Manager of Trump Indiana, Inc. since March 31, 2003. Mr. Leininger was previously employed until March 2003 as the Vice President—Finance at Harrah’s Casino and Hotel. Prior to that, from 2000 to 2001, Mr. Leininger was employed as the Vice President—Casino Operations at Emerald Casino, Inc. From 1996 to 2000, Mr. Leininger served as the Director of Finance at Blue Chip Casino, Inc. From 1989 to 1996, Mr. Leininger served in various positions with Harrah’s Lake Tahoe Casino.

Patrick M. Fox (51 years old) has been Director of Finance and Chief Financial Officer of Trump Indiana, Inc. since November 26, 2001. Mr. Fox was previously employed until September 30, 2001 as the Director of Finance at Carlson Group. Prior to that, from October 1996 to February 2001, Mr. Fox served in various positions with Accenture. From July 1975 to October 1996, Mr. Fox served in the Arthur Andersen Worldwide organization in various positions, which included Controller-Andersen Worldwide Services.

Management of Trump 29 Services

Trump 29 Services is a member managed limited liability company managed by its sole member, THCR Management Holdings, LLC, which, in turn, is managed by Trump Casino Holdings. The biographies of certain executive officers of Trump Casino Holdings are included above.

Compensation of Executive Officers and Directors

Executive Compensation

Marina Associates and Trump Indiana, Inc. do not offer their executive officers stock option or stock appreciation right plans, long-term incentive plans or defined benefit pension plans.

The following table sets forth information regarding compensation paid to or accrued by the President and Chief Executive Officer of Trump Casino Holdings, Marina Associates and Trump Indiana, Inc., and the executive officers of Trump Casino Holdings, Marina Associates and Trump Indiana, Inc. whose total annual salary and bonus during the last fiscal year exceeded $100,000 (collectively, the Named Executive Officers) for each of the last three completed fiscal years. Compensation accrued during one year and paid in another is recorded under the year of accrual. All cash compensation paid to the Named Executive Officers in consideration for services rendered by such persons to Trump Casino Holdings or its subsidiaries are paid by THCR Holdings in accordance with the THCR Holdings Partnership Agreement.

	Annual Compensation
	Year	Salary			Bonus		All Other Compensation
Donald J. Trump Chairman of the Board, President and Chief Executive Officer of the Issuers	2002 2001 2000		— — —			— — —	$ $ $	3,454,000 2,207,000 2,306,000	(1) (1) (1)

Mark A. Brown Chief Operating Officer of Trump Casino Funding; President and Chief Executive Officer of Marina Associates and Trump Indiana, Inc.	2002 2001 2000	$	— — 18,947	(3)		— — —	$	— — 568	(2)

Catherine A. Walker General Manager of Trump Indiana, Inc.(5)	2002 2001 2000	$ $ $	301,794 307,369 94,615	(4)	$ $ $	320,000 180,000 20,000	$ $	5,500 3,164 —	(2) (2)

Paul R. Ryan(6) Chief Operating Officer of Marina Associates	2002 2001 2000	$ $	56,283 — 17,005		$ $	100,000 — 25,000	$	— — 510	(2)

(1)	Represents amounts recorded in consideration for services rendered to Marina Associates by Trump Casinos II, Inc., or TCI-II, an entity wholly-owned by Donald J. Trump, pursuant to the Castle Services Agreement between Marina Associates and TCI-II, which was terminated as of December 31, 2002.
(2)	Represents vested and unvested contributions made by Marina Associates and Trump Indiana, Inc. to their retirement savings plan. Funds accumulated for an employee under these plans consisting of a certain percentage of the employee’s compensation plus the employer matching contributions equaling 50.0% of the participant’s contributions, are retained until termination of employment, attainment of age 59½ or financial hardship, at which time the employee may withdraw his or her vested funds.
(3)	Subsequent to January 2000, compensation was paid by an affiliate.
(4)	Employment commenced August 24, 2000.
(5)	Catherine Walker served as the General Manager of Trump Indiana, Inc. She is currently serving as the Chief Operating Officer of Trump Taj Mahal Associates, an affiliate of the Company.
(6)	From January 2000 until October 2002, compensation was paid by an affiliate. Mr. Ryan has been serving as Chief Operating Officer of Marina Associates since October 2002.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Donald J. Trump. Mr. Trump served as the Chairman of the Board of Directors of THCR pursuant to an executive agreement, dated as of June 12, 1995 (the “Executive Agreement”), by and among Trump, THCR and THCR Holdings. Pursuant to the Executive Agreement, Trump has agreed to act as President and Chief Executive Officer of THCR and to provide THCR, THCR Holdings and its subsidiaries, from time to time when reasonably requested and on a non-exclusive basis, consulting services relating to marketing, advertising, promotional and other similar related services with respect to the business and operations of THCR, THCR Holdings and its subsidiaries. In consideration for Mr. Trump’s services under the Executive Agreement, Trump was paid $1.5 million per year, plus reimbursement of expenses.

In consideration for Mr. Trump’s services under the Executive Agreement, Trump is paid $1.5 million per year, plus reimbursement of expenses. Neither the Company nor any of its subsidiaries is a party to the Executive Agreement. On December 28, 1993, Marina Associates (then known as Castle Associates) entered into a services agreement (or the Castle Services Agreement) with Trump Casinos II, Inc., or TCI-II, an entity wholly-owned by Donald J. Trump. Pursuant to the Castle Services Agreement, TCI-II agreed to provide Marina Associates consulting services on a non-exclusive basis. In connection with the Notes Offering, Mr. Trump caused TCI-II, to agree to an early termination of the Castle Services Agreement under which TCI-II received the payments described as “All Other Compensation” in the table above. See “Certain Relationships and Related Party Transactions—Transaction with Trump Casinos II, Inc.”

In consideration of Mr. Trump agreeing to terminate the Castle Services Agreement, the Company determined, prior to the consummation of the offering of the Original Notes, to revisit Mr. Trump’s compensation arrangements. On April 10, 2003, Mr. Trump, THCR and THCR Holdings entered into an Amended and Restated Executive Agreement (or the Amended Executive Agreement). The Amended Executive Agreement amends and restates the Executive Agreement and is effective as of January 1, 2003. Pursuant to the Amended Executive Agreement, Mr. Trump has agreed to act as the President and Chief Executive Officer of THCR and its subsidiaries, if requested. THCR has agreed to nominate Mr. Trump to serve as a director of THCR and, if elected, to appoint him as its Chairman. The initial term of the Amended Executive Agreement is three years and, thereafter, it is automatically extended so that the remaining term on any date is always three years, until such time during such rolling term that either party gives written notice to the other of its election not to continue extending such term, in which case the term shall end three years from the date on which such notice is given. THCR can terminate the Amended Executive Agreement if Mr. Trump fails to maintain various material casino gaming licenses and authorizations and the loss of such licenses has a material adverse effect on THCR and its subsidiaries.

Under the Amended Executive Agreement, Mr. Trump’s annual base salary is $1.5 million per year, beginning January 1, 2003. In addition, from and after January 1, 2003, Mr. Trump will be paid additional fixed compensation of $1.5 million per year if THCR achieves consolidated EBITDA (as defined) of $270 million in any year and incentive compensation equal to 5.0% of THCR’s consolidated EBITDA in excess of $270 million. The term “Consolidated EBITDA” means, with respect to THCR and its consolidated subsidiaries, for any period, an amount equal to the sum of (i) the net income (or loss) of THCR and its consolidated subsidiaries for such period determined in accordance with generally accepted principles, consistently applied, excluding any extraordinary, unusual or non-recurring gains or losses, plus (ii) all amounts deducted in computing such net income (or loss) in respect of interest (including the imputed interest portions of rentals under capitalized leases), depreciation, amortization and taxes based upon or measured by income, plus (iii) other non-cash charges arising from market value adjustments and adjustments pertaining to contributions of deposits in each case in respect of CRDA Bonds. Additional fixed compensation and incentive compensation for a given year shall not be deducted in determining net income of THCR for such year.

The Company will be required to pay amounts under the Administrative Services Agreement to Trump Taj Mahal Associates in respect of its allocable portion of Mr. Trump’s total compensation under the Amended Executive Agreement. Any such payments by the Company in respect of such allocable portion, which is expected to be $750,000 per year, would be subject to the limitations in the indentures governing the Notes concerning Restricted Payments that limit the amount of payments that the Company may make annually to Trump Taj Mahal Associates under the Administrative Services Agreement to $6 million in the aggregate. See “Description of the First Priority Notes—Certain Covenants—Limitation on Restricted Payments” and “Description of the Second Priority Notes—Certain Covenants—Limitation on Restricted Payments.”

Mark A. Brown. Mr. Brown serves as the President and Chief Executive Officer of each of Trump Taj Mahal Associates, Trump Plaza Associates, Marina Associates and Trump Indiana, Inc. (collectively, the Trump Entities), pursuant to an Employment Agreement, dated August 2, 2000 (or the Brown Employment Agreement), by and among Mr. Brown and the Trump Entities. The Brown Employment Agreement, the term of which was effective as of July 1, 2000 and was recently extended to expire on December 31, 2006, provides for an annual salary of (i) $1.5 million for the 12-month period commencing January 1, 2003; (ii) $1.6 million for the 12-month period commencing January 1, 2004, (iii) $1.7 million for the 12-month period commencing January 1, 2005; and (iv) $1.8 million for the 12-month period commencing January 1, 2006. The Brown Employment Agreement may be terminated by the Trump Entities for “Cause,” defined in the Brown Employment Agreement as (i) the revocation of Mr. Brown’s casino key employee license, (ii) Mr. Brown’s conviction for certain crimes, (iii) Mr. Brown’s disability or death or (iv) Mr. Brown’s breach of loyalty to the Trump Entities. Upon termination for “Cause,” Mr. Brown is entitled to receive compensation earned as of the date of termination; provided, however, that if Mr. Brown’s employment is terminated due to Mr. Brown’s disability or death, Mr. Brown or his estate, as the case may be, will be entitled to a lump sum severance payment equal to six months’ compensation based on Mr. Brown’s then current salary. Mr. Brown may terminate the Brown Employment Agreement at any time following a “Change of Control,” effective on the 30th day after such effective notice, and Mr. Brown shall be entitled to receive a lump sum payment for the full amount of unpaid compensation for the full term of the Brown Employment Agreement. “Change of Control” is defined in the Brown Employment Agreement as (i) the acquisition of (x) the Trump Entities or (y) more than 35.0% of THCR’s Common Stock, or equivalent limited partnership interests of THCR Holdings, by an unrelated party or (ii) the sale or long-term lease of all or substantially all of the assets of Trump Entities. Also, in the event Mr. Brown is transferred to a position located outside of Atlantic City, New Jersey, Mr. Brown may terminate the Brown Employment Agreement within seven days of the occurrence of such transfer and be entitled to receive a severance payment equal to three months’ compensation based on his then current salary. During the term of the Brown Employment Agreement, Mr. Brown has agreed not to obtain employment for or on behalf of any other casino hotel located in Atlantic City, New Jersey.

Catherine A. Walker. Catherine A. Walker served as the General Manager of Trump Indiana pursuant to an employment agreement dated August 1, 2000 (or the Walker Employment Agreement) which expired on

December 31, 2002. The Walker Employment Agreement provided for an annual base salary of $300,000 plus a mandatory bonus based on annual gross operating profits generated by Trump Indiana. Ms. Walker entered into a new employment agreement with Trump Taj Mahal Associates on January 1, 2003 (or the New Walker Employment Agreement), pursuant to which Ms. Walker acts as chief operating officer of the Trump Taj Mahal Casino Resort.

Paul R. Ryan.    Mr. Ryan serves as the Chief Operating Officer of Marina Associates pursuant to an employment agreement, dated October 9, 2002, or the Ryan Employment Agreement. Pursuant to the Ryan Employment Agreement, Mr. Ryan is paid an annual base salary of $290,000 per year plus executive comping privileges available to similarly situated executives. The Ryan Employment Agreement expires on July 31, 2005, unless terminated earlier by Mr. Ryan or Marina Associates. Mr. Ryan has agreed that throughout the term of the Ryan Employment Agreement, he shall devote his full time, attention and efforts to Marina Associates and shall not, directly or indirectly, work for, consult with or otherwise engage in any other activities of a business nature for any other person or entity, without Marina Associates’ prior written consent. In the event the Ryan Employment Agreement is terminated by Mr. Ryan or Marina Associates for any reason, Mr. Ryan has agreed that for a period of six months after such termination, he will not accept employment, either as an employee, consultant or independent contractor, with or on behalf of any Atlantic City casino licensee or casino license applicant; provided, however, Mr. Ryan may work at another casino property in Atlantic City owned by THCR. Mr. Ryan has also agreed that for a period of six months following the expiration or termination, as the case may be, of the Ryan Employment Agreement, Mr. Ryan will not solicit or contact, directly or indirectly, any customers met, serviced, developed or continued to develop during his tenure with Marina Associates nor will he solicit or otherwise discuss employment, directly or indirectly, with any employees of Marina Associates or any of its related or affiliated companies. The Ryan Employment Agreement may be terminated by Marina Associates for “Cause,” defined in the Ryan Employment Agreement as (i) Mr. Ryan’s breach of the Ryan Employment Agreement or of any employee conduct rules; (ii) Mr. Ryan’s refusal to perform his duties under the Ryan Employment Agreement; (iii) the failure to reach performance goals established by Marina Associates; (iv) any act which in Marina Associates’ sole opinion would adversely reflect upon Marina Associates or would impair Mr. Ryan’s ability to effectively perform his duties under the Ryan Employment Agreement; (v) alcohol or drug addiction; or (vi) Mr. Ryan’s disability or death. In the event of such earlier termination, Marina Associates shall pay Mr. Ryan his salary earned to the date of termination and shall have no further liability or obligation to Mr. Ryan under the Ryan Employment Agreement. Also, Marina Associates may terminate the Ryan Employment Agreement for no cause in its sole discretion immediately upon notice to Mr. Ryan. In such event, Mr. Ryan shall be paid his then current salary for the lesser of six months or the number of months then remaining under the Ryan Employment Agreement. Unless extended past the expiration date of the Ryan Employment Agreement, Mr. Ryan’s employment shall continue on an “at-will” basis.

Compensation of Directors

All of the directors of the Issuers currently serve as officers of each of the Issuers and receive no directors’ fees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Affiliate party transactions are governed by the provisions of the indentures governing the Notes, which generally require that such transactions be on terms as favorable as would be obtainable from an unaffiliated party.

Transaction with Trump Casinos II, Inc.    Pursuant to the Castle Services Agreement, TCI-II agreed to provide Marina Associates consulting services on a non-exclusive basis, relating to marketing, advertising, promotional and other services with respect to the business and operations of Marina Associates, in exchange for certain fees to be paid in those years in which EBITDA exceeds prescribed amounts, as discussed below. For purposes of calculating the fees pursuant to the Castle Services Agreement, EBITDA represents income from operations before depreciation, amortization, refinancing costs and the non-cash write-downs of CRDA investments.

Under the Castle Services Agreement, Marina Associates was required to pay TCI-II an annual fee of $1.5 million for each year in which EBITDA exceeded $50 million. If EBITDA in any fiscal year did not exceed such amount, no annual fee was due. In addition to the annual fee, TCI-II was entitled to receive an incentive fee in an amount equal to 10% of EBITDA in excess of $45.0 million for such fiscal year. Pursuant to the Castle Services Agreement, Mr. Trump earned approximately $2.3 million, $2.2 million and $3.5 million, based on Marina Associates’ EBITDA for the years ended December 31, 2000, 2001 and 2002, respectively.

In connection with the offering of Original Notes, Mr. Trump caused TCI-II to terminate the Castle Services Agreement when the offering of Original Notes was consummated. However, any incentive compensation earned under the Castle Services Agreement in respect of 2002 but payable thereafter remains payable.

Transaction with Trump Taj Mahal Associates.    In December 2000, Trump Administration, a division of Trump Taj Mahal Associates, assumed the rights and responsibilities of Trump Casino Services, LLC, or TCS, as a result of the merger of TCS with and into Trump Taj Mahal Associates. TCS was formed in June 1996 to provide managerial, financial, accounting, purchasing, legal and other services necessary and incidental to the operations of each of the Trump casino properties pursuant to a Second Amended and Restated Services Agreement (or the Administrative Services Agreement), dated as of January 1, 1998, by and among TCS and each of (i) Trump Plaza Associates, (ii) Trump Taj Mahal Associates, (iii) Marina Associates, and (iv) Trump Indiana, Inc. The Administrative Services Agreement requires Trump Plaza Associates, Trump Taj Mahal Associates, Marina Associates and/or Trump Indiana, Inc., as the case may be, to pay Trump Administration on an allocated basis all of the costs and expenses incurred by Trump Administration in providing such services, including without limitation, all payroll and employee benefits and related costs associated with the employees utilized by Trump Administration in providing such services as well as all overhead and other expenses incurred in the ordinary course of providing the administrative services for the casinos. The term of the Administrative Services Agreement is 10 years unless terminated earlier by any of the parties upon 90 days prior written notice to each of the other parties. For the years ended December 31, 2000, 2001 and 2002, Marina Associates and Trump Indiana, Inc. incurred fees and expenses of approximately $4.9 million, $3.5 million and $3.4 million respectively, under the Administrative Services Agreement. The indentures governing the Notes limit the total amounts payable by the Company under the Administrative Services Agreement with respect to such administrative services to $6.0 million per year.

Transaction with Trump Marketing Services, LLC.    On April 27, 2001, Trump Indiana, Inc. entered into a Marketing Agreement with Trump Marketing Services, LLC, or Trump Marketing, an entity wholly-owned by THCR Holdings. Pursuant to the Marketing Agreement, Trump Marketing agreed to (i) conduct and manage all marketing and player development activities at Trump Indiana; (ii) develop and implement hotel sales and reservation systems; and (iii) develop and produce live entertainment stage shows. In addition, Trump Marketing granted to Trump Indiana, Inc. a non-exclusive right and license to use the “Trump” name in connection with casino gaming and related activities conducted by Trump Indiana, Inc. in consideration for payment of an annual fee of $2 million. In consideration of the services rendered by Trump Marketing, Trump Indiana is required to pay an annual base fee of $2.5 million plus an annual incentive fee equal to a percentage of gross operating profit (as defined in the Marketing Agreement) of Trump Indiana, Inc. in excess of a specified amount. Trump Indiana, Inc. also agreed to reimburse for reasonable and sufficiently documented expenses incurred by Trump Marketing, its officers and employees and/or agents in rendering services pursuant to the Marketing Agreement. For the years ended December 31, 2000, 2001 and 2002, Trump Marketing earned $4.7 million, $4.7 million and $6.1 million, respectively.

Prior to the closing of the offering of the Original Notes and the concurrent private offering of Original Second Priority Notes to Donald J. Trump, Trump Marketing assigned all of its rights under this Marketing Agreement to Trump Marina Associates, a guarantor of the Notes, effectively eliminating this expense on a consolidated basis. The Marketing Agreement was amended to extend the term to December 1, 2010 at the closing of the offering of Original Notes and the concurrent private offering of Original Second Priority Notes to Donald J. Trump.

Intercompany Promissory Note.    Trump Indiana, Inc. issued a promissory note, dated as of January 1, 1996 and amended and restated as of April 27, 2001, to THCR Holdings in a principal amount up to $90 million in respect of investments made in Trump Indiana, Inc. Interest on the promissory note is payable quarterly on the first day of March, June, September and December until maturity at a rate of 15% per annum. THCR Holdings contributed the promissory note to Trump Casino Holdings prior to the closing of the offering of the Original Notes and the concurrent private offering of Original Second Priority Notes to Donald J. Trump, effectively eliminating this expense on a consolidated basis. The promissory note was amended to extend the maturity date to December 1, 2010 at the closing of the offering of the Original Notes and the concurrent private offering of Original Second Priority Notes to Donald J. Trump.

Indemnification Agreements.    In March 2000, the Board of Directors of THCR authorized and directed THCR to cause Marina Associates and Trump Indiana, Inc. to enter into indemnification agreements with each of the Directors of THCR in connection with the performance of their duties as directors. In addition, directors and officers of the Issuers and the Guarantors are entitled to indemnification under their respective organizational documents.

Original Second Priority Notes.    In connection with the issuance of the Original Notes, Donald J. Trump purchased, in a concurrent private offering, $15.0 million aggregate principal amount of additional Original Second Priority Notes at the same purchase price at which the Initial Purchasers purchased the Original Second Priority Notes. A portion of the funds required by Mr. Trump to purchase such Original Second Priority Notes was obtained through a loan from an affiliate of UBS Warburg LLC, one of the Initial Purchasers. In connection with such purchase, we provided Mr. Trump with certain registration rights relating to the Original Second Priority Notes acquired by him.

THCR Preferred Stock Transaction.    Donald J. Trump was the owner of $16.7 principal amount of THCR Holdings Senior 15-1/2% Senior Notes that he had acquired through open market purchases. In connection with the issuance of the Original Notes, Mr. Trump entered into a note purchase agreement (the “Purchase Agreement”) with THCR Holdings pursuant to which Mr. Trump sold his THCR Holdings Senior Notes to THCR Holdings in exchange for 1,500 shares of Series A Preferred Stock of THCR (having an aggregate liquidation preference of $15 million), plus a cash amount equal to $1.7 million, plus the applicable redemption premium of 2.583% (approximately $432,000) and accrued interest of approximately $0.7 million on the entire $16.7 million principal amount of THCR Holdings Senior Notes sold by Mr. Trump. The terms and provisions of the Purchase Agreement were negotiated and approved by the Special Committee of the Board of Directors of THCR Donald J. Trump is not a member of the Special Committee and did not participate in the deliberations of such committee concerning the terms of the Purchase Agreement. The Board of Directors unanimously approved the Note Purchase Agreement with Mr. Trump abstaining from this vote.

Pursuant to the listing standards of the New York Stock Exchange, the issuance of the Common Stock in exchange for the Series A Preferred Stock requires approval from the holders of a majority of votes cast, in person or by proxy, at the annual meeting of THCR stockholders. On June 12, 2003, the requisite vote of THCR stockholders was obtained. Consequently, Mr. Trump may exchange the Series A Preferred Stock for Common Stock, in which event his ownership of the Common Stock of the Company on a fully diluted basis would increase from approximately 47.00% to 56.19% of the amount outstanding (assuming full conversion of Mr. Trump’s limited partnership interests in THCR Holdings and his exercise of options currently exercisable or exercisable within 60 days) and his voting power would increase from approximately 44.5% to approximately 54.5%. Mr. Trump has advised THCR that he intends to convert the Series A Preferred Stock for Common Stock. At this level of ownership and voting power, Mr. Trump, who already possesses substantial voting power, would be able to elect the entire Board of Directors of THCR without regard to the votes of any other stockholders. In addition, he would also control any other stockholder actions that requires the vote of a majority of the outstanding Common Stock of THCR, including amendments to the certificate of incorporation and bylaws of THCR, approval of a plan of merger or consolidation involving THCR, the sale of substantial assets, a plan of liquidation and other matters. Mr. Trump has advised THCR and the Company that he does not have any plans or intentions to propose or effect any transactions of this type. In addition, the various indentures pursuant to which THCR’s subsidiaries are party restrict such transactions.

Miscellaneous transactions with Donald Trump

Beginning in late 1997, Marina Associates has utilized certain facilities owned by Donald J. Trump to entertain high-end customers. We believe that the ability to utilize these facilities has enhanced Marina Associates’ revenues. In 2000, 2001 and 2002, Marina Associates incurred approximately $173,000, $7,000 and $10,000, respectively, for customer costs associated with such utilization. Also, in exchange for having Mr. Trump’s plane available to customers of Trump Marina, Marina Associates has incurred pilot costs of approximately $60,000, $60,000 and $76,000 for the years ended December 31, 2000, 2001 and 2002, respectively.

DESCRIPTION OF THE FIRST PRIORITY NOTES

The terms of the Exchange First Priority Notes are identical to the terms of the Original First Priority Notes, except that the Exchange First Priority Notes will be registered under the Securities Act, and therefore will not contain restrictions on transfer, will not contain provisions relating to additional interest, and will contain terms of an administrative nature that differ from the Original First Priority Notes. The Exchange First Priority Notes will otherwise be treated as Original First Priority Notes for purposes of the indenture governing Original First Priority Notes.

Set forth below is a summary of certain provisions of the First Priority Notes. The Original First Priority Notes were issued, and the Exchange First Priority Notes will be issued, pursuant to an Indenture (the “First Priority Indenture”), dated as of March 25, 2003, by and among Trump Casino Holdings, LLC (the “Company”) and Trump Casino Funding, Inc. (“TC Funding” and together with the Company, the “Issuers”), as joint and several obligors, Trump Marina Associates, L.P. (“Marina Associates”), Trump Marina, Inc., Trump Indiana, Inc., Trump Indiana Realty LLC, THCR Management Holdings, LLC (“Trump 29 Holdings”), THCR Management Services, LLC (“Trump 29 Services”) and certain other subsidiaries of the Company, as guarantors (collectively, the “Guarantors”), and U.S. Bank National Association, as Trustee (the “First Priority Trustee”). The following summaries of certain provisions of the First Priority Indenture and related documents are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the First Priority Indenture and exhibits thereto. Wherever particular provisions of the First Priority Indenture or related documents are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.

General

The First Priority Notes are senior obligations of the Issuers and secured as set forth under “—Security for the First Priority Notes” below. The First Priority Notes are limited in aggregate principal amount to $450.0 million, with $425.0 million in aggregate principal amount of First Priority Notes currently issued and outstanding. Additional First Priority Notes may be issued to the extent permitted to be incurred pursuant to the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests” and “—Limitation on Liens”. The First Priority Notes are guaranteed on a senior basis by the Company’s existing domestic Subsidiaries (other than TC Funding, which is one of the Issuers) and by each future material domestic Subsidiary of the Company. The term “Subsidiary,” however, does not include Unrestricted Subsidiaries. The First Priority Notes may be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The First Priority Notes are non-recourse to the Members of the Company. See “—No Personal Liability of Members, Stockholders, Officers, Directors; Non-Recourse” below.

The First Priority Notes mature on March 15, 2010. The First Priority Notes bear interest at the rate per annum (the “Base Interest Rate”) stated on the cover page hereof (subject to increase as set forth in the following paragraph) from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2003, to the persons in whose names such First Priority Notes are registered at the close of business on the March 1, June 1, September 1 or December 1 immediately preceding such interest payment date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

On or before February 28 of each fiscal year, beginning with February 28, 2004 (each such February 28, an “Interest Rate Test Date”), the Issuers shall calculate the First Priority Leverage Ratio as of and for the fiscal year ended December 31st of the immediately preceding fiscal year (the first such fiscal year being the fiscal year ending December 31, 2003). If the First Priority Leverage Ratio as of and for any such fiscal year is determined to be in excess of (x) 4.8 to 1.0, the Base Interest Rate shall increase by 0.5% per annum and (y) 5.3 to 1.0, the Base Interest Rate shall increase by 1.0% per annum, in each case from and after March 15 of such fiscal year up to but not including March 15 of the following year, at which point the interest rate on the First Priority Notes shall revert to the Base Interest Rate, subject to increase as of March 15 of such following fiscal year if the calculation of the First Priority Leverage Ratio on the Interest Rate Test Date of such following fiscal year requires an increase of the Base Interest Rate pursuant to this sentence; provided that the rate of interest on the First Priority Notes shall in no event increase by more than 1.0% as a result of the provisions of this paragraph. For each determination of the First Priority Leverage Ratio made pursuant to this paragraph, the amount in clause (a) of the definition thereof shall be reduced by the amount in the Open Market Repurchase Account as of the date of such determination.

The First Priority Trustee is acting as paying agent (“Paying Agent”) and registrar (“Registrar”). The Issuers may change the Paying Agent or Registrar without prior notice to Holders of the First Priority Notes. Unless a Default or Event of Default has occurred and is continuing, the Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

Principal of, premium, if any, and interest and Additional Interest, if any, on the First Priority Notes are payable, and the First Priority Notes may be presented for registration of transfer or exchange, at the office or agency of the Issuers maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. No service charge will be made for any registration of transfer, exchange or redemption of First Priority Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the corporate trust office of the First Priority Trustee presently located in the Borough of Manhattan, The City of New York.

Security for the First Priority Notes

Pursuant to the Collateral Documents, the First Priority Notes and the Guarantees are secured by a first priority Lien on the Collateral, subject to certain exceptions specified in the Collateral Documents or the First Priority Indenture. The Issuers and each of the Guarantors have assigned, granted and pledged as Collateral to the Collateral Agent on behalf of the First Priority Trustee for its benefit and the benefit of the Holders of the First Priority Notes a first priority Lien, subject to certain exceptions specified in the Collateral Documents or the First Priority Indenture, on each of the following items or types of collateral, whether now owned or hereafter acquired (other than to the extent constituting an Excluded Asset):

(1) all right, title and interest (including, without limitation, fee and leasehold estates) of the Issuers and the Guarantors in and to any and all material parcels of real property (including, without limitation, those comprising the Trump Marina Property and the Trump Indiana Property), together with all easements, hereditaments and appurtenances relating thereto, and all other improvements, accessions, alterations, replacements and repairs thereto and all leases and rents and other income, issues or profits derived from the foregoing interests;

(2) all right, title and interest of the Issuers and the Guarantors in and to any and all equipment, vessels (including, without limitation, the Riverboat), machinery, furniture, furnishings and fixtures, together with all supplies, additions, accessions, appurtenances, improvements, alterations, replacements and repairs thereto;

(3) all right, title and interest of the Issuers and the Guarantors in and to any and all Equity Interests owned, joint venture interests owned (including, without limitation, the Buffington Harbor Parking Associates, LLC) and intercompany notes held by the Issuers or any of the Guarantors (the Issuers and the Guarantors will use their commercially reasonable efforts to obtain the necessary consents to permit the pledge of their Equity Interests in the BHR Joint Venture as soon as reasonably practicable; however, no assurances can be given that such consents will be obtained);

(4) all right, title and interest of the Issuers and the Guarantors in and to any and all Equity Interests of Trump 29 Holdings and Trump 29 Services and all right, title and interest of Trump 29 Holdings and Trump 29 Services in and to any and all of their respective real or personal property (collectively, the “Trump 29 Assets”);

(5) all right, title and interest of the Issuers and the Guarantors in and to any and all intellectual property including, without limitation, all trademarks, service marks, patents, copyrights, trade secrets and other proprietary information;

(6) all general intangibles and contract rights relating to any and all of the items or types of property described in this paragraph, including, without limitation, the right to receive Management Fees (as such term is defined in the Trump 29 Management Agreement (as defined below)) payable pursuant to the Trump 29 Management Agreement and all other material agreements, licenses and permits entered into by, or granted to, the Issuers and the Guarantors in connection with the development, construction, maintenance, ownership and operation of the Issuers’ or the Guarantors’ properties;

(7) the Collateral Account and all cash and Cash Equivalents (including, without limitation, trust monies) deposited therein;

(8) all other property not constituting an Excluded Asset;

(9) all books and records to the extent relating to any and all of the items or types of property described in this paragraph; and

(10) all proceeds and products of any and all of the foregoing, including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect to any and all of the foregoing.

The Collateral does not include and the First Priority Notes are not be secured by the following items or types of property, whether now owned or hereafter acquired (collectively, the “Excluded Assets”):

(1) all right, title and interest of the Company and the Guarantors in and to any and all Receivables, Inventory and commercial tort claims;

(2) all right, title and interest of the Company and the Guarantors in and to any and all Gaming Licenses and certain intangible property;

(3) all right, title and interest of the Company and the Guarantors in and to any and all property subject to FF&E Financing Agreements, Capitalized Lease Obligations and Purchase Money Obligations permitted under clauses (b), (e), (f) and (g) of the definition of “Permitted Indebtedness” to the extent described below;

(4) all right, title and interest of the Company in and to any and all after-acquired property, including improvements in and to any parcel of real property constituting Collateral (other than any improvement existing on the Issue Date), to the extent that (x) such after-acquired property is acquired or constructed with the proceeds of any Indebtedness permitted to be incurred pursuant to the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests” (other than Permitted Indebtedness), (y) such property is collateral securing the obligations in respect of such Indebtedness and (z) the lien on such property is permitted to be incurred pursuant to clause (t) of the definition of “Permitted Liens”;

(5) all right, title and interest of the Company and the Guarantors in and to any and all cash, Cash Equivalents and securities and deposit accounts except as expressly provided to be part of the Collateral under the preceding paragraph;

(6) to the extent the necessary consents are not received, the Equity Interests in the BHR Joint Venture;

(7) all right, title and interest of the Company and the Guarantors in and to any and all general intangibles, books and records relating to the foregoing property described in this paragraph and all proceeds and products of any and all of the foregoing, including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect to any and all of the foregoing; and

(8) all right, title and interest, if any, of the Company and its Subsidiaries may have to use the names “Trump,” “Donald Trump” and “Donald J. Trump” (including variations thereon) and related intellectual property rights.

The personal property Collateral is pledged pursuant to a security agreement by and among the Issuers, the Guarantors and the Collateral Agent (the “Security Agreement”). The real property Collateral is secured pursuant to mortgages (the “Mortgages”) made in favor of the Collateral Agent, as mortgagee and assignee. The Riverboat is secured pursuant to a ship mortgage (the “Ship Mortgage”) made in favor of the Collateral Agent, as mortgagee.

The Liens of the First Priority Trustee on the Collateral are of first priority (subject to certain customary exclusions and encumbrances permitted by the Collateral Documents, which encumbrances will not in any case have a material adverse effect on the value or use of the Collateral subject thereto or materially interfere with the ordinary conduct of the business of the Company or the Guarantors); provided that the Company and/or the Guarantors may grant a pari passu Lien on all or a portion of the Collateral to secure up to $25.0 million of additional Indebtedness incurred pursuant to clause (g) of the definition of “Permitted Indebtedness.” See definitions of “Permitted Indebtedness” and “Permitted Liens” under “—Certain Definitions”; see “—Intercreditor Agreements.”

If an Event of Default occurs under the First Priority Indenture, the First Priority Trustee, on behalf of the Holders of the First Priority Notes, in addition to any rights or remedies available to it under the First Priority Indenture, may take or direct the Collateral Agent to take such actions as it deems advisable to protect and enforce its rights in the Collateral, including, without limitation, directing the Collateral Agent to institute foreclosure proceedings in accordance with the Collateral Documents and applicable law. The proceeds received by the Collateral Agent from any foreclosure will be applied in accordance with the terms of the Priority Intercreditor Agreement; provided that if a Pari Passu Intercreditor Agreement shall then be in effect, such proceeds shall be applied in the manner described below under “—Intercreditor Agreements—Pari Passu Intercreditor Agreement.” See “—Intercreditor Agreements—Priority Intercreditor Agreement.”

The collateral release provisions of the First Priority Indenture will permit the release from the Lien of the Collateral Documents of items of Collateral that are the subject of an Asset Sale and in other circumstances upon compliance with certain conditions. The First Priority Indenture will permit the release from the Lien of the Collateral Documents of Collateral without the substitution of additional Collateral under certain circumstances, as described under “—Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock” and “—Certain Covenants—Events of Loss.” See “—Possession, Use and Release of Collateral.” The Collateral will also be released as security for the First Priority Notes and the Guarantees upon the release of any Guarantor as described under “—Guarantees” below. See “—Possession, Use and Release of Collateral.”

As indicated above, the First Priority Indenture will permit the Company and the Guarantors to create Liens arising pursuant to certain Purchase Money Obligations, Capital Lease Obligations and the FF&E Financing Agreements, and the First Priority Notes and the Guarantees will also be effectively subordinated to such Purchase Money Obligations, Capital Lease Obligations, obligations under any FF&E Financing Agreements and other obligations secured by such Liens to the extent of any property serving as collateral for such Purchase Money Obligations or subject to such Capital Leases or FF&E Financing Agreements. See the definition of “Permitted Liens” under “—Certain Definitions.” As a result, the proceeds of the property subject to such Liens are available to pay obligations in respect of the First Priority Notes, if at all, only after such Purchase Money Obligations, Capital Lease Obligations and obligations under such FF&E Financing Agreements have been paid in full.

In addition, certain of the Company’s and the Guarantors’ intangible property that may be significant to their operations, such as computer software licenses, are by their terms not encumberable and, accordingly, are not included in the property subject to the Lien of the Collateral Documents so long as the prohibition on encumberability exists.

The ability of the Holders of the First Priority Notes to foreclose on, or to operate the casino facilities of the Casino Properties after any foreclosure on, the Collateral is subject to restrictions under applicable state gaming laws, including the approval of applicable Gaming Authorities. In addition, certain regulations and statutes in the State of Indiana and the State of New Jersey prohibit the granting of a Lien on any Gaming Licenses. Therefore, the First Priority Trustee does not have a Lien on the Company’s or the Guarantors’ Gaming Licenses necessary to operate the applicable Casino Properties. See “Risk Factors—The trustees’ ability to realize on the collateral securing the Notes may be limited.”

Intercreditor Agreements

Priority Intercreditor Agreement

On the Issue Date, the First Priority Trustee, on behalf of the Holders of the First Priority Notes, the Second Priority Trustee, on behalf of the Holders of the Second Priority Notes and U.S. Bank National Association, as collateral agent (the “Collateral Agent”) entered into an intercreditor agreement (the “Priority Intercreditor Agreement”) which was acknowledged by the Issuers and the Guarantors and provides for the allocation of the rights between the First Priority Trustee and the Second Priority Trustee with respect to the Collateral and the enforcement provision with respect thereto. Upon the incurrence of any First Priority Pari Passu Indebtedness, the Representative of such Indebtedness shall be required to acknowledge and consent to the terms of the Priority Intercreditor Agreement. The First Priority Trustee shall have the exclusive right to determine the circumstances and manner in which Collateral shall be disposed of or realized upon and the timing of such disposition or realization including but not limited to, the determination of whether to release all or any portion of the Collateral from the Lien created by the Collateral Documents and whether to exercise remedies in respect of the Collateral following an Event of Default under the First Priority Indenture.

The Priority Intercreditor Agreement provides, among other things, that:

(1) the First Priority Trustee has a security interest in the Collateral, senior and prior to the security interest of the Second Priority Trustee therein;

(2) all decisions with respect to the Collateral, including the time and method of any disposition thereof, will be made by the First Priority Trustee;

(3) as between the Obligations under the First Priority Indenture and the Second Priority Indenture, proceeds of the Collateral will be applied, first to the outstanding Obligations under the First Priority Indenture, with any remaining proceeds to be paid to the Second Priority Trustee for application in accordance with the provisions of the Second Priority Indenture;

(4) the First Priority Trustee and the Second Priority Trustee will not contest each other’s security interest in and Liens on the Collateral or contest the validity of the documents governing the First Priority Notes or the Second Priority Notes, respectively;

(5) in a bankruptcy or insolvency proceeding the Holders of the First Priority Notes may consent to the use of cash collateral in their sole discretion and may receive Liens on the property of the Company or any Subsidiary, superior to those of the Second Priority Trustee;

(6) subject to certain exceptions, in the event that the First Priority Trustee releases or agrees to release its Lien on any Collateral and sends the Second Priority Trustee notice thereof in writing, the Second Priority Trustee will be deemed to have consented to such release and the Lien of the Second Priority Trustee on such Collateral shall be automatically released and terminated; and

(7) the Collateral Agent, on behalf of the Second Priority Trustee, will not directly or indirectly seek to foreclose or realize upon, judicially or non-judicially, any Collateral or take any other enforcement action against or in respect of the Collateral, unless and until the Collateral Agreement receives the written authorization from the First Priority Trustee or unless and until the Obligations under the First Priority Notes have been indefeasibly paid in full in cash.

All action taken or directions given by the First Priority Trustee in accordance with the terms of the Priority Intercreditor Agreement shall be subject to the terms of the Pari Passu Intercreditor Agreement.

Pari Passu Intercreditor Agreement

In connection with the incurrence by the Company of any First Priority Pari Passu Indebtedness, the Collateral Agent will be authorized to enter into an intercreditor agreement (the “Pari Passu Intercreditor Agreement”) pursuant to which, among other things:

(1) the Collateral Agent shall have the exclusive right to initiate, direct or forbear from exercising any and all enforcement, foreclosure, sale or other actions relating to all or any portion of Collateral and the Representative’s sole rights in respect thereof and in respect of any such actions shall be limited to joining any judicial proceeding relating thereto;

(2) in the event that, pursuant to the provisions of subsection (1) above, the Collateral Agent forecloses on and sells or otherwise receives proceeds in respect of any of the Collateral, the proceeds of any such sale or other transaction shall be applied as follows:

First:  to the payment of all costs and expenses payable to the Collateral Agent in connection with such sale or other transaction and any legal proceedings relating thereto;

Second:  to the payment of all costs and expenses payable to the Representative, the First Priority Trustee and the Second Priority Trustee, in connection with such sale or other transaction;

Third:  pro rata to the Collateral Agent and the Representative based on (i) the aggregate principal amount of First Priority Notes then outstanding and (ii) the aggregate principal amount of First Priority Pari Passu Indebtedness then outstanding and permitted to be incurred under the First Priority Indenture;

Fourth:  any surplus, if any, remaining after payment in full of the First Priority Notes and any other amounts owing under the First Priority Indenture and the First Priority Pari Passu Indebtedness agreements, shall be paid over to the Collateral Agent based on the aggregate principal amount of Second Priority Notes then outstanding; and

Fifth:  any surplus, if any, remaining after payment in full of the Second Priority Notes and any other amounts owing under the Second Priority Indenture shall be paid over to the Issuers or to whosoever may be lawfully entitled thereto; and

(3) the Collateral Agent shall have the sole right at any time and from time to time to permit, or to forbear from permitting, the Issuers and the Guarantors to sell or convey all or any portion of property constituting Collateral to any third party. In connection with such sale or disposition of any of the Collateral, the Liens on the Collateral pursuant to the First Priority Pari Passu Indebtedness agreements shall be automatically released upon the consummation of any such transaction.

Access Intercreditor Agreement

In addition, in connection with the incurrence by the Company of any Indebtedness where the Representative in respect of such Indebtedness or the First Priority Indenture requires that an intercreditor agreement be entered into, the Collateral Agent will be authorized to enter into an access, use and intercreditor agreement (the “Access Intercreditor Agreement”). The Access Intercreditor Agreement will provide, among other things, that:

(1) the Collateral Agent and the Representative will provide notices to each other with respect to the occurrence of an event of default under the First Priority Indenture or the applicable Indebtedness, as the case may be;

(2) for a period of up to 45 days following the date of receipt by the Representative of written notice from the Collateral Agent directing the removal by the Representative of the collateral securing the property subject to Liens permitted by clauses (k), (o), (s) and (t) of the definition of “Permitted Liens”, the Representative may enter and use the properties on which the Collateral Agent has Liens and the equipment located on those properties constituting Collateral to the extent necessary to collect accounts and repossess, remove, sell or otherwise dispose of collateral securing such Indebtedness; and

(3) the Collateral Agent and the Representative shall acknowledge the respective priorities of their respective Liens in the applicable property and provide written confirmation of such priorities to the extent reasonably requested by the other person.

Guarantees

The Issuers’ obligations under the First Priority Notes, the First Priority Indenture and the Collateral Documents are jointly and severally, irrevocably and fully unconditionally guaranteed (the “Guarantees”) by the Guarantors. Each Guarantee is a senior obligation of the respective Guarantor and secured by all of the Collateral of such Guarantor, subject to certain exceptions. See “—Security for the First Priority Notes” above. The obligations of each Guarantor under its Guarantee and the Collateral Documents are limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See “—Certain Bankruptcy Limitations” below.

The First Priority Indenture further provides that in the event of a sale or other disposition of all of the Equity Interests of any Guarantor (including pursuant to a merger or consolidation) to any person other than a Guarantor, such Guarantor may be released and relieved of any obligation under its Guarantee; provided that (x) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (y) such Asset Sale and the application of the Net Asset Sale Proceeds therefrom are in accordance with the applicable provisions of the First Priority Indenture, including, without limitation, the covenants “—Limitation on Sale of Assets and Subsidiary Stock” and “—Limitation on Merger, Sale or Consolidation.”

Certain Bankruptcy Limitations

The right of the Collateral Agent to foreclose on the Collateral upon the occurrence of an Event of Default will likely be significantly impaired if a bankruptcy case under Title 11 of the Bankruptcy Code is commenced by or against any of the Issuers or Guarantors prior to such foreclosure. Once such a case is commenced, the Bankruptcy Code prohibits a secured creditor, such as the Collateral Agent, from commencing or pursuing a foreclosure on its collateral without bankruptcy court approval. Moreover, the bankruptcy court may decline to grant such approval, even if the debtor is in default under the applicable debt instruments, if it concludes that there exists or that the debtor can provide “adequate protection” for the interest of such secured creditor. The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral, as of the commencement of the case, and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of foreclosure during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict, in the event of the bankruptcy of an Issuer or Guarantor, whether and for how long payments under the First Priority Notes would be delayed, whether or when the Collateral Agent would be permitted to foreclose on the Collateral or whether or to what extent Holders of the First Priority Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.” See “Risk Factors—The value of the collateral securing the Notes may not be sufficient to pay all amounts owed under the Notes if an event of default occurs.”

The Company is a holding company conducting all of its business through Subsidiaries which have Guaranteed or will Guarantee the Issuers’ Obligations with respect to the First Priority Notes. Holders of the First Priority Notes are direct creditors of each Guarantor by virtue of its Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor’s obligations under its Guarantee, and any security interest granted to secure such Guarantee, may be subject to review and avoidance under state or federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred and such security interests granted for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration in the initial offering. See “Risk Factors—We are a holding company and the validity of the guarantees by our subsidiaries and the security interests in their assets may be limited by fraudulent conveyance laws.”

If the obligations of a Guarantor under its Guarantee and any security interests granted to secure such Guarantee were avoided, Holders of First Priority Notes would have to look to the property of any remaining Guarantors for payment. There can be no assurance in that event that such property would suffice to pay the outstanding principal and interest on the First Priority Notes. See “—Security for the First Priority Notes” above.

Optional Redemption

(a) Except as indicated below, the Issuers do not have the right to redeem any First Priority Notes prior to March 15, 2007. The First Priority Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after March 15, 2007, upon not less than 30 nor more than 60 days’ notice, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing March 15 of the years indicated below, in each case (subject to the right of Holders of record on a record date to receive interest due (and Additional Interest due, if any) on an interest payment date that is on or prior to such redemption date) together with accrued and unpaid interest (and Additional Interest, if any) thereon to the redemption date:

2007	108.719%
2008	104.359%
2009 and thereafter	100.000%

(b) Notwithstanding the foregoing paragraph, at any time prior to March 15, 2006, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of First Priority Notes issued under the First Priority Indenture at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the Net Cash Proceeds of any Equity Offering; provided that:

(1) at least 65% of the aggregate principal amount of First Priority Notes issued under the First Priority Indenture remains outstanding immediately after the occurrence of such redemption (excluding First Priority Notes held by the Company and its Subsidiaries); and

(2) the redemption must occur within 45 days after the date of the closing of such Equity Offering.

In the event of a redemption pursuant to paragraph (a) or (b) above of less than all of the First Priority Notes issued pursuant to the First Priority Indenture (other than a Required Regulatory Redemption), First Priority Notes will be chosen for redemption by the First Priority Trustee as provided in the First Priority Indenture, but, in general, pro rata or by lot. On and after the redemption date, interest ceases to accrue on such First Priority Notes or portions thereof called for redemption unless the Issuers default in the payment thereof. If a Note is redeemed subsequent to an interest record date but on or prior to the related interest payment date, then any accrued interest (and Additional Interest, if any) will be paid to the person in whose name such Note is registered at the close of business on such record date; provided that (x) no First Priority Notes of $1,000 or less will be redeemed in part and (y) if a partial redemption is made with the proceeds of an Equity Offering, the First Priority Trustee will select the First Priority Notes only on a pro rata basis on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited.

Gaming Redemption

Notwithstanding any other provision of the First Priority Indenture, if any Gaming Authority requires that a Holder or beneficial owner of First Priority Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority, or such lesser period as may be required by such Gaming Authority, or if such Holder or such beneficial owner is notified by such Gaming Authority that such Holder or beneficial owner will not be so licensed, qualified or found suitable the Holder or beneficial owner, as the case may be, will be required to dispose of its First Priority Notes within 30 days, or such lesser period as may be required by the Gaming Authority, and the Issuers will have the right to redeem the First Priority Notes of the Holder or beneficial owner, subject to the approval of any Gaming Authority, at the lesser of:

(1) the principal amount thereof plus accrued interest up to the date of notice from the Gaming Authority that such Holder or beneficial owner will not be licensed or qualified;

(2) the price at which such Holder or beneficial owner acquired such First Priority Notes; or

(3) Fair Market Value of such First Priority Notes.

Immediately upon a determination by any Gaming Authority that a Holder or beneficial owner of First Priority Notes will not be licensed, qualified or found suitable by such Gaming Authority, such Holder or beneficial owner will have no further rights with respect to the First Priority Notes:

(1) to receive any interest with respect to the First Priority Notes;

(2) to exercise, directly or through any trustee or nominee, any right conferred by the First Priority Notes; or

(3) receive any remuneration in any form for services rendered or otherwise.

Under the First Priority Indenture, the Issuers will not be required to pay or reimburse any Holder or beneficial owner of First Priority Notes who is required to apply for such license, qualification or finding of suitability for the costs of the license application or investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner. See “—Gaming Laws.”

Notice of any redemption will be sent, by first-class mail, at least 30 days and not more than 60 days (unless another notice period shall be required by applicable law or by order of any Gaming Authority) prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder’s last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or First Priority Notes in a principal amount equal to the unredeemed portion thereof will be issued.

Mandatory Redemption

The First Priority Indenture does not require the Issuers to make any mandatory redemption (other than a Gaming Redemption) or sinking fund payments with respect to the First Priority Notes.

Certain Covenants

Repurchase of First Priority Notes at the Option of the Holder upon a Change of Control

The First Priority Indenture provides that, in the event that a Change of Control has occurred, each Holder of First Priority Notes will have the right, at such Holder’s option, pursuant to an irrevocable and unconditional offer by the Company (the “Change of Control Offer”), to require the Company to repurchase all or any part of such Holder’s First Priority Notes (provided that the principal amount of such First Priority Notes must be $1,000 or an integral multiple thereof) on a date (the “Change of Control Purchase Date”) that is no later than 75 days after the occurrence of such Change of Control, at a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, together with accrued interest (and Additional Interest, if any) to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 days following a Change of Control and shall remain open for 20 Business Days following its commencement (the “Change of Control Offer Period”). Upon expiration of the Change of Control Offer Period, the Company shall purchase all First Priority Notes properly tendered in response to the Change of Control Offer. If required by applicable law, the Change of Control Purchase Date and the Change of Control Offer Period may be extended as so required; however, if so extended, it shall nevertheless constitute an Event of Default if the Change of Control Purchase Date does not occur within 90 days of the Change of Control.

As used herein, a “Change of Control” means any of the following events:

(i) THCR Holdings ceases to be the “beneficial owner,” directly or indirectly, of 65% of the Equity Interests of the Company;

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, THCR Holdings or THCR on a consolidated basis to any person or group of related persons for purposes of Section 13(d) of the Exchange Act, other than the Permitted Holder, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the First Priority Indenture);

(iii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Permitted Holder, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of THCR Holdings or THCR, or any successor thereto by merger, consolidation or otherwise, unless the Permitted Holder “beneficially owns” (as so defined), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of THCR Holdings or THCR than such other person or group and has the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of THCR Holdings or THCR (for purposes of this definition, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person “beneficially owns” (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holder “beneficially owns” (as so defined), directly or indirectly, in the aggregate, a lesser percentage of the voting power of the Voting Stock of such parent corporation and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of THCR (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of THCR is approved by the Permitted Holder or by a vote of 66 2/3% of the directors of THCR then still in office either who are directors at the beginning of such period or whose election or nomination for election was previously so approved) have ceased for any reason to constitute a majority of the Board of Directors of THCR then in office.

On or before the Change of Control Purchase Date, the Company will (i) accept for payment First Priority Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying

Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Additional Interest, if any) of all First Priority Notes so tendered and (iii) deliver to the First Priority Trustee First Priority Notes so accepted together with an Officers’ Certificate listing the First Priority Notes or portions thereof being purchased. The Paying Agent will promptly mail to the Holders of First Priority Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Additional Interest, if any), and the First Priority Trustee will promptly authenticate and mail or deliver to such Holders a new Note or First Priority Notes equal in principal amount to any unpurchased portion of the Note or First Priority Notes surrendered. Any First Priority Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The phrase “all or substantially all” of the property will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of the property of THCR Holdings or THCR has occurred. In addition, no assurances can be given that the Company will have adequate financial resources to acquire First Priority Notes tendered upon the occurrence of a Change of Control.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the First Priority Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the First Priority Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions by virtue thereof.

Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests

The First Priority Indenture provides that, except as set forth below in this covenant, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Indebtedness (other than Permitted Indebtedness) or issue any Disqualified Equity Interests (including Acquired Indebtedness). Notwithstanding the foregoing if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or issuance of Disqualified Equity Interests and (ii) on the date of such incurrence (the “Incurrence Date”), after giving effect on a pro forma basis to such incurrence of such Indebtedness or issuance of Disqualified Equity Interests, the Total Leverage Ratio of the Company as of and for the Reference Period immediately preceding the Incurrence Date, would be less than or equal to 5.0 to 1.0 and the First Priority Leverage Ratio of the Company as of and for the Reference Period immediately preceding the Incurrence Date would be less than or equal to 4.0 to 1.0, then the Company may incur such Indebtedness or issue such Disqualified Equity Interests or a Guarantor that is a Wholly-Owned Subsidiary may incur such Indebtedness.

Indebtedness of any person which is outstanding at the time such person becomes a Subsidiary of the Company, including by designation, or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable. Except to the extent provided otherwise in the definition of Permitted Indebtedness, any Guarantor may guarantee Indebtedness of the Company or another Guarantor to the extent and at the time the Company or such other Guarantor incurs such Indebtedness in compliance with this covenant.

Limitation on Restricted Payments

The First Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) the Total Leverage Ratio of the Company is greater than 4.0 to 1.0 and the First Priority Leverage Ratio of the Company is greater than 3.0 to 1.0, in each case, both before and after giving effect to such Restricted Payment; or

(3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of:

(a) 50% of the aggregate Consolidated Net Income of the Company and its Consolidated Subsidiaries for the period (taken as one accounting period) commencing on the first day of the first fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus

(b) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date and on or prior to the date of such proposed Restricted Payment from (i) the sale of its Qualified Equity Interests (other than (x) to a Subsidiary of the Company or (y) to the extent applied in connection with a Qualified Exchange) or (ii) Capital Contributions.

The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

(i) a Qualified Exchange;

(ii) payments under the Administrative Services Agreement in an amount not to exceed $6.0 million in any fiscal year;

(iii) the redemption, repurchase, retirement or other acquisition of, or any distributions or dividends to any direct or indirect parent of the Company to effect the redemption, repurchase, retirement or other acquisition of, any Equity Interests of the Company or any direct or indirect parent of the Company to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of the Company, to prevent the loss or to secure the grant or establishment of any Gaming License or other right to conduct gaming operations;

(iv) payments under any indemnification agreements in effect on the Issue Date (and any renewals or replacements thereof so long as the terms of such renewals or replacements are not less favorable to the Holders in any material respect) with the members of the Board of Directors of any direct or indirect parent of the Company;

(v) a previously earned one-time payment of incentive compensation to Trump Casinos II, Inc. for the year ended December 31, 2002, which will be paid in 2003 pursuant to a management agreement that was terminated when the Original Notes were issued;

(vi) for so long as the Company is a limited liability company or substantially similar pass-through entity for Federal income tax purposes, cash distributions made by the Company to its Members from time to time in amounts not to exceed the Permitted Tax Distributions, so long as the payments are made at the time permitted by the second sentence of the definition of Permitted Tax Distributions contained herein; or

(vii) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

The full amount of any Restricted Payment made pursuant to the foregoing clauses (iii) and (vii) of the preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

The First Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise transfer property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except:

(a) with respect to a Subsidiary that is not a Subsidiary on the date of the First Priority Indenture, any restrictions in existence at the time such person becomes a Subsidiary of the Company (but not created in connection with or in contemplation of such person becoming a Subsidiary and not applicable to any person, property or business, other than the person, property or business so acquired);

(b) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property of such Subsidiary (which restrictions shall be for the benefit of the purchaser thereof and no other person and apply only to the property of the Subsidiary to be sold);

(c) restrictions imposed by a Permitted Lien on the transfer of the respective property subject thereto;

(d) restrictions contained in the First Priority Indenture and the Collateral Documents, as the same may be amended from time to time in accordance with the terms thereof;

(e) restrictions contained in the Second Priority Indenture, as the same may be amended from time to time in accordance with the terms thereof; provided that no such amendment shall result in such restrictions being more unfavorable, taken as a whole, to the Holders of the First Priority Notes than the restrictions contained in the Second Priority Indenture as the same is in effect on the Issue Date;

(f) restrictions imposed by Gaming Authorities on the payment of dividends by entities holding Gaming Licenses;

(g) any restrictions existing under any agreement which refinances or replaces the agreements containing any restrictions in clause (a) or clause (d), provided that the terms and conditions of any such agreement are not more restrictive than those under or pursuant to the agreement evidencing the Indebtedness refinanced; and

(h) restrictions imposed under customary non-assignment provisions contained in leases and licenses entered into in the ordinary course of business.

Limitation on Liens

The First Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of its property now owned or acquired after the date of the First Priority Indenture or upon any income or profits therefrom.

Limitation on Sale of Assets and Subsidiary Stock

The First Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale unless:

(1) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the property or Equity Interests sold or otherwise disposed of in such Asset Sale;

(2) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that:

(a) the amount of any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the First Priority Notes or any guarantee thereof) that are assumed by the transferee of any such property; and

(b) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are substantially contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received in that conversion) will be deemed to be cash for purposes of this provision;

(3) if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions described under “—Possession, Use and Release of Collateral” and the Net Asset Sale Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents so deposited into the Collateral Account is included in such Net Asset Sale Proceeds, such property shall be made subject to the Lien of the First Priority Indenture and the applicable Collateral Documents; and

(4) the Company or such Subsidiary, as the case may be, applies the Net Asset Sale Proceeds as provided in the following paragraphs.

If the Net Asset Sale Proceeds (whether or not relating to Collateral) received by the Company or any of its Subsidiaries from an Asset Sale or a series of related Asset Sales is less than $10.0 million, the Company may, at its option, apply any such Net Asset Sale Proceeds (whether or not relating to Collateral) within 365 days of the related Asset Sale to the acquisition of another business or the acquisition of other long-term property, in each case, in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the Issue Date or any reasonable extensions or expansions thereof (“Replacement Assets”); provided that any Replacement Assets acquired with any Net Asset Sale Proceeds of Collateral shall be owned by the Company or by a Guarantor and shall not be subject to any Liens other than Permitted Liens (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Collateral Agent such Collateral Documents or other instruments as shall be reasonably necessary to cause such Replacement Assets to become subject to a Lien in favor of the Collateral Agent on behalf of the First Priority Trustee, for the benefit of the Holders of the First Priority Notes, securing its obligations under the First Priority Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of the First Priority Indenture applicable to After-Acquired Property).

If the Company does not use any portion of the Net Asset Sale Proceeds as described above within 365 days, such unused portion of the Net Asset Sale Proceeds shall constitute “Ordinary Excess Proceeds” subject to the provisions described below. In addition, if the Net Asset Sale Proceeds (whether or not relating to Collateral) received by the Company or any of its Subsidiaries in an Asset Sale or a series of related Asset Sales aggregates $10.0 million or more, such Net Asset Sale Proceeds shall constitute “Material Excess Proceeds” subject to the provisions described below; provided that any Net Asset Sale Proceeds received from the sale of the Riverboat shall not constitute Material Excess Proceeds if the Company applies such Net Asset Sale Proceeds within 365 days of the Asset Sale of the Riverboat to the acquisition of a Replacement Riverboat; provided further that any Replacement Riverboat shall be owned by the Company or by the Guarantor that made the Asset Sale and shall not be subject to any Liens other than Permitted Liens (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Collateral Agent such Collateral Documents or other instruments as shall be reasonably necessary to cause the Replacement Riverboat to become subject to a Lien in favor of the Collateral Agent on behalf of the First Priority Trustee, for the benefit of the Holders of the First Priority Notes, securing its obligations under the First Priority Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of the First Priority Indenture applicable to After-Acquired Property). Ordinary Excess Proceeds and Material Excess Proceeds are collectively referred to as “Excess Proceeds.”

On or prior to 365 days after any such Asset Sale or Asset Sales that cause the aggregate amount of Ordinary Excess Proceeds to exceed $10.0 million or within 10 days of the receipt of any Material Excess Proceeds (taking into account any time period for reinvestment allowed by the first proviso of the preceding paragraph), the Company will be required to make an offer or offers (each an “Asset Sale Offer”), on a pro rata basis to all Holders of First Priority Notes and to all holders of First Priority Pari Passu Indebtedness (to the extent such person’s collateral is subject to such Asset Sale) to purchase the maximum principal amount of First Priority Notes and First Priority Pari Passu Indebtedness, to the extent applicable, that may be purchased out of the aggregate amount of such Ordinary Excess Proceeds and/or Material Excess Proceeds, as the case may be.

The offer price of any Asset Sale Offer in the case of any Ordinary Excess Proceeds will be equal to 100% of the Accreted Value thereof and in the case of any Material Excess Proceeds will be 102% of the Accreted Value thereof, in each case, plus accrued and unpaid interest (and Additional Interest, if any) thereon, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in the First Priority Indenture. To the extent that the aggregate amount of First Priority Notes and First Priority Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate Excess Proceeds, the excess (a) to the extent such excess, together with any amounts still held in the Open Market Repurchase Account, is equal to or less than 10% of the aggregate principal amount of the First Priority Notes then outstanding, shall promptly be deposited in the Open Market Repurchase Account and (b) to the extent such excess, together with any amounts still held in the Open Market Repurchase Account, is more than 10% of the aggregate principal amount of the First Priority Notes then outstanding, may be used by the Issuers for any purpose not otherwise prohibited by the First Priority Indenture including, without limitation, pursuant to the “Limitation on Capital Expenditures” covenant. Upon completion of such Asset Sale Offer and the deposit of such remaining Excess Proceeds in the Collateral Account, the amount of Excess Proceeds shall be reset at zero.

All Net Asset Sale Proceeds of any Collateral in respect of any Asset Sale shall, pending their application in accordance with this covenant or the release thereof in accordance with the provisions described under “—Possession, Use and Release of Collateral” and “—Use of Trust Monies,” be deposited in the Collateral Account under the First Priority Indenture.

Any Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company will purchase the principal amount of First Priority Notes required to be purchased pursuant to this covenant (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been tendered, all First Priority Notes tendered in response to the Asset Sale Offer. Payment for any First Priority Notes so purchased will be made in the same manner as interest payments are made.

If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender First Priority Notes pursuant to the Asset Sale Offer.

On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of First Priority Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all First Priority Notes tendered, and will deliver to the First Priority Trustee an Officers’ Certificate stating that such First Priority Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the First Priority Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the First Priority Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the First Priority Notes as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations or Gaming Laws conflict with the Asset Sale provisions of the First Priority Indenture, the Company shall comply with the applicable securities laws and regulations and Gaming Laws and shall not be deemed to have breached its obligations under the Asset Sale provisions by virtue thereof.

Events of Loss

The First Priority Indenture provides that in the event of an Event of Loss with respect to any Collateral with a Fair Market Value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Guarantor, as the case may be, will apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the affected property (the “Subject Property”), with no concurrent obligation to make any purchase of any First Priority Notes; provided, however, that the Company delivers to the First Priority Trustee within 90 days of such Event of Loss:

(1) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed and operating within 365 days from the date of such certification; and

(2) an Officers’ Certificate certifying that the Company or the affected Guarantor has available from Net Loss Proceeds (including amounts collectible from the applicable insurance carrier) or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above.

Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this covenant will be deemed “Excess Loss Proceeds.” Within 10 days following the date that the aggregate amount of Excess Loss Proceeds received by the Company or the applicable Guarantor exceeds $10.0 million, the Company will make an offer, on a pro rata basis (an “Event of Loss Offer”), to all Holders of First Priority Notes and holders of First Priority Pari Passu Indebtedness (to the extent such person’s collateral is subject to such Event of Loss) with the proceeds of Events of Loss to purchase the maximum principal amount of First Priority Notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, such remaining Excess Loss Proceeds shall be deposited in the Collateral Account and shall only be released to the Issuers upon the satisfaction of the conditions to release described in the Collateral Documents. If the aggregate principal amount of First Priority Notes tendered pursuant to an Event of Loss exceeds the Excess Loss Proceeds, the First Priority Trustee will select the First Priority Notes to be purchased on a pro rata basis based on the principal amount of First Priority Notes tendered. Upon completion of any such Event of Loss Offer and the deposit of such remaining Excess Loss Proceeds in the Collateral Account, the amount of Excess Loss Proceeds shall be reset at zero.

In the event of any settlement relating to any Event of Loss, the Company or the affected Guarantor, as the case may be, will be required to receive consideration at least equal to the Fair Market Value of the property subject to the Event of Loss.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the First Priority Notes as a result of an Event of Loss. To the extent that the provisions of any securities laws or regulations conflict with the Event of Loss provisions of the First Priority Indenture, the

Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Event of Loss provisions by virtue thereof.

Excess Cash Flow Offer

In accordance with the procedures set forth below, the First Priority Notes Indenture provides that if the First Half Excess Cash Flow Offer Amount for any fiscal year is greater than zero, the Issuers will make a pro rata offer to repurchase First Priority Notes (the “First Half Excess Cash Flow Offer”) at the Excess Cash Flow Offer Price per First Priority Note in the largest principal amount that is an integral multiple of $1,000 that may be repurchased with an amount equal to the First Half Excess Cash Flow Offer Amount for such fiscal year. In addition, if the Full Fiscal Year Excess Cash Flow Offer Amount is greater than zero, the Issuers will make a pro rata offer to repurchase First Priority Notes (the “Full Fiscal Year Excess Cash Flow Offer”) at the Excess Cash Flow Offer Price per First Priority Note in the largest principal amount that is an integral multiple of $1,000 that may be repurchased with an amount equal to the Full Fiscal Year Excess Cash Flow Offer Amount for such fiscal year.

If a First Half Excess Cash Flow Offer or Full Year Excess Cash Flow Offer is required in any fiscal year, the Issuers shall mail a notice (an “Excess Cash Flow Offer Notice”) to each Holder by (i) in the case of a First Half Excess Cash Flow Offer, October 1 of such fiscal year and (ii) in the case of a Full Year Fiscal Excess Cash Flow Offer, April 1 of the subsequent fiscal year, in each case to purchase First Priority Notes on the applicable Excess Cash Flow Offer Date (as defined below) pursuant to the procedures required by the First Priority Indenture and described in such notice. Any Excess Cash Flow Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. No later than five Business Days after the termination of any Excess Cash Flow Offer (an “Excess Cash Flow Offer Date”), the Issuers will purchase, on a pro rata basis if necessary, all First Priority Notes tendered in response to such Excess Cash Flow Offer. Payment for any First Priority Notes so purchased will be made in the same manner as interest payments are made.

If any Excess Cash Flow Offer Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the person in whose name a First Priority Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose First Priority Notes are accepted for purchase pursuant to such Excess Cash Flow Offer. On or before any Excess Cash Flow Offer Date the Issuers will, to the extent lawful, accept for payment (on a pro rata basis if necessary) (a) that number of First Priority Notes (or portions thereof) that may be purchased with the applicable Excess Cash Flow Offer Amount or (b) if First Priority Notes with a Excess Cash Flow Offer Price equal to or less than the applicable Excess Cash Flow Offer Amount have been tendered, all First Priority Notes tendered, and will deliver to the First Priority Trustee an Officers’ Certificate stating the number of First Priority Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this covenant. To the extent the aggregate purchase price expended in any Excess Cash Flow Offer is less than the applicable Excess Cash Flow Offer Amount, the excess (a) to the extent such excess, together with any amounts still held in the Open Market Repurchase Account, is equal to or less than 10% of the aggregate principal amount of the First Priority Notes then outstanding, shall promptly be deposited in the Open Market Repurchase Account and (b) to the extent such excess, together with any amounts still held in the Open Market Repurchase Account, is more than 10% of the aggregate principal amount of the First Priority Notes then outstanding, may be used by the Issuers for any purpose not otherwise prohibited by the First Priority Indenture including, without limitation, pursuant to the “Limitation on Capital Expenditures” covenant. Upon completion of any Full Fiscal Year Excess Cash Flow Offer, the amount of Consolidated Excess Cash Flow shall be reset at zero. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than three Business Days after any Excess Cash Flow Offer Date) mail or deliver to each tendering Holder a cash amount equal to the purchase price of the First Priority Notes being purchased on such Excess Cash Flow Offer Date, and the First Priority Trustee, upon delivery of an Officers’ Certificate, will authenticate and mail or deliver a new First Priority Note to such Holder in a principal amount equal to the unpurchased portion of such Holder’s First

Priority Note that is surrendered. Any First Priority Note not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of any Excess Cash Flow Offer on the applicable Excess Cash Flow Offer Date.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of First Priority Notes as a result of an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with any Excess Cash Flow Offer provisions of the First Priority Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such Excess Cash Flow Offer provisions by virtue thereof.

Maintenance of Capex Reserve Account

On or prior to the Excess Cash Flow Notice Date with respect to the fiscal year ending December 31, 2003, the Company may deposit the Capex Reserve Amount into a sub-account of the Collateral Account (the “Capex Reserve Account”) which shall be maintained by the Collateral Agent until such amount is disbursed in accordance with the provisions of this covenant. The Collateral Agent shall hold and invest these funds in Cash Equivalents that will be held in the Capex Reserve Account until the funds are needed to pay for the capital expenditures provided for in the definition of “Capex Reserve Amount.” Any interest income on the funds deposited in the Capex Reserve Account shall be disbursed by the Collateral Agent into any account specified by the Company for use in any manner not prohibited by the First Priority Indenture. All of the funds and securities in the Capex Reserve Account will be pledged to the Collateral Agent on behalf of the First Priority Trustee for the benefit of the Holders. The Company will have the right to obtain a release of all or a portion of the Capex Reserve Amount from the Capex Reserve Account and from the Lien of the Collateral Documents upon compliance with the condition that the Issuers deliver to the Collateral Agent an Officers’ Certificate from the Company:

(i) requesting the release of all or a portion of the Capex Reserve Amount specifically describing the proposed capital expenditure that such Capex Reserve Amount will be used for;

(ii) stating that there is no Default or Event of Default in effect or continuing on the date thereof;

(iii) stating that the release of the Capex Reserve Amount will not result in a Default or Event of Default under the First Priority Indenture; and

(iv) stating that all conditions precedent in the First Priority Indenture relating to the release in question have been complied with.

Any funds remaining in the Capex Reserve Account on December 31, 2004 (the “Unused Capex Reserve Amount”) shall be subject to the provisions set forth under the caption “—Excess Cash Flow Offer.”

Limitation on Capital Expenditures

The First Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any capital expenditure or series of related capital expenditures in any fiscal year in excess of (A) for each of the fiscal years ending December 31, 2003 and December 31, 2004, an annual amount equal to $32.0 million (provided that up to $10.0 million may be carried forward from the fiscal year ending December 31, 2003 to the fiscal year ending December 31, 2004 by depositing such Capex Reserve Amount into the Capex Reserve Account and such amount carried forward may only be used for Marina Slot Improvements) and (B) for each fiscal year thereafter, 67% of Consolidated EBITDA for the immediately preceding fiscal year less (1) all cash interest payments included in Consolidated Interest Expense for such fiscal year and (2) all cash payments to New Jersey Casino Reinvestment Development Authority (CRDA) for such fiscal year; provided, however, that (x) the amounts available for capital expenditures in any such fiscal year shall be increased by the amount that would have been deposited in the Open Market Repurchase Account but was in excess of 10% of the aggregate principal amount of First Priority Notes then outstanding and (y) the foregoing amounts shall be in addition to any expenditures described in clause (g) of the definition of “Permitted Indebtedness.”

Limitation on Transactions with Affiliates

The First Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any contract, agreement, arrangement, understanding or transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of property or services) with any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company) unless:

(a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or transactions in a comparable transaction in arm’s-length dealings with an unaffiliated third party and, with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than:

(x) $2.0 million, such transaction or series of related transactions is approved by a majority of the members of the Board of Directors of the Company; or

(y) $10.0 million, prior to the consummation of such transaction or series of related transactions, the Company also obtains a written favorable opinion as to the fairness thereof to the Company from a financial point of view from an independent investment banking firm of national reputation; and

(b) the Company delivers an Officers’ Certificate to the First Priority Trustee certifying that such transaction or transactions comply with clause (a) above.

The foregoing restriction will not apply to (1) pro rata dividends or distributions paid in cash on any class of Equity Interests and not prohibited under “—Limitation on Restricted Payments,” (2) the Limited Liability Company Agreement as in effect on Issue Date, (3) the arrangements, as in effect on Issue Date (and any renewals or replacements thereof so long as the terms of such renewals or replacements are not less favorable to the Holders in any material respect), (x) which are described under the caption “Certain Relationships and Related Party Transactions” or (y) with the BHR Joint Venture and with Buffington Harbor Parking Associates, LLC or (4) agreements and payments not prohibited under “—Limitation on Restricted Payments.”

Limitation on Merger, Sale or Consolidation

The First Priority Indenture provides that the Company may not consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties (as an entirety or substantially as an entirety in one transaction or series of related transactions) to any person or group of affiliated persons or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a transfer of all or substantially all of the property of the Company on a Consolidated basis to any other person, unless, among other things:

(a) the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties of the Company are transferred (the “Surviving Entity”) shall be a limited liability company or corporation duly organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the First Priority Trustee, all of the obligations of the Company under the First Priority Notes, the First Priority Indenture and the Collateral Documents, and the First Priority Notes, the First Priority Indenture and the Collateral Documents shall remain in full force and effect;

(b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Event of Default or Default shall have occurred and be continuing;

(c) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company or the Surviving Entity, as applicable, is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

(d) immediately before and after giving effect to such transaction on a pro forma basis, the Company or the Surviving Entity, as applicable, could incur at least $1.00 of additional Indebtedness under the Total Leverage Ratio and First Priority Leverage Ratio tests set forth in the first paragraph of the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests”; and

(e) immediately after such transaction, the Company or the Surviving Entity, as applicable, holds all Permits required for the operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business. The Company or the Surviving Entity shall also deliver to the First Priority Trustee an Officers’ Certificate and an opinion of counsel, each stating that (i) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the First Priority Indenture and the Collateral Documents and (ii) the transaction shall not impair the rights and powers of the First Priority Trustee and Holders of the First Priority Notes under the First Priority Indenture or the Collateral Documents.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing person, the successor person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall in such case be discharged from all obligations and covenants under the First Priority Indenture, the First Priority Notes and the Collateral Documents.

Notwithstanding anything herein to the contrary, TC Funding shall, at all times that the Company is a partnership or limited liability company, be maintained as a C corporation and a directly Wholly-Owned Subsidiary of the Company.

In addition, the First Priority Indenture provides that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person unless:

(i) subject to the provisions of the second paragraph under the caption”—Guarantees” and certain other provisions of the First Priority Indenture, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the First Priority Trustee, pursuant to which such person shall unconditionally guarantee, on a senior secured basis, all of such Guarantor’s obligations under such Guarantor’s Guarantee, the First Priority Indenture and the Collateral Documents on the terms set forth in the First Priority Indenture;

(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing; and

(iii) immediately after such transaction, the surviving person holds all Permits required for operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business. The Guarantor shall also deliver to the First Priority Trustee an Officers’ Certificate and an opinion of counsel, each stating that (a) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the First Priority Indenture and the Collateral Documents and (b) the transaction shall not impair the rights and powers of the First Priority Trustee and Holders of the First Priority Notes under the First Priority Indenture or the Collateral Documents.

Limitation on BHR Joint Venture

The First Priority Indenture provides that the Company will not permit the BHR Joint Venture to, directly or indirectly:

(a) incur any Indebtedness or issue any Disqualified Equity Interests; provided that the BHR Joint Venture may incur:

(i) Indebtedness if the Company could incur at least $1.00 of additional Indebtedness under the Total Leverage Ratio and First Priority Leverage Ratio tests set forth in the first paragraph of the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests”;

(ii) Indebtedness other than Indebtedness permitted under clause (i) above; provided that after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of BHR Attributed Debt does not exceed $10.0 million; and

(iii) Indebtedness incurred to refinance any Indebtedness incurred pursuant to clause (i) above or Indebtedness of the BHR Joint Venture outstanding on the Issue Date;

(b) create, incur, assume or suffer to exist any Lien on any property of the BHR Joint Venture, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens and Liens securing Indebtedness permitted to be incurred pursuant to clause (a) above;

(c) declare or pay any dividend or make any distribution on account of any Equity Interests of the BHR Joint Venture, unless such distributions are made on a pro rata basis to all members of the BHR Joint Venture, based on each member’s ownership interest therein;

(d) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the BHR Joint Venture (other than any such Equity Interest owned by the Company or any Subsidiary); or

(e) transfer, other than in the ordinary course of business, any property of the BHR Joint Venture, unless:

(i) the BHR Joint Venture receives consideration at the time of such transfer not less than the Fair Market Value of the property subject to such transfer;

(ii) at least 75% of the consideration for such transfer is in the form of cash or Cash Equivalents or liabilities of the BHR Joint Venture that are assumed by the transferees of such property (provided that following such transfer there is not further recourse to the BHR Joint Venture with respect to such liabilities); and

(iii) within 270 days of such transfer, the net proceeds thereof are (A) invested in property related to the business of the BHR Joint Venture, (B) applied to permanently repay Indebtedness of the BHR Joint Venture, or (C) distributed to the members of the BHR Joint Venture in accordance with paragraph (c) above.

Limitation on Activities of TC Funding

TC Funding will not conduct any business (including having any Subsidiary) whatsoever, other than to comply with its obligations under the First Priority Indenture, the First Priority Notes, the Second Priority Indenture and the Second Priority Notes. TC Funding will not incur or otherwise become liable for any Indebtedness (other than the First Priority Indenture, the First Priority Notes, the Second Priority Indenture and the Second Priority Notes and any renewal, extension, substitution, refunding, refinancing or replacement thereof in accordance with the First Priority Indenture) or make any Restricted Payments.

Restriction on Certain Agreements

The First Priority Indenture provides that (i) other than employment agreements in the ordinary course of business consistent with industry practice and approved by the compensation committee and (ii) the

Administrative Services Agreement, the Company will not, and will not permit any of its Subsidiaries to, enter into any management or consulting agreement with Trump or any Affiliate of Trump.

Maintenance of Insurance

The First Priority Indenture provides that the Company will, and will cause its Subsidiaries to,

(a) obtain, prior to the Issue Date, mortgagee title insurance policies insuring a first mortgage lien on the real estate portion of the Collateral, as constituted on the Issue Date, subject to certain exceptions, in an amount not less than the principal amount of the First Priority Notes; and

(b) from and at all times after the Issue Date until the First Priority Notes have been paid in full, have and maintain in effect insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self-insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Collateral, will comply with the provisions of the First Priority Indenture and the Collateral Documents relating thereto.

All insurance with respect to the Collateral required under the First Priority Indenture (except worker’s compensation) shall name the Collateral Agent as additional insured or loss payee, as applicable. All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company may effect the insurance required by the preceding paragraph under blanket and/or umbrella policies covering properties owned or leased by Affiliates of the Company; provided that such policies otherwise comply with the First Priority Indenture.

Restriction on Sale and Issuance of Subsidiary Stock

The First Priority Indenture provides that the Company will not sell, and will not permit any of its Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of the Company to any person other than the Company or a Wholly Owned Subsidiary of the Company, except that all of the Equity Interests of a Subsidiary may be sold if such Asset Sale complies with the other provisions of the First Priority Indenture, including the covenants “—Limitation on Sale of Assets and Subsidiary Stock” and “—Limitation on Merger, Sale or Consolidation.” See “—Guarantees.”

Restriction on Repurchase or Redemption of Second Priority Notes

For so long as any First Priority Notes shall be outstanding, the Issuers shall not purchase, redeem or otherwise retire for value any Second Priority Notes, except (a) pursuant to a Qualified Exchange made in compliance with clause (b) of the definition thereof, (b) in connection with a refinancing of all of the then outstanding Second Priority Notes consummated in compliance with clause (h) of the definition of “Permitted Indebtedness” and clause (n) of the definition of “Permitted Liens” and (c) a redemption of the Second Priority Notes required pursuant to the provisions of “Description of the Second Priority Notes—Gaming Redemption.”

Future Guarantors

The First Priority Indenture provides that all present and future domestic Subsidiaries of the Company (other than TC Funding, which is one of the Issuers) jointly and severally will Guarantee irrevocably and unconditionally all principal, premium, if any, and interest and Additional Interest, if any, on the First Priority Notes on a senior basis, unless any such Subsidiary has total assets with a Fair Market Value of less than $500,000. In addition, the First Priority Indenture provides that all newly acquired or created Subsidiaries

Guaranteeing the First Priority Notes shall execute the appropriate documentation, including a supplemental indenture, and deliver certain opinions of counsel.

Limitation on Status as Investment Company

The First Priority Indenture prohibits the Company and its Subsidiaries from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended) or from otherwise becoming subject to regulation under the Investment Company Act.

Line of Business

The First Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in any business or investment activities other than a Permitted Business. Neither the Company nor any of its Subsidiaries may conduct a Permitted Business in any gaming jurisdiction in which the Company or such Subsidiary is not licensed on the Issue Date if the Holders of the First Priority Notes would be required to be licensed as a result thereof; provided, however, that the provisions described in this sentence will not prohibit the Company or any of its Subsidiaries from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the Holders, but reserves the discretionary right to require the licensing or qualification of any Holder.

Open Market Repurchases

The Issuers may repurchase First Priority Notes on the open market at any time; provided that (a) after giving effect pro forma effect to any such repurchase, no Default or Event of Default shall have occurred and be continuing and (b) such repurchase may only be funded from amounts in the Open Market Repurchase Account.

Reports

The First Priority Indenture provides that whether or not the Company or TC Funding is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, each of the Company and TC Funding will file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which each such person would have been required to file with the Securities and Exchange Commission (to the extent permitted by applicable law) pursuant to such Section 13(a) or 15(d) if such person were so subject, such documents to be filed with the Securities and Exchange Commission on or prior to the respective dates (the “Required Filing Dates”) by which such person would have been required so to file such documents if such person were so subject. Each such person will also, within 15 days of each Required Filing Date, (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders and (ii) file with the First Priority Trustee copies of the annual reports, quarterly reports and other documents which each such person would have been required to file with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if such person were subject to such Section.

Events of Default and Remedies

The First Priority Indenture defines an “Event of Default” as, among other things:

(i) the failure by the Issuers to pay any installment of interest (including any defaulted interest) or Additional Interest, if any, on the First Priority Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(ii) the failure by the Issuers to pay all or any part of the principal or premium, if any, on the First Priority Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise including, without limitation, payment of the Change of Control Purchase Price, purchase price in any Excess Cash Flow Offer, Event of Loss Offer or the Asset Sale Offer, or otherwise;

(iii) the failure by the Company or any of its Subsidiaries to observe or perform any other covenant or agreement contained in the First Priority Notes or the First Priority Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the First Priority Trustee or to the Issuers and the First Priority Trustee by the Holders of at least 25% in aggregate principal amount of the First Priority Notes outstanding;

(iv) certain events of bankruptcy, insolvency or reorganization in respect of either or both of the Issuers or any of their Significant Subsidiaries;

(v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers, any Guarantor or any of the Company’s Subsidiaries (or the payment of which is guaranteed by any Issuer or any of the Guarantors) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness, after the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(vi) final unsatisfied judgments aggregating in excess of $20.0 million at any one time rendered against either or both of the Issuers or any of their Subsidiaries and not stayed, bonded or discharged within 60 days;

(vii) the revocation, suspension or involuntary loss of any Permit which results in the cessation of all or a substantial portion of the gaming operations of either of the Casino Properties for a period of more than 90 consecutive days;

(viii) except as permitted by the First Priority Indenture and the First Priority Notes, the cessation of effectiveness of any Guarantee of the Obligations in any material respect or the finding by any judicial proceeding that any such Guarantee is unenforceable or invalid in any material respect or the denial or disaffirmation by any Guarantor in writing of its obligations under its Guarantee; or

(ix) a default by any Issuer or any Guarantor in the performance of any of their respective obligations under the Collateral Documents which materially and adversely affects the enforceability, validity, perfection or priority of the First Priority Trustee’s Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, a repudiation or disaffirmation by any Issuer or any Guarantor of its obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against any Issuer or any Guarantor for any reason.

The First Priority Indenture provides that if a Default occurs and is continuing, the First Priority Trustee generally shall, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) above), then in every such case, unless the principal of all of the First Priority Notes shall have already become due and payable, either the First Priority Trustee or the Holders of 25% in aggregate principal amount of the First Priority Notes then outstanding, by notice in writing to the Issuers (and to the First Priority Trustee if given by Holders), may, and the First Priority Trustee at the request of such Holders shall, declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (iv) above occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding First Priority Notes without any declaration or other act on the part of the First

Priority Trustee or the Holders. The Holders of a majority in aggregate principal amount of First Priority Notes (or such higher percentage as would be required to amend such provision) generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the First Priority Notes which have become due solely by such acceleration, have been cured or waived.

Prior to the declaration of acceleration of the maturity of the First Priority Notes, the Holders of not less than specified percentages in aggregate principal amount of the First Priority Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the First Priority Indenture relating to the duties of the First Priority Trustee, the First Priority Trustee will be under no obligation to exercise any of its rights or powers under the First Priority Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the First Priority Trustee reasonable security or indemnity. Subject to all provisions of the First Priority Indenture and applicable law, the Holders of not less than a majority in aggregate principal amount of the First Priority Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the First Priority Trustee or exercising any trust or power conferred on the First Priority Trustee.

Possession, Use and Release of Collateral

The First Priority Indenture provides that, unless an Event of Default shall have occurred and be continuing, the Issuers and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Collateral Agent and other than as set forth in the Collateral Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral from Lien of Collateral Documents Upon Satisfaction of Conditions

The Issuers and the Guarantors, as the case may be, will have the right to obtain a release of items of Collateral from the Lien of the Collateral Documents (other than certain Trust Monies) (the “Released Collateral”) subject to a sale or disposition, and the Collateral Agent will release the Released Collateral from the Lien of the relevant Collateral Document and reconvey the Released Collateral to the Issuers or any such Guarantor upon compliance with the condition that the Issuers deliver to the Collateral Agent the following:

(a) a notice from the Issuers requesting the release of Released Collateral, (i) specifically describing the proposed Released Collateral, (ii) specifying the Fair Market Value of such Released Collateral on a date within 60 days of such notice (the “Valuation Date”), (iii) stating that such Released Collateral is to be sold and that the consideration to be received in respect of the Released Collateral is at least equal to the Fair Market Value of the Released Collateral and is also to be made Collateral subject to the Collateral Documents, (iv) stating that the release of such Released Collateral will not impair the value of the remaining Collateral or interfere with the First Priority Trustee’s ability to realize such value and will not impair the maintenance and operation of the remaining Collateral, (v) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a person that is not an Affiliate of the Issuers or, in the event that such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with the provisions set forth under “Certain Covenants— Limitations on Transactions with Affiliates,” and (vi) certifying that if the sale of such Released Collateral constitutes an Asset Sale, such Asset Sale complies with the terms and conditions of the First Priority Indenture with respect thereto, including, without limitation, the provisions set forth under “Certain Covenants—Limitations on Sale of Assets and Subsidiary Stock”;

(b) an Officers’ Certificate of the Issuers stating that (i) such sale covers only the Released Collateral or such other property subject to the sale or disposition, (ii) all Net Asset Sale Proceeds, if any, from the sale of any of the Released Collateral will be applied pursuant to the provisions of the First Priority Indenture in respect of Asset Sales, (iii) there is no Default or Event of Default in effect or continuing on the date thereof or the Valuation Date, (iv) the release of the Collateral will not result in a Default or Event of Default under the First Priority Indenture, and (v) all conditions precedent in the First Priority Indenture relating to the release in question have been complied with; and

(c) all documentation required by the TIA, if any, prior to the release of the Released Collateral by the First Priority Trustee and, in the event that there is to be a substitution of property for the Released Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents.

The First Priority Indenture provides that the Issuers and the Guarantors also shall be entitled, subject to compliance with the conditions set forth therein, to obtain the release of Collateral which has been taken by eminent domain, condemnation or in similar circumstances.

The First Priority Indenture provides that the Issuers and the Guarantors shall be entitled to obtain a full release of all of the Collateral following legal defeasance or covenant defeasance of the First Priority Indenture as described above under “—Legal Defeasance and Covenant Defeasance.”

The First Priority Indenture provides that, upon the release of any Guarantor from its obligations under the First Priority Indenture and its Guarantee as described in the last paragraph under “—Guarantees,” such Guarantor shall be entitled to obtain the release of all of its Collateral.

Unconditional Release of Collateral from Lien of Collateral Documents

Notwithstanding the provisions of “—Release of Collateral from Lien of Collateral Documents Upon Satisfaction of Conditions” above, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Issuers and the Guarantors may, among other things, release from the Lien of the Collateral Documents (and upon the request of the Issuers the Collateral Agent will confirm any such release) without any consent by the Collateral Agent and conduct ordinary course activities with respect to Collateral in accordance with the provisions of the First Priority Indenture, including:

(a) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out or obsolete and which has an aggregate Fair Market Value of $100,000 or less;

(b) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out or obsolete and which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property;

(c) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the First Priority Indenture or any of the Collateral Documents;

(d) surrendering or modifying any franchise, license or permit subject to the Lien of the First Priority Indenture or any of the Collateral Documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

(e) demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, as conclusively determined (absent manifest error) by the Board of Directors of the Company in its good faith opinion, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Issuers and the Guarantors;

(f) granting a nonexclusive license of any intellectual property; and

(g) abandoning intellectual property which has become obsolete and not used in the business.

Use of Trust Monies

All Trust Monies (including, without limitation, all Net Asset Sale Proceeds, all Net Loss Proceeds and any Capex Reserve Amount under the covenants entitled “—Limitation on Sale of Assets and Subsidiary Stock,” “—Events of Loss” and “—Maintenance of Capex Reserve Account” required to be deposited with the Collateral Agent) shall be held by the Collateral Agent as a part of the Collateral securing the First Priority Notes and, so long as no Default or Event of Default shall have occurred and be continuing, may either:

(1) be released as contemplated by “—Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock” if such Trust Monies represent Net Asset Sale Proceeds of Collateral in respect of an Asset Sale;

(2) be released as contemplated by “—Certain Covenants—Maintenance of Capex Reserve Account” if such Trust Monies represent Capex Reserve Amount; or

(3) at the direction of the Issuers be applied by the First Priority Trustee from time to time to the payment of the principal of, premium, if any, and interest on any First Priority Notes or Second Priority Notes at maturity or upon redemption or retirement, or to the purchase of First Priority Notes or Second Priority Notes upon tender or in the open market or otherwise, in each case in compliance with the First Priority Indenture.

The Issuers may also withdraw Trust Monies constituting Net Loss Proceeds to repair or replace the relevant Collateral or provide substitute Collateral, subject to certain conditions set forth in the First Priority Indenture.

The Collateral Agent, at the request of the First Priority Trustee shall be entitled to apply any Trust Monies to cure any Event of Default. Trust Monies deposited with the Collateral Agent shall be invested in Cash Equivalents pursuant to the direction of the Issuers and, so long as no Default or Event of Default shall have occurred and be continuing, the Issuers shall be entitled to be paid, free from the Lien of the Collateral Documents, any interest or dividends accrued, earned or paid on such Cash Equivalents.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their Obligations discharged with respect to the outstanding First Priority Notes (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding First Priority Notes to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such First Priority Notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the First Priority Notes concerning issuing temporary First Priority Notes, registration of First Priority Notes, mutilated, destroyed, lost or stolen First Priority Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the First Priority Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the First Priority Indenture.

In addition, the Company may, at its option and at any time, elect to have the Obligations of the Company released with respect to certain covenants that are described in the First Priority Indenture (“Covenant Defeasance”) and thereafter any failure or omission to comply or default in complying with such Obligations will not constitute a Default or Event of Default with respect to the First Priority Notes.

In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the First Priority Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance,

(i) the Issuers must irrevocably deposit with the First Priority Trustee, in trust, for the benefit of the Holders of the First Priority Notes cash in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding First Priority Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the First Priority Notes are being defeased to maturity or to a particular redemption date;

(ii) in the case of Legal Defeasance, the Issuers will have delivered to the First Priority Trustee an opinion of counsel reasonably acceptable to the First Priority Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding First Priority Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Issuers will have delivered to the First Priority Trustee an opinion of counsel in the United States reasonably acceptable to the First Priority Trustee confirming that the Holders of the outstanding First Priority Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the First Priority Indenture) to which the Issuers, the Guarantors or any of the Company’s Subsidiaries is a party or by which the Issuers, the Guarantors or any of the Company’s Subsidiaries is bound;

(v) the Issuers must have delivered to the First Priority Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(vi) the Issuers must deliver to the First Priority Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of First Priority Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers, the Guarantors or others; and

(vii) the Issuers must deliver to the First Priority Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent to Legal Defeasance or Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all First Priority Notes not theretofore delivered to the First Priority Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the First Priority Trustee for the giving or notice of redemption by the First Priority Trustee in the name, and at the expense, of the Issuers.

Satisfaction and Discharge

The First Priority Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of First Priority Notes) as to all outstanding First Priority Notes and the First Priority Trustee, on demand of and at the expense of the Issuers, shall execute and deliver proper instruments acknowledging satisfaction and discharge of the First Priority Indenture and all Collateral Documents, when either:

(i) all such First Priority Notes theretofore authenticated and delivered (except lost, stolen or destroyed First Priority Notes which have been replaced or paid and First Priority Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the First Priority Trustee for cancellation; or

(ii) (a) all such First Priority Notes not theretofore delivered to the First Priority Trustee for cancellation have or will (upon the mailing of a notice or notices deposited with the First Priority Trustee together with irrevocable instructions to mail such notice or notices to Holders of the First Priority Notes) become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the First Priority Trustee as trust funds in the trust solely for the benefit of the Holders, an amount of money sufficient to pay and discharge the entire indebtedness on the First Priority Notes not theretofore delivered to the First Priority Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit; (b) the Issuers have paid all sums payable by them under the First Priority Indenture; and (c) the Issuers have delivered irrevocable instructions to the First Priority Trustee to apply the deposited money toward the payment of the First Priority Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the First Priority Indenture, the First Priority Notes, the Guarantees or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the First Priority Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, First Priority Notes), and any existing default or compliance with any provision of the First Priority Indenture, the First Priority Notes, the Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding First Priority Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such First Priority Notes, provided, that any such amendment or supplement to or waiver of the Collateral Documents shall require the consent of the Holders of a majority in principal amount of each of the then outstanding First Priority Notes and Second Priority Notes).

Without the consent of each Holder affected, an amendment or waiver may not:

(1) reduce the principal amount of First Priority Notes whose Holders must consent to an amendment, supplement or waiver of the First Priority Indenture, First Priority Notes, Guarantees or Collateral Documents;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the First Priority Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Interest on the First Priority Notes (except a rescission of acceleration of the First Priority Notes by the Holders of at least a majority in aggregate principal amount of the First Priority Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the First Priority Notes;

(6) make any change in the provisions of the First Priority Indenture, First Priority Notes, Guarantees or Collateral Documents relating to waivers of past Defaults or the rights of Holders of First Priority Notes to receive payments of principal of or premium, if any, or interest or Additional Interest, if any, on the First Priority Notes;

(7) amend, modify or supplement, or permit or consent to any amendment, modification or supplement of the Collateral Documents in any way that would be adverse to the Holders in any material respect (except as provided in the last sentence of under the caption “—Amendment, Supplement and Waiver”);

(8) waive a redemption payment with respect to any Note;

(9) following an event or circumstance which may give rise to the requirement to make an offer as required by the covenants described above under the captions “—Certain Covenants—Repurchase of the First Priority Notes at the Option of the Holder upon a Change of Control,” “—Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock,” “—Certain Covenants—Events of Loss,” “—Certain Covenants—Excess Cash Flow Offer,” modify the provisions of any such covenant (or related definition) in the First Priority Indenture requiring the Company to make an offer to purchase in a manner materially adverse to the Holders of First Priority Notes affected thereby; or

(10) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any Holder of First Priority Notes, the Company and the First Priority Trustee may, from time to time, amend or supplement the First Priority Indenture, the First Priority Notes, the Guarantees or the Collateral Documents to:

(1) cure any ambiguity, defect or inconsistency;

(2) provide for uncertificated First Priority Notes in addition to or in place of certificated First Priority Notes;

(3) provide for the assumption of the Issuers’ or any Guarantor’s obligations to Holders of First Priority Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or any Guarantor’s property;

(4) make any change that would provide any additional rights or benefits to the Holders of First Priority Notes or that does not adversely affect the rights under the First Priority Indenture of any such Holder; or

(5) comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the First Priority Indenture under the TIA.

In addition to the foregoing and except as provided under “—Possession, Use and Release of Collateral,” no portion of the Collateral may be released from the Lien of the Collateral Documents without the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding First Priority Notes.

Gaming Laws

In certain circumstances, Holders of the First Priority Notes may be required to qualify under the Casino Control Act as a financial source to Marina Associates or under the Riverboat Gaming Act as a financial source to Trump Indiana, Inc. and as holders of securities of the Issuers. See “—Government Regulation.” The First Priority Indenture provides that if the CCC or the Indiana Gaming Commission, as applicable, requires that a Holder (whether the record or beneficial owner) qualify under the Casino Control Act as a financial source to Marina Associates or under the Riverboat Gaming Act as a financial source to Trump Indiana, Inc. and if such Holder does not so qualify, then such Holder must dispose of his interest in the First Priority Notes within 30 days after receipt of notice of such finding, or within such earlier time as the CCC or the Indiana Gaming Commission may require, or the Issuers may redeem such First Priority Notes. If any Holder is found unqualified by the CCC or the Indiana Gaming Commission, as applicable, it is unlawful for the Holder (i) to receive any interest on the First Priority Notes, (ii) to exercise, directly or through any trustee or nominee, any right conferred by the First Priority Notes or (iii) to receive any remuneration in any form from any “Regulated Company” (including the Issuers, the Guarantors or the First Priority Trustee) for services rendered or otherwise. See  “—Optional Redemption.”

The First Priority Indenture further requires the First Priority Trustee to report the names of all record Holders of the First Priority Notes to certain Gaming Authorities promptly after the initial issuance of the First Priority Notes and prior to the scheduled expiration date of the applicable Gaming License. The First Priority Indenture also requires the First Priority Trustee to provide to such Gaming Authorities copies of all written communications from the First Priority Trustee to the Holders, notice of any default under the First Priority Notes, certain other information concerning the First Priority Trustee’s enforcement of rights under the First Priority Indenture and other matters respecting the security for the First Priority Notes.

First Priority Trustee

The First Priority Trustee is U.S. Bank National Association, a national banking association. The First Priority Indenture provides that, except during the continuance of an Event of Default, the First Priority Trustee will perform only such duties as are specifically set forth in the First Priority Indenture and the Collateral Documents. During the existence of an Event of Default, the First Priority Trustee will exercise such of the rights and powers vested in it under the First Priority Indenture and the Collateral Documents and will use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

No Personal Liability of Members, Stockholders, Officers, Directors; Non-Recourse

The First Priority Indenture provides that no direct or indirect stockholder, partner, member, employee, officer or director, as such, past, present or future, of either of the Issuers, any Guarantor or any successor entity shall have any personal liability in respect of the obligations of the Issuers or any Guarantor under the First Priority Indenture or the First Priority Notes or the Guarantees thereof by reason of his or its status as such stockholder, partner, member, employee, officer or director, except to the extent such person is an Issuer or Guarantor.

Certain Definitions

“Accreted Value” means as of any date of determination, an amount per $1,000 principal amount at maturity of the First Priority Notes that is equal to the sum of (a) the original issue price of each First Priority Note and (b) the portion of the excess of the principal amount at maturity of each Note over such original issue price which shall have been amortized through the end of the fiscal quarter immediately preceding such date.

“Acquired Indebtedness” means Indebtedness or Disqualified Equity Interests of any person (a) existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries or (b) assumed in connection with the acquisition of property from such person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition, consolidation or merger. Indebtedness shall be deemed to be incurred on the date of the related acquisition of property from any person or the date the acquired person becomes a Subsidiary, including by designation, or the date of such merger or consolidation, as applicable.

“Acquisition” means the purchase or other acquisition of any person or substantially all the property of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

“Additional First Priority Notes” means up to $25.0 million aggregate principal amount of First Priority Notes issued under the First Priority Indenture after the Issue Date.

“Additional Second Priority Notes” means Second Priority Notes issued under the Second Priority Indenture after the Issue Date.

“Administrative Services Agreement” means the Second Amended and Restated Services Agreement, dated as of January 1, 1998, by and among Trump Casino Services, L.L.C., Trump Plaza Associates, Trump Taj Mahal Associates, Marina Associates and Trump Indiana, Inc. (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect taken as a whole).

“Affiliate” means, with respect to any specified person, (a) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (b) any other person that owns, directly or indirectly, 5% or more of such person’s Equity Interests or any officer or director of any such person or other person or with respect to any natural person, any person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means property acquired after the date of the First Priority Indenture which is required to constitute Collateral pursuant to the provisions of the First Priority Indenture.

“Asset Acquisition” means (1) an Investment by the Company or any of its Subsidiaries in any other person pursuant to which such person shall become a Subsidiary of the Company or any of its Subsidiaries, or shall be merged with or into the Company or any Subsidiary of the Company or (2) the acquisition by the Company or any Subsidiary of the Company of the property of any person (other than a Subsidiary of the Company) that constitutes all or substantially all of the property of such person or comprises any division or line of business of such person or any other properties of such person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, any merger, consolidation or sale and leaseback transaction) to any person other than the Company or a Subsidiary, in one transaction or a series of related transactions, of:

(1) any Equity Interest of any Subsidiary (excluding minimum issuances of directors’ qualifying shares); or

(2) the property of the Company or any of its Subsidiaries which constitutes substantially all of an operation unit or line of business of the Company or any of its Subsidiaries; or

(3) any other property of the Company or any of its Subsidiaries outside of the ordinary course of business;

provided that notwithstanding the foregoing, the term “Asset Sale” will not include:

(a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the property of the Company and its Subsidiaries, as permitted pursuant to the covenant entitled “—Limitations on Merger, Sale or Consolidation”;

(b) the sale or lease of equipment, Inventory, Receivables or other property (including obsolete property) in the ordinary course of business and to the extent that such sales or leases are not part of a sale of the business in which such equipment was used or in which such Inventory or Receivables arose;

(c) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(e) the sale, lease, conveyance, disposition or other transfer of any property to the Company or any other Subsidiary of the Company that is a Guarantor; or

(f) the sale, lease, conveyance, disposition or other transfer of any property which has become obsolete or unfit for use, is no longer necessary in the conduct of the Company’s businesses or has a fair market value less than $100,000 as determined in good faith by the board of directors of the Company.

“Average Life” means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

“Beneficial Owner” or “beneficial owner” for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a “person” shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Berthing Agreement” means the Trump Berthing Agreement, dated as of April 23, 1996 as amended, by and between Trump Indiana, Inc. and BHR Joint Venture as the same is in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as (i) the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect or (ii) the Berthing Agreement between BHR Joint Venture and Majestic Star, LLC is simultaneously amended in analogous fashion).

“BHR Attributed Debt” means the product of (i) the aggregate principal amount of all outstanding Indebtedness incurred pursuant to clause (a) (ii) under the caption “—Limitations on BHR Joint Venture” times (ii) the Company’s percentage interest in the BHR Joint Venture; provided that any such Indebtedness shall cease to be BHR Attributed Debt, as of the first date after the date such Indebtedness is so incurred on which the Company can incur at least $1.00 of additional Indebtedness under the Total Leverage Ratio and First Priority Leverage Ratio tests set forth in the first paragraph of the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests”.

“BHR Joint Venture” means Buffington Harbor Riverboats, LLC, a Delaware limited liability company, in which Trump Indiana, Inc. currently owns a 50% membership interest, and any other flow through entity owned solely by the members of the BHR Joint Venture.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capex Reserve Amount” means up to $10.0 million of Consolidated Excess Cash Flow for the fiscal year ending December 31, 2003 (without giving effect to clause (ix) of the definition thereof) that is projected in the good faith estimation of the Company to be used for any Marina Slot Improvements during the fiscal year ending December 31, 2004.

“Capital Contribution” means, with respect to any person, that amount of money or the Fair Market Value of any property (net of liabilities to which such property is subject) irrevocably and unconditionally contributed to such person in exchange for Qualified Equity Interests of such person.

“Capitalized Lease Obligation” of any person means any obligation of such person or its Subsidiaries on a Consolidated basis under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations as reflected on the consolidated balance sheet of such person, as determined in accordance with GAAP.

“Cash Equivalents” means (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $300.0 million, and whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. or any successor rating agency, or “A-1” (or higher) according to Standard & Poor’s Ratings Service, a division of McGraw-Hill, Inc., or any successor rating agency, (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. or any successor rating agency, or “A-1” (or higher) according to Standard & Poor’s Ratings Service, a division of McGraw-Hill, Inc., or any successor rating agency and (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $300.0 million.

“Casino Properties” means, collectively, the Trump Marina Property and the Trump Indiana Property.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the property and assets described in the first paragraph under  “—Security for the First Priority Notes,” together with all other property that is from time to time subject to the Lien of the Collateral Documents.

“Collateral Account” means the collateral account established pursuant to the First Priority Indenture and the Collateral Documents.

“Collateral Documents” means, collectively, the Mortgages, the Ship Mortgage, the Security Agreement, the Priority Intercreditor Agreement, the Pari Passu Intercreditor Agreement, Access Intercreditor Agreement and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures, fiduciary assignments or other instruments evidencing or creating any security interests in favor of the Collateral Agent in all or any portion of the Collateral, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

“Consolidated EBITDA” means, with respect to any person, for any period, the Consolidated Net Income of such person for such period (determined, for purposes of this definition only, without taking into effect the last sentence of the definition thereof) adjusted to add thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of:

(i) Consolidated income tax expense;

(ii) Consolidated depreciation and amortization expense, provided that Consolidated depreciation and amortization of a Subsidiary that is a less than Wholly-Owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary;

(iii) Consolidated Fixed Charges, less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; and

(iv) Non-cash write-downs and charges related to required regulatory obligations.

“Consolidated Excess Cash Flow” means, without duplication, with respect to any person, the aggregate for such person and its subsidiaries for such period, of the following:

(i) Consolidated EBITDA (provided that for the purpose of making any calculation of Consolidated Excess Cash Flow in respect of any period in the fiscal year ending December 31, 2003, Consolidated EBITDA shall be reduced by the amount of any payments actually made pursuant to clause (v) of the second paragraph of “—Limitation on Restricted Payments”); minus

(ii) Consolidated Interest Expense; plus (minus)

(iii) changes in net working capital and accrued long-term liability accounts (provided that such changes shall be calculated before giving effect to any reclassification of debt of the Issuers or their Subsidiaries that has been repaid through the application of the proceeds of the issuance and sale, on the Issue Date, of the Original First Priority Notes and the Original Second Priority Notes); minus

(iv) non-cash gains included in net income; minus

(v) cash payments related to required regulatory obligations; minus

(vi) repayments of long-term debt (other than repayments of revolving credit borrowings that may be reborrowed and repayments financed with other long-term borrowings); minus

(vii) an amount reserved for Permitted Tax Distributions and amounts paid in respect of income taxes; minus

(viii) aggregate cash expenditures made during such period for property, plant or equipment as reflected in the consolidated balance sheet of such person; minus

(ix) with respect to the fiscal year ending on December 31, 2003, the Capex Reserve Amount.

“Consolidated Fixed Charges” of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

(a) Consolidated Interest Expense; and

(b) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such person and to the extent permitted under the First Priority Indenture, its Subsidiaries (other than dividends paid in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective, consolidated federal, state and local income tax rate of such person, expressed as a decimal.

“Consolidated Interest Expense” means, interest expensed or capitalized, paid, accrued or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letter of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period. For purposes of this definition, (x) interest on a Capitalized

Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

(a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of property outside the ordinary course of business or from the issuance or sale of any capital stock), less all fees and expenses relating thereto;

(b) the net income, if positive, of any person, other than a Consolidated Wholly-Owned Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Wholly-Owned Subsidiary of such person during such period, but in any case not in excess of such person’s pro rata share of such person’s net income for such period; and

(c) the net income, if positive, of any of such person’s Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

To the extent not already reduced thereby, Consolidated Net Income of the Company for any period shall be reduced by the aggregate amount of all Permitted Tax Distributions made during, or distributable in respect of, such period.

“Consolidated Net Worth” of any person at any date means, in the case of a limited liability company, such person’s members’ capital and, in the case of a corporation, the aggregate Consolidated stockholders’ equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the Consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity):

(a) the amount of any such stockholders’ equity attributable to Disqualified Equity Interests or treasury stock of such person and its Consolidated Subsidiaries;

(b) all upward revaluations and other write-ups in the book value of an asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date; and

(c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

“Consolidated Subsidiary” means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

“Consolidation” means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

“Contested Collateral Lien Conditions” means the following conditions:

(1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

(2) at the option and upon request of the Collateral Agent, the Issuers or any Guarantor, as applicable, shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Collateral Agent’s reasonable estimate of all interest and penalties related thereto; and

(3) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Collateral Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Collateral Documents.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Equity Interests” means, with respect to any person, an Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event (other than (i) the disqualification of the holder thereof by a Gaming Authority, (ii) an event that would constitute a Change of Control or (iii) an event that would constitute an Asset Sale) or the passage of time would be required to be redeemed or repurchased (including at the option of the holder thereof) in whole or in part on or prior to the Stated Maturity of the First Priority Notes.

“Equity Interest” of any person means any shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents (however designated) in such person’s equity, and shall in any event include any Equity Interests issued by, or member interests in, such person.

“Equity Offering” means any public offering or private sale of Equity Interests (other than Disqualified Equity Interests) of the Company pursuant to which the Company receives net proceeds of at least $20.0 million or (ii) any public offering or private sale of Equity Interests of THCR to the extent cash proceeds thereof are contributed to the equity of the Company.

“Event of Loss” means, with respect to any property, any (i) loss, destruction or damage of such property, (ii) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation or requisition of the use of such property or (iii) settlement in lieu of (ii) above.

“Excess Cash Flow Offer” means a First Half Excess Cash Flow Offer or a Full Fiscal Year Excess Cash Flow Offer, as the case may be.

“Excess Cash Flow Offer Amount” means the First Half Excess Cash Flow Offer Amount or the Full Fiscal Year Excess Cash Flow Amount, as the case may be.

“Excess Cash Flow Offer Price” means, with respect to any First Priority Note as of any Excess Cash Flow Offer Date, the sum of (i) lesser of (a) 103% of the Accreted Value of such First Priority Note as of such Excess Cash Flow Offer Date and (b) if such First Priority Note is then redeemable pursuant to paragraph (a) of “—Optional Redemption”, the redemption price of such First Priority Note at such Excess Cash Flow Offer Date if such First Priority Note were to be redeemed pursuant to “Optional Redemption” on such Excess Cash Flow Offer Date (it being understood that if such First Priority Note were not then redeemable pursuant to paragraph (a) of “—Optional Redemption”, the amount set forth in clause (a) of this definition shall apply) and (ii) the accrued and unpaid interest on such First Priority Note up to but not including such Excess Cash Flow Offer Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy and, with respect to any redemption of First Priority Notes pursuant to the applicable Gaming Laws, means:

(a) the last sales price regular way on the last trading day prior to the date of determination of such value on the largest national securities exchange (or, if said security is not listed on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”)) on which such First Priority Notes shall have traded on such trading day;

(b) if no such sales of such First Priority Notes occurred on such trading day, the mean between the “bid” and “asked” prices on such national securities exchange or as quoted on the National Market System of NASDAQ, as the case may be, on such last trading day;

(c) if the First Priority Notes are not listed or quoted on any national securities exchange or the National Market System of NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the First Priority Notes have not been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in the First Priority Notes, selected for such purpose by the Company; or

(d) if none of clauses (a) through (c) are applicable, the fair market value of such First Priority Notes as of the date of determination as determined in such manner as shall be satisfactory to the Company, which shall be entitled to rely for such purpose on the advice of any firm of investment bankers or securities dealers having familiarity with the First Priority Notes.

“FF&E Financing Agreement” means an agreement which creates a Lien upon any after-acquired tangible personal property and/or other items constituting operating assets which are financed, purchased or leased for the purpose of engaging in or developing a Related Business.

“First Half Excess Cash Flow” means, with respect to any fiscal year, the Consolidated Excess Cash Flow generated in the first two quarters of such fiscal year.

“First Half Excess Cash Flow Offer Amount” means, for any fiscal year, the First Half Excess Cash Flow for such fiscal year; provided that if (a) the First Half Excess Cash Flow for such fiscal year shall be less than $1.0 million, then the First Half Excess Cash Flow shall be deemed to be zero and (b) if such First Half Excess Cash Flow is over $5.0 million, the First Half Excess Cash Flow Offer Amount shall be deemed to be $5.0 million.

“First Priority Leverage Ratio” of any person on any date of determination (the “Transaction Date”) means the ratio, on a pro forma basis, of (a) the aggregate outstanding principal amount of the First Priority Notes and First Priority Pari Passu Indebtedness on such Transaction Date to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period immediately preceding the Transaction Date; provided that for purposes of such calculation:

(i) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculations as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also, including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the properties that are the subject of the Asset Acquisition or Asset Sale during the Reference Period) occurring during the Reference Period or any time subsequent to the last day of the Reference Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any subsidiary of such person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed;

(ii) transactions giving rise to the need to calculate the First Priority Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period; and

(iii) the incurrence of any Indebtedness or issuance of any Disqualified Equity Interests during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period.

“First Priority Pari Passu Indebtedness” means any Indebtedness (other than Additional First Priority Notes) permitted to be incurred pursuant to clause (g) of the definition of “Permitted Indebtedness” and secured by the Lien permitted to be incurred pursuant to clause (h) or clause (i) of the definition of “Permitted Liens”; provided that any such First Priority Pari Passu Indebtedness shall be on terms no less favorable in any material respect to the Company than the First Priority Notes.

“Full Fiscal Year Excess Cash Flow” means, with respect to any fiscal year, the sum of (a) the Consolidated Excess Cash Flow generated in such fiscal year plus (b) with respect to the fiscal year ending December 31, 2004 only, the Unused Capex Reserve Amount, if any.

“Full Fiscal Year Excess Cash Flow Offer Amount” means, for any fiscal year, (a) the Full Year Excess Cash Flow for such fiscal year less (b) the First Half Excess Cash Flow Offer Amount (if any) for such fiscal year; provided that if the Full Fiscal Year Excess Cash Flow for such fiscal year shall be less than $1.0 million, then the Full Fiscal Year Cash Flow shall be deemed to be zero.

“Gaming Authorities” means the New Jersey Casino Control Commission (“CCC”), the New Jersey Division of Gaming Enforcement, The Indiana Gaming Commission or any other governmental agency which regulates gaming in a jurisdiction in which the Company or any of its Subsidiaries conducts gaming activities.

“Gaming Licenses” means every material license, material franchise or other material authorization required to own, lease, operate or otherwise conduct or manage gaming in any state or jurisdiction where the Company or its Subsidiaries conduct business, and any applicable liquor licenses.

“Generally Accepted Accounting Principles” or “GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time.

“Guaranteed Debt” of any person means, without duplication, all indebtedness of any other person referred to in the definition of Indebtedness contained in this section guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement:

(a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

(b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

(c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

(d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

(e) otherwise to assure a creditor against loss; provided that the term “Guaranteed Debt” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or indemnity obligations arising in favor of officers, directors or employees.

“Holder” means a person who at any particular time is the owner of a First Priority Note.

“Indebtedness” means, with respect to any person, without duplication:

(a) all liabilities and obligations, contingent and otherwise, of such person for borrowed money or representing the balance deferred and unpaid of the purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities or in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interest of such person, or any warrants, rights or options to acquire such Equity Interest, now or hereafter outstanding;

(b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

(c) every obligation of such person issued as payment in consideration of the purchase by such person or an Affiliate of such person of the Equity Interest or all or substantially all of the property of another person or in consideration for the merger or consolidation with respect to which such person or an Affiliate of such person was a party;

(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities arising in the ordinary course of business;

(e) all obligations under Interest Swap and Hedging Obligations of such person;

(f) all Purchase Money Obligations and Capitalized Lease Obligations of such person;

(g) all indebtedness referred to in clauses (a) through (f) above of other persons and all dividends of other persons the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness;

(h) all Guaranteed Debt of such person; and

(i) all Disqualified Equity Interests of such person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the First Priority Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer (or managing general partner of the issuer) of such Disqualified Equity Interests.

“Indian Gaming” means any and all activities defined as class II or class III gaming under the Indian Gaming Regulatory Act of 1988, PL 100-497, U.S.C. § 2701 et seq., as the same may, from time to time, be amended.

“Interest Swap and Hedging Obligation” means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against changes in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Inventory” shall include all food, beverages, hotel operating supplies (including linens), china, glassware, flatware, and silverware, tobacco, property sold in retail shops, marketing gifts, fuel, uniforms, property (other than Collateral) held for sale or lease in the ordinary course of business and items consumed in the business of the Company and its Subsidiaries.

“Investment” means, with respect to any person, directly or indirectly:

(a) any advance, loan or other extension of credit or capital contribution to any other person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), excluding travel and other similar advances made to officers and employees made in the ordinary course of business;

(b) any purchase or other acquisition by such person of any Equity Interests, bonds, notes, debentures or other securities issued or owned by any other person; or

(c) other than guarantees of Indebtedness of the Issuers or any Subsidiary to the extent permitted by the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests,” the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or any other liability of any other person.

“Issue Date” means the date of first issuance of the Original First Priority Notes under the First Priority Indenture.

“Legal Requirements” means all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers of governments, federal, state and municipal.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance of any kind (whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired by an Issuer or Guarantor.

“Limited Liability Company Agreement” means the Limited Liability Company Agreement of the Company, to be dated on or prior to the Issue Date, as amended from time to time in accordance with its terms.

“Marina Slot Improvements” means all improvements, accessions, alterations, replacements and repairs to the existing, or all development or construction of new, gaming, hotel, entertainment, parking or retail facilities or related amenities at the Trump Marina Property.

“Members” means each of THCR Holdings or any additional or substitute members admitted under the Limited Liability Company Agreement so long as (i) each is a member under the Limited Liability Company Agreement, unless removed as a member in accordance with the Limited Liability Company Agreement, and (ii) no Default or Event of Default occurs as a result thereof.

“Net Asset Sale Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales and brokerage commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable by the Company or any of its Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the First Priority Notes, the Second Priority Notes, the Guarantees or the Second Priority Guarantees) secured by a Lien (provided that in the case of any Asset Sale involving Collateral, such Lien constitutes a Permitted Lien that is permitted to be prior to the Lien granted to the Collateral Agent pursuant to the Collateral Documents) on the property that was the subject of such Asset Sale and any reserve for indemnifications or any reserve for adjustment in respect of the sale price of such property established in accordance with GAAP.

“Net Cash Proceeds” of an issuance of Indebtedness or Equity Interests means the cash proceeds of such issuance, net of attorneys’ fees, accountants’ fees, brokerage, consultant, underwriting and other fees and expenses actually incurred in connection with such issuance, sale, conversion or exchange and net of any taxes paid or payable as a result thereof by the entity making such sale.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien (provided that in case of any Event of Loss involving Collateral, such Lien constitutes a Permitted Lien that is permitted to be prior to the Liens granted to the Collateral Agent pursuant to the Collateral Documents) on the property that was the subject of such Event of Loss, and any taxes attributable to such Event of Loss paid or payable as a result thereof.

“Obligation” means any principal, premium or interest payment, or Additional Interest, or monetary penalty, or damages, due by the Issuers or the Guarantors under the terms of the First Priority Notes or the First Priority Indenture.

“Open Market Repurchase Account” means an account established by the Company and funded, to the extent required, pursuant to the covenants described under “—Excess Cash Flow Offer” and “—Limitation on Sale of Assets and Subsidiary Stock.”

“Parking Lease” means the Parking Lease, dated as of June 19, 2000, by and between Buffington Harbor Parking Associates, LLC, as lessor, and Trump Indiana, Inc., as lessee, as the same is in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect).

“Permit” means any license (including, without limitation, all Gaming Licenses), franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, occupancy, operation and use of all or a material portion of either of the Casino Properties, whether held by Marina Associates, Trump Indiana, Inc. or any other person (which may be temporary or permanent) (including, without limitation, those required for the use of either of the Casino Properties as a licensed casino facility), in accordance with all applicable Legal Requirements.

“Permitted Business” means the gaming business and other businesses necessary for, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming business (including developing and operating lodging facilities, restaurants, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming business including, without limitation, Indian Gaming.

“Permitted Holder” means Trump and the spouse and descendants of Trump (including any related grantor trusts controlled by, and established and maintained for the sole benefit of, Trump or such spouse or descendants), and the estate of any of the foregoing, but no other person.

“Permitted Indebtedness” means the following:

(a) Indebtedness of the Company to any Guarantor that is a Wholly-Owned Subsidiary, and any Guarantor that is a Wholly-Owned Subsidiary to any other Guarantor that is a Wholly-Owned Subsidiary or to the Company; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and expressly subordinated in right of payment to the Company’s Obligations pursuant to the First Priority Notes, and that the date of any event that causes such Guarantor to no longer be a Wholly-Owned Subsidiary shall be an Incurrence Date;

(b) Indebtedness of the Company and the Guarantors existing on the Issue Date (other than any Indebtedness repaid with the proceeds of the offering of the Original Notes);

(c) (i) Indebtedness of the Company, TC Funding and the Guarantors in an aggregate principal amount not to exceed $425.0 million evidenced by the First Priority Notes and the Guarantees thereof and represented by the First Priority Indenture and (ii) Indebtedness of the Company, TC Funding and the Guarantors in aggregate principal amount not to exceed $65.0 million evidenced by the Second Priority Notes and the Second Priority Guarantees and represented by the Second Priority Indenture;

(d) Indebtedness of the Company represented by Interest Swap and Hedging Obligations;

(e) Indebtedness of the Company and the Guarantors represented by Purchase Money Obligations relating to after-acquired gaming or related equipment (or other after-acquired property) of the Company and the Guarantors not to exceed $5.0 million in aggregate principal amount outstanding at any time pursuant to this clause (e);

(f) Indebtedness of the Company and the Guarantors represented by FF&E Financing Agreements and/or Capitalized Lease Obligations relating to after-acquired property of (or, in the case of Capitalized Lease Obligations, leased by) the Company and the Guarantors not to exceed $25.0 million in aggregate principal amount outstanding at any time pursuant to this clause (f);

(g) Indebtedness of the Company and the Guarantors consisting of First Priority Pari Passu Indebtedness and/or Additional First Priority Notes in an aggregate amount outstanding at any time pursuant to this clause (g) of up to $25.0 million incurred for the purpose of financing all or any part of the costs of any Marina Slot Improvements or Replacement Riverboat, so long as the aggregate principal amount of such Indebtedness does not exceed 80% of the projected Fair Market Value of such Marina Slot Improvements or Replacement Riverboat as determined in the good faith judgment of the Company; provided that (1) no more than $10.0 million of such Indebtedness may be used for Marina Slot Improvements, (2) on the Incurrence Date of any such Indebtedness, the First Priority Leverage Ratio is less than or equal to 4.0 to 1.0 and (3) the aggregate principal amount of Indebtedness pursuant to this clause (g) plus the aggregate principal amount of any Additional First Priority Notes shall not exceed $25.0 million;

(h) Refinancing Indebtedness; and

(i) Indebtedness under Additional Second Priority Notes (and Second Priority Guarantees thereof) issued to pay interest on the Second Priority Notes (and Additional Second Priority Notes) in accordance with the terms of the Second Priority Indenture as in effect on the Issue Date.

“Permitted Investment” means:

(a) Investments in any of the First Priority Notes;

(b) Investments in cash or Cash Equivalents;

(c) intercompany notes to the extent permitted under clause (a) of the definition of “Permitted Indebtedness”;

(d) loans, advances or investments existing on the Issue Date;

(e) loans or advances to officers and employees of the Company or any Subsidiary in an aggregate amount not exceeding $500,000 at any one time outstanding;

(f) Interest Swap and Hedging Obligations permitted to be incurred under clause (d) of the definition of “Permitted Indebtedness”;

(g) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers, in each case arising in the ordinary course of business;

(h) Investments consisting of (x) Receivables created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (y) endorsements of negotiable instruments for collection in the ordinary course of business, and (z) lease, utility and other similar deposits in the ordinary course of business;

(i) Investments required to be made in order to comply with the rules, regulations and requirements of Gaming Authorities and/or Gaming Laws, including, but not limited to, Investments made by Marina Associates in connection with its annual investment alternative tax obligation;

(j) any Investment in any Wholly-Owned Subsidiary or any entity that upon consummation of such Investment will become a Wholly-Owned Subsidiary, other than an Unrestricted Subsidiary;

(k) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant entitled “—Limitation on Sale of Assets and Subsidiary Stock”;

(l) Investments made pursuant to the Berthing Agreement, the Parking Lease and the Trump 29 Management Agreement;

(m) Investments in Permitted Businesses not to exceed $2.0 million in any fiscal year;

(n) any Investment consisting of the extension of gaming credit to customers consistent with industry practice in the ordinary course of business; and

(o) other Investments that do not exceed $2.5 million at any time outstanding.

“Permitted Liens” means:

(a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(b) Liens in respect of property of the Issuers or any Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’ and mechanics’ Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Issuers and their Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuers and their Subsidiaries, taken as a whole, (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(c) Liens on property of the Issuers or any Subsidiary existing on the date of the First Priority Indenture;

(d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Issuers or any Subsidiary at such real property;

(e) Liens arising out of judgments or awards not resulting in a Default and in respect of which the Issuers or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $20.0 million at any time outstanding;

(f) Liens (other than any Lien imposed by the United States Employee Retirement Income Securities Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof, such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (y) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions; provided, further, that the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $10.0 million in the aggregate;

(g) Leases with respect to the properties of the Issuers or any Subsidiary or their respective Subsidiaries, in each case entered into in the ordinary course of the Issuers’ or any Subsidiary’s business, so long as such leases are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Issuers or any Subsidiary and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(h) pari passu first priority Liens on the Collateral securing the Indebtedness described in clause (g) of the definition of “Permitted Indebtedness” and incurred for the purpose of financing all or any part of the costs of any Marina Slot Improvements; provided that the Representative of such Indebtedness secured by such pari passu Liens shall have entered into a Pari Passu Intercreditor Agreement which shall be in form and substance reasonably acceptable to the First Priority Trustee;

(i) pari passu first priority Liens on the Trump Indiana Property securing the Indebtedness described in clause (g) of the definition of “Permitted Indebtedness” and incurred for the purpose of financing all or any part of the costs of a Replacement Riverboat; provided that the Representative of such Indebtedness secured by such pari passu Liens shall have entered into a Pari Passu Intercreditor Agreement which shall be in form and substance reasonably acceptable to the First Priority Trustee;

(j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuers or any Subsidiary in the ordinary course of business in accordance with the past practices of the Issuers or any Subsidiary;

(k) Liens arising pursuant to FF&E Financing Agreements, Purchase Money Obligations or Capital Lease Obligations securing the Indebtedness described in clauses (e) and (f) of the definition of “Permitted Indebtedness”; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired, leased or financed at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such FF&E Financing Agreements, Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of the Company or any Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

(l) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuers or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(m) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with the Issuers or any Subsidiary (and not created in anticipation or contemplation thereof) in accordance with the provisions of the First Priority Indenture; provided that such Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

(n) Liens securing obligations under the First Priority Indenture, the First Priority Notes, the Additional First Priority Notes, the Second Priority Notes, the Additional Second Priority Notes, the Guarantees, the Second Priority Guarantees and the Collateral Documents (and any Liens securing obligations incurred pursuant to a refinancing of all, but not less than all, of the then-outstanding Second Priority Notes and Additional Second Priority Notes) pursuant to and in accordance with clause (h) of the definition of Permitted Indebtedness, so long as any such Liens are, when taken as a whole, no less favorable to the Holders of First Priority Notes than the Liens securing the obligations under the Second Priority Indenture, the Second Priority Notes and the Second Priority Guarantees on the Issue Date); provided, that any such Liens with respect to any Additional Second Priority Notes shall only be permitted to the extent (x) such Additional Second Priority Notes shall have been issued in compliance with clause (i) of Permitted Indebtedness or (y) that on the Incurrence Date of the Indebtedness secured by such Liens, the Total Leverage Ratio of the Company, after giving effect on a pro forma basis to such incurrence of such Additional Second Priority Notes, would be 5.0 to 1.0 or less;

(o) Liens securing Acquired Indebtedness (and any Refinancing Indebtedness which refinances such Acquired Indebtedness) incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Disqualified Equity Interests”; provided that (i) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the

Issuers or a Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Issuers or a Subsidiary and (ii) such Liens do not extend to or cover any property of the Issuers or of any of the Subsidiaries other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuers or a Subsidiary;

(p) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade-secrets, know-how and processes, granted by the Issuers or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuers or any Subsidiary;

(q) Liens arising under applicable Gaming Laws, provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

(r) Liens in favor of the Issuers or any Guarantor; provided that such Liens are subject to the Liens of the Collateral Documents;

(s) Liens on all right, title and interest of the Company and the Guarantors in and to any and all (i) Receivables, Inventory and commercial tort claims, (ii) cash, Cash Equivalents, securities and deposit accounts (except as expressly provided to be part of the Collateral) and (iii) proceeds and products of any and all of the foregoing property in clauses (i) and (ii) of this clause (s), including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect thereto; and

(t) Liens on after-acquired property (other than any Marina Slot Improvements or any Replacement Riverboat) securing Indebtedness (other than Permitted Indebtedness) permitted to be incurred pursuant to the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests”; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness, (ii) any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of the Company or any Subsidiary and (iii) if necessary, the Representative of such Indebtedness secured by such Liens shall have entered into an Access Intercreditor Agreement which shall be in form and substance reasonably acceptable to the First Priority Trustee; provided, however, that (except as set forth in clause (c) (solely in respect of Equity Interests in the BHR Joint Venture and Buffington Harbor Parking Associates, LLC), (h), (i), (m), (n) and (q) above) no Liens shall be permitted to exist, directly or indirectly, on any Equity Interests, intercompany notes or other securities constituting Collateral.

“Permitted Tax Distributions” means for each tax year that the Company qualifies as a limited liability company or substantially similar pass-through entity under the Code or any similar provision of state or local law, distributions of Tax Amounts in respect of the jurisdictions in which the Company so qualifies as a limited liability company or substantially similar pass-through entity; provided that (A) prior to any Permitted Tax Distribution, a knowledgeable and duly authorized officer of the Company shall certify, and counsel reasonably acceptable to the First Priority Trustee shall opine, that the Company qualifies as a limited liability company or substantially similar pass-through entity for federal income tax purposes and under similar laws of the states in respect of which such distributions are being made and (B) at the time of such distributions, the most recent audited financial statements of the Company provide that the Company was treated as a limited liability company for federal income tax purposes for the period of such financial statements. Distributions of Tax Amounts may be made between the tenth and twentieth day of each January (provided that payments in respect of estimated state or local taxes due in January may instead, at the option of the Company, be paid during the last five days of the immediately preceding December), April, June and September, based upon the minimum estimated tax payments in respect of Tax Amounts which would then be due and payable, and during the tenth through twentieth day of April or within ten days of the reconciliation described in the immediately succeeding sentence, with respect to any additional tax payments owing in respect of the prior fiscal year. Within 60 days of the Company’s filing of the Internal Revenue Service Form 1065 for the applicable tax year, a reconciliation shall be made of the Permitted Tax Distributions actually paid versus the amount permitted to be paid as Permitted Tax Distributions based upon the final results of the applicable tax year. In addition, prior to any Permitted Tax Distributions, each Member shall have entered into a binding agreement promptly to reimburse the Company for any positive difference between the distributed amount and the Tax Amount as finally determined; provided, however, that if the Members of the Company do not promptly reimburse the Company for any positive difference between the distributed amount and the Tax Amount, then the Permitted Tax Distributions during the year in which such reimbursement should have been made shall be reduced by the unreimbursed amount until the Permitted Tax Distributions for such year are zero and, thereafter, Permitted Tax Distributions shall be reduced in the succeeding years until the unreimbursed amount not used to reduce Permitted Tax Distributions is zero.

“person” means any individual, corporation, partnership, limited or general liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Money Obligations” of any person means any obligations of such person to any seller or any other person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or Fair Market Value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

“Qualified Equity Interests” means any Equity Interest of the Company that is not Disqualified Equity Interests.

“Qualified Exchange” means (a) any repurchase, redemption or other acquisition or retirement of any shares of any class of Equity Interests of the Company on or after the Issue Date in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares, interests or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of, Qualified Equity Interests of the Company; or (b) the redemption, repayment, defeasance, repurchase or other acquisition or retirement for value of any Indebtedness of, or guaranteed by, the Company on or after the Issue Date in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale of, Qualified Equity Interests of the Company.

“Receivables” shall include all receivables arising out of the sale or lease of Inventory or the provision of services in the ordinary course of the Issuers’ or any Guarantor’s business, including all casino receivables (markers, instruments, notes and checks) both undeposited and returned, hotel receivables, credit card receivables, interest receivables and progressive jackpot receivables (wide area progressives or multiple casinos linked progressives).

“Reference Period” with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the First Priority Notes or the First Priority Indenture.

“Refinancing Indebtedness” means Indebtedness or Disqualified Equity Interests issued in exchange for, or the net proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, a “Refinancing”), any Indebtedness or Disqualified Equity Interests that was permitted to be incurred under the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests” (other than Indebtedness described in clauses (a), (d), (e), (f) and (g) of the definition of “Permitted Indebtedness”) in each case a principal amount or, in the case of Disqualified Equity Interests, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(i) the principal amount or, in the case of Disqualified Equity Interests, liquidation preference of the Indebtedness or Disqualified Equity Interests so refinanced (plus the amount of required premium, if any, and reasonable expenses incurred in connection therewith); and

(ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing (plus the amount of required premium, if any, and reasonable expenses incurred in connection therewith); provided that:

(A) such Refinancing Indebtedness of any Subsidiary shall only be used to refinance outstanding Indebtedness or Disqualified Equity Interests of such Subsidiary;

(B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Equity Interests to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the First Priority Notes than was the Indebtedness or Disqualified Equity Interests to be so refinanced;

(C) such Refinancing Indebtedness shall be secured only by the property (if any) securing the Indebtedness to be so refinanced; and

(D) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of the corresponding installment of principal of the Indebtedness or Disqualified Equity Interests to be so refinanced which was scheduled to come due prior to the Stated Maturity.

“Related Business” means the business conducted (or proposed to be conducted) by Marina Associates or Trump Indiana, Inc. as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are related businesses in Atlantic City, New Jersey or Gary, Indiana or are related to the Permitted Business.

“Replacement Riverboat” means the replacement, in any manner, of the Riverboat existing on the Issue Date including, without limitation, any replacement of such Riverboat with a riverboat, vessel, barge or improvement on real property, whether such riverboat, vessel, barge or improvement is acquired or constructed and whether or not such riverboat, vessel, barge or improvement is temporarily or permanently moored or affixed to any real property.

“Representative” means any agent on behalf of any lender, creditor or group of creditors or lenders constituting the holders of the First Priority Pari Passu Indebtedness or other Indebtedness permitted to be incurred under the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests,” including Permitted Indebtedness.

“Required Regulatory Redemption” means a redemption by the Issuers of any Holder’s First Priority Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Issuers to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any material Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified within a reasonable period of time.

“Restricted Investment” means, in one or a series of related transactions, any Investment other than Permitted Investments.

“Restricted Payment” means, with respect to any person:

(a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any Subsidiary or parent of such person;

(b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person;

(c) any purchase, redemption or other acquisition or retirement for value or any payment in respect of any amendment of the terms of or any defeasance of any Subordinated Indebtedness of, or guaranteed by, such person, any parent of such person or any Subsidiary prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness (including any payment in respect of any amendment of the terms of any such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Subordinated Indebtedness or seeks to shorten any such due date);

(d) in connection with the designation of a person as an Unrestricted Subsidiary, a Restricted Payment shall be deemed to exist in the amount provided in the definition of Unrestricted Subsidiary contained herein; and

(e) any Restricted Investment by such person;

provided that the term “Restricted Payment” does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an Issuer to the extent payable solely in shares of Qualified Equity Interests of such Issuer; or (ii) any dividend, distribution or other payment to the Company or to any of its Subsidiaries or any Guarantor.

“Riverboat” means the gaming vessel “Trump Casino”, official number 1039617, and fixtures and equipment located thereon that is docked at Buffington Harbor, Gary, Indiana or any Replacement Riverboat.

“Second Priority Guarantees” means the guarantees of the Second Priority Notes.

“Second Priority Indenture” means the indenture governing the Second Priority Notes.

“Second Priority Notes” means the 17 5/8% Second Priority Notes due 2010 issued by the Issuers.

“Second Priority Trustee” means the U.S. Bank National Association, as trustee under the Second Priority Indenture.

“Significant Subsidiary” shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

“Stated Maturity,” when used with respect to any First Priority Note, means March 15, 2010 and when used with respect to any other Indebtedness means the dates specified in such other Indebtedness as the fixed date on which the principal of such Indebtedness is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Issuers or any Guarantor that is subordinated in right of payment to the First Priority Notes or any Guarantees, respectively.

“Subsidiary” of any person means:

(i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person;

(ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof have a majority ownership interest; or

(iii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the time, general partner or a managing member and has a majority ownership interest.

Notwithstanding the foregoing, no Unrestricted Subsidiary shall be considered a Subsidiary of the Company or any of its other Subsidiaries for purposes of the First Priority Notes and the First Priority Indenture. Unless the context otherwise requires, all references herein to “Subsidiaries” shall be to the direct and indirect to Subsidiaries of the Company for purposes of the First Priority Notes and the First Priority Indenture.

“Tax Amounts” with respect to any year means an amount no greater than (a) the higher of (i) the product of (A) the taxable income of the Company (computed as if the Company were an individual taxpayer) for such year as determined in good faith by the Board of Directors of the Company and (B) the Tax Percentage and (ii) the product of (A) the alternative minimum taxable income attributable to the Company (computed as if the Company were an individual taxpayer) for such year as determined in good faith by the Board of Directors of the Company and (B) the Tax Percentage, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized (without regard to the actual realization) by its Members in the current or any prior taxable year, or portion thereof, commencing on or after the Issue Date (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods.

“Tax Percentage” means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any Member of the Company would be subject in the relevant year of determination (as certified to the First Priority Trustee by a nationally recognized tax accounting firm); provided that in no event shall the Tax Percentage be greater than the sum of (x) the highest aggregate effective marginal rate of federal, state, and local income tax or, when applicable, alternative minimum tax, to which the Company would have been subject if it were a C corporation, for federal income tax purposes, and (y) five percentage points. If any Member or Upper Tier Owner of the Company is an S corporation, limited liability company or similar pass-through entity for federal income tax purposes, the Tax Percentage shall be computed based upon the tax rates applicable to the shareholder or member of such Member or Upper Tier Owner, as the case may be.

“THCR” means Trump Hotels & Casino Resorts, Inc., a Delaware corporation.

“THCR Holdings” means Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership.

“Total Indebtedness” means all Indebtedness other than Indebtedness within the meaning of clause (d) of the definition of the term “Indebtedness.”

“Total Leverage Ratio” of any person on any Transaction Date means the ratio, on a pro forma basis, of (a) the aggregate outstanding principal amount of the Total Indebtedness on such Transaction Date to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period immediately preceding the Transaction Date; provided that for purposes of such calculation:

(i) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculations as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also, including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the properties that are the subject of the Asset Acquisition or Asset Sale during the Reference Period) occurring during the Reference Period or any time subsequent to the last day of the Reference Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any subsidiary of such person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed;

(ii) transactions giving rise to the need to calculate the Total Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period; and

(iii) the incurrence of any Indebtedness or issuance of any Disqualified Equity Interests during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period.

“Trump”, used alone, means Donald J. Trump.

“Trump Indiana Property” means, collectively, the Riverboat and hotel complex currently known as the “Trump Casino Hotel” in Gary, Indiana and ancillary structures and facilities located on the premises and all furniture, fixtures and equipment at any time contained therein and all Equity Interests in any joint ventures related thereto (to the extent owned or leased by Trump Indiana, Inc.).

“Trump Marina Property” means, collectively, the casino and hotel complex currently known as the “Trump Marina” in Atlantic City, New Jersey and ancillary structures and facilities located on the premises and all furniture, fixtures and equipment at any time contained therein.

“Trump 29 Casino” means, collectively, the casino complex currently known as the “Trump 29 Casino” in Coachella, California and any related ancillary structures and facilities existing on the Issue Date or thereafter.

“Trump 29 Management Agreement” means the Amended and Restated Gaming Facility Management Agreement dated as of March 28, 2002 between The Twenty-Nine Palms Band of Luiseno Mission Indians of California, Twenty-Nine Palms Enterprises Corporation and Trump 29 Services, as in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect taken as a whole).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trust Monies” means all cash and Cash Equivalents received by the First Priority Trustee or the Collateral Agent:

(a) upon the release of Collateral from the Lien of the First Priority Indenture or the Collateral Documents, including all Net Asset Sale Proceeds and Net Loss Proceeds;

(b) pursuant to the Collateral Documents;

(c) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the First Priority Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the First Priority Indenture or any of the Collateral Documents or otherwise; or

(d) for application as provided in the relevant provisions of the First Priority Indenture or any Collateral Document or which disposition is not otherwise specifically provided for in the First Priority Indenture or in any Collateral Document;

provided, however, that Trust Monies shall in no event include any property deposited with the First Priority Trustee for any redemption, legal defeasance or covenant defeasance of First Priority Notes, for the satisfaction and discharge of the First Priority Indenture or to pay the purchase price of First Priority Notes pursuant to a Change of Control Offer, an Asset Sale Offer, an Event of Loss Offer or an Excess Cash Flow Offer.

“Unrestricted Subsidiary” means any Subsidiary of the Company that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Company, as provided below); provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Company may designate any person (other than Marina Associates, Trump Indiana, Inc., TC Funding and any direct or indirect holder of Equity Interest therein) to be an Unrestricted Subsidiary if:

(a) no Default or Event of Default is existing or will occur as a consequence thereof;

(b) either (x) such Subsidiary, at the time of designation thereof, has no property, (y) such Subsidiary is designated an “Unrestricted Subsidiary” at the time of Acquisition by the Company, in the case of Subsidiaries acquired after the Issue Date or (z) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Total Leverage Ratio and First Priority Leverage Ratio tests set forth in the first paragraph of the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests”; and

(c) such Subsidiary does not own any Equity Interests in, or own or hold any Lien on any property of, the Company or any other Subsidiary (excluding other Unrestricted Subsidiaries).

Any such designation also constitutes a Restricted Payment (to the extent such amount is in excess of $0.00) in an amount equal to the sum of (x) the net assets of such Subsidiary at the time of the designation, unless in the case of this clause (x) the designation is made pursuant to clause (b)(y) of the first sentence of this definition, in which case the amount of consideration paid by the Company and its Subsidiaries to effect such Acquisition (excluding Qualified Equity Interests of THCR issued in connection therewith) shall be the amount for purposes of this clause (x), and (y) the maximum amount of Guaranteed Debt of the Company and its Subsidiaries in respect of the designated Subsidiary which is to be outstanding immediately after such designation, in each case for purposes of the covenant “Limitation on Restricted Payments.” Subject to the foregoing, the Company may designate any Unrestricted Subsidiary to be a Subsidiary; provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Total Leverage Ratio and First Priority Leverage Ratio tests set forth in the first paragraph of the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests.” Each such designation shall be evidenced by filing with the First Priority Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Upper Tier Owner” means (i) if a Member is an S corporation, limited liability company or similar pass-through entity for federal income tax purposes, any shareholder or member of such Member and (ii) if any such shareholder or member referred to in (i) above is an S corporation, limited liability company or similar pass-through entity for federal income tax purposes, any shareholder or member of such person.

“Voting Stock” with respect to any person means all classes of Equity Interests of such person then outstanding and normally entitled to vote in elections of directors or similar governing body of such person.

“Wholly-Owned Subsidiary” means a Subsidiary all the Equity Interests of which are owned by the Company or another Wholly-Owned Subsidiary of the Company (other than in the case of a Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other persons pursuant to applicable law).

DESCRIPTION OF THE SECOND PRIORITY NOTES

The terms of the Exchange Second Priority Notes are identical to the terms of the Original Second Priority Notes, except that the Exchange Second Priority Notes will be registered under the Securities Act, and therefore will not contain restrictions on transfer, will not contain provisions relating to additional interest, and will contain terms of an administrative nature that differ from the Original Second Priority Notes. The Exchange Second Priority Notes will otherwise be treated as Original Second Priority Notes for purposes of the indenture governing Original Second Priority Notes.

Set forth below is a summary of certain provisions of the Second Priority Notes. The Original Second Priority Notes were issued, and the Exchange Second Priority Notes will be issued, pursuant to an Indenture (the “Second Priority Indenture”), dated as of March 25, 2003, by and among Trump Casino Holdings, LLC (the “Company”) and Trump Casino Funding, Inc. (“TC Funding” and together with the Company, the “Issuers”), as joint and several obligors, Trump Marina Associates, L.P. (“Marina Associates”), Trump Marina, Inc., Trump Indiana, Inc., Trump Indiana Realty LLC, THCR Management Holdings, LLC (“Trump 29 Holdings”), THCR Management Services, LLC (“Trump 29 Services”) and certain other subsidiaries of the Company, as guarantors (collectively, the “Guarantors”), and U.S. Bank National Association, as Trustee (the “Second Priority Trustee”). The following summaries of certain provisions of the Second Priority Indenture and related documents are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Second Priority Indenture and exhibits thereto. Wherever particular provisions of the Second Priority Indenture or related documents are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.

General

The Second Priority Notes are senior obligations of the Issuers and secured as set forth under “—Security for the Second Priority Notes” below. The Second Priority Notes are unlimited in aggregate principal amount, with $50.0 million in aggregate principal amount of Second Priority Notes currently issued and outstanding. Additional Second Priority Notes may be issued as interest on the Second Priority Notes as set forth below and otherwise to the extent permitted to be incurred pursuant to the covenants “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests” and “—Limitation on Liens.” The Second Priority Notes are guaranteed on a senior basis by the Company’s existing domestic Subsidiaries (other than TC Funding, which is one of the Issuers) and by each future material domestic Subsidiary of the Company. The term “Subsidiary,” however, does not include Unrestricted Subsidiaries. The Second Priority Notes may be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Second Priority Notes are non-recourse to the Members of the Company. See “—No Personal Liability of Members, Stockholders, Officers, Directors; Non-Recourse” below.

The Second Priority Notes mature on September 15, 2010. The Second Priority Notes (x) bear interest payable in cash at the rate per annum of 11 5/8% (the “Base Interest Rate”) (subject to increase as set forth in the following paragraph) and (y) bear interest payable by the issuance of Additional Second Priority Notes having identical terms at a rate per annum equal to 6.0%, in each case from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2003, to the persons in whose names such Second Priority Notes are registered at the close of business on the March 1 or September 1 immediately preceding such interest payment date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

On or before February 28 of each fiscal year, beginning with February 28, 2004 (each such February 28, an “Interest Rate Test Date”), the Issuers shall calculate the First Priority Leverage Ratio as of and for the fiscal year ended December 31st of the immediately preceding fiscal year (the first such fiscal year being the fiscal year ending December 31, 2003). If the First Priority Leverage Ratio as of and for any such fiscal year is determined to be in excess of (x) 4.8 to 1.0, the Base Interest Rate shall increase by 0.5% per annum and (y) 5.3 to 1.0, the

Base Interest Rate shall increase by 1.0% per annum, in each case from and after March 15 of such fiscal year up to but not including March 15 of the following year, at which point the interest rate on the Second Priority Notes shall revert to the Base Interest Rate, subject to increase as of March 15 of such following fiscal year if the calculation of the First Priority Leverage Ratio on the Interest Rate Test Date of such following fiscal year requires an increase of the Base Interest Rate pursuant to this sentence; provided that the rate of interest on the Second Priority Notes payable in cash shall never increase by more than 1.0% per annum as a result of the provisions of this paragraph. For each determination of the First Priority Leverage Ratio made pursuant to this paragraph, the amount in clause (a) of the definition thereof shall be reduced by the amount in the Open Market Repurchase Account as of the date of such determination.

The Second Priority Trustee is acting as paying agent (“Paying Agent”) and registrar (“Registrar”). The Issuers may change the Paying Agent or Registrar without prior notice to Holders of the Second Priority Notes. Unless a Default or Event of Default has occurred and is continuing, the Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

Principal of, premium, if any, and interest and Additional Interest, if any, on the Second Priority Notes are payable, and the Second Priority Notes may be presented for registration of transfer or exchange, at the office or agency of the Issuers maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. No service charge will be made for any registration of transfer, exchange or redemption of Second Priority Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the corporate trust office of the Second Priority Trustee presently located in the Borough of Manhattan, The City of New York.

Security for the Second Priority Notes

Pursuant to the Collateral Documents, the Second Priority Notes and the Guarantees are secured by a second priority Lien on the Collateral, subject to certain exceptions specified in the Collateral Documents or the Second Priority Indenture. The Issuers and each of the Guarantors have assigned, granted and pledged as Collateral to the Collateral Agent on behalf of the Second Priority Trustee for its benefit and the benefit of the Holders of the Second Priority Notes a second priority Lien, subject to certain exceptions specified in the Collateral Documents or the Second Priority Indenture, on each of the following items or types of collateral, whether now owned or hereafter acquired (other than to the extent constituting an Excluded Asset):

(1) all right, title and interest (including, without limitation, fee and leasehold estates) of the Issuers and the Guarantors in and to any and all material parcels of real property (including, without limitation, those comprising the Trump Marina Property and the Trump Indiana Property), together with all easements, hereditaments and appurtenances relating thereto, and all other improvements, accessions, alterations, replacements and repairs thereto and all leases and rents and other income, issues or profits derived from the foregoing interests;

(2) all right, title and interest of the Issuers and the Guarantors in and to any and all equipment, vessels (including, without limitation, the Riverboat), machinery, furniture, furnishings and fixtures, together with all supplies, additions, accessions, appurtenances, improvements, alterations, replacements and repairs thereto;

(3) all right, title and interest of the Issuers and the Guarantors in and to any and all Equity Interests owned, joint venture interests owned (including, without limitation, the Buffington Harbor Parking Associates, LLC) and intercompany notes held by the Issuers or any of the Guarantors (the Issuers and the Guarantors will use their commercially reasonable efforts to obtain the necessary consents to permit the pledge of their Equity Interests in the BHR Joint Venture as soon as reasonably practicable; however, no assurances can be given that such consents will be obtained);

(4) all right, title and interest of the Issuers and the Guarantors in and to any and all Equity Interests of Trump 29 Holdings and Trump 29 Services and all right, title and interest of Trump 29 Holdings and Trump

29 Services in and to any and all of their respective real or personal property (collectively, the “Trump 29 Assets”);

(5) all right, title and interest of the Issuers and the Guarantors in and to any and all intellectual property including, without limitation, all trademarks, service marks, patents, copyrights, trade secrets and other proprietary information;

(6) all general intangibles and contract rights relating to any and all of the items or types of property described in this paragraph, including, without limitation, the right to receive Management Fees (as such term is defined in the Trump 29 Management Agreement (as defined below)) payable pursuant to the Trump 29 Management Agreement and all other material agreements, licenses and permits entered into by, or granted to, the Issuers and the Guarantors in connection with the development, construction, maintenance, ownership and operation of the Issuers’ or the Guarantors’ properties;

(7) the Collateral Account and all cash and Cash Equivalents (including, without limitation, trust monies) deposited therein;

(8) all other property not constituting an Excluded Asset;

(9) all books and records to the extent relating to any and all of the items or types of property described in this paragraph; and

(10) all proceeds and products of any and all of the foregoing, including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect to any and all of the foregoing.

The Collateral does not include and the Second Priority Notes are not secured by the following items or types of property, whether now owned or hereafter acquired (collectively, the “Excluded Assets”:

(1) all right, title and interest of the Company and the Guarantors in and to any and all Receivables, Inventory and commercial tort claims;

(2) all right, title and interest of the Company and the Guarantors in and to any and all Gaming Licenses and certain intangible property;

(3) all right, title and interest of the Company and the Guarantors in and to any and all property subject to FF&E Financing Agreements, Capitalized Lease Obligations and Purchase Money Obligations permitted under clauses (b), (e), (f) and (g) of the definition of “Permitted Indebtedness” to the extent described below;

(4) all right, title and interest of the Company in and to any and all after-acquired property, including improvements in and to any parcel of real property constituting Collateral (other than any improvement existing on the Issue Date), to the extent that (x) such after-acquired property is acquired or constructed with the proceeds of any Indebtedness permitted to be incurred pursuant to the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests” (other than Permitted Indebtedness), (y) such property is collateral securing the obligations in respect of such Indebtedness and (z) the lien on such property is permitted to be incurred pursuant to clause (t) of the definition of “Permitted Liens”;

(5) all right, title and interest of the Company and the Guarantors in and to any and all cash, Cash Equivalents and securities and deposit accounts except as expressly provided to be part of the Collateral under the preceding paragraph;

(6) to the extent the necessary consents are not received, the Equity Interests in the BHR Joint Venture;

(7) all right, title and interest of the Company and the Guarantors in and to any and all general intangibles, books and records relating to the foregoing property described in this paragraph and all proceeds and products of any and all of the foregoing, including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect to any and all of the foregoing; and

(8) all right, title and interest, if any, which the Company and its Subsidiaries may have to use the names “Trump,” “Donald Trump” and “Donald J. Trump” (including variations thereon) and related intellectual property rights.

The personal property Collateral is pledged pursuant to a security agreement by and among the Issuers, the Guarantors and the Collateral Agent (the “Security Agreement”). The real property Collateral is secured pursuant to mortgages (the “Mortgages”) made in favor of the Collateral Agent, as mortgagee and assignee. The Riverboat is secured pursuant to a ship mortgage (the “Ship Mortgage”) made in favor of the Collateral Agent, as mortgagee.

The Liens of the Second Priority Trustee on the Collateral are of second priority (subject to certain customary exclusions and encumbrances permitted by the Collateral Documents, which encumbrances will not in any case have a material adverse effect on the value or use of the Collateral subject thereto or materially interfere with the ordinary conduct of the business of the Company or the Guarantors), ranking junior only to the Liens of the First Priority Trustee pursuant to the First Priority Notes and First Priority Pari Passu Indebtedness. See definitions of “Permitted Indebtedness” and “Permitted Liens” under “—Certain Definitions”; see “—Intercreditor Agreements.”

If an Event of Default occurs under the Second Priority Indenture, the Second Priority Trustee, on behalf of the Holders of the Second Priority Notes, in addition to any rights or remedies available to it under the Second Priority Indenture, may take or direct the Collateral Agent to take such actions as it deems advisable to protect and enforce its rights in the Collateral, subject to the limitations on the actions of the Second Priority Trustee and the Holders of the Second Priority Notes set forth in the Priority Intercreditor Agreement. The proceeds received by the Collateral Agent from any foreclosure will be applied in accordance with the terms of the Priority Intercreditor Agreement. See “—Intercreditor Agreements—Priority Intercreditor Agreement.”

The collateral release provisions of the Second Priority Indenture will permit the release from the Lien of the Collateral Documents of items of Collateral that are the subject of an Asset Sale and in other circumstances upon compliance with certain conditions. The Second Priority Indenture will permit the release from the Lien of the Collateral Documents of Collateral without the substitution of additional Collateral under certain circumstances, as described under “—Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock” and “—Certain Covenants—Events of Loss.” See “—Possession, Use and Release of Collateral.” The Collateral will also be released as security for the Second Priority Notes and the Guarantees upon the release of any Guarantor as described under “—Guarantees” below. See “—Possession, Use and Release of Collateral.”

Notwithstanding the foregoing and subject to certain exceptions, in the event that the First Priority Trustee releases or agrees to release its Lien on any Collateral and sends the Second Priority Trustee notice thereof in writing, the Second Priority Trustee will be deemed to have consented to such release and the Lien of the Second Priority Trustee on such Collateral shall be automatically released and terminated. See “—Intercreditor Agreements.”

As indicated above, the Second Priority Indenture will permit the Company and the Guarantors to create Liens arising pursuant to certain Purchase Money Obligations, Capital Lease Obligations and the FF&E Financing Agreements, and the Second Priority Notes and the Guarantees will also be effectively subordinated to such Purchase Money Obligations, Capital Lease Obligations, obligations under any FF&E Financing Agreements and other obligations secured by such Liens to the extent of any property serving as collateral for such Purchase Money Obligations or subject to such Capital Leases or FF&E Financing Agreements. See the definition of “Permitted Liens” under “—Certain Definitions.” As a result, the proceeds of the property subject to such Liens are available to pay obligations in respect of the Second Priority Notes, if at all, only after such

Purchase Money Obligations, Capital Lease Obligations and obligations under such FF&E Financing Agreements have been paid in full.

In addition, certain of the Company’s and the Guarantors’ intangible property that may be significant to their operations, such as computer software licenses, are by their terms not encumberable and, accordingly, are not included in the property subject to the Lien of the Collateral Documents so long as the prohibition on encumberability exists.

In addition to the limitations set forth under “—Priority Intercreditor Agreement,” the ability of the Holders of the Second Priority Notes to foreclose on, or to operate the casino facilities of the Casino Properties after any foreclosure on, the Collateral is subject to restrictions under applicable state gaming laws, including the approval of applicable Gaming Authorities. In addition, certain regulations and statutes in the State of Indiana and the State of New Jersey prohibit the granting of a Lien on any Gaming Licenses. Therefore, the Second Priority Trustee does not have a Lien on the Company’s or the Guarantors’ Gaming Licenses necessary to operate the applicable Casino Properties. See “Risk Factors—The trustees’ ability to realize on the collateral securing the Notes may be limited.”

Intercreditor Agreements

Priority Intercreditor Agreement

On the Issue Date, the Second Priority Trustee, on behalf of the Holders of the Second Priority Notes, the First Priority Trustee, on behalf of the holders of the First Priority Notes and U.S. Bank National Association, as collateral agent (the “Collateral Agent”) entered into an intercreditor agreement (the “Priority Intercreditor Agreement”) which was acknowledged by the Issuers and the Guarantors and provides for the allocation of the rights between the First Priority Trustee and the Second Priority Trustee with respect to the Collateral and the enforcement provision with respect thereto. Upon the incurrence of any First Priority Pari Passu Indebtedness, the Representative of such Indebtedness shall be required to acknowledge and consent to the terms of the Priority Intercreditor Agreement. The First Priority Trustee shall have the exclusive right to determine the circumstances and manner in which Collateral shall be disposed of or realized upon and the timing of such disposition or realization including but not limited to, the determination of whether to release all or any portion of the Collateral from the Lien created by the Collateral Documents and whether to exercise remedies in respect of the Collateral following an Event of Default under the First Priority Indenture.

The Priority Intercreditor Agreement provides, among other things, that:

(1) the First Priority Trustee has a security interest in the Collateral, senior and prior to the security interest of the Second Priority Trustee therein;

(2) all decisions with respect to the Collateral, including the time and method of any disposition thereof, will be made by the First Priority Trustee;

(3) as between the Obligations under the First Priority Indenture and the Second Priority Indenture, proceeds of the Collateral will be applied, first to the outstanding Obligations under the First Priority Indenture, with any remaining proceeds to be paid to the Second Priority Trustee for application in accordance with the provisions of the Second Priority Indenture;

(4) the First Priority Trustee and the Second Priority Trustee will not contest each other’s security interest in and Liens on the Collateral or contest the validity of the documents governing the First Priority Notes or the Second Priority Notes, respectively;

(5) in a bankruptcy or insolvency proceeding the holders of the First Priority Notes may consent to the use of cash collateral in their sole discretion and may receive Liens on the property of the Company or any Subsidiary, superior to those of the Second Priority Trustee;

(6) subject to certain exceptions, in the event that the First Priority Trustee releases or agrees to release its Lien on any Collateral and sends the Second Priority Trustee notice thereof in writing, the Second Priority Trustee will be deemed to have consented to such release and the Lien of the Second Priority Trustee on such Collateral shall be automatically released and terminated; and

(7) the Collateral Agent, on behalf of the Second Priority Trustee, will not directly or indirectly seek to foreclose or realize upon, judicially or non-judicially, any Collateral or take any other enforcement action against or in respect of the Collateral, unless and until the Collateral Agreement receives the written authorization from the First Priority Trustee or unless and until the Obligations under the First Priority Notes have been indefeasibly paid in full in cash.

All action taken or directions given by the First Priority Trustee in accordance with the terms of the Priority Intercreditor Agreement shall be subject to the terms of the Pari Passu Intercreditor Agreement.

Pari Passu Intercreditor Agreement

In connection with the incurrence by the Company of any First Priority Pari Passu Indebtedness, the Collateral Agent will be authorized to enter into an intercreditor agreement (the “Pari Passu Intercreditor Agreement”) pursuant to which, among other things:

(1) the Collateral Agent shall have the exclusive right to initiate, direct or forbear from exercising any and all enforcement, foreclosure, sale or other actions relating to all or any portion of Collateral and the Representative’s sole rights in respect thereof and in respect of any such actions shall be limited to joining any judicial proceeding relating thereto;

(2) in the event that, pursuant to the provisions of subsection (1) above, the Collateral Agent forecloses on and sells or otherwise receives proceeds in respect of any of the Collateral, the proceeds of any such sale or other transaction shall be applied as follows:

First:  to the payment of all costs and expenses payable to the Collateral Agent in connection with such sale or other transaction and any legal proceedings relating thereto;

Second:  to the payment of all costs and expenses payable to the Representative, the First Priority Trustee and the Second Priority Trustee in connection with such sale or other transaction;

Third:  pro rata to the Collateral Agent and the Representative based on (i) the aggregate principal amount of First Priority Notes then outstanding and (ii) the aggregate principal amount of First Priority Pari Passu Indebtedness then outstanding and permitted to be incurred under the Second Priority Indenture;

Fourth:  any surplus, if any, remaining after payment in full of the First Priority Notes and any other amounts owing under the First Priority Indenture and the First Priority Pari Passu Indebtedness agreements, shall be paid over to the Collateral Agent based on the aggregate principal amount of Second Priority Notes then outstanding; and

Fifth:  any surplus, if any, remaining after payment in full of the Second Priority Notes and any other amounts owing under the Second Priority Indenture shall be paid over to the Issuers or to whosoever may be lawfully entitled thereto; and

(3) the Collateral Agent shall have the sole right at any time and from time to time to permit, or to forbear from permitting, the Issuers and the Guarantors to sell or convey all or any portion of property constituting Collateral to any third party. In connection with such sale or disposition of any of the Collateral, the Liens on the Collateral pursuant to the First Priority Pari Passu Indebtedness agreements shall be automatically released upon the consummation of any such transaction.

Access Intercreditor Agreement

In addition, in connection with the incurrence by the Company of any Indebtedness where the Representative in respect of such Indebtedness or the Second Priority Indenture requires that an intercreditor agreement be entered into, the Collateral Agent will be authorized to enter into an access, use and intercreditor agreement (the “Access Intercreditor Agreement”). The Access Intercreditor Agreement will provide, among other things, that:

(1) the Collateral Agent and the Representative will provide notices to each other with respect to the occurrence of an event of default under the Second Priority Indenture or the applicable Indebtedness, as the case may be;

(2) for a period of up to 45 days following the date of receipt by the Representative of written notice from the Collateral Agent directing the removal by the Representative of the collateral securing the property subject to Liens permitted by clauses (k), (o), (s) and (t) of the definition of “Permitted Liens”, the Representative may enter and use the properties on which the Collateral Agent has Liens and the equipment located on those properties constituting Collateral to the extent necessary to collect accounts and repossess, remove, sell or otherwise dispose of collateral securing such Indebtedness; and

(3) the Collateral Agent and the Representative shall acknowledge the respective priorities of their respective Liens in the applicable property and provide written confirmation of such priorities to the extent reasonably requested by the other person.

Guarantees

The Issuers’ obligations under the Second Priority Notes, the Second Priority Indenture and the Collateral Documents are jointly and severally, irrevocably and fully unconditionally guaranteed (the “Guarantees”) by the Guarantors. Each Guarantee is a senior obligation of the respective Guarantor and secured on a second-priority basis by all of the Collateral of such Guarantor, subject to certain exceptions. See “—Security for the Second Priority Notes” above. The obligations of each Guarantor under its Guarantee and the Collateral Documents are limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See  “—Certain Bankruptcy Limitations” below.

The Second Priority Indenture further provides that in the event of a sale or other disposition of all of the Equity Interests of any Guarantor (including pursuant to a merger or consolidation) to any person other than a Guarantor, such Guarantor may be released and relieved of any obligation under its Guarantee; provided that (x) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (y) such Asset Sale and the application of the Net Asset Sale Proceeds therefrom are in accordance with the applicable provisions of the Second Priority Indenture, including, without limitation, the covenants “—Limitation on Sale of Assets and Subsidiary Stock” and “—Limitation on Merger, Sale or Consolidation.”

Certain Bankruptcy Limitations

The right of the Collateral Agent to foreclose on the Collateral upon the occurrence of an Event of Default will likely be significantly impaired if a bankruptcy case under Title 11 of the Bankruptcy Code is commenced by or against any of the Issuers or Guarantors prior to such foreclosure. Once such a case is commenced, the Bankruptcy Code prohibits a secured creditor, such as the Collateral Agent, from commencing or pursuing a foreclosure on its collateral without bankruptcy court approval. Moreover, the bankruptcy court may decline to grant such approval, even if the debtor is in default under the applicable debt instruments, if it concludes that there exists or that the debtor can provide “adequate protection” for the interest of such secured creditor. The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral, as of the commencement of the case, and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of foreclosure during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict, in the event of the bankruptcy of an Issuer or Guarantor, whether and for how long payments under the Second Priority Notes would be delayed, whether or when the Collateral Agent would be permitted to foreclose on the Collateral or whether or to what extent Holders of the Second Priority Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.” See “Risk Factors—The value of the collateral securing the Notes may not be sufficient to pay all amounts owed under the Notes if an event of default occurs.”

The Company is a holding company conducting all of its business through Subsidiaries which have Guaranteed or will Guarantee the Issuers’ Obligations with respect to the Second Priority Notes. Holders of the Second Priority Notes are direct creditors of each Guarantor by virtue of its Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor’s obligations under its Guarantee, and any security interest granted to secure such Guarantee, may be subject to review and avoidance under state or federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred and such security interests granted for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration in the initial offering. See “Risk Factors—We are a holding company and the validity of the guarantees by our subsidiaries and the security interests in their assets may be limited by fraudulent conveyance laws.”

If the obligations of a Guarantor under its Guarantee and any security interests granted to secure such Guarantee were avoided, Holders of Second Priority Notes would have to look to the property of any remaining Guarantors for payment. There can be no assurance in that event that such property would suffice to pay the outstanding principal and interest on the Second Priority Notes. See “—Security for the Second Priority Notes” above.

Optional Redemption

(a) Except as indicated below, the Issuers do not have the right to redeem any Second Priority Notes prior to March 15, 2007. The Second Priority Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after March 15, 2007, upon not less than 30 nor more than 60 days’ notice, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing March 15 of the years indicated below, in each case (subject to the right of Holders of record on a record date to receive interest due (and Additional Interest due, if any) on an interest payment date that is on or prior to such redemption date) together with accrued and unpaid interest (and Additional Interest, if any) thereon to the redemption date:

2007	108.719%
2008	104.359%
2009 and thereafter	100.000%

(b) Notwithstanding the foregoing paragraph, at any time prior to March 15, 2006, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of Second Priority Notes issued under the Second Priority Indenture at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the Net Cash Proceeds of any Equity Offering; provided that:

(1) at least 65% of the aggregate principal amount of Second Priority Notes issued under the Second Priority Indenture remains outstanding immediately after the occurrence of such redemption (excluding Second Priority Notes held by the Company and its Subsidiaries); and

(2) the redemption must occur within 45 days after the date of the closing of such Equity Offering.

(c) Notwithstanding paragraphs (a) and (b) above, the First Priority Indenture shall not permit the Issuers to redeem any Second Priority Notes except in accordance with the provisions of “—Restriction on Repurchase or Redemption of Second Priority Notes.”

In the event of a redemption pursuant to paragraph (a) or (b) above of less than all of the Second Priority Notes issued pursuant to the Second Priority Indenture (other than a Required Regulatory Redemption), Second Priority Notes will be chosen for redemption by the Second Priority Trustee as provided in the Second Priority Indenture, but, in general, pro rata or by lot. On and after the redemption date, interest ceases to accrue on such Second Priority Notes or portions thereof called for redemption unless the Issuers default in the payment thereof. If a Second Priority Note is redeemed subsequent to an interest record date but on or prior to the related interest payment date, then any accrued interest (and Additional Interest, if any) will be paid to the person in whose name such Second Priority Note is registered at the close of business on such record date; provided that (x) no Second Priority Notes of $1,000 or less will be redeemed in part and (y) if a partial redemption is made with the proceeds of an Equity Offering, the Second Priority Trustee will select the Second Priority Notes only on a pro rata basis on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited.

Gaming Redemption

Notwithstanding any other provision of the Second Priority Indenture, if any Gaming Authority requires that a Holder or beneficial owner of Second Priority Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority, or such lesser period as may be required by such Gaming Authority, or if such Holder or such beneficial owner is notified by such Gaming Authority that such Holder or beneficial owner will not be so licensed, qualified or found suitable the Holder or beneficial owner, as the case may be, will be required to dispose of its Second Priority Notes within 30 days, or such lesser period as may be required by the Gaming Authority, and the Issuers will have the right to redeem the Second Priority Notes of the Holder or beneficial owner, subject to the approval of any Gaming Authority, at the lesser of:

(1) the principal amount thereof plus accrued interest up to the date of notice from the Gaming Authority that such Holder or beneficial owner will not be licensed or qualified;

(2) the price at which such Holder or beneficial owner acquired such Second Priority Notes; or

(3) Fair Market Value of such Second Priority Notes.

Immediately upon a determination by any Gaming Authority that a Holder or beneficial owner of Second Priority Notes will not be licensed, qualified or found suitable by such Gaming Authority, such Holder or beneficial owner will have no further rights with respect to the Second Priority Notes:

(1) to receive any interest with respect to the Second Priority Notes;

(2) to exercise, directly or through any trustee or nominee, any right conferred by the Second Priority Notes; or

(3) receive any remuneration in any form for services rendered or otherwise.

Under the Second Priority Indenture, the Issuers will not be required to pay or reimburse any Holder or beneficial owner of Second Priority Notes who is required to apply for such license, qualification or finding of suitability for the costs of the license application or investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner. See “—Gaming Laws.”

Notice of any redemption will be sent, by first-class mail, at least 30 days and not more than 60 days (unless another notice period shall be required by applicable law or by order of any Gaming Authority) prior to the date fixed for redemption to the Holder of each Second Priority Note to be redeemed to such Holder’s last address as then shown upon the registry books of the Registrar. Any notice which relates to a Second Priority Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Second Priority Note, a new Second Priority Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued.

Mandatory Redemption

The Second Priority Indenture does not require the Issuers to make any mandatory redemption (other than a Gaming Redemption) or sinking fund payments with respect to the Second Priority Notes.

Certain Covenants

Repurchase of Second Priority Notes at the Option of the Holder upon a Change of Control

The Second Priority Indenture provides that, to the extent permitted by the First Priority Indenture, in the event that a Change of Control has occurred, each Holder of Second Priority Notes will have the right, at such Holder’s option, pursuant to an irrevocable and unconditional offer by the Company (the “Change of Control Offer”), to require the Company to repurchase all or any part of such Holder’s Second Priority Notes (provided that the principal amount of such Second Priority Notes must be $1,000 or an integral multiple thereof) on a date (the “Change of Control Purchase Date”) that is no later than 75 days after the occurrence of such Change of Control, at a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, together with accrued interest (and Additional Interest, if any) to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 days following a Change of Control and shall remain open for 20 Business Days following its commencement (the “Change of Control Offer Period”). Upon expiration of the Change of Control Offer Period, the Company shall purchase all Second Priority Notes properly tendered in response to the Change of Control Offer. If required by applicable law, the Change of Control Purchase Date and the Change of Control Offer Period may be extended as so required; however, if so extended, it shall nevertheless constitute an Event of Default if the Change of Control Purchase Date does not occur within 90 days of the Change of Control.

As used herein, a “Change of Control” means any of the following events:

(i) THCR Holdings ceases to be the “beneficial owner,” directly or indirectly, of 65% of the Equity Interests of the Company;

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, THCR Holdings or THCR on a consolidated basis to any person or group of related persons for purposes of Section 13(d) of the Exchange Act, other than the Permitted Holder, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Second Priority Indenture);

(iii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Permitted Holder, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of THCR Holdings or THCR, or any successor thereto by merger, consolidation or otherwise, unless the Permitted Holder “beneficially owns” (as so defined), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of THCR Holdings or THCR than such other person or group and has the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of THCR Holdings or THCR (for purposes of this definition, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person “beneficially owns” (as so defined), directly or indirectly, more than

35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holder “beneficially owns” (as so defined), directly or indirectly, in the aggregate, a lesser percentage of the voting power of the Voting Stock of such parent corporation and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of THCR (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of THCR is approved by the Permitted Holder or by a vote of 66 2/3% of the directors of THCR then still in office either who are directors at the beginning of such period or whose election or nomination for election was previously so approved) have ceased for any reason to constitute a majority of the Board of Directors of THCR then in office.

On or before the Change of Control Purchase Date, the Company will (i) accept for payment Second Priority Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Additional Interest, if any) of all Second Priority Notes so tendered and (iii) deliver to the Second Priority Trustee Second Priority Notes so accepted together with an Officers’ Certificate listing the Second Priority Notes or portions thereof being purchased. The Paying Agent will promptly mail to the Holders of Second Priority Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Additional Interest, if any), and the Second Priority Trustee will promptly authenticate and mail or deliver to such Holders a new Second Priority Note or Notes equal in principal amount to any unpurchased portion of the Second Priority Note or Notes surrendered. Any Second Priority Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The phrase “all or substantially all” of the property will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of the property of THCR Holdings or THCR has occurred. In addition, no assurances can be given that the Company will have adequate financial resources to acquire Second Priority Notes tendered upon the occurrence of a Change of Control.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Second Priority Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Second Priority Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions by virtue thereof.

Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests

The Second Priority Indenture provides that, except as set forth below in this covenant, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Indebtedness (other than Permitted Indebtedness) or issue any Disqualified Equity Interests (including Acquired Indebtedness). Notwithstanding the foregoing if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or issuance of Disqualified Equity Interests and (ii) on the date of such incurrence (the “Incurrence Date”), the Total Leverage Ratio of the Company as of and for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or issuance of Disqualified Equity Interests, would be less than or equal to 5.0 to 1.0 (the “Debt

Incurrence Ratio”), then the Company may incur such Indebtedness or issue such Disqualified Equity Interests or a Guarantor that is a Wholly-Owned Subsidiary may incur such Indebtedness.

Indebtedness of any person which is outstanding at the time such person becomes a Subsidiary of the Company, including by designation, or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable. Except to the extent provided otherwise in the definition of Permitted Indebtedness, any Guarantor may guarantee Indebtedness of the Company or another Guarantor to the extent and at the time the Company or such other Guarantor incurs such Indebtedness in compliance with this covenant.

Limitation on Restricted Payments

The Second Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) the Total Leverage Ratio of the Company is greater than 4.0 to 1.0 both before and after giving effect to such Restricted Payment; or

(3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of:

(a) 50% of the aggregate Consolidated Net Income of the Company and its Consolidated Subsidiaries for the period (taken as one accounting period) commencing on the first day of the first fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event such Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus

(b) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date and on or prior to the date of such proposed Restricted Payment from (i) the sale of its Qualified Equity Interests (other than (x) to a Subsidiary of the Company or (y) to the extent applied in connection with a Qualified Exchange) or (ii) Capital Contributions.

The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

(i) a Qualified Exchange;

(ii) payments under the Administrative Services Agreement in an amount not to exceed $6.0 million in any fiscal year;

(iii) the redemption, repurchase, retirement or other acquisition of, or any distributions or dividends to any direct or indirect parent of the Company to effect the redemption, repurchase, retirement or other acquisition of, any Equity Interests of the Company or any direct or indirect parent of the Company to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of the Company, to prevent the loss or to secure the grant or establishment of any Gaming License or other right to conduct gaming operations;

(iv) payments under any indemnification agreements in effect on the Issue Date (and any renewals or replacements thereof so long as the terms of such renewals or replacements are not less favorable to the Holders in any material respect) with the members of the Board of Directors of any direct or indirect parent of the Company;

(v) a previously earned one-time payment of incentive compensation to Trump Casinos II, Inc. for the year ended December 31, 2002, which will be paid in 2003 pursuant to a management agreement that was terminated when the Original Notes were issued;

(vi) for so long as the Company is a limited liability company or substantially similar pass-through entity for Federal income tax purposes, cash distributions made by the Company to its Members from time to time in amounts not to exceed the Permitted Tax Distributions, so long as the payments are made at the time permitted by the second sentence of the definition of Permitted Tax Distributions contained herein; or

(vii) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

The full amount of any Restricted Payment made pursuant to the foregoing clauses (iii) and (vii) of the preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

The Second Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise transfer property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except:

(a) with respect to a Subsidiary that is not a Subsidiary on the date of the Second Priority Indenture, any restrictions in existence at the time such person becomes a Subsidiary of the Company (but not created in connection with or in contemplation of such person becoming a Subsidiary and not applicable to any person, property or business, other than the person, property or business so acquired);

(b) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property of such Subsidiary (which restrictions shall be for the benefit of the purchaser thereof and no other person and apply only to the property of the Subsidiary to be sold);

(c) restrictions imposed by a Permitted Lien on the transfer of the respective property subject thereto;

(d) restrictions contained in the Second Priority Indenture and the Collateral Documents, as the same may be amended from time to time in accordance with the terms thereof;

(e) restrictions contained in the First Priority Indenture, as the same may be amended from time to time in accordance with the terms thereof; provided that no such amendment shall result in such restrictions being more unfavorable, taken as a whole, to the Holders than the restrictions contained in the First Priority Indenture as the same is in effect on the Issue Date;

(f) restrictions imposed by Gaming Authorities on the payment of dividends by entities holding Gaming Licenses;

(g) any restrictions existing under any agreement which refinances or replaces the agreements containing any restrictions in clause (a) or clause (e), provided that the terms and conditions of any such agreement are not more restrictive than those under or pursuant to the agreement evidencing the Indebtedness refinanced; and

(h) restrictions imposed under customary non-assignment provisions contained in leases and licenses entered into in the ordinary course of business.

Limitation on Liens

The Second Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of its property now owned or acquired after the date of the Second Priority Indenture or upon any income or profits therefrom.

Limitation on Sale of Assets and Subsidiary Stock

The Second Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale unless:

(1) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the property or Equity Interests sold or otherwise disposed of in such Asset Sale;

(2) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that:

(a) the amount of any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Second Priority Notes or any guarantee thereof) that are assumed by the transferee of any such property; and

(b) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are substantially contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received in that conversion) will be deemed to be cash for purposes of this provision;

(3) if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions described under “—Possession, Use and Release of Collateral” and the Net Asset Sale Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents so deposited into the Collateral Account is included in such Net Asset Sale Proceeds, such property shall be made subject to the Lien of the Second Priority Indenture and the applicable Collateral Documents; and

(4) the Company or such Subsidiary, as the case may be, applies the Net Asset Sale Proceeds as provided in the following paragraphs.

If the Net Asset Sale Proceeds (whether or not relating to Collateral) received by the Company or any of its Subsidiaries from an Asset Sale or a series of related Asset Sales is less than $10.0 million, the Company may, at its option, apply any such Net Asset Sale Proceeds (whether or not relating to Collateral) within 365 days of the related Asset Sale to the acquisition of another business or the acquisition of other long-term property, in each case, in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the Issue Date or any reasonable extensions or expansions thereof (“Replacement Assets”); provided that any Replacement Assets acquired with any Net Asset Sale Proceeds of Collateral shall be owned by the Company or by a Guarantor and shall not be subject to any Liens other than Permitted Liens (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Collateral Agent such Collateral Documents or other instruments as shall be reasonably necessary to cause such Replacement Assets to become subject to a Lien in favor of the Collateral Agent on behalf of the Second Priority Trustee, for the benefit of the Holders of the Second Priority Notes, securing its obligations under the Second Priority Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of the Second Priority Indenture applicable to After-Acquired Property).

If the Company does not use any portion of the Net Asset Sale Proceeds as described above within 365 days, such unused portion of the Net Asset Sale Proceeds shall constitute “Ordinary Excess Proceeds” subject to the provisions described below. In addition, if the Net Asset Sale Proceeds (whether or not relating to Collateral) received by the Company or any of its Subsidiaries in an Asset Sale or a series of related Asset Sales aggregates $10.0 million or more, such Net Asset Sale Proceeds shall constitute “Material Excess Proceeds” subject to the provisions described below; provided that any Net Asset Sale Proceeds received from the sale of the Riverboat shall not constitute Material Excess Proceeds if the Company applies such Net Asset Sale Proceeds within 365 days of the Asset Sale of the Riverboat to the acquisition of a Replacement Riverboat; provided further that any Replacement Riverboat shall be owned by the Company or by the Guarantor that made the Asset Sale and shall not be subject to any Liens other than Permitted Liens (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Collateral Agent such Collateral Documents or other instruments as shall be reasonably necessary to cause the Replacement Riverboat to become subject to a Lien in favor of the Collateral Agent on behalf of the Second Priority Trustee, for the benefit of the Holders of the Second Priority Notes, securing its obligations under the Second Priority Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of the Second Priority Indenture applicable to After-Acquired Property). Ordinary Excess Proceeds and Material Excess Proceeds are collectively referred to as “Excess Proceeds.”

On or prior to 365 days after any such Asset Sale or Asset Sales that cause the aggregate amount of Ordinary Excess Proceeds to exceed $10.0 million or within 10 days of the receipt of any Material Excess Proceeds (taking into account any time period for reinvestment allowed by the first proviso of the preceding paragraph), the Company will be required to make an offer or offers (each an “Asset Sale Offer”), on a pro rata basis to all holders of First Priority Notes and to all holders of First Priority Pari Passu Indebtedness (to the extent such person’s collateral is subject to such Asset Sale) to purchase the maximum principal amount of First Priority Notes and First Priority Pari Passu Indebtedness, to the extent applicable, that may be purchased out of the aggregate amount of such Ordinary Excess Proceeds and/or Material Excess Proceeds, as the case may be.

The offer price of any Asset Sale Offer in the case of any Ordinary Excess Proceeds will be equal to 100% of the Accreted Value thereof and in the case of any Material Excess Proceeds will be 102% of the Accreted Value thereof, in each case, plus accrued and unpaid interest (and Additional Interest, if any) thereon, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in the First Priority Indenture.

Solely to the extent permitted by the First Priority Indenture or to the extent that no First Priority Notes or First Priority Pari Passu Indebtedness is then outstanding, to the extent that the aggregate amount of First Priority Notes and First Priority Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate Excess Proceeds, the Company will be required to make an offer or offers (each a “Residual Asset Sale Offer”), within ten days of the completion of the Asset Sale Offer, on a pro rata basis to all Holders of Second Priority Notes to purchase the maximum principal amount of Second Priority Notes that may be purchased out of the Ordinary Excess Proceeds not paid out in the Asset Sale Offer (the “Residual Ordinary Excess Proceeds”) and/or the Material Excess Proceeds not paid out in the Asset Sale Offer (the “Residual Material Excess Proceeds” and, together with the Residual Ordinary Excess Proceeds, the “Residual Excess Proceeds”) as the case may be.

The offer price of any Residual Asset Sale Offer in the case of any Residual Ordinary Excess Proceeds will be equal to 100% of the principal amount thereof and in the case of any Residual Material Excess Proceeds will be 102% of the principal amount thereof, in each case, plus accrued and unpaid interest (and Additional Interest, if any) thereon, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in the Second Priority Indenture.

Upon the completion of any Asset Sale Offer, any remaining Excess Proceeds shall be deposited in the Open Market Repurchase Account to the extent required by the First Priority Indenture or used for any purpose not otherwise prohibited by the First Priority Indenture, and the amount of Excess Proceeds shall then be reset at zero. Upon the completion of any Residual Asset Sale Offer, any remaining Residual Excess Proceeds may be used by the Issuers for any purpose not prohibited by the Second Priority Indenture, and the amount of Residual Excess Proceeds shall then be reset at zero.

All Net Asset Sale Proceeds of any Collateral in respect of any Asset Sale shall, pending their application in accordance with this covenant or the release thereof in accordance with the provisions described under “—Possession, Use and Release of Collateral” and “—Use of Trust Monies,” be deposited in the Collateral Account under the Second Priority Indenture.

Any Asset Sale Offer or Residual Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company will purchase the principal amount of First Priority Notes, in respect of an Asset Sale Offer, or Second Priority Notes, in respect of a Residual Asset Sale Offer, required to be purchased pursuant to this covenant (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been tendered, all First Priority Notes or Second Priority Notes, as the case may be, tendered in response to the Asset Sale Offer or Residual Asset Sale Offer, as the case may be. Payment for any Second Priority Notes so purchased will be made in the same manner as interest payments are made.

If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the person in whose name a Second Priority Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Second Priority Notes pursuant to the Residual Asset Sale Offer.

On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Second Priority Notes or portions thereof tendered pursuant to the Residual Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Second Priority Notes tendered, and will deliver to the Second Priority Trustee an Officers’ Certificate stating that such Second Priority Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Second Priority Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Second Priority Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer or Residual Asset Sale Offer on the Asset Sale Purchase Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Second Priority Notes as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations or Gaming Laws conflict with the Asset Sale provisions of the Second Priority Indenture, the Company shall comply with the applicable securities laws and regulations and Gaming Laws and shall not be deemed to have breached its obligations under the Asset Sale provisions by virtue thereof.

Events of Loss

The Second Priority Indenture provides that in the event of an Event of Loss with respect to any Collateral with a Fair Market Value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Guarantor, as the case may be, will apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the affected property (the “Subject Property”), with no concurrent obligation to make any purchase of any Second Priority Notes; provided, however, that the Company delivers to the Second Priority Trustee within 90 days of such Event of Loss:

(1) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed and operating within 365 days from the date of such certification; and

(2) an Officers’ Certificate certifying that the Company or the affected Guarantor has available from Net Loss Proceeds (including amounts collectible from the applicable insurance carrier) or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above.

Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this covenant will be deemed “Excess Loss Proceeds.” Within 10 days following the date that the aggregate amount of Excess Loss Proceeds received by the Company or the applicable Guarantor exceeds $10.0 million, the Company will make an offer, on a pro rata basis (an “Event of Loss Offer”), to all holders of First Priority Notes and holders of First Priority Pari Passu Indebtedness (to the extent such person’s collateral is subject to such Event of Loss) with the proceeds of Events of Loss to purchase the maximum principal amount of First Priority Notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If the aggregate principal amount of First Priority Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the First Priority Trustee will select the First Priority Notes to be purchased on a pro rata basis based on the principal amount of First Priority Notes tendered.

Solely to the extent permitted by the First Priority Indenture or to the extent that no First Priority Notes or First Priority Pari Passu Indebtedness is then outstanding, if any Excess Loss Proceeds remain after consummation of an Event of Loss Offer (“Residual Excess Loss Proceeds”), the Company will, within 10 days of completion of the Event of Loss Offer, make an offer, on a pro rata basis (a “Residual Event of Loss Offer”), to all Holders of Second Priority Notes with the Residual Excess Loss Proceeds to purchase the maximum principal amount of Second Priority Notes that may be purchased out of the Residual Excess Loss Proceeds. The offer price in any Residual Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If the aggregate principal amount of Second Priority Notes tendered pursuant to a Residual Event of Loss Offer exceeds the Residual Excess Loss Proceeds, the Second Priority Trustee will select the Second Priority Notes to be purchased on a pro rata basis based on the principal amount of Second Priority Notes tendered.

Upon the completion of any Event of Loss Offer, any remaining Excess Loss Proceeds shall be deposited in the Collateral Account and be released to the Issuers only upon satisfaction of the conditions to release described in the Collateral Documents, and the amount of Excess Loss Proceeds shall then be reset at zero. Upon completion of any Residual Event of Loss Offer, any remaining Residual Excess Loss Proceeds shall be used for any purpose not prohibited by the Second Priority Indenture and the amount of Residual Excess Loss Proceeds shall then be reset at zero.

In the event of any settlement relating to any Event of Loss, the Company or the affected Guarantor, as the case may be, will be required to receive consideration at least equal to the Fair Market Value of the property subject to the Event of Loss.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Second Priority Notes as a result of an Event of Loss. To the extent that the provisions of any securities laws or regulations conflict with the Event of Loss provisions of the Second Priority Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Event of Loss provisions by virtue thereof.

Excess Cash Flow Offer

In accordance with the procedures set forth in the First Priority Indenture, the Second Priority Indenture provides that if the First Half Excess Cash Flow Offer Amount for any fiscal year is greater than zero, the Issuers will make a pro rata offer to repurchase First Priority Notes (the “First Half Excess Cash Flow Offer”) at the Excess Cash Flow Offer Price per First Priority Note in the largest principal amount that is an integral multiple of $1,000 that may be repurchased with an amount equal to the First Half Excess Cash Flow Offer Amount for such fiscal year. In addition, if the Full Fiscal Year Excess Cash Flow Offer Amount is greater than zero, the Issuers will make a pro rata offer to repurchase First Priority Notes (the “Full Fiscal Year Excess Cash Flow Offer”) at the Excess Cash Flow Offer Price per First Priority Note in the largest principal amount that is an integral multiple of $1,000 that may be repurchased with an amount equal to the Full Fiscal Year Excess Cash Flow Offer Amount for such fiscal year.

If a First Half Excess Cash Flow Offer or Full Year Excess Cash Flow Offer is required in any fiscal year, the Issuers shall mail a notice (an “Excess Cash Flow Offer Notice”) to each Holder by (i) in the case of a First Half Excess Cash Flow Offer, October 1 of such fiscal year and (ii) in the case of a Full Year Fiscal Excess Cash Flow Offer, April 1 of the subsequent fiscal year, in each case to purchase First Priority Notes on the applicable Excess Cash Flow Offer Date (as defined below) pursuant to the procedures required by the First Priority Indenture and described in such notice. Any Excess Cash Flow Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. No later than five Business Days after the termination of any Excess Cash Flow Offer (an “Excess Cash Flow Offer Date”), the Issuers will purchase, on a pro rata basis if necessary, all First Priority Notes tendered in response to such Excess Cash Flow Offer. Payment for any First Priority Notes so purchased will be made in the same manner as interest payments are made.

If any Excess Cash Flow Offer Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the person in whose name a First Priority Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose First Priority Notes are accepted for purchase pursuant to such Excess Cash Flow Offer. On or before any Excess Cash Flow Offer Date the Issuers will, to the extent lawful, accept for payment (on a pro rata basis if necessary) (a) that number of First Priority Notes (or portions thereof) that may be purchased with the applicable Excess Cash Flow Offer Amount or (b) if First Priority Notes with a Excess Cash Flow Offer Price equal to or less than the applicable Excess Cash Flow Offer Amount have been tendered, all First Priority Notes tendered, and will deliver to the First Priority Trustee an Officers’ Certificate stating the number of First Priority Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this covenant. To the extent the aggregate purchase price expended in any Excess Cash Flow Offer is less than the applicable Excess Cash Flow Offer Amount, the excess shall be deposited in the Open Market Repurchase Account to the extent required by the First Priority Indenture or for any purpose not otherwise prohibited by the First Priority Indenture. Upon completion of any Full Fiscal Year Excess Cash Flow Offer, the amount of Consolidated Excess Cash Flow shall be reset at zero. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than three Business Days after any Excess Cash Flow Offer Date) mail or deliver to each tendering Holder a cash amount equal to the purchase price of the First Priority Notes being purchased on such Excess Cash Flow Offer Date, and the First Priority Trustee, upon delivery of an Officers’ Certificate, will authenticate and mail or deliver a new First Priority Note to such Holder in a principal amount equal to the unpurchased portion of such Holder’s First Priority Note that is surrendered. Any First Priority Note not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of any Excess Cash Flow Offer on the applicable Excess Cash Flow Offer Date.

Solely to the extent permitted by the First Priority Indenture or to the extent that no First Priority Notes are then outstanding, the Issuers shall determine the First Half Excess Cash Flow Amount and the Full Fiscal Year Excess Cash Flow Amount and make any Excess Cash Flow Offer that would be required if the Second Priority Notes were First Priority Notes, except to the extent that, in any Excess Cash Flow Offer, the Excess Cash Flow Offer Amount exceeds the purchase price expended in any Excess Cash Flow Offer, the Issuers shall be permitted, after the consummation of such Excess Cash Flow Offer, to use such excess for any purpose not prohibited by the Second Priority Indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of First Priority Notes as a result of an Excess Cash Flow Offer or in connection with the repurchase of Second Priority Notes as a result of a Residual Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with any Excess Cash Flow Offer or Residual Excess Cash Flow Offer provisions of the Second Priority Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such Excess Cash Flow Offer and Residual Excess Cash Flow Offer provisions by virtue thereof.

Maintenance of Capex Reserve Account

On or prior to the Excess Cash Flow Notice Date, with respect to the fiscal year ending December 31, 2003, the Company may deposit the Capex Reserve Amount into a sub-account of the Collateral Account (the “Capex Reserve Account”) which shall be maintained by the Collateral Agent until such amount is disbursed in accordance with the provisions of this covenant. The Collateral Agent shall hold and invest these funds in Cash Equivalents that will be held in the Capex Reserve Account until the funds are needed to pay for the capital expenditures provided for in the definition of “Capex Reserve Amount.” Any interest income on the funds deposited in the Capex Reserve Account shall be disbursed by the Collateral Agent into any account specified by the Company for use in any manner not prohibited by the Second Priority Indenture. All of the funds and securities in the Capex Reserve Account will be pledged to the Collateral Agent on behalf of the Second Priority Trustee for the benefit of the Holders. The Company will have the right to obtain a release of all or a portion of the Capex Reserve Amount from the Capex Reserve Account and from the Lien of the Collateral Documents upon compliance with the condition that the Issuers deliver to the Collateral Agent an Officers’ Certificate from the Company:

(i) requesting the release of all or a portion of the Capex Reserve Amount specifically describing the proposed capital expenditure that such Capex Reserve Amount will be used for;

(ii) stating that there is no Default or Event of Default in effect or continuing on the date thereof;

(iii) stating that the release of the Capex Reserve Amount will not result in a Default or Event of Default under the Second Priority Indenture; and

(iv) stating that all conditions precedent in the Second Priority Indenture relating to the release in question have been complied with.

Any funds remaining in the Capex Reserve Account on December 31, 2004 (the “Unused Capex Reserve Amount”) shall be subject to the provisions set forth under the caption “—Excess Cash Flow Offer.”

Limitation on Capital Expenditures

The Second Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any capital expenditure or series of related capital expenditures in any fiscal year in excess of (A) for each of the fiscal years ending December 31, 2003 and December 31, 2004, an annual amount equal to $32.0 million (provided that up to $10.0 million may be carried forward from the fiscal year ending December 31, 2003 to the fiscal year ending December 31, 2004 by depositing such Capex Reserve Amount into the Capex Reserve Account and such amount carried forward may only be used for the Marina Slot Improvements) and (B) for each fiscal year thereafter, 67% of Consolidated EBITDA for the immediately preceding fiscal year less (1) all cash interest payments included in Consolidated Interest Expense for such fiscal year and (2) all cash payments to New Jersey Casino Reinvestment Development Authority (CRDA) for such fiscal year; provided, however, that (x) the amounts available for capital expenditures in any fiscal year shall be increased by the amount that would have been deposited in the Open Market Repurchase Account but was in excess of the amount required to be deposited under the First Priority Indenture and (y) the foregoing amounts shall be in addition to any expenditures described in clause (g) of the definition of “Permitted Indebtedness.”

Limitation on Transactions with Affiliates

The Second Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any contract, agreement, arrangement, understanding or transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of property or services) with any Affiliate of the Company (other than a Wholly-Owned Subsidiary of the Company) unless:

(a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or transactions in a comparable transaction in arm’s-length dealings with an unaffiliated third party and, with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than:

(x) $2.0 million, such transaction or series of related transactions is approved by a majority of the members of the Board of Directors of the Company; or

(y) $10.0 million, prior to the consummation of such transaction or series of related transactions, the Company also obtains a written favorable opinion as to the fairness thereof to the Company from a financial point of view from an independent investment banking firm of national reputation; and

(b) the Company delivers an Officers’ Certificate to the Second Priority Trustee certifying that such transaction or transactions comply with clause (a) above.

The foregoing restriction will not apply to (1) pro rata dividends or distributions paid in cash on any class of Equity Interests and not prohibited under “—Certain Covenants—Limitation on Restricted Payments,” (2) the Limited Liability Company Agreement as in effect on the Issue Date, (3) the arrangements, as in effect on the Issue Date (and any renewals or replacements thereof so long as the terms of such renewals or replacements are not less favorable to the Holders in any material respect), (x) which are described under the caption “Certain Relationships and Related Party Transactions” or (y) with the BHR Joint Venture and with Buffington Harbor Parking Associates, LLC or (4) agreements and payments not prohibited under “—Certain Covenants—Limitation on Restricted Payments.”

Limitation on Merger, Sale or Consolidation

The Second Priority Indenture provides that the Company may not consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties (as an entirety or substantially as an entirety in one transaction or series of related transactions) to any person or group of affiliated persons or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a transfer of all or substantially all of the property of the Company on a Consolidated basis to any other person, unless, among other things:

(a) the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties of the Company are transferred (the “Surviving Entity”) shall be a limited liability company or corporation duly organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the Second Priority Trustee, all of the obligations of the Company under the Second Priority Notes, the Second Priority Indenture and the Collateral Documents, and the Second Priority Notes, the Second Priority Indenture and the Collateral Documents shall remain in full force and effect;

(b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Event of Default or Default shall have occurred and be continuing;

(c) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company or the Surviving Entity, as applicable, is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

(d) immediately before and after giving effect to such transaction on a pro forma basis, the Company or the Surviving Entity, as applicable, could incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the first paragraph of the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests”; and

(e) immediately after such transaction, the Company or the Surviving Entity, as applicable, holds all Permits required for the operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business. The Company or the Surviving Entity shall also deliver to the Second Priority Trustee an Officers’ Certificate and an opinion of counsel, each stating that (i) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Second Priority Indenture and the Collateral Documents and (ii) the transaction shall not impair the rights and powers of the Second Priority Trustee and Holders of the Second Priority Notes under the Second Priority Indenture or the Collateral Documents.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing person, the successor person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall in such case be discharged from all obligations and covenants under the Second Priority Indenture, the Second Priority Notes and the Collateral Documents.

Notwithstanding anything herein to the contrary, TC Funding shall, at all times that the Company is a partnership or limited liability company, be maintained as a C corporation and a directly Wholly-Owned Subsidiary of the Company.

In addition, the Second Priority Indenture provides that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person unless:

(i) subject to the provisions of the second paragraph under the caption “—Guarantees” and certain other provisions of the Second Priority Indenture, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the Second Priority Trustee, pursuant to which such person shall unconditionally guarantee, on a senior secured basis, all of such Guarantor’s obligations under such Guarantor’s Guarantee, the Second Priority Indenture and the Collateral Documents on the terms set forth in the Second Priority Indenture;

(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing; and

(iii) immediately after such transaction, the surviving person holds all Permits required for operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business. The Guarantor shall also deliver to the Second Priority Trustee an Officers’ Certificate and an opinion of counsel, each stating that (a) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Second Priority Indenture and the Collateral Documents and (b) the transaction shall not impair the rights and powers of the Second Priority Trustee and Holders of the Second Priority Notes under the Second Priority Indenture or the Collateral Documents.

Limitation on BHR Joint Venture

The Second Priority Indenture provides that the Company will not permit the BHR Joint Venture to, directly or indirectly:

(a) incur any Indebtedness or issue any Disqualified Equity Interests; provided that the BHR Joint Venture may incur:

(i) Indebtedness if the Company could incur at least $1.00 of additional Indebtedness under the Debt Incurrence Ratio set forth in the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests”;

(ii) Indebtedness other than Indebtedness permitted under clause (i) above; provided that after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of BHR Attributed Debt does not exceed $10.0 million; and

(iii) Indebtedness incurred to refinance any Indebtedness incurred pursuant to clause (i) above or Indebtedness of the BHR Joint Venture outstanding on the Issue Date;

(b) create, incur, assume or suffer to exist any Lien on any property of the BHR Joint Venture, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens and Liens securing Indebtedness permitted to be incurred pursuant to clause (a) above;

(c) declare or pay any dividend or make any distribution on account of any Equity Interests of the BHR Joint Venture, unless such distributions are made on a pro rata basis to all members of the BHR Joint Venture, based on each member’s ownership interest therein;

(d) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the BHR Joint Venture (other than any such Equity Interest owned by the Company or any Subsidiary); or

(e) transfer, other than in the ordinary course of business, any property of the BHR Joint Venture, unless:

(i) the BHR Joint Venture receives consideration at the time of such transfer not less than the Fair Market Value of the property subject to such transfer;

(ii) at least 75% of the consideration for such transfer is in the form of cash or Cash Equivalents or liabilities of the BHR Joint Venture that are assumed by the transferees of such property (provided that following such transfer there is not further recourse to the BHR Joint Venture with respect to such liabilities); and

(iii) within 270 days of such transfer, the net proceeds thereof are (A) invested in property related to the business of the BHR Joint Venture, (B) applied to permanently repay Indebtedness of the BHR Joint Venture, or (C) distributed to the members of the BHR Joint Venture in accordance with paragraph (c) above.

Limitation on Activities of TC Funding

TC Funding will not conduct any business (including having any Subsidiary) whatsoever, other than to comply with its obligations under the Second Priority Indenture, the Second Priority Notes, the First Priority Indenture and the First Priority Notes. TC Funding will not incur or otherwise become liable for any Indebtedness (other than the Second Priority Indenture, the Second Priority Notes, the First Priority Indenture and the First Priority Notes and any renewal, extension, substitution, refunding, refinancing or replacement thereof in accordance with the Second Priority Indenture) or make any Restricted Payments.

Restriction on Certain Agreements

The Second Priority Indenture provides that other than (i) employment agreements in the ordinary course of business consistent with industry practice and approved by the compensation committee and (ii) the

Administrative Services Agreement, the Company will not, and will not permit any of its Subsidiaries to, enter into any management or consulting agreement with Trump or any Affiliate of Trump.

Maintenance of Insurance

The Second Priority Indenture provides that the Company will, and will cause its Subsidiaries to,

(a) obtain, prior to the Issue Date, mortgagee title insurance policies insuring a second mortgage lien on the real estate portion of the Collateral, as constituted on the Issue Date, subject to certain exceptions, in an amount not less than the principal amount of the Second Priority Notes; and

(b) from and at all times after the Issue Date until the Second Priority Notes have been paid in full, have and maintain in effect insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self-insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Collateral, will comply with the provisions of the Second Priority Indenture and the Collateral Documents relating thereto.

All insurance with respect to the Collateral required under the Second Priority Indenture (except worker’s compensation) shall name the Collateral Agent as additional insured or loss payee, as applicable. All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company may effect the insurance required by the preceding paragraph under blanket and/or umbrella policies covering properties owned or leased by Affiliates of the Company; provided that such policies otherwise comply with the Second Priority Indenture.

Restriction on Sale and Issuance of Subsidiary Stock

The Second Priority Indenture provides that the Company will not sell, and will not permit any of its Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of the Company to any person other than the Company or a Wholly-Owned Subsidiary of the Company, except that all of the Equity Interests of a Subsidiary may be sold if such Asset Sale complies with the other provisions of the Second Priority Indenture, including the covenants “—Limitation on Sale of Assets and Subsidiary Stock” and “—Limitation on Merger, Sale or Consolidation.” See “—Guarantees.”

Restriction on Repurchase or Redemption of Second Priority Notes

For so long as any First Priority Notes shall be outstanding, the First Priority Indenture shall provide that the Issuers shall not purchase, redeem or otherwise retire for value any Second Priority Notes, except (a) pursuant to a Qualified Exchange made in compliance with clause (b) of the definition thereof, (b) in connection with a refinancing of all of the then outstanding Second Priority Notes consummated in compliance with clause (h) of the definition of “Permitted Indebtedness” and clause (n) of the definition of “Permitted Liens” and (c) a redemption of the Second Priority Notes required pursuant to the provisions of “—Gaming Redemption.”

Future Guarantors

The Second Priority Indenture provides that all present and future domestic Subsidiaries of the Company (other than TC Funding, which is one of the Issuers) jointly and severally will Guarantee irrevocably and unconditionally all principal, premium, if any, and interest and Additional Interest, if any, on the Second Priority Notes on a senior basis, unless any such Subsidiary has total assets with a Fair Market Value of less than $500,000. In addition, the Second Priority Indenture provides that all newly acquired or created Subsidiaries

Guaranteeing the Second Priority Notes shall execute the appropriate documentation, including a supplemental indenture, and deliver certain opinions of counsel.

Limitation on Status as Investment Company

The Second Priority Indenture prohibits the Company and its Subsidiaries from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended) or from otherwise becoming subject to regulation under the Investment Company Act.

Line of Business

The Second Priority Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in any business or investment activities other than a Permitted Business. Neither the Company nor any of its Subsidiaries may conduct a Permitted Business in any gaming jurisdiction in which the Company or such Subsidiary is not licensed on the Issue Date if the Holders of the Second Priority Notes would be required to be licensed as a result thereof; provided, however, that the provisions described in this sentence will not prohibit the Company or any of its Subsidiaries from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the Holders, but reserves the discretionary right to require the licensing or qualification of any Holder.

Reports

The Second Priority Indenture provides that whether or not the Company or TC Funding is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, each of the Company and TC Funding will file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which each such person would have been required to file with the Securities and Exchange Commission (to the extent permitted by applicable law) pursuant to such Section 13(a) or 15(d) if such person were so subject, such documents to be filed with the Securities and Exchange Commission on or prior to the respective dates (the “Required Filing Dates”) by which such person would have been required so to file such documents if such person were so subject. Each such person will also, within 15 days of each Required Filing Date, (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders and (ii) file with the Second Priority Trustee copies of the annual reports, quarterly reports and other documents which each such person would have been required to file with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if such person were subject to such Section.

Events of Default and Remedies

The Second Priority Indenture defines an “Event of Default” as, among other things:

(i) the failure by the Issuers to pay any installment of interest (including any defaulted interest) or Additional Interest, if any, on the Second Priority Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(ii) the failure by the Issuers to pay all or any part of the principal or premium, if any, on the Second Priority Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise including, without limitation, payment of the Change of Control Purchase Price, a Residual Asset Sale Offer, a Residual Event of Loss Offer or an Excess Cash Flow Offer, or otherwise;

(iii) the failure by the Company or any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Second Priority Notes or the Second Priority Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Second Priority Trustee or to the Issuers and the Second Priority Trustee by the Holders of at least 25% in aggregate principal amount of the Second Priority Notes outstanding;

(iv) certain events of bankruptcy, insolvency or reorganization in respect of either or both of the Issuers or any of their Significant Subsidiaries;

(v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers, any Guarantor or any of the Company’s Subsidiaries (or the payment of which is guaranteed by any Issuer or any of the Guarantors) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness, after the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(vi) final unsatisfied judgments aggregating in excess of $20.0 million at any one time rendered against either or both of the Issuers or any of their Subsidiaries and not stayed, bonded or discharged within 60 days;

(vii) the revocation, suspension or involuntary loss of any Permit which results in the cessation of all or a substantial portion of the gaming operations of either of the Casino Properties for a period of more than 90 consecutive days;

(viii) except as permitted by the Second Priority Indenture and the Second Priority Notes, the cessation of effectiveness of any Guarantee of the Obligations in any material respect or the finding by any judicial proceeding that any such Guarantee is unenforceable or invalid in any material respect or the denial or disaffirmation by any Guarantor in writing of its obligations under its Guarantee; or

(ix) a default by any Issuer or any Guarantor in the performance of any of their respective obligations under the Collateral Documents which materially and adversely affects the enforceability, validity, perfection or priority of the Second Priority Trustee’s Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, a repudiation or disaffirmation by any Issuer or any Guarantor of its obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against any Issuer or any Guarantor for any reason.

The Second Priority Indenture provides that if a Default occurs and is continuing, the Second Priority Trustee generally shall, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) above), then in every such case, unless the principal of all of the Second Priority Notes shall have already become due and payable, either the Second Priority Trustee or the Holders of 25% in aggregate principal amount of the Second Priority Notes then outstanding, by notice in writing to the Issuers (and to the Second Priority Trustee if given by Holders), may, and the Second Priority Trustee at the request of such Holders shall, declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (iv) above occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Second Priority Notes without any declaration or other act on the part of the Second Priority Trustee or the Holders. The Holders of a majority in aggregate principal amount of Second Priority Notes (or such higher percentage as would be required to amend such provision) generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Second Priority Notes which have become due solely by such acceleration, have been cured or waived.

Prior to the declaration of acceleration of the maturity of the Second Priority Notes, the Holders of not less than specified percentages in aggregate principal amount of the Second Priority Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Second Priority Indenture relating to the duties of the Second Priority Trustee, the Second Priority Trustee will be under no obligation to exercise any of its rights or powers under the Second Priority Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Second Priority Trustee reasonable security or indemnity. Subject to all provisions of the Second Priority Indenture and applicable law, the Holders of not less than a majority in aggregate principal amount of the Second Priority Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Second Priority Trustee or exercising any trust or power conferred on the Second Priority Trustee.

Possession, Use and Release of Collateral

The Second Priority Indenture provides that, unless an Event of Default shall have occurred and be continuing, the Issuers and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Collateral Agent and other than as set forth in the Collateral Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral from Lien of Collateral Documents Upon Satisfaction of Conditions

The Issuers and the Guarantors, as the case may be, will have the right to obtain a release of items of Collateral from the Lien of the Collateral Documents (other than certain Trust Monies) (the “Released Collateral”) subject to a sale or disposition, and the Collateral Agent will release the Released Collateral from the Lien of the relevant Collateral Document and reconvey the Released Collateral to the Issuers or any such Guarantor upon compliance with the condition that the Issuers deliver to the Collateral Agent the following:

(a) a notice from the Issuers requesting the release of Released Collateral, (i) specifically describing the proposed Released Collateral, (ii) specifying the Fair Market Value of such Released Collateral on a date within 60 days of such notice (the “Valuation Date”), (iii) stating that such Released Collateral is to be sold and that the consideration to be received in respect of the Released Collateral is at least equal to the Fair Market Value of the Released Collateral and is also to be made Collateral subject to the Collateral Documents, (iv) stating that the release of such Released Collateral will not impair the value of the remaining Collateral or interfere with the Second Priority Trustee’s ability to realize such value and will not impair the maintenance and operation of the remaining Collateral, (v) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a person that is not an Affiliate of the Issuers or, in the event that such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with the provisions set forth under “—Certain Covenants—Limitations on Transactions with Affiliates,” and (vi) certifying that if the sale of such Released Collateral constitutes an Asset Sale, such Asset Sale complies with the terms and conditions of the Second Priority Indenture with respect thereto, including, without limitation, the provisions set forth under “—Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock”;

(b) an Officers’ Certificate of the Issuers stating that (i) such sale covers only the Released Collateral or such other property subject to the sale or disposition, (ii) all Net Asset Sale Proceeds, if any, from the sale of any of the Released Collateral will be applied pursuant to the provisions of the Second Priority Indenture in respect of Asset Sales, (iii) there is no Default or Event of Default in effect or continuing on the date thereof or the Valuation Date, (iv) the release of the Collateral will not result in a Default or Event of Default under the Second Priority Indenture, and (v) all conditions precedent in the Second Priority Indenture relating to the release in question have been complied with; and

(c) all documentation required by the TIA, if any, prior to the release of the Released Collateral by the Second Priority Trustee and, in the event that there is to be a substitution of property for the Released Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents.

The Second Priority Indenture provides that the Issuers and the Guarantors also shall be entitled, subject to compliance with the conditions set forth therein, to obtain the release of Collateral which has been taken by eminent domain, condemnation or in similar circumstances.

The Second Priority Indenture provides that the Issuers and the Guarantors shall be entitled to obtain a full release of all of the Collateral following legal defeasance or covenant defeasance of the Second Priority Indenture as described below under “—Legal Defeasance and Covenant Defeasance.”

The Second Priority Indenture provides that, upon the release of any Guarantor from its obligations under the Second Priority Indenture and its Guarantee as described in the last paragraph under “—Guarantees,” such Guarantor shall be entitled to obtain the release of all of its Collateral.

Notwithstanding the foregoing and subject to certain exceptions, in the event that the First Priority Trustee releases or agrees to release its Lien on any Collateral and sends the Second Priority Trustee notice thereof in writing, the Second Priority Trustee will be deemed to have consented to such release and the Lien of the Second Priority Trustee on such Collateral shall be automatically released and terminated.

Unconditional Release of Collateral from Lien of Collateral Documents

Notwithstanding the provisions of “—Release of Collateral from Lien of Collateral Documents Upon Satisfaction of Conditions” above, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Issuers and the Guarantors may, among other things, release from the Lien of the Collateral Documents (and upon the request of the Issuers the Collateral Agent will confirm any such release) without any consent by the Collateral Agent and conduct ordinary course activities with respect to Collateral in accordance with the provisions of the Second Priority Indenture, including:

(a) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out or obsolete and which has an aggregate Fair Market Value of $100,000 or less;

(b) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out or obsolete and which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property;

(c) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Second Priority Indenture or any of the Collateral Documents;

(d) surrendering or modifying any franchise, license or permit subject to the Lien of the Second Priority Indenture or any of the Collateral Documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

(e) demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, as conclusively determined (absent manifest error) by the Board of Directors of the Company in its good faith opinion, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Issuers and the Guarantors;

(f) granting a nonexclusive license of any intellectual property; and

(g) abandoning intellectual property which has become obsolete and not used in the business.

Use of Trust Monies

All Trust Monies (including, without limitation, all Net Asset Sale Proceeds, all Net Loss Proceeds and any Capex Reserve Amount under the covenants entitled “—Asset Sales,” “—Events of Loss” and “—Maintenance of Capex Reserve Account” required to be deposited with the Collateral Agent) shall be held by the Collateral Agent as a part of the Collateral securing the Second Priority Notes and, so long as no Default or Event of Default shall have occurred and be continuing, may either:

(1) be released as contemplated by “—Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock” if such Trust Monies represent Net Asset Sale Proceeds of Collateral in respect of an Asset Sale;

(2) be released as contemplated by “—Certain Covenants—Maintenance of Capex Reserve Account” if such Trust Monies represent Capex Reserve Amount; or

(3) at the direction of the Issuers be applied by the Second Priority Trustee from time to time to the payment of the principal of, premium, if any, and interest on any Second Priority Notes or First Priority Notes at maturity or upon redemption or retirement, or to the purchase of Second Priority Notes or First Priority Notes upon tender or in the open market or otherwise, in each case in compliance with the Second Priority Indenture.

The Issuers may also withdraw Trust Monies constituting Net Loss Proceeds to repair or replace the relevant Collateral or provide substitute Collateral, subject to certain conditions set forth in the Second Priority Indenture.

The Collateral Agent, at the request of the Second Priority Trustee shall be entitled to apply any Trust Monies to cure any Event of Default. Trust Monies deposited with the Collateral Agent shall be invested in Cash Equivalents pursuant to the direction of the Issuers and, so long as no Default or Event of Default shall have occurred and be continuing, the Issuers shall be entitled to be paid, free from the Lien of the Collateral Documents, any interest or dividends accrued, earned or paid on such Cash Equivalents.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their Obligations discharged with respect to the outstanding Second Priority Notes (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Second Priority Notes to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Second Priority Notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the Second Priority Notes concerning issuing temporary Second Priority Notes, registration of Second Priority Notes, mutilated, destroyed, lost or stolen Second Priority Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Second Priority Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Second Priority Indenture.

In addition, the Company may, at its option and at any time, elect to have the Obligations of the Company released with respect to certain covenants that are described in the Second Priority Indenture (“Covenant

Defeasance”) and thereafter any failure or omission to comply or default in complying with such Obligations will not constitute a Default or Event of Default with respect to the Second Priority Notes.

In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Second Priority Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance,

(i) the Issuers must irrevocably deposit with the Second Priority Trustee, in trust, for the benefit of the Holders of the Second Priority Notes cash in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Second Priority Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Second Priority Notes are being defeased to maturity or to a particular redemption date;

(ii) in the case of Legal Defeasance, the Issuers will have delivered to the Second Priority Trustee an opinion of counsel reasonably acceptable to the Second Priority Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Second Priority Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Issuers will have delivered to the Second Priority Trustee an opinion of counsel in the United States reasonably acceptable to the Second Priority Trustee confirming that the Holders of the outstanding Second Priority Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Second Priority Indenture) to which the Issuers, the Guarantors or any of the Company’s Subsidiaries is a party or by which the Issuers, the Guarantors or any of the Company’s Subsidiaries is bound;

(v) the Issuers must have delivered to the Second Priority Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(vi) the Issuers must deliver to the Second Priority Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Second Priority Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers, the Guarantors or others; and

(vii) the Issuers must deliver to the Second Priority Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent to Legal Defeasance or Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all Second Priority Notes not theretofore delivered to the Second Priority Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Second Priority Trustee for the giving or notice of redemption by the Second Priority Trustee in the name, and at the expense, of the Issuers.

Satisfaction and Discharge

The Second Priority Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Second Priority Notes) as to all outstanding Second Priority Notes and the Second Priority Trustee, on demand of and at the expense of the Issuers, shall execute and deliver proper instruments acknowledging satisfaction and discharge of the Second Priority Indenture and all Collateral Documents, when either:

(i) all such Second Priority Notes theretofore authenticated and delivered (except lost, stolen or destroyed Second Priority Notes which have been replaced or paid and Second Priority Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Second Priority Trustee for cancellation; or

(ii) (a) all such Second Priority Notes not theretofore delivered to the Second Priority Trustee for cancellation have or will (upon the mailing of a notice or notices deposited with the Second Priority Trustee together with irrevocable instructions to mail such notice or notices to Holders of the Second Priority Notes) become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the Second Priority Trustee as trust funds in the trust solely for the benefit of the Holders, an amount of money sufficient to pay and discharge the entire indebtedness on the Second Priority Notes not theretofore delivered to the Second Priority Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit; (b) the Issuers have paid all sums payable by them under the Second Priority Indenture; and (c) the Issuers have delivered irrevocable instructions to the Second Priority Trustee to apply the deposited money toward the payment of the Second Priority Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Second Priority Indenture, the Second Priority Notes, the Guarantees or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Second Priority Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Second Priority Notes), and any existing default or compliance with any provision of the Second Priority Indenture, the Second Priority Notes, the Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Second Priority Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Second Priority Notes, provided, that any such amendment or supplement to or waiver of the Collateral Documents shall require the consent of the Holders of a majority in principal amount of each of the then outstanding First Priority Notes and Second Priority Notes).

Without the consent of each Holder affected, an amendment or waiver may not:

(1)  reduce the principal amount of Second Priority Notes whose Holders must consent to an amendment, supplement or waiver of the Second Priority Indenture, Second Priority Notes, Guarantees or Collateral Documents;

(2)  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Second Priority Notes;

(3)  reduce the rate of or change the time for payment of interest on any Note;

(4)  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Interest on the Second Priority Notes (except a rescission of acceleration of the Second Priority

Notes by the Holders of at least a majority in aggregate principal amount of the Second Priority Notes and a waiver of the payment default that resulted from such acceleration);

(5)  make any Note payable in money other than that stated in the Second Priority Notes;

(6)  make any change in the provisions of the Second Priority Indenture, Second Priority Notes, Guarantees or Collateral Documents relating to waivers of past Defaults or the rights of Holders of Second Priority Notes to receive payments of principal of or premium, if any, or interest or Additional Interest, if any, on the Second Priority Notes;

(7)  amend, modify or supplement, or permit or consent to any amendment, modification or supplement of the Collateral Documents in any way that would be adverse to the Holders in any material respect (except as provided in the last sentence of under the caption “—Amendment, Supplement and Waiver”);

(8)  waive a redemption payment with respect to any Note;

(9)  following an event or circumstance which may give rise to the requirement to make an offer as required by the covenants described above under the captions “—Certain Covenants—Repurchase of the First Priority Notes at the Option of the Holder upon a Change of Control,” “—Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock,” “—Certain Covenants—Events of Loss,” “—Certain Covenants—Excess Cash Flow Offer,” modify the provisions of any such covenant (or related definition) in the Second Priority Indenture requiring the Company to make an offer to purchase in a manner materially adverse to the Holders of Second Priority Notes affected thereby; or

(10)  make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any Holder of Second Priority Notes, the Company and the Second Priority Trustee may, from time to time, amend or supplement the Second Priority Indenture, the Second Priority Notes, the Guarantees or the Collateral Documents to:

(1)  cure any ambiguity, defect or inconsistency;

(2)  provide for uncertificated Second Priority Notes in addition to or in place of certificated Second Priority Notes;

(3)  provide for the assumption of the Issuers’ or any Guarantor’s obligations to Holders of Second Priority Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or any Guarantor’s property;

(4)  make any change that would provide any additional rights or benefits to the Holders of Second Priority Notes or that does not adversely affect the rights under the Second Priority Indenture of any such Holder; or

(5)  comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Second Priority Indenture under the TIA.

In addition to the foregoing and except as provided under “—Possession, Use and Release of Collateral,” no portion of the Collateral may be released from the Lien of the Collateral Documents without the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Second Priority Notes.

Gaming Laws

In certain circumstances, Holders of the Second Priority Notes may be required to qualify under the Casino Control Act as a financial source to Marina Associates or under the Riverboat Gaming Act as a financial source to Trump Indiana, Inc. and as holders of securities of the Issuers. See “—Government Regulation.” The First Priority Indenture provides that if the CCC (as defined in “Gaming Authorities” in the section “—Certain Definitions”) or the Indiana Gaming Commission, as applicable, requires that a Holder (whether the record or beneficial owner) qualify under the Casino Control Act as a financial source to Marina Associates or under the

Riverboat Gaming Act as a financial source to Trump Indiana, Inc. and if such Holder does not so qualify, then such Holder must dispose of his interest in the Second Priority Notes within 30 days after receipt of notice of such finding, or within such earlier time as the CCC or the Indiana Gaming Commission may require, or the Issuers may redeem such Second Priority Notes. If any Holder is found unqualified by the CCC or the Indiana Gaming Commission, as applicable, it is unlawful for the Holder (i) to receive any interest on the Second Priority Notes, (ii) to exercise, directly or through any trustee or nominee, any right conferred by the Second Priority Notes or (iii) to receive any remuneration in any form from any “Regulated Company” (including the Issuers, the Guarantors or the Second Priority Trustee) for services rendered or otherwise. See “—Optional Redemption.”

The Second Priority Indenture further requires the Second Priority Trustee to report the names of all record Holders of the Second Priority Notes to certain Gaming Authorities promptly after the initial issuance of the Second Priority Notes and prior to the scheduled expiration date of the applicable Gaming License. The Second Priority Indenture also requires the Second Priority Trustee to provide to such Gaming Authorities copies of all written communications from the Second Priority Trustee to the Holders, notice of any default under the Second Priority Notes, certain other information concerning the Second Priority Trustee’s enforcement of rights under the Second Priority Indenture and other matters respecting the security for the Second Priority Notes.

Second Priority Trustee

The Second Priority Trustee is U.S. Bank National Association, a national banking association. The Second Priority Indenture provides that, except during the continuance of an Event of Default, the Second Priority Trustee will perform only such duties as are specifically set forth in the Second Priority Indenture and the Collateral Documents. During the existence of an Event of Default, the Second Priority Trustee will exercise such of the rights and powers vested in it under the Second Priority Indenture and the Collateral Documents and will use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

No Personal Liability of Members, Stockholders, Officers, Directors; Non-Recourse

The Second Priority Indenture provides that no direct or indirect stockholder, partner, member, employee, officer or director, as such, past, present or future, of either of the Issuers, any Guarantor or any successor entity shall have any personal liability in respect of the obligations of the Issuers or any Guarantor under the Second Priority Indenture or the Second Priority Notes or the Guarantees thereof by reason of his or its status as such stockholder, partner, member, employee, officer or director, except to the extent such person is an Issuer or Guarantor.

Certain Definitions

“Accreted Value” means as of any date of determination, an amount per $1,000 principal amount at maturity of the First Priority Notes or Second Priority Notes, as the case may be, that is equal to the sum of (a) the original issue price of each First Priority Note or Second Priority Note, as the case may be, and (b) the portion of the excess of the principal amount at maturity of each First Priority Note or Second Priority Note, as the case may be, over such original issue price which shall have been amortized through the end of the fiscal quarter immediately preceding such date.

“Acquired Indebtedness” means Indebtedness or Disqualified Equity Interests of any person (a) existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries or (b) assumed in connection with the acquisition of property from such person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition, consolidation or merger. Indebtedness shall be deemed to be incurred on the date of the related acquisition of property from any person or the date the acquired person becomes a Subsidiary, including by designation, or the date of such merger or consolidation, as applicable.

“Acquisition” means the purchase or other acquisition of any person or substantially all the property of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

“Additional First Priority Notes” means up to $25.0 million aggregate principal amount of First Priority Notes issued under the First Priority Indenture after the Issue Date.

“Additional Second Priority Notes” means Second Priority Notes issued under the Second Priority Indenture after the Issue Date.

“Administrative Services Agreement” means the Second Amended and Restated Services Agreement, dated as of January 1, 1998, by and among Trump Casino Services, L.L.C., Trump Plaza Associates, Trump Taj Mahal Associates, Marina Associates and Trump Indiana, Inc. (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect taken as a whole).

“Affiliate” means, with respect to any specified person, (a) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (b) any other person that owns, directly or indirectly, 5% or more of such person’s Equity Interests or any officer or director of any such person or other person or with respect to any natural person, any person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means property acquired after the date of the Second Priority Indenture which is required to constitute Collateral pursuant to the provisions of the Second Priority Indenture.

“Asset Acquisition” means (1) an Investment by the Company or any of its Subsidiaries in any other person pursuant to which such person shall become a Subsidiary of the Company or any of its Subsidiaries, or shall be merged with or into the Company or any Subsidiary of the Company or (2) the acquisition by the Company or any Subsidiary of the Company of the property of any person (other than a Subsidiary of the Company) that constitutes all or substantially all of the property of such person or comprises any division or line of business of such person or any other properties of such person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, any merger, consolidation or sale and leaseback transaction) to any person other than the Company or a Subsidiary, in one transaction or a series of related transactions, of:

(1) any Equity Interest of any Subsidiary (excluding minimum issuances of directors’ qualifying shares); or

(2) the property of the Company or any of its Subsidiaries which constitutes substantially all of an operation unit or line of business of the Company or any of its Subsidiaries; or

(3) any other property of the Company or any of its Subsidiaries outside of the ordinary course of business;

provided that notwithstanding the foregoing, the term “Asset Sale” will not include:

(a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the property of the Company and its Subsidiaries, as permitted pursuant to the covenant entitled “—Limitations on Merger, Sale or Consolidation”;

(b) the sale or lease of equipment, Inventory, Receivables or other property (including obsolete property) in the ordinary course of business and to the extent that such sales or leases are not part of a sale of the business in which such equipment was used or in which such Inventory or Receivables arose;

(c) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(e) the sale, lease, conveyance, disposition or other transfer of any property to the Company or any other Subsidiary of the Company that is a Guarantor; or

(f) the sale, lease, conveyance, disposition or other transfer of any property which has become obsolete or unfit for use, is no longer necessary in the conduct of the Company’s businesses or has a fair market value less than $100,000 as determined in good faith by the board of directors of the Company.

“Average Life” means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

“Beneficial Owner” or “beneficial owner” for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a “person” shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Berthing Agreement” means the Trump Berthing Agreement, dated as of April 23, 1996 as amended, by and between Trump Indiana, Inc. and BHR Joint Venture as the same is in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as (i) the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect or (ii) the Berthing Agreement between BHR Joint Venture and Majestic Star, LLC is simultaneously amended in analogous fashion).

“BHR Attributed Debt” means the product of (i) the aggregate principal amount of all outstanding Indebtedness incurred pursuant to clause (a) (ii) under the caption “—Limitations on BHR Joint Venture” times (ii) the Company’s percentage interest in the BHR Joint Venture; provided that any such Indebtedness shall cease to be BHR Attributed Debt, as of the first date after the date such Indebtedness is so incurred on which the Company can incur at least $1.00 of additional Indebtedness under the Debt Incurrence Ratio.

“BHR Joint Venture” means Buffington Harbor Riverboats, LLC, a Delaware limited liability company, in which Trump Indiana, Inc. currently owns a 50% membership interest, and any other flow through entity owned solely by the members of the BHR Joint Venture.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capex Reserve Amount” means up to $10.0 million of Consolidated Excess Cash Flow for the fiscal year ending December 31, 2003 (without giving effect to clause (ix) of the definition thereof) that is projected in the good faith estimation of the Company to be used for any Marina Slot Improvements during the fiscal year ending December 31, 2004.

“Capital Contribution” means, with respect to any person, that amount of money or the Fair Market Value of any property (net of liabilities to which such property is subject) irrevocably and unconditionally contributed to such person in exchange for Qualified Equity Interests of such person.

“Capitalized Lease Obligation” of any person means any obligation of such person or its Subsidiaries on a Consolidated basis under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations as reflected on the consolidated balance sheet of such person, as determined in accordance with GAAP.

“Cash Equivalents” means (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $300.0 million, and whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. or any successor rating agency, or “A-1” (or higher) according to Standard & Poor’s Ratings Service, a division of McGraw-Hill, Inc., or any successor rating agency, (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. or any successor rating agency, or “A-1” (or higher) according to Standard & Poor’s Ratings Service, a division of McGraw-Hill, Inc., or any successor rating agency and (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $300.0 million.

“Casino Properties” means, collectively, the Trump Marina Property and the Trump Indiana Property.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the property and assets described in the first paragraph under  “—Security for the Second Priority Notes,” together with all other property that is from time to time subject to the Lien of the Collateral Documents.

“Collateral Account” means the collateral account established pursuant to the Second Priority Indenture and the Collateral Documents.

“Collateral Documents” means, collectively, the Mortgages, the Ship Mortgage, the Security Agreement, the Priority Intercreditor Agreement, the Pari Passu Intercreditor Agreement, Access Intercreditor Agreement and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures, fiduciary assignments or other instruments evidencing or creating any security interests in favor of the Collateral Agent in all or any portion of the Collateral, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

“Consolidated EBITDA” means, with respect to any person, for any period, the Consolidated Net Income of such person for such period (determined, for purposes of this definition only, without taking into effect the last sentence of the definition thereof) adjusted to add thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of:

(i) Consolidated income tax expense;

(ii) Consolidated depreciation and amortization expense, provided that Consolidated depreciation and amortization of a Subsidiary that is a less than Wholly-Owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary;

(iii) Consolidated Fixed Charges, less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; and

(iv) Non-cash write-downs and charges related to required regulatory obligations.

“Consolidated Excess Cash Flow” means, without duplication, with respect to any person, the aggregate for such person and its subsidiaries for such period, of the following:

(i) Consolidated EBITDA (provided that for the purpose of making any calculation of Consolidated Excess Cash Flow in respect of any period in the fiscal year ending December 31, 2003, Consolidated EBITDA shall be reduced by the amount of any payments actually made pursuant to clause (v) of the second paragraph of “—Limitation on Restricted Payments”; minus

(ii) Consolidated Interest Expense; plus (minus)

(iii) changes in net working capital and accrued long-term liability accounts (provided that such changes shall be calculated before giving effect to any reclassification of debt of the Issuers or their Subsidiaries that has been repaid through the application of the proceeds of the issuance and sale, on the Issue Date, of the Original First Priority Notes and the Original Second Priority Notes); minus

(iv) non-cash gains included in net income; minus

(v) cash payments related to required regulatory obligations; minus

(vi) repayments of long-term debt (other than repayments of revolving credit borrowings that may be reborrowed and repayments financed with other long-term borrowings); minus

(vii) an amount reserved for Permitted Tax Distributions and amounts paid in respect of income taxes; minus

(viii) aggregate cash expenditures made during such period for property, plant or equipment as reflected in the consolidated balance sheet of such person; minus

(ix) with respect to the fiscal year ending on December 31, 2003, the Capex Reserve Amount.

“Consolidated Fixed Charges” of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

(a) Consolidated Interest Expense; and

(b) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such person and to the extent permitted under the First Priority Indenture, its Subsidiaries (other than dividends paid in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective, consolidated federal, state and local income tax rate of such person, expressed as a decimal.

“Consolidated Interest Expense” means, interest expensed or capitalized, paid, accrued or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letter of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

(a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of property outside the ordinary course of business or from the issuance or sale of any capital stock), less all fees and expenses relating thereto;

(b) the net income, if positive, of any person, other than a Consolidated Wholly-Owned Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Wholly-Owned Subsidiary of such person during such period, but in any case not in excess of such person’s pro rata share of such person’s net income for such period; and

(c) the net income, if positive, of any of such person’s Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

To the extent not already reduced thereby, Consolidated Net Income of the Company for any period shall be reduced by the aggregate amount of all Permitted Tax Distributions made during, or distributable in respect of, such period.

“Consolidated Net Worth” of any person at any date means, in the case of a limited liability company, such person’s members’ capital and, in the case of a corporation, the aggregate Consolidated stockholders’ equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the Consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity):

(a) the amount of any such stockholders’ equity attributable to Disqualified Equity Interests or treasury stock of such person and its Consolidated Subsidiaries;

(b) all upward revaluations and other write-ups in the book value of an asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date; and

(c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

“Consolidated Subsidiary” means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

“Consolidation” means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

“Contested Collateral Lien Conditions” means the following conditions:

(1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

(2) at the option and upon request of the Collateral Agent, the Issuers or any Guarantor, as applicable, shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Collateral Agent’s reasonable estimate of all interest and penalties related thereto; and

(3) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Collateral Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Collateral Documents.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Equity Interests” means, with respect to any person, an Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event (other than (i) the disqualification of the holder thereof by a Gaming Authority, (ii) an event that would constitute a Change of Control or (iii) an event that would constitute an Asset Sale) or the passage of time would be required to be redeemed or repurchased (including at the option of the holder thereof) in whole or in part on or prior to the Stated Maturity of the Second Priority Notes.

“Equity Interest” of any person means any shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents (however designated) in such person’s equity, and shall in any event include any Equity Interests issued by, or member interests in, such person.

“Equity Offering” means any public offering or private sale of Equity Interests (other than Disqualified Equity Interests) of the Company pursuant to which the Company receives net proceeds of at least $20.0 million, or (ii) any public offering or private sale of Equity Interests of THCR to the extent cash proceeds thereof are contributed to the equity of the Company.

“Event of Loss” means, with respect to any property, any (i) loss, destruction or damage of such property, (ii) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation or requisition of the use of such property or (iii) settlement in lieu of (ii) above.

“Excess Cash Flow Offer” means a First Half Excess Cash Flow Offer or a Full Fiscal Year Excess Cash Flow Offer, as the case may be.

“Excess Cash Flow Offer Amount” means the First Half Excess Cash Flow Offer Amount or the Full Fiscal Year Excess Cash Flow Amount, as the case may be.

“Excess Cash Flow Offer Price” means, with respect to any First Priority Note or Second Priority Note, as applicable, as of any Excess Cash Flow Offer Date, the sum of (i) lesser of (a) 103% of the Accreted Value of such First Priority Note or Second Priority Note, as applicable, as of such Excess Cash Flow Offer Date and (b) if such First Priority Note or Second Priority Note were then redeemable pursuant to paragraph (a) of “Description of the First Priority Notes—Optional Redemption” or “—Optional Redemption”, as applicable, the redemption price of such First Priority Note or Second Priority Note, as applicable, at such Excess Cash Flow Offer Date if such First Priority Note or Second Priority Note, as applicable, were to be redeemed pursuant to (x) in the case of a First Priority Note, “Description of the First Priority Notes—Optional Redemption” and (y) in the case of a Second Priority Note, “—Optional Redemption,” in each case on such Excess Cash Flow Offer Date (it being understood that if such First Priority Note or Second Priority Note, as applicable, were not then redeemable pursuant to paragraph (a) of “Description of the First Priority Notes—Optional Redemption” or “—Optional Redemption”, as applicable, the amount set forth in clause (a) of this definition shall apply) and (ii) the accrued and unpaid interest on such First Priority Note or Second Priority Note, as applicable, up to but not including such Excess Cash Flow Offer Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy and, with respect to any redemption of Second Priority Notes pursuant to the applicable Gaming Laws, means:

(a) the last sales price regular way on the last trading day prior to the date of determination of such value on the largest national securities exchange (or, if said security is not listed on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”)) on which such Second Priority Notes shall have traded on such trading day;

(b) if no such sales of such Second Priority Notes occurred on such trading day, the mean between the “bid” and “asked” prices on such national securities exchange or as quoted on the National Market System of NASDAQ, as the case may be, on such last trading day;

(c) if the Second Priority Notes are not listed or quoted on any national securities exchange or the National Market System of NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Second Priority Notes have not been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in the Second Priority Notes, selected for such purpose by the Company; or

(d) if none of clauses (a) through (c) are applicable, the fair market value of such Second Priority Notes as of the date of determination as determined in such manner as shall be satisfactory to the Company, which shall be entitled to rely for such purpose on the advice of any firm of investment bankers or securities dealers having familiarity with the Second Priority Notes.

“FF&E Financing Agreement” means an agreement which creates a Lien upon any after-acquired tangible personal property and/or other items constituting operating assets which are financed, purchased or leased for the purpose of engaging in or developing a Related Business.

“First Half Excess Cash Flow” means, with respect to any fiscal year, the Consolidated Excess Cash Flow generated in the first two quarters of such fiscal year.

“First Half Excess Cash Flow Offer Amount” means, for any fiscal year, the First Half Excess Cash Flow for such fiscal year; provided that if (a) the First Half Excess Cash Flow for such fiscal year shall be less than $1.0 million, then the First Half Excess Cash Flow shall be deemed to be zero and (b) if such First Half Excess Cash Flow is over $5.0 million, the First Half Excess Cash Flow Offer Amount shall be deemed to be $5.0 million.

“First Priority Guarantees” means the guarantees of the First Priority Notes.

“First Priority Indenture” means the indenture governing the First Priority Notes.

“First Priority Leverage Ratio” of any person on any date of determination (the “Transaction Date”) means the ratio, on a pro forma basis, of (a) the aggregate outstanding principal amount of the First Priority Notes and First Priority Pari Passu Indebtedness on such Transaction Date to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period immediately preceding the Transaction Date; provided that for purposes of such calculation:

(i) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculations as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also, including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the properties that are the subject of the Asset Acquisition or Asset Sale during the Reference Period) occurring during the Reference Period or any time subsequent to the last day of the Reference Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any subsidiary of such person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed;

(ii) transactions giving rise to the need to calculate the Total Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period; and

(iii) the incurrence of any Indebtedness or issuance of any Disqualified Equity Interests during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period.

“First Priority Notes” means the 11 5/8% First Priority Notes due 2010 issued by the Issuers.

“First Priority Pari Passu Indebtedness” means any Indebtedness (other than Additional First Priority Notes) permitted to be incurred pursuant to clause (g) of the definition of “Permitted Indebtedness” and secured by the Lien permitted to be incurred pursuant to clause (h) or clause (i) of the definition of “Permitted Liens”; provided that any such First Priority Pari Passu Indebtedness shall be on terms no less favorable in any material respect to the Company than the First Priority Notes.

“First Priority Trustee” means the U.S. Bank National Association, as trustee under the First Priority Indenture.

“Full Fiscal Year Excess Cash Flow” means, with respect to any fiscal year, the sum of (a) Consolidated Excess Cash Flow generated in such fiscal year plus (b) with respect to the fiscal year ending December 31, 2004 only, the Unused Capex Reserve Amount, if any.

“Full Fiscal Year Excess Cash Flow Offer Amount” means, for any fiscal year, (a) the Full Year Excess Cash Flow for such fiscal year less (b) the First Half Excess Cash Flow Offer Amount (if any) for such fiscal year; provided that if the Full Fiscal Year Excess Cash Flow for such fiscal year shall be less than $1.0 million, then the Full Fiscal Year Cash Flow shall be deemed to be zero.

“Gaming Authorities” means the New Jersey Casino Control Commission (“CCC”), the New Jersey Division of Gaming Enforcement, The Indiana Gaming Commission or any other governmental agency which regulates gaming in a jurisdiction in which the Company or any of its Subsidiaries conducts gaming activities.

“Gaming Licenses” means every material license, material franchise or other material authorization required to own, lease, operate or otherwise conduct or manage gaming in any state or jurisdiction where the Company or its Subsidiaries conduct business, and any applicable liquor licenses.

“Generally Accepted Accounting Principles” or “GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time.

“Guaranteed Debt” of any person means, without duplication, all indebtedness of any other person referred to in the definition of Indebtedness contained in this section guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement:

(a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

(b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

(c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

(d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

(e) otherwise to assure a creditor against loss; provided that the term “Guaranteed Debt” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or indemnity obligations arising in favor of officers, directors or employees.

“Holder” means a person who at any particular time is the owner of a Second Priority Note.

“Indebtedness” means, with respect to any person, without duplication:

(a) all liabilities and obligations, contingent and otherwise, of such person for borrowed money or representing the balance deferred and unpaid of the purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities or in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interest of such person, or any warrants, rights or options to acquire such Equity Interest, now or hereafter outstanding;

(b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

(c) every obligation of such person issued as payment in consideration of the purchase by such person or an Affiliate of such person of the Equity Interest or all or substantially all of the property of another person or in consideration for the merger or consolidation with respect to which such person or an Affiliate of such person was a party;

(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities arising in the ordinary course of business;

(e) all obligations under Interest Swap and Hedging Obligations of such person;

(f) all Purchase Money Obligations and Capitalized Lease Obligations of such person;

(g) all indebtedness referred to in clauses (a) through (f) above of other persons and all dividends of other persons the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness;

(h) all Guaranteed Debt of such person; and

(i) all Disqualified Equity Interests of such person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Second Priority Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer (or managing general partner of the issuer) of such Disqualified Equity Interests.

“Indian Gaming” means any and all activities defined as class II or class III Gaming under the Indian Gaming Regulatory Act of 1988, PL 100-497, U.S.C. § 2701 et seq., as the same may, from time to time, be amended.

“Interest Swap and Hedging Obligation” means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against changes in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Inventory” shall include all food, beverages, hotel operating supplies (including linens), china, glassware, flatware, and silverware, tobacco, property sold in retail shops, marketing gifts, fuel, uniforms, property (other than Collateral) held for sale or lease in the ordinary course of business and items consumed in the business of the Company and its Subsidiaries.

“Investment” means, with respect to any person, directly or indirectly:

(a) any advance, loan or other extension of credit or capital contribution to any other person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), excluding travel and other similar advances made to officers and employees made in the ordinary course of business;

(b) any purchase or other acquisition by such person of any Equity Interests, bonds, notes, debentures or other securities issued or owned by any other person; or

(c) other than guarantees of Indebtedness of the Issuers or any Subsidiary to the extent permitted by the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests,” the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or any other liability of any other person.

“Issue Date” means the date of first issuance of the Original Second Priority Notes under the Second Priority Indenture.

“Legal Requirements” means all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers of governments, federal, state and municipal.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance of any kind (whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired by an Issuer or Guarantor.

“Limited Liability Company Agreement” means the Limited Liability Company Agreement of the Company, to be dated on or prior to the Issue Date, as amended from time to time in accordance with its terms.

“Marina Slot Improvements” means all improvements, accessions, alterations, replacements and repairs to the existing, or all development or construction of new, gaming, hotel, entertainment, parking or retail facilities or related amenities at the Trump Marina Property.

“Members” means each of THCR Holdings or any additional or substitute members admitted under the Limited Liability Company Agreement so long as (i) each is a member under the Limited Liability Company Agreement, unless removed as a member in accordance with the Limited Liability Company Agreement, and (ii) no Default or Event of Default occurs as a result thereof.

“Net Asset Sale Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales and brokerage commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable by the Company or any of its Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the Second Priority Notes, the First Priority Notes, the Guarantees or the First Priority Guarantees) secured by a Lien (provided that in the case of any Asset Sale involving Collateral, such Lien constitutes a Permitted Lien that is permitted to be prior to the Lien granted to the Collateral Agent pursuant to the Collateral Documents) on the property that was the subject of such Asset Sale and any reserve for indemnifications or any reserve for adjustment in respect of the sale price of such property established in accordance with GAAP.

“Net Cash Proceeds” of an issuance of Indebtedness or Equity Interests means the cash proceeds of such issuance, net of attorneys’ fees, accountants’ fees, brokerage, consultant, underwriting and other fees and expenses actually incurred in connection with such issuance, sale, conversion or exchange and net of any taxes paid or payable as a result thereof by the entity making such sale.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien (provided that in case of any Event of Loss involving Collateral, such Lien constitutes a Permitted Lien that is permitted to be prior to the Liens granted to the Collateral Agent pursuant to the Collateral Documents) on the property that was the subject of such Event of Loss, and any taxes attributable to such Event of Loss paid or payable as a result thereof.

“Obligation” means any principal, premium or interest payment, or Additional Interest, or monetary penalty, or damages, due by the Issuers or the Guarantors under the terms of the Second Priority Notes or the Second Priority Indenture.

“Open Market Repurchase Account” has the meaning assigned to such term in “Description of the First Priority Notes—Certain Definitions.”

“Parking Lease” means the Parking Lease, dated as of June 19, 2000, by and between Buffington Harbor Parking Associates, LLC, as lessor, and Trump Indiana, Inc., as lessee, as the same is in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect).

“Permit” means any license (including, without limitation, all Gaming Licenses), franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, occupancy, operation and use of all or a material portion of either of the Casino Properties, whether held by Marina Associates, Trump Indiana, Inc. or any other person (which may be temporary or permanent) (including, without limitation, those required for the use of either of the Casino Properties as a licensed casino facility), in accordance with all applicable Legal Requirements.

“Permitted Business” means the gaming business and other businesses necessary for, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming business (including developing and operating lodging facilities, restaurants, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming business including, without limitation, Indian Gaming.

“Permitted Holder” means Trump and the spouse and descendants of Trump (including any related grantor trusts controlled by, and established and maintained for the sole benefit of, Trump or such spouse or descendants), and the estate of any of the foregoing, but no other person.

“Permitted Indebtedness” means the following:

(a) Indebtedness of the Company to any Guarantor that is a Wholly-Owned Subsidiary, and any Guarantor that is a Wholly-Owned Subsidiary to any other Guarantor that is a Wholly-Owned Subsidiary or to the Company; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and expressly subordinated in right of payment to the Company’s Obligations pursuant to the Second Priority Notes, and that the date of any event that causes such Guarantor to no longer be a Wholly-Owned Subsidiary shall be an Incurrence Date;

(b) Indebtedness of the Company and the Guarantors existing on the Issue Date (other than any Indebtedness repaid with the proceeds of the offering of the Original Notes);

(c) (i) Indebtedness of the Company, TC Funding and the Guarantors in an aggregate principal amount not to exceed $425.0 million evidenced by the First Priority Notes and the Guarantees thereof and represented by the First Priority Indenture and (ii) Indebtedness of the Company, TC Funding and the Guarantors in aggregate principal amount not to exceed $65.0 million evidenced by the Second Priority Notes and the Second Priority Guarantees and represented by the Second Priority Indenture;

(d) Indebtedness of the Company represented by Interest Swap and Hedging Obligations;

(e) Indebtedness of the Company and the Guarantors represented by Purchase Money Obligations relating to after-acquired gaming or related equipment (or other after-acquired property) of the Company and the Guarantors not to exceed $5.0 million in aggregate principal amount outstanding at any time pursuant to this clause (e);

(f) Indebtedness of the Company and the Guarantors represented by FF&E Financing Agreements and/or Capitalized Lease Obligations relating to after-acquired property of (or, in the case of Capitalized Lease

Obligations, leased by) the Company and the Guarantors not to exceed $25.0 million in aggregate principal amount outstanding at any time pursuant to this clause (f);

(g) Indebtedness of the Company and the Guarantors consisting of First Priority Pari Passu Indebtedness and/or Additional First Priority Notes in an aggregate amount outstanding at any time pursuant to this clause (g) of up to $25.0 million incurred for the purpose of financing all or any part of the costs of any Marina Slot Improvements or Replacement Riverboat, so long as the aggregate principal amount of such Indebtedness does not exceed 80% of the projected Fair Market Value of such Marina Slot Improvements or Replacement Riverboat as determined in the good faith judgment of the Company; provided that (1) no more than $10.0 million of such Indebtedness may be used for Marina Slot Improvements, (2) on the Incurrence Date of any such Indebtedness, the First Priority Leverage Ratio is less than or equal to 4.0 to 1.0 and (3) the aggregate principal amount of Indebtedness pursuant to this clause (g) plus the aggregate principal amount of any Additional First Priority Notes shall not exceed $25.0 million;

(h) Refinancing Indebtedness; and

(i) Indebtedness under Additional Second Priority Notes (and Second Priority Guarantees thereof) issued to pay interest on the Second Priority Notes (and Additional Second Priority Notes) in accordance with the terms of the Second Priority Indenture as in effect on the Issue Date.

“Permitted Investment” means:

(a) Investments in any of the First Priority Notes or any of the Second Priority Notes;

(b) Investments in cash or Cash Equivalents;

(c) intercompany notes to the extent permitted under clause (a) of the definition of “Permitted Indebtedness”;

(d) loans, advances or investments existing on the Issue Date;

(e) loans or advances to officers and employees of the Company or any Subsidiary in an aggregate amount not exceeding $500,000 at any one time outstanding;

(f) Interest Swap and Hedging Obligations permitted to be incurred under clause (d) of the definition of “Permitted Indebtedness”;

(g) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers, in each case arising in the ordinary course of business;

(h) Investments consisting of (x) Receivables created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (y) endorsements of negotiable instruments for collection in the ordinary course of business, and (z) lease, utility and other similar deposits in the ordinary course of business;

(i) Investments required to be made in order to comply with the rules, regulations and requirements of Gaming Authorities and/or Gaming Laws, including, but not limited to, Investments made by Marina Associates in connection with its annual investment alternative tax obligation;

(j) any Investment in any Wholly-Owned Subsidiary or any entity that upon consummation of such Investment will become a Wholly-Owned Subsidiary, other than an Unrestricted Subsidiary;

(k) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant entitled “—Limitation on Sale of Assets and Subsidiary Stock”;

(l) Investments made pursuant to the Berthing Agreement, the Parking Lease and the Trump 29 Management Agreement;

(m) Investments in Permitted Businesses not to exceed $2.0 million in any fiscal year;

(n) any Investment consisting of the extension of gaming credit to customers consistent with industry practice in the ordinary course of business; and

(o) other Investments that do not exceed $2.5 million at any time outstanding.

“Permitted Liens” means:

(a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(b) Liens in respect of property of the Issuers or any Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’ and mechanics’ Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Issuers and their Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuers and their Subsidiaries, taken as a whole, (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(c) Liens on property of the Issuers or any Subsidiary existing on the date of the Second Priority Indenture;

(d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Issuers or any Subsidiary at such real property;

(e) Liens arising out of judgments or awards not resulting in a Default and in respect of which the Issuers or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $20.0 million at any time outstanding;

(f) Liens (other than any Lien imposed by the United States Employee Retirement Income Securities Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof, such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (y) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions; provided, further, that the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $10.0 million in the aggregate;

(g) Leases with respect to the properties of the Issuers or any Subsidiary or their respective Subsidiaries, in each case entered into in the ordinary course of the Issuers’ or any Subsidiary’s business, so long as such leases are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Issuers or any Subsidiary and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(h) first priority Liens on the Collateral securing the Indebtedness described in clause (g) of the definition of “Permitted Indebtedness” and incurred for the purpose of financing all or any part of the costs of any Marina Slot Improvements; provided that the Representative of such Indebtedness secured by such pari passu Liens shall have entered into a Pari Passu Intercreditor Agreement which shall be in form and substance reasonably acceptable to the First Priority Trustee;

(i) first priority Liens on the Trump Indiana Property securing the Indebtedness described in clause (g) of the definition of “Permitted Indebtedness” and incurred for the purpose of financing all or any part of the costs of a Replacement Riverboat; provided that the Representative of such Indebtedness secured by such pari passu Liens shall have entered into a Pari Passu Intercreditor Agreement which shall be in form and substance reasonably acceptable to the First Priority Trustee;

(j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuers or any Subsidiary in the ordinary course of business in accordance with the past practices of the Issuers or any Subsidiary;

(k) Liens arising pursuant to FF&E Financing Agreements, Purchase Money Obligations or Capital Lease Obligations securing the Indebtedness described in clauses (e) and (f) of the definition of “Permitted Indebtedness”; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired, leased or financed at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such FF&E Financing Agreements, Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of the Company or any Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

(l) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuers or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(m) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with the Issuers or any Subsidiary (and not created in anticipation or contemplation thereof) in accordance with the provisions of the Second Priority Indenture; provided that such Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

(n) Liens securing obligations under the First Priority Indenture, the First Priority Notes, the Additional First Priority Notes and First Priority Guarantees (and any Liens securing obligations incurred pursuant to a refinancing of all, but not less than all, of the then-outstanding First Priority Notes pursuant to and in accordance with clause (h) of the definition of Permitted Indebtedness, so long as any such Liens are, when taken as a whole, no less favorable to the Holders of Second Priority Notes than the Liens securing the obligations under the First Priority Indenture, the First Priority Notes and the First Priority Guarantees on the Issue Date), the Second Priority Notes, the Additional Second Priority Notes, the Second Priority Indenture, the Second Priority Guarantees and the Collateral Documents; provided, that any such Liens with respect to any Additional Second Priority Notes shall only be permitted to the extent (x) such Additional Second Priority Notes are issued in compliance with clause (i) of the definition of Permitted Indebtedness or (y) that on the Incurrence Date of the Indebtedness secured by such Liens, the Total Leverage Ratio of the Company, after giving effect on a pro forma basis to such incurrence of such Additional Second Priority Notes, would be 5.0 to 1.0 or less;

(o) Liens securing Acquired Indebtedness (and any Refinancing Indebtedness which refinances such Acquired Indebtedness) incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Disqualified Equity Interests”; provided that (i) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Issuers or a Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Issuers or a Subsidiary and (ii) such Liens do not extend to or cover any property of the Issuers or of any of the Subsidiaries other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuers or a Subsidiary;

(p) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade-secrets, know-how and processes, granted by the Issuers or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuers or any Subsidiary;

(q) Liens arising under applicable Gaming Laws, provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

(r) Liens in favor of the Issuers or any Guarantor; provided that such Liens are subject to the Liens of the Collateral Documents;

(s) Liens on all right, title and interest of the Company and the Guarantors in and to any and all (i) Receivables, Inventory and commercial tort claims, (ii) cash, Cash Equivalents, securities and deposit accounts (except as expressly provided to be part of the Collateral) and (iii) proceeds and products of any and all of the foregoing property in clauses (i) and (ii) of this clause (s), including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect thereto; and

(t) Liens on after-acquired property (other than any Marina Slot Improvements or any Replacement Riverboat) securing Indebtedness (other than Permitted Indebtedness) permitted to be incurred pursuant to the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests”; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness, (ii) any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of the Company or any Subsidiary and (iii) if necessary, the Representative of such Indebtedness secured by such Liens shall have entered into an Access Intercreditor Agreement which shall be in form and substance reasonably acceptable to the Second Priority Trustee; provided, however, that (except as set forth in clause (c) (solely in respect of Equity Interests in the BHR Joint Venture and Buffington Harbor Parking Associates, LLC), (h), (i), (m), (n) and (q) above) no Liens shall be permitted to exist, directly or indirectly, on any Equity Interests, intercompany notes or other securities constituting Collateral.

“Permitted Tax Distributions” means for each tax year that the Company qualifies as a limited liability company or substantially similar pass-through entity under the Code or any similar provision of state or local law, distributions of Tax Amounts in respect of the jurisdictions in which the Company so qualifies as a limited liability company or substantially similar pass-through entity; provided that (A) prior to any Permitted Tax Distribution, a knowledgeable and duly authorized officer of the Company shall certify, and counsel reasonably acceptable to the Second Priority Trustee shall opine, that the Company qualifies as a limited liability company or substantially similar pass-through entity for federal income tax purposes and under similar laws of the states in respect of which such distributions are being made and (B) at the time of such distributions, the most recent audited financial statements of the Company provide that the Company was treated as a limited liability company for federal income tax purposes for the period of such financial statements. Distributions of Tax Amounts may be made between the tenth and twentieth day of each January (provided that payments in respect of estimated state or local taxes due in January may instead, at the option of the Company, be paid during the last five days of the immediately preceding December), April, June and September, based upon the minimum estimated tax payments in respect of Tax Amounts which would then be due and payable, and during the tenth through twentieth day of April or within ten days of the reconciliation described in the immediately succeeding sentence, with respect to any additional tax payments owing in respect of the prior fiscal year. Within 60 days of the Company’s filing of the Internal Revenue Service Form 1065 for the applicable tax year, a reconciliation shall be made of the Permitted Tax Distributions actually paid versus the amount permitted to be paid as Permitted Tax Distributions based upon the final results of the applicable tax year. In addition, prior to any Permitted Tax Distributions, each Member shall have entered into a binding agreement promptly to reimburse the Company for any positive difference between the distributed amount and the Tax Amount as finally determined; provided, however, that if the Members of the Company do not promptly reimburse the Company for any positive difference between the distributed amount and the Tax Amount, then the Permitted Tax Distributions during the year in which such reimbursement should have been made shall be reduced by the unreimbursed amount until the Permitted Tax Distributions for such year are zero and, thereafter, Permitted Tax Distributions shall be reduced in the succeeding years until the unreimbursed amount not used to reduce Permitted Tax Distributions is zero.

“person” means any individual, corporation, partnership, limited or general liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Money Obligations” of any person means any obligations of such person to any seller or any other person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or Fair Market Value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

“Qualified Equity Interests” means any Equity Interest of the Company that is not Disqualified Equity Interests.

“Qualified Exchange” means (a) any repurchase, redemption or other acquisition or retirement of any shares of any class of Equity Interests of the Company on or after the Issue Date in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares, interests or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of, Qualified Equity Interests of the Company; or (b) the redemption, repayment, defeasance, repurchase or other acquisition or retirement for value of any Indebtedness of, or guaranteed by, the Company on or after the Issue Date in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale of, Qualified Equity Interests of the Company.

“Receivables” shall include all receivables arising out of the sale or lease of Inventory or the provision of services in the ordinary course of the Issuers’ or any Guarantor’s business, including all casino receivables

(markers, instruments, notes and checks) both undeposited and returned, hotel receivables, credit card receivables, interest receivables and progressive jackpot receivables (wide area progressives or multiple casinos linked progressives).

“Reference Period” with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Second Priority Notes or the Second Priority Indenture.

“Refinancing Indebtedness” means Indebtedness or Disqualified Equity Interests issued in exchange for, or the net proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, a “Refinancing”), any Indebtedness or Disqualified Equity Interests that was permitted to be incurred under the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests” (other than Indebtedness described in clauses (a), (d), (e), (f) and (g) of the definition of “Permitted Indebtedness”) in each case a principal amount or, in the case of Disqualified Equity Interests, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(i) the principal amount or, in the case of Disqualified Equity Interests, liquidation preference of the Indebtedness or Disqualified Equity Interests so refinanced (plus the amount of required premium, if any, and reasonable expenses incurred in connection therewith); and

(ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing (plus the amount of required premium, if any, and reasonable expenses incurred in connection therewith); provided that:

(A) such Refinancing Indebtedness of any Subsidiary shall only be used to refinance outstanding Indebtedness or Disqualified Equity Interests of such Subsidiary;

(B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Equity Interests to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Second Priority Notes than was the Indebtedness or Disqualified Equity Interests to be so refinanced;

(C) such Refinancing Indebtedness shall be secured only by the property (if any) securing the Indebtedness to be so refinanced; and

(D) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of the corresponding installment of principal of the Indebtedness or Disqualified Equity Interests to be so refinanced which was scheduled to come due prior to the Stated Maturity.

“Related Business” means the business conducted (or proposed to be conducted) by Marina Associates or Trump Indiana, Inc. as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are related businesses in Atlantic City, New Jersey or Gary, Indiana or are related to the Permitted Business.

“Replacement Riverboat” means the replacement, in any manner, of the Riverboat existing on the Issue Date including, without limitation, any replacement of such Riverboat with a riverboat, vessel, barge or improvement on real property, whether such riverboat, vessel, barge or improvement is acquired or constructed and whether or not such riverboat, vessel, barge or improvement is temporarily or permanently moored or affixed to any real property.

“Representative” means any agent on behalf of any lender, creditor or group of creditors or lenders constituting the holders of the First Priority Pari Passu Indebtedness or other Indebtedness permitted to be incurred under the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests,” including Permitted Indebtedness.

“Required Regulatory Redemption” means a redemption by the Issuers of any Holder’s Second Priority Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Issuers to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any material Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified within a reasonable period of time.

“Restricted Investment” means, in one or a series of related transactions, any Investment other than Permitted Investments.

“Restricted Payment” means, with respect to any person:

(a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any Subsidiary or parent of such person;

(b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person;

(c) any purchase, redemption or other acquisition or retirement for value or any payment in respect of any amendment of the terms of or any defeasance of any Subordinated Indebtedness of, or guaranteed by, such person, any parent of such person or any Subsidiary prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness (including any payment in respect of any amendment of the terms of any such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Subordinated Indebtedness or seeks to shorten any such due date);

(d) in connection with the designation of a person as an Unrestricted Subsidiary, a Restricted Payment shall be deemed to exist in the amount provided in the definition of Unrestricted Subsidiary contained herein; and

(e) any Restricted Investment by such person;

provided that the term “Restricted Payment” does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an Issuer to the extent payable solely in shares of Qualified Equity Interests of such Issuer; or (ii) any dividend, distribution or other payment to the Company or to any of its Subsidiaries or any Guarantor.

“Riverboat” means the gaming vessel “Trump Casino”, official number 1039617, and fixtures and equipment located thereon that is docked at Buffington Harbor, Gary, Indiana or any Replacement Riverboat.

“Second Priority Notes” means the Second Priority Notes described in this “Description of the Second Priority Notes” section.

“Significant Subsidiary” shall have the meaning provided under Regulation S-X under the Securities Act, as in effect on the Issue Date.

“Stated Maturity,” when used with respect to any Second Priority Note, means September 15, 2010 and when used with respect to any other Indebtedness means the dates specified in such other Indebtedness as the fixed date on which the principal of such Indebtedness is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Issuers or any Guarantor that is subordinated in right of payment to the Second Priority Notes or any Guarantees, respectively.

“Subsidiary” of any person means:

(i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person;

(ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof have a majority ownership interest; or

(iii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the time, general partner or a managing member and has a majority ownership interest.

Notwithstanding the foregoing, no Unrestricted Subsidiary shall be considered a Subsidiary of the Company or any of its other Subsidiaries for purposes of the Second Priority Notes and the Second Priority Indenture. Unless the context otherwise requires, all references herein to “Subsidiaries” shall be to the direct and indirect to Subsidiaries of the Company for purposes of the Second Priority Notes and the Second Priority Indenture.

“Tax Amounts” with respect to any year means an amount no greater than (a) the higher of (i) the product of (A) the taxable income of the Company (computed as if the Company were an individual taxpayer) for such year as determined in good faith by the Board of Directors of the Company and (B) the Tax Percentage and (ii) the product of (A) the alternative minimum taxable income attributable to the Company (computed as if the Company were an individual taxpayer) for such year as determined in good faith by the Board of Directors of the Company and (B) the Tax Percentage, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized (without regard to the actual realization) by its Members in the current or any prior taxable year, or portion thereof, commencing on or after the Issue Date (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods.

“Tax Percentage” means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any Member of the Company would be subject in the relevant year of determination (as certified to the Second Priority Trustee by a nationally recognized tax accounting firm); provided that in no event shall the Tax Percentage be greater than the sum of (x) the highest aggregate effective marginal rate of federal, state, and local income tax or, when applicable, alternative minimum tax, to which the Company would have been subject if it were a C corporation, for federal income tax purposes, and (y) five percentage points. If any Member or Upper Tier Owner of the Company is an S corporation, limited liability company or similar pass-through entity for federal income tax purposes, the Tax Percentage shall be computed based upon the tax rates applicable to the shareholder or member of such Member or Upper Tier Owner, as the case may be.

“THCR” means Trump Hotels & Casino Resorts, Inc., a Delaware corporation.

“THCR Holdings” means Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership.

“Total Indebtedness” means all Indebtedness other than Indebtedness within the meaning of clause (d) of the definition of the term “Indebtedness.”

“Total Leverage Ratio” of any person on any Transaction Date means the ratio, on a pro forma basis, of (a) the aggregate outstanding principal amount of the Total Indebtedness on such Transaction Date to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period immediately preceding the Transaction Date; provided that for purposes of such calculation:

(i) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculations as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also, including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the properties that are the subject of the Asset Acquisition or Asset Sale during the Reference Period) occurring during the Reference Period or any time subsequent to the last day of the Reference Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any subsidiary of such person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed;

(ii) transactions giving rise to the need to calculate the Total Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period; and

(iii) the incurrence of any Indebtedness or issuance of any Disqualified Equity Interests during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period.

“Trump”, used alone, means Donald J. Trump.

“Trump Indiana Property” means, collectively, the Riverboat and hotel complex currently known as the “Trump Casino Hotel” in Gary, Indiana and ancillary structures and facilities located on the premises and all furniture, fixtures and equipment at any time contained therein and all Equity Interests in any joint ventures related thereto (to the extent owned or leased by Trump Indiana, Inc.).

“Trump Marina Property” means, collectively, the casino and hotel complex currently known as the “Trump Marina” in Atlantic City, New Jersey and ancillary structures and facilities located on the premises and all furniture, fixtures and equipment at any time contained therein.

“Trump 29 Casino” means, collectively, the casino complex currently known as the “Trump 29 Casino” in Coachella, California and any related ancillary structures and facilities existing on the Issue Date or thereafter.

“Trump 29 Management Agreement” means the Amended and Restated Gaming Facility Management Agreement dated as of March 28, 2002 between The Twenty-Nine Palms Band of Luiseno Mission Indians of California, Twenty-Nine Palms Enterprises Corporation and Trump 29 Services, as in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect taken as a whole).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trust Monies” means all cash and Cash Equivalents received by the Second Priority Trustee or the Collateral Agent:

(a) upon the release of Collateral from the Lien of the Second Priority Indenture or the Collateral Documents, including all Net Asset Sale Proceeds and Net Loss Proceeds;

(b) pursuant to the Collateral Documents;

(c) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Second Priority Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Second Priority Indenture or any of the Collateral Documents or otherwise; or

(d) for application as provided in the relevant provisions of the Second Priority Indenture or any Collateral Document or which disposition is not otherwise specifically provided for in the Second Priority Indenture or in any Collateral Document;

provided, however, that Trust Monies shall in no event include any property deposited with the Second Priority Trustee for any redemption, Legal Defeasance or Covenant Defeasance of Second Priority Notes, for the satisfaction and discharge of the Second Priority Indenture or to pay the purchase price of Second Priority Notes pursuant to a Change of Control Offer, a Residual Asset Sale Offer, an Event of Loss Offer or an Excess Cash Flow Offer.

“Unrestricted Subsidiary” means any Subsidiary of the Company that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Company, as provided below); provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Company may designate any person (other than Marina Associates, Trump Indiana, Inc., TC Funding and any direct or indirect holder of Equity Interest therein) to be an Unrestricted Subsidiary if:

(a) no Default or Event of Default is existing or will occur as a consequence thereof;

(b) either (x) such Subsidiary, at the time of designation thereof, has no property, (y) such Subsidiary is designated an “Unrestricted Subsidiary” at the time of Acquisition by the Company, in the case of Subsidiaries acquired after the Issue Date or (z) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests”; and

(c) such Subsidiary does not own any Equity Interests in, or own or hold any Lien on any property of, the Company or any other Subsidiary (excluding other Unrestricted Subsidiaries).

Any such designation also constitutes a Restricted Payment (to the extent such amount is in excess of $0.00) in an amount equal to the sum of (x) the net assets of such Subsidiary at the time of the designation, unless in the case of this clause (x) the designation is made pursuant to clause (b)(y) of the first sentence of this definition, in which case the amount of consideration paid by the Company and its Subsidiaries to effect such Acquisition (excluding Qualified Equity Interests of THCR issued in connection therewith) shall be the amount for purposes of this clause (x), and (y) the maximum amount of Guaranteed Debt of the Company and its Subsidiaries in respect of the designated Subsidiary which is to be outstanding immediately after such designation, in each case for purposes of the covenant “—Limitation on Restricted Payments.” Subject to the foregoing, the Company may designate any Unrestricted Subsidiary to be a Subsidiary; provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio test in paragraph (a) of the covenant “—Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests.” Each such designation shall be evidenced by filing with the Second Priority Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Upper Tier Owner” means (i) if a Member is an S corporation, limited liability company or similar pass-through entity for federal income tax purposes, any shareholder or member of such Member and (ii) if any such shareholder or member referred to in (i) above is an S corporation, limited liability company or similar pass-through entity for federal income tax purposes, any shareholder or member of such person.

“Voting Stock” with respect to any person means all classes of Equity Interests of such person then outstanding and normally entitled to vote in elections of directors or similar governing body of such person.

“Wholly-Owned Subsidiary” means a Subsidiary all the Equity Interests of which are owned by the Company or another Wholly-Owned Subsidiary of the Company (other than in the case of a Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other persons pursuant to applicable law).

BOOK-ENTRY; DELIVERY AND FORM

The certificates representing the Exchange Notes will be issued in fully registered form without interest coupons.

Exchange Notes will initially be represented by permanent Global Notes in fully registered form without interest coupons (each a Global Note) and will be deposited with the Trustee as a custodian for The Depositary Trust Company (or DTC) and registered in the name of a nominee of such depositary.

The Global Notes

The Issuers expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC (or participants) or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Notes for all purposes under the indentures. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indentures governing the Exchange Notes.

Payments of the principal of, premium (if any), and interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

The Issuers expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest (including Additional Interest) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Issuers also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indentures governing the Exchange Notes.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indentures governing the Notes, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under the heading “Transfer Restrictions.”

DTC has advised the Issuers as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (or the Exchange Act). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (or indirect participants).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuers nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated Securities shall be issued in exchange for beneficial interests in the Global Notes (i) if requested by a holder of such interests or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuers within 90 days.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following general discussion summarizes certain U.S. Federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion only deals with persons that hold Notes as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, (or the Code), and that purchase the Notes for cash at original issue or exchange such Notes for Exchange Notes. This discussion does not address the U.S. Federal income tax consequences that may be relevant to a particular holder subject to special treatment under certain U.S. Federal income tax laws (for example, persons subject to the alternative minimum tax provisions of the Code). Also, this discussion does not address all aspects of U.S. Federal income taxation that may be relevant to holders in light of their particular circumstances, such as dealers in securities or foreign currency, banks, trusts, insurance companies, tax-exempt organizations (employment, charitable or other), persons that hold Notes as part of a hedging or conversion transaction or a straddle, persons deemed to sell Notes under the constructive sale provisions of the Code, persons that have a functional currency other than the U.S. dollar and investors in partnerships or other pass-through entities, which may be subject to special rules.

This discussion is based on the Code, the final, temporary and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (or the IRS), with respect to any of the U.S. Federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

Persons considering the purchase of Notes should consult their own tax advisors concerning the application of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations.

U.S. Holders

The following discussion is limited to persons that are U.S. Holders. For these purposes, “U.S. Holder” means the beneficial owner of a Note that for U.S. Federal income tax purposes is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation that is created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is subject to U.S. Federal income tax regardless of its source, (iv) a trust the administration of which is subject to the primary supervision of a United States court and which is subject to the control of one or more U.S. persons or a trust which was in existence on August 20, 1996 and which has elected to continue to be treated as a U.S. person, or (v) a person whose worldwide income or gain is otherwise subject to U.S. Federal income tax on a net income basis.

Exchange Offer.    The exchange of Original Notes for Exchange Notes pursuant to the exchange offers will not be treated as a taxable event for U.S. Federal income tax purposes. Consequently, (i) a U.S. Holder of Original Notes will not recognize taxable gain or loss as a result of the exchange of Original Notes for Exchange Notes pursuant to the exchange offers, (ii) the holding period of the Exchange Notes will include the holding period of the Original Notes surrendered in exchange therefor and (iii) a U.S. Holder’s adjusted tax basis in the Exchange Notes will be the same as such U.S. Holder’s adjusted tax basis in the Original Notes surrendered in exchange therefor.

Original Issue Discount.    The excess of the “stated redemption price at maturity” of a Note over its “issue price” will constitute original issue discount (or OID) for United States Federal income tax purposes. The stated redemption price at maturity of a Note is the sum of all scheduled amounts payable on the Note (including interest other than qualified stated interest). U.S. Holders of Notes will be required to include OID in income for United States Federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, a U.S. Holder generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

We believe that the offering price of the Original First Priority Notes of 94.332% of the face amount listed on the cover page of this prospectus should be the “issue price” of a Note, although the matter is not free from doubt. OID does not include payments of “qualified stated interest” (such as the stated interest on the Exchange Notes) which a U.S. Holder must include in its ordinary income in addition to OID at the time such interest is received or accrued in accordance with such U.S. Holder’s method of accounting for United States Federal income tax purposes.

Impact of Applicable High Yield Discount Obligation Rules.    We believe the Second Priority Notes will be considered applicable high yield discount obligations for United States federal income tax purposes. Accordingly, certain corporate affiliates of Trump Casino Holdings will not be permitted to deduct for United States federal income tax purposes OID accrued on the Second Priority Notes until such time as we actually pay such OID in cash or in property other than our stock or our debt (or stock or debt of a person related to us). Moreover, the lesser of (a) the amount of OID on the Second Priority Notes and (b) the product of the total return on the Second Priority Notes times the ratio of (i) the excess of the Second Priority Note’s yield to maturity over the sum of the appropriate applicable federal rate plus 6% to (ii) the yield to maturity (or the Dividend-Equivalent Interest) will not be deductible at any time by such corporate affiliates for United States federal income tax purposes (regardless of whether we actually pay such Dividend-Equivalent Interest in cash or other property). A corporate United States Holder may be eligible for the dividends-received deduction for the portion of the Dividend-Equivalent Interest that would have been treated as a dividend had it been distributed by us with respect to our stock.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes.    Upon the sale, exchange (other than in the exchange offers) or redemption of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the amount realized on such disposition and (ii) such U.S. Holder’s adjusted tax basis in the Note. Notwithstanding the foregoing, any amounts realized in connection with any sale, exchange or redemption with respect to accrued interest not previously includible in income will be treated as ordinary interest income. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of such Note plus accrued OID less any payments received by such holder other than qualified stated interest payments.

Contingent Payments.    In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the Notes. The obligation to make such payments, including additional interest payable upon a registration default, may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments” if the likelihood of such payments being made by us is not a remote or incidental contingency within the meaning of the applicable Treasury regulations. If the Notes were deemed to be contingent payment debt instruments, U.S. Holders might, among other things, be required to treat any gain recognized on the sale or other disposition of a note as ordinary income, subject to tax at the maximum federal rate of 38.6%, rather than as capital gain which, in the case of a non-corporate holder, may be subject to tax at the maximum federal rate of 20%. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Nevertheless, we do not believe that any of the provisions should cause the Notes to be viewed as contingent payment debt instruments. Purchasers of Notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.

Information Reporting and Backup Withholding.    A U.S. Holder of Notes may be subject to backup withholding, currently at a rate of 30% for the years 2002 and 2003 but subject to gradual reduction to 28% by year 2006 (the Applicable Backup Withholding Rate), with respect to “reportable payments,” which includes interest and principal paid on or the gross proceeds of a sale, exchange or redemption of the Notes. The payor of any reportable payments will be required to deduct and withhold the Applicable Backup Withholding Rate from such payments if (i) the payee fails to establish that it is entitled to an exemption, (ii) the payee fails to furnish its correct Taxpayer Identification Number (or TIN) to the payor in the prescribed manner, (iii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iv) the payee has failed properly to report the receipt of reportable payments and the IRS has notified the payor that backup withholding is required or (v) the payee fails to certify under penalties of perjury that such payee is not subject to backup withholding. If any one of these events occurs with respect to a U.S. Holder of Notes, the Company or its paying or other withholding agent will be required to withhold the Applicable Backup Withholding Rate from any payments of principal and interest on a note.

Any amount withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a refund or credit against such holder’s U.S. Federal income tax liability, so long as the required information is provided to the IRS. The Company, its paying agent(s) or other withholding agent generally will report to a U.S. Holder of Notes and to the IRS the amount of any reportable payments made in respect of the Notes for each calendar year and the amount of tax withheld, if any, with respect to such payments.

Non-U.S. Holders

The following discussion is limited to the U.S. Federal income tax consequences relevant to a beneficial owner of a note that is a “Non-U.S. Holder”. For purposes of this discussion, a “Non-U.S. Holder” is a holder of the Notes that is a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

Interest.    Subject to the discussion of backup withholding below, payments of interest or in respect of OID on a Note to a Non-U.S. Holder generally will not be subject to U.S. Federal income or withholding tax, provided that (i) the Non-U.S. Holder does not actually own, and is not deemed to own under any applicable Treasury regulations, 10% or more of the capital or profits interests in the Company, (ii) the Non-U.S. Holder is not (a) a controlled foreign corporation that is related to the Company through actual or deemed ownership or (b) a bank receiving interest on a loan entered into in the ordinary course of business, (iii) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (iv) the Company or its paying agent(s) receives appropriate documentation establishing that the Non-U.S. Holder is not a U.S. person.

A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. Federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the Notes that are not effectively connected with a trade or business within the United States.

If interest on the Notes is effectively connected with the conduct by an Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such interest will be subject to U.S. Federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If interest is subject to U.S. Federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the relevant Non-U.S. Holder provides the Company or its paying agent with the appropriate documentation.

Sale, Exchange, Redemption or other Taxable Disposition of Notes.    Subject to the discussion of backup withholding, and the discussion under “Contingent Payments” above, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. Federal income tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder will be subject to a 30% tax on the excess, if any, of such gain plus all other U.S source capital gains recognized during the same taxable year over the Non-U.S. Holder’s U.S. source capital losses recognized during such taxable year.

Information Reporting and Backup Withholding.    The Company must report annually to the IRS and to each Non-U.S. Holder the amount of any interest paid on the Notes in such year and the amount of tax withheld, if any, with respect to such payments. Copies of those information returns also may be made available, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which the Non-U.S. Holder resides.

Backup withholding generally will not apply to interest payments made to a Non-U.S. Holder in respect of the Notes if such Non-U.S. Holder furnishes the Company or its paying agent with appropriate documentation.

The payment of proceeds from a Non-U.S. Holder’s disposition of Notes to or through the U.S. office of any broker, domestic or foreign, will be subject to information reporting and possible backup withholding unless such holder certifies as to its Non-U.S. status under penalties of penury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that such holder is a U.S. person or that the conditions of an exemption are not, in fact, satisfied. The payment of the proceeds from a Non-U.S. Holder’s disposition of a note by or through a Non-U.S. office of either a U.S. broker or a Non-U.S. broker that is a U.S. related person will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its files that such Non-U.S. Holder is not a U.S. person and the broker has no knowledge to the contrary, or the Non-U.S. Holder establishes an exemption. For this purpose, a “U.S. related person” is (i) a controlled foreign corporation for U.S. Federal income tax purposes or (ii) a foreign person 50% or more of whose gross income is effectively connected with a trade or business within the United States for a specified three-year period. Neither information reporting nor backup withholding will apply to a payment of the proceeds of a Non-U.S. Holder’s disposition of Notes by or through a non-U.S. office of a non-U.S. broker that is not a U.S.-related person.

Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. Federal income tax liability, provided that the requisite procedures are followed.

Prospective purchasers of Notes are urged to consult their own tax advisors with respect to the application to their particular situations of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date of the exchange offers, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ,                  2003, all dealers, effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offers the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the notes including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The legality of the Exchange Notes and certain other legal matters in connection with the exchange offers will be passed upon for the Issuers by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York.

INDEPENDENT AUDITORS

The financial statements of Trump’s Castle Associates, L.P. and Subsidiary and Trump Indiana, Inc., as of December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001, and the financial statements of Trump Management Services, LLC as of December 31, 2001 and for the two-month period ended December 31, 2001 included in this prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report, which is included herein. Arthur Andersen, which has ceased operations, has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Under most circumstances a registrant must obtain and file the consent of its accountants contemporaneously with the filing of any registration statement that includes audited financial statements. By granting such a consent, accounting firms become exposed to liability under Section 11(a) of the Securities Act for any untrue statements of material fact in, or omissions of material facts from, such registration statement. Investors who bring a successful claim under Section 11(a) of the Securities Act are entitled to recessionary damages. As a result of the criminal conviction against Arthur Andersen in connection with Enron Corporation, and the volume of civil lawsuits filed against it, Arthur Andersen may not have the ability to withstand liability for prior audits.

Effective June 3, 2002, THCR Holdings appointed Ernst & Young LLP as our new independent auditors. The combined financial statements of Trump Casino Holdings, LLC as of December 31, 2002 and for the year then ended appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Page
Trump Casino Holdings, LLC
Annual Financial Statements
Report of Independent Auditors	F-2
Combined Balance Sheets as of December 31, 2001 and 2002	F-3
Combined Statements of Operations for the years ended December 31, 2000, 2001 and 2002	F-4
Combined Statements of Capital for the years ended December 31, 2000, 2001 and 2002	F-5
Combined Statements of Cash Flows for the years ended December 31, 2000, 2001 and 2002	F-6
Notes to Combined Financial Statements	F-7
Schedule II—Valuation and Qualifying Accounts for the years ended December 31, 2000, 2001 and 2002	F-26

Other Schedules are omitted for the reason that they are not required or are not applicable, or the required formation is included in the consolidated financial statements or notes thereto.

Interim Financial Statements
Condensed Consolidated Balance Sheets as of December 31, 2002 and March 31, 2003 (unaudited)	F-27
Condensed Consolidated Statements of Operations for the three months ended March 31, 2002 and 2003 (unaudited)	F-28
Condensed Consolidated Statement of Capital for the three months ended March 31, 2003 (unaudited)	F-29
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2002 and 2003 (unaudited)	F-30
Notes to Condensed Consolidated Financial Statements (unaudited)	F-31

Trump’s Castle Associates, L.P. and Subsidiary
Report of Independent Auditors	F-36
Consolidated Balance Sheet as of December 31, 2001	F-37
Consolidated Statements of Operations for the years ended December 31, 2000 and 2001	F-38
Consolidated Statements of Partners’ Capital for the years ended December 31, 2000 and 2001	F-39
Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 2001	F-40
Notes to Consolidated Financial Statements.	F-41
Financial Statement Schedule
Schedule II—Valuation and Qualifying Accounts for the years ended December 31, 2000 and 2001	F-50

Other Schedules are omitted for the reason that they are not required or are not applicable, or the required information is included in the consolidated financial statements or notes thereto.

Trump Indiana, Inc.
Report of Independent Auditors	F-51
Balance Sheet as of December 31, 2001	F-52
Statements of Operations for the years ended December 31, 2000 and 2001	F-53
Statements of Capital for the years ended December 31, 2000 and 2001	F-54
Statements of Cash Flows for the years ended December 31, 2000 and 2001	F-55
Notes to Financial Statements	F-56

All Schedules are omitted for the reason that they are not required or are not applicable, or the required information is included in the consolidated financial statements or notes thereto.

THCR Management Services, LLC
Report of Independent Auditors	F-64
Balance Sheet as of December 31, 2001	F-65
Statement of Operations for the two months ended December 31, 2001	F-66
Statement of Cash Flows for the two months ended December 31, 2001	F-67
Notes to Financial Statements	F-68

All Schedules are omitted for the reason that they are not required or are not applicable, or the required information is included in the consolidated financial statements or notes thereto.

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Trump Casino Holdings, LLC

We have audited the accompanying combined balance sheet of Trump Casino Holdings, LLC as of December 31, 2002 and the related combined statements of operations, capital, and cash flows for the year then ended. Our audit also included the financial statement schedule listed in the Index to Financial Statements. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Trump Casino Holdings, LLC at December 31, 2002 and the combined results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also have audited, as to combination only, the accompanying combined balance sheet of Trump Casino Holdings, LLC as of December 31, 2001, and the related combined statements of operations, capital, and cash flows for the two years then ended. As described in Note 1, Trump Casino Holdings, LLC was capitalized on March 25, 2003 as a holding company for three entities under common control; accordingly, its financial statements are presented as though the combination of Trump’s Castle Associates, L.P. and Subsidiary, Trump Indiana, Inc., and THCR Management Services, LLC occurred at the beginning of the period presented. We did not audit the financial statements of these three entities. Their financial statements, which are presented separately herein, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those respective financial statements in their reports dated March 13, 2002, which also are presented separately herein. In our opinion, these combined financial statements have been properly combined on the basis described in Note 1. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 combined financial statements of Trump Casino Holdings, LLC, other than with respect to such combination and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 financial statements of Trump Casino Holdings, LLC taken as whole or on the separate financial statements of any of its subsidiaries.

/s/    ERNST & YOUNG LLP

Philadelphia, Pennsylvania

March 25, 2003

TRUMP CASINO HOLDINGS, LLC

COMBINED BALANCE SHEETS

(in thousands)

	December 31, 2001	December 31, 2002
	(See Note 1*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$34,291	$33,917
Restricted cash	4,800	—
Trade receivables, net of allowance for doubtful accounts of $2,979 and $2,607, respectively	12,984	9,872
Other receivables	2,342	2,884
Inventories	3,038	3,182
Prepaid expenses and other current assets	2,449	3,797
Due from affiliates	216	378

Total current assets	60,120	54,030

PROPERTY AND EQUIPMENT
Land and land improvements	92,379	92,379
Buildings and building improvements	424,031	425,027
Riverboat and improvements	34,159	34,239
Furniture, fixtures and equipment	81,897	102,014
Construction in progress	3,779	6,639

	636,245	660,298
Less-Accumulated depreciation and amortization	115,798	142,444

	520,447	517,854
INVESTMENT IN BUFFINGTON HARBOR RIVERBOATS, LLC	33,889	31,842
OTHER ASSETS	35,210	24,338

Total assets	$649,666	$628,064

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$12,952	$7,712
Trade accounts payable	11,556	8,961
Due to affiliates	8,184	4,381
Accrued payroll and related expenses	8,017	8,597
Accrued interest payable	4,953	3,778
Self insurance reserves	3,444	2,892
Other	16,385	20,108

Total current liabilities	65,491	56,429
DUE TO (FROM) AFFILIATES-THCR HOLDINGS	42,553	32,566
LONG-TERM DEBT, LESS CURRENT MATURITIES	464,493	487,242
OTHER LONG-TERM LIABILITIES	16,121	5,974

Total liabilities	588,658	582,211
CAPITAL
Contributed capital	237,197	238,273
Accumulated other comprehensive loss	(372)	(938)
Accumulated deficit	(175,817)	(191,482)

Total capital	61,008	45,853

Total liabilities and capital	$649,666	$628,064

*	As more fully explained in Note 1, the combined financial statements of TCH were audited for 2002, and as to combination only for 2001 and 2000. For 2001 and 2000, the underlying components were audited by previous auditors who have ceased operations.

See accompanying notes.

TRUMP CASINO HOLDINGS, LLC

COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	For the Years Ended December 31,
	2000	2001	2002
	(See Note 1*)	(See Note 1*)
REVENUES
Gaming	$386,541	$390,104	$410,645
Rooms	21,827	22,470	21,835
Food and beverage	36,971	35,069	35,601
Management fees	—	—	2,710
Other	11,449	12,042	12,335

Gross revenues	456,788	459,685	483,126
Less-Promotional allowances	88,867	85,863	86,165

Net revenues	367,921	373,822	396,961

COSTS AND EXPENSES
Gaming	190,377	189,712	190,455
Rooms	6,311	5,745	6,246
Food and beverage	15,248	14,571	14,856
General and administrative	88,220	84,138	86,367
General and administrative-related parties	12,045	10,413	13,177
Debt renegotiation costs	—	—	1,629
Depreciation and amortization	25,149	24,137	27,606

	337,350	328,716	340,336

Income from operations	30,571	45,106	56,625

NON-OPERATING INCOME (EXPENSE)
Interest income	2,075	1,382	867
Interest expense	(45,993)	(48,085)	(51,361)
Interest expense-related parties	(16,457)	(17,600)	(19,367)
Other non-operating income (expense)	(218)	100	1,219

Non-operating expense, net	(60,593)	(64,203)	(68,642)

Loss before income taxes and equity in loss from Buffington Harbor, LLC	(30,022)	(19,097)	(12,017)
Equity in loss from Buffington Harbor, LLC	(3,134)	(2,808)	(2,448)
Provision for income taxes	—	(150)	(1,200)

Net loss	$(33,156)	$(22,055)	$(15,665)

*	As more fully explained in Note 1, the combined financial statements of TCH were audited for 2002, and as to combination only for 2001 and 2000. For 2001 and 2000, the underlying components were audited by previous auditors who have ceased operations.

See accompanying notes.

TRUMP CASINO HOLDINGS, LLC

COMBINED STATEMENTS OF CAPITAL

(in thousands)

	Contributed Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 1999	$229,015	$(120,606)	$—	$108,409
Capital contribution (See Note 1*)	7,732	—	—	7,732
Net loss (See Note 1*)	—	(33,156)	—	(33,156)

Balance at December 31, 2000 (See Note 1*)	236,747	(153,762)	—	82,985
Capital contribution (See Note 1*)	450	—	—	450
Comprehensive Loss:
Net loss (See Note 1*)	—	(22,055)	—	(22,055)
Adjustment for interest rate swap (See Note 1*)	—	—	(372)	(372)

Total comprehensive loss	—	—	—	(22,427)

Balance at December 31, 2001 (See Note 1*)	237,197	(175,817)	(372)	61,008
Capital contribution	1,076	—	—	1,076
Comprehensive Loss:
Net loss	—	(15,665)	—	(15,665)
Adjustment for interest rate swap	—	—	(566)	(566)

Total comprehensive loss	—	—	—	(16,231)

Balance at December 31, 2002	$238,273	$(191,482)	$(938)	$45,853

*	As more fully explained in Note 1, the combined financial statements of TCH were audited for 2002, and as to combination only for 2001 and 2000. For 2001 and 2000, the underlying components were audited by previous auditors who have ceased operations.

See accompanying notes

TRUMP CASINO HOLDINGS, LLC

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	2000	2001	2002
	(See Note 1*)	(See Note 1*)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(33,156)	$(22,055)	$(15,665)
Adjustments to reconcile net loss to net cash flows provided by operating activities—
Depreciation and amortization	25,149	24,137	27,606
Issuance of PIK debt in satisfaction of accrued interest	15,188	17,368	17,805
Amortization for City of Gary development agreement	3,700	667	—
Equity in loss from Buffington Harbor, LLC	3,134	2,808	2,448
Accretion of bond discount	5,122	5,981	6,985
Amortization of loan costs	410	1,134	4,711
Allocation of expenses from THCR Holdings	—	—	1,076
Provision of losses on receivables	1,420	1,430	2,303
Valuation allowance—CRDA investments	3,680	1,432	3,762
(Increase) decrease in receivables	(5,564)	(215)	1,903
Decrease (increase) in inventories	206	358	(144)
(Increase) decrease in prepaid expenses and other current assets	(28)	138	(1,605)
(Increase) decrease in other assets	(7,319)	(1,310)	1,646
Decrease in due to affiliates	(858)	(8,563)	(14,173)
Increase (decrease) in current liabilities	1,551	3,743	(5,011)
Increase (decrease) in other long-term liabilities	17	(7,164)	(4,711)

Net cash flows provided by operating activities	12,652	19,889	28,936

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, net	(5,479)	(7,089)	(15,378)
(Advances) repayment of note receivable	—	(3,535)	3,535
Investment in Buffington Harbor Riverboats, LLC	(1,534)	(112)	(401)
Purchases of CRDA investments	(3,347)	(3,388)	(3,486)

Net cash flows used in investing activities	(10,360)	(14,124)	(15,730)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital	—	450	—
Repayment of other borrowings	(7,675)	(29,118)	(91,323)
Proceeds of other borrowings	5,000	38,500	75,245
Cost of issuing debt	(290)	(4,168)	(2,302)

Net cash flows (used in) provided by financing activities	(2,965)	5,664	(18,380)

Net (decrease) increase in cash and cash equivalents	(673)	11,429	(5,174)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	28,335	27,662	39,091

CASH AND CASH EQUIVALENTS AT END OF YEAR	$27,662	$39,091	$33,917

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$38,921	$39,043	$41,452

Cash paid for income taxes	$—	$—	$75

Purchase of equipment under capitalized lease obligations	$4,156	$7,293	$8,342

Contribution of capital by and forgiveness of amount due to THCR Holdings	$7,732	$450	$—

*	As more fully explained in Note 1, the combined financial statements of TCH were audited for 2002, and as to combination only for 2001 and 2000. For 2001 and 2000, the underlying components were audited by previous auditors who have ceased operations.

See accompanying notes

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

(1)    Organization and Operations

The accompanying combined financial statements include those of Trump Casino Holdings, a Delaware single member limited liability company (“TCH”), and its subsidiary, Trump Casino Funding, Inc., a New Jersey corporation, (“TCF”). Its wholly-owned subsidiaries include (i) Trump Casino Funding, Inc.(“Trump Casino Funding”), (ii) Trump Marina Associates, L.P. (“ Marina Associates”), (iii) Trump Marina, Inc., (iv) Trump Indiana, Inc. (“Trump Indiana”), (v) Trump Indiana Realty, L.L.C. and (vi) THCR Management Holdings, L.L.C. (“THCR Management Holdings”).

The sole member of Trump Casino Holdings is THCR Holdings. THCR Holdings is owned approximately 63.4% by Trump Hotels & Casino Resorts, Inc. (“THCR”) as both a general and limited partner, and approximately 36.6% by Donald J. Trump as a limited partner. THCR is a publicly held company whose common stock is traded on The New York Stock Exchange under the symbol “DJT”.

On March 25, 2003, TCH was capitalized and simultaneously, Marina Associates, Trump Marina, Inc., Trump Indiana, Inc., Trump Indiana Realty, L.L.C., and THCR Management Holdings became wholly owned subsidiaries of TCH pursuant to a corporate reorganization approved by THCR’s Board of Directors. THCR Management Holdings has no operations and it owns 100% of THCR Management Services, LLC (“THCR Management”). THCR Management Holding’s only asset, other than its investment in THCR Management, was $254,000 of cash which was advanced to THCR Management at December 31, 2002. As a result of this reorganization of entities under common control, the accompanying combined financial statements present the combined financial statements of TCH as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.

The financial statements of (i) Trump Marina Associates, L.P. (formerly Trump’s Castle Associates, L.P.) as of December 31, 2001 and for each of the two years in the period then ended, (ii) Trump Indiana, Inc. as of December 31, 2001 and for each of the two years in the period then ended, and (iii) THCR Management Services, LLC as of December 31, 2001 and for the two months then ended were audited by other auditors who have ceased operations. These entities constitute 100% of the combined assets of TCH at December 31, 2001 and combined revenues and combined net loss of TCH for the years ended December 31, 2001 and 2000.

Marina Associates owns and operates the Trump Marina Hotel Casino, (“Trump Marina”), a casino hotel located in the marina district of Atlantic City, New Jersey (the “Marina District”). Trump Indiana owns and operates a riverboat gaming facility operating in Buffington Harbor, on Lake Michigan, Indiana (the “Trump Indiana Riverboat”). THCR Management Holdings is the sole member of THCR Management. THCR Management manages the day-to-day operations of Trump 29 Casino located in Coachella Valley, California (in the Palm Springs area) pursuant to a five year management agreement (the “Management Agreement”) commencing on April 16, 2002, between THCR Management and the Twenty Nine Palms Band of Luiseno Mission Indians, a federally recognized native American Tribe and the owner of Trump 29 Casino (the “Tribe”). Trump Indiana Realty, LLC has no material assets or operations.

TCH and TCF have no operations and their ability to service their debt is dependent upon the successful operations of Trump Marina, Trump Indiana, and the management fees generated pursuant to the Trump 29 Management Agreement.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

(2)    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires TCH to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Casino revenues consist of the net win from gaming activities, which is the difference between gaming wins and losses. Revenues from hotel and other services are recognized at the time the related services are performed. Management fees are recognized in the period in which they are earned. All management fees are from one entity.

TCH provides an allowance for doubtful accounts arising from casino, hotel and other services, which are based upon a specific review of certain outstanding receivables and historical collection performance. In determining the amount of the allowance, TCH is required to make certain estimates and assumptions. Actual results may differ from these estimates and assumptions.

Promotional Allowances

The retail value of food, beverages, hotel rooms and other services provided to customers without charge is included in gross revenue and deducted as a promotional allowance. The estimated costs of such complimentaries have been included in gaming costs and expenses in the accompanying combined statements of operations and consist of:

	For the Years Ended December 31,
	2000	2001	2002
Rooms	$10,409,000	$10,492,000	$9,588,000
Food and Beverage	21,305,000	20,441,000	20,081,000
Other	3,066,000	2,286,000	869,000

	$34,780,000	$33,219,000	$30,538,000

Promotional allowances also include volume based cash rebates and coin given to patrons.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include hotel and casino funds, funds on deposit with banks, and temporary investments purchased with a maturity of three months for less.

Restricted Cash

THCR Management had approximately $4,800,000 in cash at December 31, 2001 that was restricted for further funding of the construction loan and payment of interest on the loan as described in Note 4.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Deferred Financing Costs

Deferred financing costs associated with the issuance of debt are being amortized using the effective interest method over the terms of the related debt.

Income Taxes

The accompanying combined financial statements do not include a provision for federal income taxes since (i) Marina Associates and THCR Management allocate any income or losses to individual partners for federal income tax purposes and for state income tax purposes with THCR Management, and (ii) Trump Indiana, which is a C-Corporation, had sufficient operating loss carryforwards to offset taxable income generated during 2002.

Under the New Jersey Casino Control Act (the “Casino Control Act”) and the regulations promulgated thereunder, Marina Associates is required to file a New Jersey corporation business tax return. As of December 31, 2002, Marina Associates had New Jersey state net operating loss carryforwards of approximately $109,000,000, which are available to offset taxable income through the year 2009. The net operating loss carryforwards result in a deferred tax asset of $9,810,000, which has been offset by a valuation allowance of $9,810,000, as utilization of such carryforwards is not certain.

On July 3, 2002, the State of New Jersey passed the New Jersey Business Tax Reform Act (the “Act”). This Act, among other things, requires the suspension of the use of the New Jersey net operating loss carryforward for two years and the introduction of a new Alternative Minimum Assessment amount under the New Jersey corporate business tax based on gross receipts or gross profits, as defined. The Act is retroactive to January 1, 2002. As a result of the change in the tax law, Marina Associates has recorded a charge to provision for current income tax expense of $1,200,000 for the year ended December 31, 2002.

Inventories

Inventories of provisions and supplies are carried at the lower of cost (weighted average) or market.

Property and Equipment

Property and equipment are recorded at cost and depreciated on the straight-line method over the estimated useful lives of the related assets, which are: 40 years for buildings and building improvements; 30 years for the riverboat; and 2-7 years for furniture, fixtures and equipment. Depreciation expense includes amortization of assets under capital lease obligations.

Long-Lived Assets

In accordance with the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, management assesses the carrying values of the Company’s assets when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from the estimated future cash flows expected to result from its use. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effect of demand, competition and other economic factors. In circumstances where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the operating unit level, which for most of our assets is the individual casino. In estimating the fair value of an asset, management utilizes the prices of similar assets and the results of other valuation techniques.

Advertising Expense

TCH expenses advertising costs as they are incurred. Advertising expenses were $4,630,000, $3,949,000, and $3,505,000 for the years ended December 31, 2000, 2001 and 2002, respectively.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Investment in Buffington Harbor Riverboats, LLC

Trump Indiana and the Majestic Star Casino, LLC (“Barden”) are the two holders of certificates of suitability for Buffington Harbor and each owns 50% of Buffington Harbor Riverboats, LLC (“BHR”). Trump Indiana and Barden have entered into an agreement (the “BHR Agreement”) relating to the joint ownership, development and operation of all common land-based and waterside operations in support of each of Trump Indiana’s and Barden’s separate riverboat casinos as Buffington Harbor. Trump Indiana and Barden are equally responsible for the operating expenses of the common land-based facilities at the site. There can be no assurance that Trump Indiana and/or Barden will be able to fund their respective share of future capital contributions or operating expenses.

Trump Indiana accounts for its investment in BHR under the equity method of accounting. In accordance with the BHR Agreement, Trump Indiana and Barden pay berthing and other fees in an amount to cover the operating expenses of BHR. Berthing fees and other fees paid are included in general and administrative expenses in the accompanying statements of operations. As of December 31, 2001 and 2002, Trump Indiana had amounts due from BHR of approximately $216,000 and $378,000, respectively.

Selected financial information of BHR is as follows:

	December 31,
	2001	2002
Cash	$317,646	$50,505
Total current assets	$782,001	$441,535
Property, plant, and equipment, net	$69,650,069	$65,616,042
Total assets	$70,543,548	$66,165,991
Total current liabilities	$2,745,899	$2,499,369
Total liabilities	$2,745,899	$2,499,369
Total members’ equity	$67,797,649	$63,666,622

	Year ended December 31,
	2000	2001	2002
Gross revenues	$17,814,012	$16,468,581	$16,095,365
Operating loss	$(4,350,334)	$(5,981,620)	$(4,794,560)
Net loss	$(4,117,338)	$(5,595,475)	$(4,848,863)

In September 2000, Buffington Harbor Parking Associates (“BHPA”) was formed as a joint venture between Trump Indiana and Barden for the purpose of constructing and operating a parking garage.

Derivative Instruments and Hedging Activities

TCH accounts for derivative instruments and hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities – an Amendment of FASB Statement No. 133.” TCH recognizes derivatives on the balance sheet at fair value.

It is the policy of TCH to identify on a continuing basis the need for debt capital and evaluate the financial risk inherent in funding TCH with debt capital. Reflecting the results of this ongoing review, the debt portfolio

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NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

and hedging program of TCH is managed with the objective and intent to reduce the interest rate risk of the debt in accordance with certain debt management parameters. TCH enters into interest rate swap agreements to change the fixed/variable rate debt within the parameters established by management. In accordance with these parameters, the agreements are used to reduce interest rate risks and costs inherent in TCH’s debt portfolio. Accordingly, at December 31, 2002, TCH had an interest rate swap agreement to effectively convert variable-rate debt to fixed-rate debt.

Accumulated Other Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” established the concept of comprehensive income. Comprehensive income is defined as net income plus revenue, expenses, gains and losses that, under generally accepted accounting principles is comprised of changes in the fair value of derivatives and hedging instruments designated as cash flow hedges. TCH’s accumulated other comprehensive income is presented in the Statements of Capital.

Recent Accounting Pronouncements

In July 2001, the FASB issued Statement No. 141 “Business Combinations” (“SFAS 141”) and Statement No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 141 is effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001 and applies to all goodwill and other intangible assets recognized in an entity’s statement of financial position at that date, regardless of when those assets were initially recognized. The effect of adoption of these pronouncements did not have a material impact on TCH.

In July 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” This standard addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard is effective for fiscal years beginning after June 15, 2002. TCH does not expect the adoption of SFAS No. 143 to have an impact on TCH’s financial results.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The standard is effective for fiscal years beginning after December 31, 2001. TCH adopted SFAS No. 144 on January 1, 2002 and the effect of adoption was not material to TCH.

In April, 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections”. SFAS No. 145 requires, among other items, gains or losses of extinguishments of debt to be classified as income (loss) from continuing operations rather than as an extraordinary item as previously required under SFAS No. 4 unless such extinguishment is determined to be extraordinary pursuant to Accounting Principles Board (“APB”) Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Transactions”. SFAS No. 145 was effective for financial statements issued on or after May 15, 2002. TCH adopted the provisions of SFAS No. 145 during 2002, and the effect of adoption was not material to TCH.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

In June 2002 the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities”. This pronouncement, which nullifies EITF 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit on Activity (including Certain Costs Incurred in a Restructuring)”, addresses the accounting and reporting for costs associated with exit or disposal activities. TCH does not expect the adoption of SFAS No. 146 to have a material impact on TCH’s financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34” (“FIN No. 45”). The interpretation requires that upon issuance of a guarantee, the entity must recognize a liability for the fair value of the obligation it assumes under that obligation. This interpretation is intended to improve the comparability of financial reporting by requiring identical accounting for guarantees issued with separately identified consideration and guarantees issued without separately identified consideration. For TCH, the initial recognition, measurement provision and disclosure requirements of FIN No. 45 are applicable to guarantees issued or modified after December 31, 2002. TCH is currently evaluating what impact, if any, adoption of FIN No. 45 will have on its financial position, results of operations or liquidity.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN No. 46”). This interpretation clarifies the application of Accounting Research Bulletin No. 51, “Combined Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient subordinated financial support from other parties. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. For existing variable interest entities, the combined requirement is effective for interim or annual financial statements beginning after June 15, 2003. TCH is currently evaluating whether it has any variable interest entities, which will be subject to consolidation pursuant to FIN No. 46.

Reclassifications

During 2002, the Company reclassified certain costs (primarily bus coin) from gaming expenses to promotional allowances to be consistent with prevailing industry practice. The prior year amounts of $4,647,000 and $2,825,000 for the years ended December 31, 2000 and 2001, respectively, have been reclassified to conform to the current year presentation.

Certain other reclassifications and disclosures have been made to the prior period financial statements in order to conform to the 2002 presentation.

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NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

(3)    Long-Term Debt

Long-term debt consists of:

	December 31,
	2001	2002
Marina Associates 11 3/4% Mortgage Notes due 2003, net of unamortized discount of $13,137,000 and $7,054,000, respectively(a)	$229,004,000	$235,087,000
Marina Associates 13 7/8% Pay-In-Kind Notes (“PIK Notes”) due 2005, net of unamortized discount of $4,991,000, and $4,089,000, respectively(b)	133,356,000	152,063,000
Marina Associates Senior Notes	62,000,000	—
Marina Associates Working Capital Loan	5,000,000	—
Marina Associates Term Credit Facility(c)	—	70,000,000
Trump Indiana Notes(d)	25,208,000	21,891,000
Other notes payable(e)	374,000	2,201,000
FNB Loan(f)	11,000,000	1,268,000
Capital lease obligations(g)	11,503,000	12,444,000

Total debt	477,445,000	494,954,000
Less-current maturities	12,952,000	7,712,000

Long-term debt	$464,493,000	$487,242,000

(a)	The Marina Associates Mortgage Notes (the “ Mortgage Notes”) bear interest at 11 3/4%, payable in cash semiannually, and were scheduled to mature on November 15, 2003. On March 25, 2003, the Mortgage Notes were called for redemption.
(b)	The PIK Notes bear interest at 13 7/8% payable at Trump’s Castle Funding, Inc.’s option in whole or in part in cash and through the issuance of additional PIK Notes through November 15, 2003. The PIK Notes were scheduled to mature on November 15, 2005. Interest payments of $15,188,000, $17,368,000 and $17,805,000 in 2000, 2001 and 2002, respectively, were satisfied by the issuance of additional PIK Notes. THCR Holdings owned approximately 91% of the PIK Notes. On March 25, 2003, the PIK Notes were called for redemption.
(c)	On June 12, 2002, Marina Associates entered into a $70,000,000 term credit facility (the “Term Credit Facility”) which was scheduled to mature on November 1, 2003 and bears interest at a rate based on the Eurodollar rate (LIBOR based) (6.9375% as of December 31, 2002). The Term Credit Facility is secured by substantially all of Marina Associates’ assets on a first priority basis. On July 12, 2002, the net proceeds from the Term Credit Facility were used to redeem the Marina Associates Senior Notes and the Working Capital Loan. On March 25, 2003, the Term Credit Facility was repaid in full.
(d)	On April 27, 2001, Trump Indiana entered into a loan agreement (“Trump Indiana Notes”) with a bank group for $27,500,000. Proceeds from the loan were used to pay off debt for the riverboat, the hotel, a $5,000,000 bridge loan and to provide working capital. As a result of an interest rate swap arrangement entered into contemporaneously with the bank loan, the new debt bears a fixed rate of interest of 8.85% on $10,000,000 of principal, and a floating rate applies to the balance of the loan. At December 31, 2001 and 2002, the rate on the floating portion was a blended rate of 5.44% and 5.77%, respectively.

At December 31, 2002, Trump Indiana’s derivative financial instruments consisted of an interest rate swap with a notional amount of $10,000,000, that effectively converts an equal portion of its debt from a floating rate to a fixed rate. The interest rate swap qualifies as a cash flow hedge pursuant to SFAS No. 133, which allows Trump Indiana to record related gains and losses in other comprehensive income. An unrealized loss

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NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

of $372,000 and $566,000, attributable to the change in the fair value of the interest rate swap, has been recorded as “Accumulated other comprehensive loss” in the equity sections of the respective balance sheets for the years ended December 31, 2001 and 2002, respectively. On March 25, 2003, the Trump Indiana Notes were redeemed and the interest rate swap was terminated.

(e)	On May 13, 2002, Trump Indiana entered into a loan agreement with a bank for $3,100,000. Proceeds from the loan were used to purchase slot equipment which secures the loan. The loan bears an interest rate of 0.625% per annum above the Prime Rate and the loan amortizes over a 24 month term. The interest rate at December 31, 2002 was 5.375%.
(f)	To enable the Tribe to complete the construction and renovation of the Tribe’s casino as discussed in Note 4, THCR Management agreed to act as a participant in the Tribe’s construction loan (the “Tribe Construction Loan”) committing to provide the Tribe with up to $15,800,000 of the $58,000,000 total financing for the project. The Tribe Construction Loan bears interest at the prime rate (as defined) plus 1% and matures August 2007. On November 2, 2001, THCR Management entered into a loan agreement with the Trust Company of the West and certain affiliates thereof (the “TCW Lenders”), pursuant to which the TCW Lenders agreed to loan up to $18,800,000 to THCR Management to enable Trump Indiana to fund its participation in the Tribe Construction Loan and to pay related expenses (the “Management Loan”). On November 2, 2001, $11,000,000 of the $18,800,000 commitment under the Management Loan was advanced to THCR Management, of which approximately $8,300,000 was escrowed to fund the participation of THCR Management in the Tribe Construction Loan, and approximately $2,700,000 was allocated to pay fees, expenses and to make required escrow deposits in connection with the Management Loan. During 2002, additional lender participants were added to the lending group funding the Tribe Construction Loan and consequently, Trump 29 Holding’s participation in the Tribe Construction Loan was reduced from $15,800,000 to $8,300,000. As of December 31, 2001, $3,535,000 of the $8,300,000 had been funded to the Tribe.

During 2002, THCR Management funded an additional $3,962,000 out of the escrow account to the Tribe in connection with the Tribe Construction Loan. On September 12, 2002, THCR Management assigned its interest in the Tribe’s construction loan to a group of unrelated third-party lenders. The proceeds of such assignment were used by THCR Management, together with the proceeds of a new $2.2 million loan described below, to satisfy THCR Management’s outstanding indebtedness on the Management Loan. In connection with the repayment of the Management Loan, THCR Management wrote-off approximately $1,700,000 of unamortized deferred financing costs associated with the Management Loan. The write-off of this amount is included in interest expense in the accompanying statement of operations.

On September 12, 2002, THCR Management entered into a $2.2 million loan agreement with First National Bank (“FNB Loan”). The FNB Loan bears interest at the rate of 9.0% per annum and matures during April 2003. The FNB Loan is secured by a pledge of the management fee payable to THCR Management under the Management Agreement. On March 25, 2003, the FNB Loan was redeemed.

(g)	Marina Associates and Trump Indiana have entered into various capital leases which are secured by the related equipment. These leases mature on various dates during the years 2003 through 2006.

Future minimum payments under capital leases as of December 31, 2002, are as follows:

2003	$6,342,000
2004	5,095,000
2005	3,644,000
2006	8,000
2007	0

Total minimum payments	$15,089,000
Less: amount representing interest	2,645,000

Present value of minimum lease payments	$12,444,000

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

On March 25, 2003, TCH and Trump Casino Funding issued $490,000,000 of Priority Mortgage Notes to accredited investors. $425,000,000 of the Priority Mortgage Notes (“First Priority Mortgage Notes”) bear interest at the rate of 11.625% and are due in 2010. The First Priority Mortgage Notes were issued at a discount from face value in the amount of 94.832% and such debt discount will be amortized to interest expense over the term of the debt. Interest payments on the First Priority Mortgage Notes are due quarterly on March 15, June 15, September 15, and December 15 commencing June 15, 2003. $65,000,000 of the Priority Mortgage Notes (“Second Priority Mortgage Notes”) bear interest at the rate of 17.625% (11.625% payable in cash and 6.000% paid-in-kind through the issuance of Second Priority Mortgage Notes). Interest payments on the Second Priority Mortgage Notes are due on March 15 and September 15, commencing on September 15, 2003. An affiliate of TCH was the purchaser of $15,000,000 of the Second Priority Mortgage Notes.

The Priority Mortgage Notes cannot be redeemed by TCH until after March 15, 2007. At any time before March 15, 2006, TCH can redeem up to 35% of the aggregate of the First Priority Mortgage Notes and the Second Priority Mortgage Note at a redemption price equal to 111.625% of the face value of the Priority Mortgage Notes redeemed. The indentures of the Priority Mortgage Notes contain various restrictions including the ability of TCH (and mostly all of its subsidiaries) to incur additional debt, pay dividends, issue stock or repurchase stock, make capital expenditures, or merge with another entity. The Priority Mortgage Notes are guaranteed by each of the subsidiaries of TCH (other than Trump Casino Funding which is one of the Issuers) fully and unconditionally and on a senior secured basis. Substantially all assets of TCH and its subsidiaries are pledged as security on the Priority Mortgage Notes.

The net proceeds from the issuance of the First Priority Mortgage Notes and the Second Priority Mortgage Notes were used to:

•	Redeem all of the aggregate principal amount of the Mortgage Notes

•	Repay all of the aggregate principal amount of the Term Credit Facility

•	Redeem all of the aggregate principal amount of the PIK Notes not owned by THCR Holdings

•	Repay all of the outstanding principal amount of the Trump Indiana Notes

•	Acquire and redeem THCR Holdings 15.5% Senior Notes of which $96.9 million was outstanding

•	Repay all of the outstanding balance of the FNB Loan

•	Repay accrued interest on the indebtedness redeemed and for the termination of the interest rate swap agreement at Trump Indiana

In addition, the PIK Notes held by THCR (approximately $141,900,000) were contributed to TCH at book value and canceled at face value.

As a result of the debt refinancing, the long-term debt, which was refinanced has been classified as a long-term liability in the accompanying financial statements.

Amounts due to THCR Holdings on the accompanying combined balance sheet are due from Trump Indiana (“Indiana Loan”) and bear interest at an annual rate of 15.0%. Interest expense related to these amounts is included in the accompanying Statements of Operations and was approximately $2,785,000, $1,964,000, $1,479,000 for the years ended December 31, 2000, 2001 and 2002, respectively. On March 25, 2003, this note was assigned from THCR Holdings to TCH.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

A pro forma balance sheet of TCH as of December 31, 2002 as if the issuance of the Priority Mortgage Notes and related use of proceeds and the assignment of the Indiana Loan from THCR Holdings to TCH occurred on this date is as follows:

	Actual	Pro Forma
Cash and cash equivalents	$33,917	$28,539
Total current assets	$54,030	$48,652
Total assets	$628,064	$637,957
Current portion of long-term debt	$7,712	$6,459
Total current liabilities	$56,429	$51,398
Long-term debt, net of current portion	$487,242	$476,222
Advance due to THCR Holdings	$32,566	$—
Capital	$45,853	$108,075
Total liabilities and capital	$628,064	$637,957

The aggregate maturities of long-term debt, including capital leases, at December 31, 2002, adjusted for the issuance of the Priority Mortgage Notes on March 25, 2003, is as follows:

2003	$7,712,000
2004	4,743,000
2005	3,372,000
2006	8,000
Thereafter	490,262,000

Total	$506,097,000

The ability of TCH to pay its indebtedness when due, will depend on the ability of Marina Associates, Trump Indiana and also the management fees generated pursuant to the Trump 29 Management Agreement to either generate cash from operations sufficient for such purposes or to refinance such indebtedness on or before the date on which it becomes due. Cash flow from operations may not be sufficient to repay a substantial portion of the principal amount of the debt at maturity. The future operating performance of TCH and the ability to refinance this debt will be subject to the then prevailing economic conditions, industry conditions and numerous other financial, business and other factors, many of which are beyond the control of TCH. There can be no assurance that the future operating performance of TCH will be sufficient to meet these repayment obligations or that the general state of the economy, the status of the capital markets or the receptiveness of the capital markets to the gaming industry will be conducive to refinancing this debt or other attempts to raise capital.

(4)    Twenty-Nine Palms Development

On April 27, 2000, as amended on March 28, 2002, THCR Management entered into a management agreement (“Management Agreement”) with the Twenty-Nine Palms Band of Luiseno Mission Indians of California, a sovereign Native American nation (the “Tribe”). On April 15, 2002, the Management Agreement was approved by the National Indian Gaming Commission and on April 16, 2002, THCR Management commenced operating the Trump 29 Casino pursuant to the Management Agreement.

The Management Agreement provides that THCR Management will manage and direct all business and affairs in connection with the day-to-day operation, management and maintenance (the “Management Services”) of the Tribe’s recently renovated and expanded casino renamed Trump 29 Casino, which opened on April 2, 2002. The term of the Management Agreement is for five years and expires during April 2007. Commencing in

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

April 2005, an affiliate of the Tribe has the option of buying-out THCR Management from the Management Agreement for an early termination fee as defined in the Management Agreement. Pursuant to the Management Agreement, in consideration for the Management Services, THCR Management receives an annual fee based on a percentage of Net Revenues (as defined in the Management Agreement) for each year of the term (the “Management Fee”). Subject to the rights of the Tribe’s lenders and payment of certain priority amounts under the Management Agreement, the management fee is payable monthly in amounts equal to the accrued management fee for the preceding month plus any accrued and unpaid amounts. The Management Fee shall be payable monthly in amounts equal to the accrued Management Fee for the preceding month plus any accrued, unpaid amounts. Management fee revenue was $2,710,000 for the year ended December 31, 2002. To assist the Tribe in the renovation of the Trump 29 Casino, Trump Hotels & Casino Resorts Development Company, LLC (“THCR Development”), a subsidiary of THCR Holdings entered into a Gaming Facility Construction and Development Agreement, dated April 27, 2000 (the “Development Agreement”), with the Tribe. Pursuant to the Development Agreement, THCR Development and the Palms Enterprise constructed, furnished, and equipped a gaming resort on the Tribe’s existing 75,000 square-foot casino. This construction was completed during 2002 with an additional wing including a casino floor and certain dining and entertainment facilities.

(5)    Contributed Capital

During the year ended December 31, 2002, THCR Holdings incurred expenses on behalf of THCR Management. These expenses included payroll, travel, and consulting fees. The amount of these costs, which have been reflected in the accompanying financial statements as contributed capital, totaled $1,076,000 for the year ended December 31, 2002. Prior to January 1, 2002, THCR Holdings incurred start-up and other costs related to obtaining approval of the Management Agreement and related procedures.

During the year ended December 31, 2002 and 2001, THCR Holdings made capital contributions of $7,732,000 and $450,000, respectively for the forgiveness of debt owed by Trump Indiana to THCR Holdings.

(6)    Related Party Transactions

Trump Management Fee

Marina Associates has a Services Agreement (the “Services Agreement”) with Trump Casinos II, Inc. (“TCI-II”), a corporation wholly-owned by Donald J. Trump (“Trump”). Pursuant to the terms of the Services Agreement, TCI-II is obligated to provide Marina Associates, from time to time, when reasonably requested, consulting services on a non-exclusive basis, relating to marketing, advertising, promotional and other similar and related services with respect to the business and operations of Marina Associates, including such other services as the managing partner of Marina Associates may reasonably request.

Pursuant to the Services Agreement, Marina Associates is required to pay an annual fee in the amount of $1,500,000 to TCI-II for each year in which Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), as defined, exceeds $50,000,000. In addition, if the annual fee is attained, TCI-II is to receive an incentive fee equal to 10% of the excess EBITDA over $45,000,000 for such fiscal years. On March 25, 2003, the Services Agreement was terminated retroactive to January 1, 2003 in connection with the corporate reorganization discussed in Note 1.

For the years ended December 31, 2000, 2001 and 2002, Marina Associates incurred fees and expenses of $2,306,000, $2,207,000 and $3,454,000, respectively related to the Services Agreement.

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NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Partnership Agreement

Under the terms of the Partnership Agreement, Marina Associates is required to pay all costs incurred by TCI-II. For the years ended December 31, 2000, 2001 and 2002, Marina Associates paid no expenses on behalf of TCI-II.

Transactions with Affiliates

At December 31, 2001 and 2002, amounts due to affiliates were $8,184,000 and $4,381,000, respectively. The Partnership has engaged in limited intercompany transactions with Trump Plaza Associates (“Plaza Associates”), Trump Taj Mahal Associates (“Taj Associates”), Trump Administration, a division of Taj Associates (“Trump Administration”), THCR, and the Trump Organization, all of which are affiliates of Trump.

Beginning in late 1997, Marina Associates has utilized certain facilities owned by Trump to entertain high-end customers. Management believes that the ability to utilize these facilities has enhanced Marina Associates’ revenues. In 2000, 2001 and 2002, Marina Associates incurred approximately $173,000, $7,000 and $10,000, respectively, for customer costs associated with such utilization. Also, in exchange for having Trump’s plane available to customers of Trump Marina, Marina Associates has incurred pilot costs of approximately $60,000, $60,000 and $76,000 for the years ended December 31, 2000, 2001 and 2002, which are included in the charges from Trump Casino Services, L.L.C. discussed in the following paragraph.

Trump Casino Services, L.L.C. (“TCS”), formed in 1996 for the purpose of realizing cost savings and operational synergies, provided certain administrative functions and certain services to Plaza Associates, Taj Associates, and Marina Associates. Effective December 31, 2000, TCS was merged into Taj Associates, and the obligations, administrative duties, and responsibilities of TCS were assumed by Trump Administration. Management believes that Trump Administration’s services will continue to result in substantial cost savings and operational synergies for Plaza Associates, Taj Associates and Marina Associates. Amounts charged to Marina Associates by Trump Administration for these services were $4,902,000, $3,499,000, and $3,391,000 for the years ended December 31, 2000, 2001, and 2002.

Trump Indiana was charged management fees by the THCR Holdings amounting to $4,664,000, $4,700,000 and $6,114,000 in 2000, 2001 and 2002, respectively, pursuant to a management services agreement between Trump Indiana, Inc. and THCR Holdings. On March 25, 2003, this management services agreement was assigned from THCR Holdings to TCH.

THCR Management incurred approximately $208,000 of expenses related to the use of Trump’s plane for officers and other employees of THCR to travel to the Trump 29 Casino.

THCR Development, a wholly owned subsidiary of THCR Holdings, entered into a development and construction agreement (“Development Agreement”) with the Tribe dated April 27, 2000. Pursuant to the terms of the Development Agreement as amended on March 28, 2002, THCR Development shall receive a development and construction fee from the Tribe in the amount of $2,460,000 related to services provided in connection with the construction of certain facilities at the Trump 29 Casino. Upon receipt of the payment of this fee by THCR Development (which had not occurred as of December 31, 2002), THCR Management Services shall become a guarantor of certain indebtedness of the Tribe in an amount equal to the amount of the development fee received by THCR Development.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

(7)    Commitments and Contingencies

Operating Leases

TCH has entered into leases for certain property (primarily land), advertising billboards, and various equipment under operating leases. Rent expenses for the years ended December 31, 2000, 2001 and 2002 was $3,045,000, and $3,259,000 and $5,015,000, respectively.

Future minimum lease payments under noncancellable operating leases are as follows:

Total
2003	$2,047,000
2004	1,904,000
2005	2,094,000
2006	2,006,000
2007	2,002,000
Thereafter	14,516,000

$24,569,000

In September 2000, Buffington Harbor Parking Associates (“BHPA”) was formed as a 50/50 joint venture between Trump Indiana and an affiliate of Barden for the purpose of constructing and operating a parking garage. The estimated cost of the parking garage, including the land, was approximately $25,000,000.

BHPA separately leases the parking garage to each of (i) Trump Indiana pursuant to a parking lease, dated June 19, 2001 (the “Trump Indiana Garage Lease”), and (ii) Barden under a substantially identical lease agreement. The term of the Trump Indiana Garage Lease is until December 31, 2018. The rent installment, paid by Trump Indiana for the Trump Indiana Garage Lease, was approximately $8.8 million, which will be amortized on a straight-line basis over the term of the lease. In addition, Trump Indiana is obligated to pay BHPA a monthly rent equal to (i) 50% of BHPA’s debt service on the $17.1 million financing (the “Financing”) to build the parking garage and (ii) 50% of any construction costs incurred by BHPA in excess of the net proceeds of the Financing. In the event either party defaults on its rental obligation under its garage lease with BHPA, the other party will be obligated to pay rent in an amount sufficient to satisfy 100% of BHPA’s debt service obligations on the Financing. Rent expense for the year ending December 31, 2002 was $829,000. No rent expense was incurred in prior years as the parking garage was completed in 2002.

Casino License Regulations

Marina Associates is subject to regulation and licensing by the New Jersey Casino Control Commission (the “CCC”). Marina Associates’ casino license must be renewed periodically, is not transferable, is dependent upon the financial stability of Marina Associates and can be revoked at any time. Due to the uncertainty of any license renewal application, there can be no assurance that the license will be renewed. Upon revocation, suspension for more than 120 days, or failure to renew the casino license due to Marina Associates’ financial condition or for any other reason, the Casino Control Act provides that the CCC may appoint a conservator to take possession of and title to the hotel and casino’s business and property, subject to all valid liens, claims and encumbrances. Marina Associates’ license, which is subject to certain continuing reporting and compliance conditions, expires in May 2003, and Marina Associates is currently renewing such license with the CCC.

The ownership and operation of Riverboat gaming operations in Indiana is subject to strict state regulations under the Riverboat Gambling Act (the “Riverboat Act”) and the administrative rules promulgated thereunder.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Trump Indiana is required to renew its riverboat owner’s license with the Indiana Gaming Commission (the “IGC”) on an annual basis. The IGC may place restrictions, conditions or requirements on the permanent riverboat owner’s license. An owner’s initial license expires five years after the effective date of the license, and unless the owner’s license is terminated, expires, or is revoked, the owner’s license may be renewed annually by the IGC upon satisfaction of certain conditions contained in the Riverboat Act. The IGC has adopted certain rules and has published others in proposed or draft form which are proceeding through the review and final adoption process. The IGC also has indicated its intent to predict what effect, if any, the amendment of existing rules or the finalization of new rules might have on the operations of Trump Indiana.

Self Insurance Reserves

Self insurance reserves represent the estimated amounts of uninsured claims related to employee health medical costs, workers’ compensation, general liability and other legal proceedings in the normal course of business. These reserves are established by TCH based upon a specific review of open claims as of the balance sheet date as well as historical claims settlement experience, with consideration of incurred but not reported claims as of the balance sheet date. The costs of the ultimate disposition of these claims may differ from these reserve amounts.

Employment Agreements

TCH has entered into employment agreements with certain key employees which will expire on various dates through July 31, 2005. Total minimum commitment on these agreements at December 31, 2002 was approximately $1,552,000.

Legal Proceedings

Marina Associates is involved in legal proceedings incurred in the normal course of business. In the opinion of management and its counsel, if adversely decided, none of these proceedings would have a material effect on the combined financial position of Marina Associates.

Commencing in early 1994, Trump Indiana, through its Indiana counsel, had discussions with eight Indiana residents regarding the potential purchase by such residents of 7.5% of the nonvoting stock of Trump Indiana. These residents have asserted a right to purchase stock in Trump Indiana. During 1997, Trump Indiana settled with four of the eight plaintiffs for a total of $1,407,000. A final payment of $150,000 was paid in 2001. During 1998, Trump Indiana settled with two of the remaining four plaintiffs for a total of $810,000, of which $130,000 was paid in 1999 and 2000. A final payment of $130,000 was paid in 2002.

During 1999, the remaining two plaintiffs commenced litigation. On March 3, 1999, consequential damages were assessed by the United States District Court against Trump Indiana for breach of contract in the amount of $1,334,000 and Trump Indiana recorded a charge to operations for this matter during 1999. In June 2001, the United States Seventh Circuit Court of Appeals overturned the lower court’s ruling and remanded the case back to the United States District Court for another trial. On September 3, 2002, the United States Court of Appeals for the Seventh Circuit summarily affirmed the entry of final judgment by the United States District Court in favor of Trump Indiana, Inc. Plaintiffs’ Petitions for Rehearing of this decision were also summarily denied by the Seventh Circuit Court of Appeals on October 17, 2002. The deadline for further appeals of these decisions has expired. As a result, the March 3, 1999 verdict in favor of the plaintiffs and against Trump Indiana, Inc. in the amount of $1,334,000 has been reversed and final judgment has been entered on behalf of Trump Indiana; accordingly, Trump Indiana reversed the liability previously recorded in 1999 and recorded a non-operating gain of $1,334,000 in the accompanying 2002 statement of operations.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Casino Reinvestment Development Authority Obligations

Pursuant to the provisions of the Casino Control Act, Marina Associates must either obtain investment tax credits, as defined in the Casino Control Act, in an amount equivalent to 1 1/4% of its gross casino revenues, as defined in the Casino Control Act, or pay an alternative tax of 2 1/2% of its gross casino revenues. Investment tax credits may be obtained by making qualified investments, as defined, or by depositing funds which may be converted to bonds by the Casino Reinvestment Development Authority (the “CRDA”), both of which bear interest at two-thirds of market rates resulting in a fair value lower than cost. Marina Associates is required to make quarterly deposits with the CRDA to satisfy its investment obligations.

For the years ended December 31, 2000, 2001 and 2002, Marina Associates charged to operations, on the date funds were deposited with the CRDA, amounts of $1,127,000, $1,129,000 and $1,124,000, respectively, to give effect to the below market interest rates associated with CRDA deposits and bonds. From time to time, Marina Associates has elected to donate funds it has on deposit with the CRDA for various projects. Donations in the amounts of $5,769,000, $682,000 and $3,957,000 were made during the years ended December 31, 2000, 2001 and 2002, respectively. As a result of these donations, Marina Associates charged to operations $2,553,000, $303,000 and $2,638,000 during the years ended December 31, 2000, 2001 and 2002, respectively.

CRDA bonds and investments are included as other long-term assets on the accompanying combined balance sheet and are summarized as follows:

	December 31
	2002	2001
CRDA deposits, net of a valuation allowance of $1,428,000 and $2,729,000	$2,856,000	$5,458,000

CRDA bonds, net of a valuation allowance of $1,441,000 and $1,095,000	1,933,000	1,240,000

	$4,789,000	$6,698,000

Trump Indiana Certificate of Suitability and City of Gary Development Agreement

As a condition to the Certificate of Suitability, Trump Indiana has committed to invest approximately $153,000,000 in the Indiana Riverboat, including certain related projects of the City of Gary, Indiana. Failure to comply with the foregoing conditions and/or failure to continue riverboat operations as required by the IGC may result in revocation of the Certificate of Suitability. There can be no assurance that Trump Indiana will be able to comply with terms of the Certificate of Suitability. As part of the $153,000,000 commitment discussed above, Trump Indiana is obligated to fund $21,000,000 of specific economic development and infrastructure projects of the City of Gary. This obligation has been fully accrued over the five-year license period and approximately $3,700,000, $668,000 and $0 has been charged to operations during the years ended December 31, 2000, 2001, and 2002, respectively. As of December 31, 2002, $4,975,000 remains payable to the City of Gary related to the total $153,000,000 commitment discussed above. During 1998, Trump Indiana paid $10,000,000 for a surety bond which guarantees the mandated infrastructure payments. This amount has been reduced as improvements have been made, and approximately $1,800,000 (including interest) remains and is recorded as a current asset in the accompanying balance sheet at December 31, 2002. Trump Indiana anticipates the additional funding of $3,175,000 to complete the remaining commitment to the City of Gary will be made during 2003.

In addition, Trump Indiana established the Trump Indiana Foundation (the “Foundation”), a private foundation created for charitable purposes primarily within the City of Gary and Lake County, Indiana. Trump Indiana initially funded $1,000,000 to the Foundation and is required to make annual contributions of $100,000.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Gaming Taxes

Marina Associates is required to pay an annual tax of 8.0% on its gross casino revenue. For the years ended December 31, 2000, 2001 and 2002, Marina Associates’ gross revenue tax was approximately $21,631,000, $21,683,000 and $22,478,000, respectively.

Under Indiana’s gaming law prior to August 5, 2002, a tax was imposed on admissions to gaming excursions at a rate of $3 for each person admitted to the gaming excursion. Beginning on August 5, 2002, under Indiana’s gaming law, a $3 tax is imposed on admission to the gaming facility and no longer per excursion. For the years ended December 31, 2000, 2001 and 2002, Trump Indiana paid admission fees of approximately $9,034,000, $9,496,000 and $7,975,000, respectively.

The State of Indiana also imposes a tax on adjusted gaming receipts, as defined. The amount of this tax was 20% through July 1, 2002; 22.5% from July 1, 2002 to August 5, 2002; and a graduated rate subsequent to August 5, 2002, as follows:

Gaming Receipts	Tax %
$0—$25 Million	15%
$25—$50 Million	20%
$50—$75 Million	25%
$75—$150 Million	30%
Over $150 Million	35%

For the years ended December 31, 2000, 2001 and 2002, Trump Indiana paid state gaming taxes of approximately $23,814,000, $24,873,000 and $24,776,000.

A tax is imposed by the City of Gary on the adjusted gaming receipts, as defined, at a rate of 4%. For the years ended December 31, 2000, 2001 and 2002, Trump Indiana paid $4,763,000, $4,167,000 and $5,140,000 to the City of Gary, respectively.

Indiana Wagering Tax Add-Back

In July 1999, the Indiana Department of Revenue (“Department”) issued a Letter of Findings to an Indiana gaming company that the Riverboat Waging Tax (“RWT”), a tax deducted in computing Federal taxable income is not deductible when computing Indiana adjusted gross income because the RWT represents a tax that is “based on or measured by income.” The entity that received the Letter of Findings, with the assistance of the Indiana Casino Association, of which Trump Indiana is a member, is vigorously contesting this finding in the Indiana Tax Court on the basis that the RWT is an excise tax, which is excluded from Indiana’s add-back requirements. The Department has issued proposed assessments of $3,720,000 plus interest for the 1996, 1997 and 1998 calendar years to Trump Indiana. Trump Indiana has estimated that the amount of the potential exposure for the period of 1999 through 2002, including interest, is approximately $9,098,000. Trump Indiana filed a written protest of assessments with the Department in November 2000 and plans to contest this matter vigorously. No accrual has been recorded in the accompanying financial statements as management does not believe a loss is probable based upon the information known at this time. It is reasonably possible that Trump Indiana’s estimates related to this matter may change in the near term based upon the ultimate findings of the Tax Court related to the proposed assessments.

The Department has agreed to stay further proceedings with the Trump Indiana proposed assessments until the Indiana Tax Court case noted above is resolved. A summary judgment motion hearing of the Tax Court case was held in April 2001 and the findings of the Tax Court are pending.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Indiana Use Tax Matter

Included in Other Assets is a $1,822,000 payment for sales and use tax assessed on Trump Indiana’s riverboat vessel and on which Trump Indiana is appealing. Trump Indiana made this payment in 2002 in order to avoid incurring interest and penalties while this matter is under appeal. Trump Indiana’s appeal is based on the fact that it pays property taxes on the riverboat vessel as the vessel was determined to be real property by the taxing authority, and therefore, not susceptible to a use tax. Management believes that the amount will be fully recoverable upon settlement of the appeal.

(8)    Debt Renegotiation Costs

Marina Associates and Trump Indiana were seeking to refinance or modify the terms of their long-term debt throughout 2002. For those refinancing efforts that Marina Associates and Trump Indiana decided not to pursue, the costs related to these efforts have been expensed in the accompanying statement of operations. Such costs included $173,000 in travel related expenses which were paid to an entity which is affiliated to the Chairman of THCR.

(9)    Employee Benefit Plans

Marina Associates and Trump Indiana participate in a retirement savings plan, the Trump Capital Accumulation Plan, for its nonunion employees under Section 401(k) of the Internal Revenue Code. Employees are eligible to contribute up to 20% of their earnings (as defined) to the plan up to the maximum amount permitted by law, with Marina Associates and Trump Indiana matching 50% of an eligible employee’s contributions up to a maximum of 6% of the employee’s earnings. Marina Associates and Trump Indiana recorded charges of approximately $1,219,000, $1,221,000 and $1,184,000 for matching contributions for the years ended December 31, 2000, 2001 and 2002, respectively.

Marina Associates makes payments to various trusteed multi employer pension plans under industry-wide union agreements. The payments are based on the hours worked by or gross wages paid to covered employees. It is not practical to determine the amount of payments ultimately used to fund pension benefit plans or the current financial condition of the plans. Under the Employee Retirement Income Security Act, Marina Associates may be liable for its share of the plans’ unfunded liabilities, if any, if the plans are terminated or if Marina Associates withdraws from participation in such plans. Pension expense charged to operations for the years ended December 31, 2000, 2001 and 2002 was $1,054,000, $1,281,000 and $1,301,000, respectively.

TCH provides no other material post employment benefits.

(10)    Fair Value of Financial Instruments

The carrying amount of the following financial instruments of Marina Associates and Trump’s Castle Funding, Inc. approximate fair value, as follows: (a) cash and cash equivalents, receivables and payables based on the short-term nature of these financial instruments, (b) CRDA bonds and deposits based on the allowances to give effect to the below market interest rates.

The fair values of the Mortgage Notes and PIK Notes are based on quoted market prices as follows:

	December 31, 2001
	Carrying Amount	Fair Value
Mortgage Notes	$229,004,000	$186,449,000
PIK Notes	$133,356,000	$74,707,000

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

	December 31, 2002
	Carrying Amount	Fair Value
Mortgage Notes	$235,087,000	$234,877,000
PIK Notes	$152,063,000	$135,851,000

The fair value of other indebtedness approximated its carrying value based upon the respective terms of the indebtedness.

At December 31, 2001, there were no quoted market prices for Marina Associates’ Senior Notes and Working Capital Loan. A reasonable estimate of their value could not be made without incurring excessive costs.

(11)    Combining Financial Information

Selected combining financial information of TCH is as follows (in thousands):

	2002
	Trump Marina	Trump Indiana	THCR Management	TCH Combined
Total assets	$515,058	$112,229	$777	$628,064
Total liabilities	511,027	69,911	1,273	582,211
Capital	4,031	42,318	(496)	45,853
Net revenues	270,249	124,002	2,710	396,961
Costs and expenses	235,623	103,598	1,115	340,336
Income from operations	34,626	20,404	1,595	56,625
Net (loss) income	(29,832)	15,497	(1,330)	(15,665)

	2001
	Trump Marina	Trump Indiana	THCR Management	TCH Combined
Total assets	$520,010	$118,815	$10,841	$649,666
Total liabilities	486,147	91,428	11,083	588,658
Capital	33,863	27,387	(242)	61,008
Net revenues	252,919	120,903	—	373,822
Costs and expenses	222,324	106,392	—	328,716
Income from operations	30,595	14,511	—	45,106
Net (loss) income	(28,852)	7,039	(242)	(22,055)

	2000
	Trump Marina	Trump Indiana	THCR Management	TCH Combined
Net revenues	$259,064	$108,857	—	$367,921
Costs and expenses	229,369	107,981	—	337,350
Income from operations	29,695	876	—	30,571
Net (loss) income	(25,590)	(7,566)	—	(33,156)

Each of the subsidiaries of TCH guarantee the Mortgage Notes, jointly and severally, fully and unconditionally and on a senior secured basis.

TRUMP CASINO HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

(12)    Quarterly Financial Data (unaudited)

	2001
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Revenues	$87,652,000	$91,881,000	$102,673,000	$91,616,000	$373,822,000
Income from Operations	6,923,000	9,553,000	17,129,000	11,501,000	45,106,000
Net Income/(Loss)	(9,240,000)	(7,054,000)	108,000	(5,869,000)	(22,055,000)

	2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Revenues	$95,069,000	$99,790,000	$109,838,000	$92,264,000	$396,961,000
Income from Operations	13,958,000	15,275,000	20,198,000	7,194,000	56,625,000
Net Loss	(3,631,000)	(2,596,000)	(228,000)	(9,210,000)	(15,665,000)

During the quarter ended September 30, 2002, THCR Management recorded a charge to interest expense of approximately $1,700,000 related to the write-off of deferred financing fees associated with an extinguished debt obligation.

During the fourth quarter of 2002, Marina Associates agreed to donate CRDA funds in return for the use of other CRDA funds for a specific project. As a result of this donation, Marina Associates recorded a charge to operations of $2,638,000 during the fourth quarter of 2002.

TRUMP CASINO HOLDINGS, LLC

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Period	Charged to Costs and Expenses	Other Changes (Deductions)		Balance at End of Period

YEAR ENDED DECEMBER 31, 2000
Allowance for doubtful accounts	$2,142,000	$1,420,000	$(1,266,000	)(A)	$2,296,000

Valuation allowance for CRDA investments	$5,819,000	$3,680,000	$(4,513,000	)(B)	$4,986,000

YEAR ENDED DECEMBER 31, 2001:
Allowance for doubtful accounts	$2,296,000	$1,430,000	$(747,000	)(A)	$2,979,000

Valuation allowance for CRDA investments	$4,986,000	$1,432,000	$(1,569,000	)(B)	$4,849,000

YEAR ENDED DECEMBER 31, 2002:
Allowance for doubtful accounts	$2,979,000	$2,303,000	$(2,675,000	)(A)	$2,607,000

Valuation allowance for CRDA investments	$4,849,000	$3,762,000	$(4,051,000	)(B)	$4,560,000

(A)	Write-off of uncollectible accounts
(B)	Reversal of allowance applicable to contribution of CRDA investments.

TRUMP CASINO HOLDINGS, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	March 31, 2003
		(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$33,917	$32,050
Receivables, net	12,756	10,025
Inventories	3,182	3,052
Prepaid expenses and other current assets	3,797	2,839
Due from affiliates	378	354

Total current assets	54,030	48,320
PROPERTY AND EQUIPMENT, NET	517,854	513,745
INVESTMENT IN BUFFINGTON HARBOR RIVERBOATS, LLC	31,842	30,909
DEFERRED BOND AND LOAN ISSUANCE COSTS, NET	2,575	20,983
OTHER ASSETS	21,763	22,193

Total assets	$628,064	$636,150

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$7,712	$6,441
Accounts payable and accrued expenses	40,558	46,688
Due to affiliates	4,381	4,077
Accrued interest payable	3,778	1,183

Total current liabilities	56,429	58,389
DUE TO AFFILIATES-THCR HOLDINGS	32,566	—
LONG-TERM DEBT, LESS CURRENT MATURITIES	487,242	474,730
OTHER LONG-TERM LIABILITIES	5,974	2,257

Total liabilities	582,211	535,376

CAPITAL
Contributed capital	238,273	298,699
Accumulated deficit	(191,482)	(197,925)
Accumulated other comprehensive loss	(938)	—

Total capital	45,853	100,774

Total liabilities and capital	$628,064	$636,150

See accompanying notes.

TRUMP CASINO HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands)

	For the Three Months Ended March 31,
	2002	2003
REVENUES
Gaming	$100,012	$95,045
Rooms	5,120	4,842
Food and beverage	7,922	7,655
Management Fees	—	964
Other	1,880	1,994

Gross revenues	114,934	110,500
Less-promotional allowances	19,866	20,227

Net revenues	95,068	90,273

COSTS AND EXPENSES
Gaming	47,031	46,827
Rooms	1,481	1,430
Food and beverage	3,158	3,017
General and administrative	19,972	21,239
General and administrative-related parties	2,708	2,835
Debt renegotiation costs	471	378
Depreciation and amortization	6,288	7,233

	81,109	82,959

Income from operations	13,959	7,314

NON-OPERATING INCOME (EXPENSE)
Interest income	228	401
Interest expense	(12,412)	(15,137)
Interest expense-related parties	(4,711)	(6,023)
Gain on debt retirement, net	—	7,931
Other non-operating income (expense)	(93)	(14)

Non-operating expense, net	(16,988)	(12,842)

Loss before income taxes and equity in loss from Buffington Harbor, LLC	(3,029)	(5,528)
Equity in loss from Buffington Harbor, LLC	(602)	(615)
Provision for income taxes	—	(300)

Net loss	$(3,631)	$(6,443)

See accompanying notes.

TRUMP CASINO HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENT OF CAPITAL

FOR THE THREE MONTHS ENDED MARCH 31, 2003

(unaudited)

(in thousands)

	Contributed Capital	Accumulated Deficit	Accumulated Other Comprehensive Gain/(Loss)	Total
Balance at December 31, 2002	$238,273	$(191,482)	$(938)	$45,853
Net capital contribution in connection with debt refinancing	60,426	—	—	60,426
Comprehensive loss:
Net loss	—	(6,443)	—	(6,443)
Termination of interest rate swap in connection with debt refinancing	—	—	938	938

Total comprehensive loss	—	—	—	(5,505)

Balance at March 31, 2003	$298,699	$(197,925)	$—	$100,774

See accompanying notes.

TRUMP CASINO HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Three Months Ended March 31,
	2002	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,631)	$(6,443)
Adjustments to reconcile net loss to net cash flows provided by operating activities—
Depreciation and amortization	6,288	7,233
Non cash gain on debt refinancing, net	—	(7,931)
Issuance of PIK debt in satisfaction of accrued interest	—	8,636
Equity in loss from Buffington Harbor, LLC	602	615
Accretion of bond discount	1,646	1,852
Amortization of loan costs	350	590
Provision for losses on receivables	317	443
Valuation allowance—CRDA investments	246	258
Decrease in receivables	57	2,288
Decrease in inventories	22	130
(Increase) decrease in prepaid expenses and other current assets	(91)	958
Increase in other assets	(492)	(2,161)
Increase in due to affiliates	490	164
Increase in current liabilities	8,834	1,370
Increase (decrease) in other long-term liabilities	4,520	(2,814)

Net cash flows provided by operating activities	19,158	5,188

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, net	(2,107)	(2,861)
Advances to Tribe	(1,683)	—
Other	(23)	318
Purchases of CRDA investments	(849)	(777)

Net cash flows used in investing activities	(4,662)	(3,320)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution to parent company	—	(102,154)
Payment of long-term debt	(3,222)	(351,090)
Proceeds from additional borrowings, net	—	468,036
Loan costs on additional borrowings	—	(18,527)

Net cash flows used in financing activities	(3,222)	(3,735)

Net increase (decrease) in cash and cash equivalents	11,274	(1,867)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	39,091	33,917

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$50,365	$32,050

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$1,083	$15,419

See accompanying notes.

TRUMP CASINO HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(1)    Organization and Operations

The accompanying condensed consolidated financial statements include those of Trump Casino Holdings, a Delaware single member limited liability company (“TCH”), and its subsidiary, Trump Casino Funding, Inc., a New Jersey corporation (“TCF”). TCH’s wholly-owned subsidiaries include: (i) TCF, (ii) Trump Marina Associates, L.P. (“Marina Associates”), (iii) Trump Marina, Inc., (iv) Trump Indiana, Inc. (“Trump Indiana”), (v) Trump Indiana Realty, L.L.C. (“Trump Indiana Realty”) and (vi) THCR Management Holdings, LLC (“THCR Management”) and its subsidiary, THCR Management Services, L.L.C. (“Trump 29 Services”).

The sole member of TCH is Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership (“THCR Holdings”). THCR Holdings is owned approximately 63.4% by Trump Hotels & Casino Resorts, Inc., a Delaware corporation (“THCR”), as both a general and limited partner, and approximately 36.6% by Donald J. Trump as a limited partner. THCR is a publicly held company whose common stock, par value $.01 per share (the “THCR Common Stock”), is traded on The New York Stock Exchange under the symbol “DJT”.

On March 25, 2003, TCH was capitalized. Simultaneously, Marina Associates, Trump Marina, Inc., Trump Indiana, Trump Indiana Realty, THCR Management, and Trump 29 Services became direct or indirect wholly owned subsidiaries of TCH. As a result of this reorganization, the accompanying condensed consolidated financial statements present the condensed consolidated financial statements of TCH and subsidiaries as of December 31, 2002 and March 31, 2003 and for each of the three months in the period ended March 31, 2003 and 2002.

Marina Associates owns and operates the Trump Marina Hotel Casino (“Trump Marina”), a casino hotel located in the marina district of Atlantic City, New Jersey (the “Marina District”). Trump Indiana owns and operates Trump Indiana Casino Hotel, a riverboat gaming facility operating in Buffington Harbor, on Lake Michigan, Indiana (the “Trump Indiana Riverboat”). THCR Management is the sole member of Trump 29 Services. Trump 29 Services manages the day-to-day operations of Trump 29 Casino located in Coachella Valley, California in the Palm Springs area pursuant to a five year management agreement (the “Trump 29 Management Agreement”) commencing on April 16, 2002, between THCR Management and the Twenty Nine Palms Band of Luiseno Mission Indians, a federally recognized Native American Tribe and the owner of Trump 29 Casino (the “Tribe”). Trump Indiana Realty, LLC has no material assets or operations, and THCR Management has no operations, and its only asset is a cash amount of $255,000 at March 31, 2003, which was advanced to THCR Management by Trump 29 Services during 2002.

TCH and TCF have no operations and their ability to service their debt is dependent upon the successful operations of Trump Marina, and the Trump Indiana Riverboat, and the management fees generated pursuant to the Trump 29 Management Agreement.

All significant intercompany balances and transactions have been eliminated in the accompanying condensed consolidated financial statements.

The accompanying condensed consolidated financial statements have been prepared without audit. In the opinion of management, all adjustments, consisting of only normal recurring adjustments necessary to present fairly the financial position, the results of operations and cash flows for the periods presented, have been made.

The accompanying condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, certain information and note disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States have been condensed or omitted.

TRUMP CASINO HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

These condensed consolidated financial statements should be read in conjunction with the combined financial statements and notes thereto included elsewhere in this registration statement.

The casino industry in Atlantic City is seasonal in nature; therefore, results of operations for the three months ended March 31, 2003 are not necessarily indicative of the operating results for a full year.

Reclassifications

During 2002, TCH reclassified certain costs (primarily bus coin) from gaming expenses to promotional allowances to be consistent with prevailing industry practice. The prior year amount of $590,000 for the three months ended March 31, 2002 has been reclassified to conform to the current year presentation.

Certain other reclassifications and disclosures have been made to prior year financial statements for them to be in conformity with the current year presentation.

(2)    Debt Refinancing

On March 25, 2003, TCH and TCF consummated a private placement, or the TCH Note Offering, of $475.0 million aggregate principal amount of two new issues of mortgage notes (“Mortgage Notes”), consisting of $425.0 million principal amount of first priority mortgage notes due March 15, 2010, bearing interest at a rate of 11.625% per year payable in cash, sold at a price of 94.832% of their face amount for an effective yield of 12.75%, or the First Priority Mortgage Notes, and $50.0 million principal amount of second priority mortgage notes due September 15, 2010, bearing interest at a rate of 11.625% per year payable in cash, plus 6.0% through the issuance of payable-in-kind notes (the Second Priority Mortgage Notes, and together with the First Priority Mortgage Notes, the TCH Notes). The indentures governing the TCH Notes contain various restrictions including restrictions on the ability of TCH to incur additional debt, pay dividends, issue or repurchase stock, make capital expenditures, or merge with another entity. The TCH Notes are guaranteed by each of the subsidiaries of TCH, other than TCF which is a co-issuer of the TCH Notes, fully and unconditionally and on a senior secured basis. Substantially all assets of TCH and its subsidiaries are pledged as security on the TCH Notes.

In connection with the TCH Note Offering, Donald J. Trump purchased in a concurrent private offering, $15.0 million aggregate principal amount of additional Second Priority Mortgage Notes at the same purchase price at which the initial purchasers purchased the Second Priority Mortgage Notes.

The net proceeds of the TCH Note Offering and the concurrent private offering of Second Priority Mortgage Notes to Mr. Trump were used to:

•	redeem at the applicable redemption prices $242.1 million aggregate principal amount of Trump’s Castle Funding, Inc.’s, or Castle Funding’s, 11.75% Mortgage Notes due 2003;

•	repay $70.0 million aggregate principal amount of Marina Associates’ bank debt due 2003;

•	redeem at the applicable redemption prices $14.3 million principal amount of Castle Funding’s 13.875% Pay-In-Kind Notes due 2005, or the Castle PIK Notes;

•	repay $20.3 million aggregate principal amount of Trump Indiana’s bank debt due 2006;

TRUMP CASINO HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

•	acquire and redeem at the applicable redemption prices $96.9 million aggregate principal amount (including the call premium) of THCR Holdings’ 15.5% Senior Notes due 2005, or the THCR Holdings Senior Notes; and

•	repay $0.2 million aggregate principal amount of THCR Management’s bank debt due 2003.

Also, in connection with the TCH Note Offering, $141.9 million principal amount of Castle PIK Notes and $35.5 million principal amount of THCR Holdings Senior Notes held by THCR Holdings and its subsidiaries were cancelled without payment.

Included in the $96.9 million principal amount (including call premium) of THCR Holdings Senior Notes purchased with the net proceeds of the TCH Note Offering, $1.7 million principal amount of THCR Holdings Senior Notes were held by Mr. Trump. THCR Holdings also acquired an additional $15.0 million principal amount of THCR Holdings Senior Notes on the closing date of the TCH Note Offering in a private transaction with Donald J. Trump. The purchase price of the aggregate $16.7 million principal amount of THCR Holdings Senior Notes acquired from Mr. Trump consisted of the proceeds from the issuance of 1,500 shares of Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), of THCR valued at $15.0 million, plus a cash amount equal to $1.7 million, plus the applicable redemption premium of 2.583% (approximately $430,000) and accrued interest of approximately $0.7 million on the entire $16.7 million principal amount of THCR Holdings Senior Notes sold by Mr. Trump.

Amounts due to THCR Holdings on the accompanying combined balance sheet were due from Trump Indiana (“Indiana Loan”) and had borne interest at an annual rate of 15.0%. On March 25, 2003, this note was assigned from THCR Holdings to TCH.

Trump Indiana was charged management fees by THCR Holdings pursuant to a management services agreement between Trump Indiana, Inc. and THCR Holdings. On March 25, 2003, this management services agreement was assigned from THCR Holdings to TCH.

Financing costs, including underwriters’ discounts of 2.5% to the purchasers of the First Priority Mortgage Notes and 10% to the purchasers of the Second Priority Mortgage Notes and direct transactional fees (including accounting, legal and printing), have been capitalized as deferred bond and loan issuance costs in the accompanying balance sheet and are being amortized to interest expense over the term of the debt.

In connection with the refinancing, TCH recorded a net gain of $7,931,000 which consists of a net gain of $10,451,000 on the retirement of Castle Funding’s 11.75% Mortgage Notes due 2003 and the Castle PIK Notes, the settlement of Trump Indiana’s interest rate swap for $851,000 and the write-off of unamortized loan costs of approximately $1,669,000.

The TCH Notes were offered to qualified institutional buyers under Rule 144A and Regulation S of the Securities Exchange Act of 1934. Under the indentures governing the TCH Notes, TCH and TCF filed a registration statement on Form S-4 (File No.: 333-104916) with the SEC on May 1, 2003 to register notes having substantially identical terms as the TCH Notes, or the Exchange Notes, as part of an offer to exchange freely tradable Exchange Notes for the TCH Notes. The exchange offer will not be consummated unless and until the registration statement is declared effective by the SEC.

TRUMP CASINO HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(3)    Long-Term Debt

Long-term debt consists of:

March 31, 2003
TCH 11.625% First Priority Mortgage Notes due 2010, net of unamortized discount of $21,926,000	$403,074,000
TCH 17.625% Second Priority Mortgage Notes due 2010	65,000,000
Other notes payable	1,908,000
Capital lease obligations	11,189,000

Total debt	481,171,000
Less—current maturities	6,441,000

Long-term debt	$474,730,000

(4)    Debt Renegotiation Costs

During the three months ended March 31, 2002 and 2003, debt renegotiation costs of $471,000 and $378,000, respectively, were expensed in the accompanying Statements of Operations. Debt renegotiation costs include the costs associated with 2002 debt refinancing efforts no longer pursued and transactional fees earned upon the successful completion of the TCH debt refinancing on March 25, 2003.

(5)    Recent Accounting Pronouncements

In July 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” This standard addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard is effective for fiscal years beginning after June 15, 2002. The effect of adoption was not material to the Company’s financial results.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34” (“FIN No. 45”). The interpretation requires that upon issuance of a guarantee, the entity must recognize a liability for the fair value of the obligation it assumes under that obligation. This interpretation is intended to improve the comparability of financial reporting by requiring identical accounting for guarantees issued with separately identified consideration and guarantees issued without separately identified consideration. For TCH, the initial recognition, measurement provision and disclosure requirements of FIN No. 45 are applicable to guarantees issued or modified after December 31, 2002. The effect of adoption was not material to the Company’s financial results.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN No. 46”). This interpretation clarifies the application of Accounting Research Bulletin No. 51, “Combined Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient subordinated financial support from other parties. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. For existing variable interest entities, the consolidated requirement is effective for interim or annual financial statements beginning after June 15, 2003. TCH is currently evaluating whether it has any variable interest entities, which will be subject to consolidation pursuant to FIN No. 46.

TRUMP CASINO HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(6)    New Jersey Corporate Business Tax

On July 3, 2002, the State of New Jersey passed the New Jersey Business Tax Reform Act (the “Act”). This Act, among other things, requires the suspension of the use of New Jersey net operating loss carryforwards for two years and imposes a new Alternative Minimum Assessment amount under the New Jersey corporate business tax based on either gross receipts or gross profits, as defined. The Act is retroactive to January 1, 2002. In accordance with the Act, TCH has recorded a provision for current income tax expense of $300,000 for the three months ended March 31, 2003. There was no comparable expense in the three months ended March 31, 2002 since this change was recorded beginning in the period in which the tax law was passed (third quarter 2002) pursuant to the accounting literature in Financial Accounting Standards Board Statement Number 109, “Accounting for Income Taxes”.

(7)    Combining Financial Information

Selected combining financial information of TCH for the three months ended March 31, 2003 and 2002 is as follows:

	2003
	Trump Marina	Trump Indiana	THCR Management	TCH Combined*
Net revenues	$58,523	$30,786	$964	$90,273
Costs and expenses	55,899	26,663	109	82,959
Income from operations	2,624	4,123	855	7,314
Net (loss) income	(7,922)	1,451	615	(6,443)

	2002
	Trump Marina	Trump Indiana	THCR Management	TCH Combined
Net revenues	$63,212	$31,856	$—	$95,068
Costs and expenses	54,748	26,353	8	81,109
Income from operations	8,464	5,503	(8)	13,959
Net (loss) income	(7,112)	3,818	(337)	(3,631)

*	Expenses of Trump Casino Holdings incurred subsequent to March 25, 2003 are not separately shown.

Each of the subsidiaries of TCH guarantee the Mortgage Notes, jointly and severally, fully and unconditionally and on a senior secured basis.

THE FOLLOWING REPORT OF ARTHUR ANDERSEN LLP IS A COPY OF A PREVIOUSLY ISSUED REPORT THAT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP. FOR THE PURPOSES OF THIS PROSPECTUS, THE FOLLOWING REPORT OF ARTHUR ANDERSEN LLP, WHICH WAS THE MOST RECENTLY ISSUED REPORT, RELATES ONLY TO THE YEARS ENDED DECEMBER 31, 2001 AND 2000.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trump’s Castle Associates, L.P. and Subsidiary:

We have audited the accompanying consolidated balance sheets of Trump’s Castle Associates, L.P. (a New Jersey limited partnership) and Subsidiary as of December 31, 2000 and 2001, and the related consolidated statements of operations, partners’ capital and the cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements and the schedule referred to below are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trump’s Castle Associates, L.P. and Subsidiary as of December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on basic financial statements taken as a whole. The schedule listed in the index to the financial statements is presented for the purpose of complying with the Securities and Exchange Commission’s rule and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements, and in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/    ARTHUR ANDERSEN LLP

Roseland, New Jersey

March 13, 2002

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(in thousands)

December 31, 2001
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$22,074
Trade receivables, less allowance for doubtful accounts of $2,852 (Note 2)	12,023
Other receivables	941
Inventories (Note 2)	2,801
Prepaid expenses and other current assets	1,856

Total current assets	39,695

PROPERTY AND EQUIPMENT (Note 2 and 3)
Land and land improvements	92,379
Buildings and building improvements	409,324
Furniture, fixtures and equipment	51,717
Construction in progress	3,779

557,199
Less-Accumulated depreciation and amortization	88,387

468,812

OTHER ASSETS	11,503

Total assets	$520,010

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES
Current maturities of long-term debt (Note 3)	$4,385
Trade accounts payable	10,630
Due to affiliates (Note 4)	8,184
Accrued payroll and related expenses	6,451
Accrued interest payable (Note 3)	4,701
Self insurance reserves (Note 5)	3,258
Other	9,009

Total current liabilities	46,618
LONG-TERM DEBT, LESS CURRENT MATURITIES (Note 3)	433,176
OTHER LONG-TERM LIABILITIES	6,353

Total liabilities	486,147

COMMITMENTS AND CONTINGENCIES (Note 5)
PARTNERS’ CAPITAL
Contributed capital	175,395
Accumulated deficit	(141,532)

Total partners’ capital	33,863

Total liabilities and partners’ capital	$520,010

The accompanying notes consolidated financial statements are an integral part of these consolidated balance sheet.

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	For the Years Ended December 31,
	2000	2001
REVENUES
Gaming (Note 2)	$267,377	$266,493
Rooms	17,640	18,280
Food and beverage	33,804	31,700
Other	10,124	10,419

Gross revenues	328,945	326,892
Less—Promotional allowances (Note 2)	65,234	71,148

Net revenues	263,711	255,744

COSTS AND EXPENSES (Notes 2, 4, 5 and 6)
Gaming	132,879	127,147
Rooms	4,272	3,572
Food and beverage	10,927	10,154
General and administrative	68,557	66,445
Debt renegotiation costs	—	—
Depreciation and amortization (Note 3)	17,381	17,831

	234,016	225,149

Income from operations	29,695	30,595
INTEREST INCOME	1,490	609
INTEREST EXPENSE (Note 3)	(56,775)	(60,056)

Net loss	$(25,590)	$(28,852)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(in thousands)

	Contributed Capital	Accumulated Deficit	Total
Balance at December 31, 1999	$175,395	$(87,090)	$88,305
Net loss	—	(25,590)	(25,590)

Balance at December 31, 2000	175,395	(112,680)	62,715
Net loss	—	(28,852)	(28,852)

Balance at December 31, 2001	175,395	(141,532)	33,863

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2000	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,590)	$(28,852)
Adjustments to reconcile net loss to net cash flows provided by operating activities—
Depreciation and amortization	17,381	17,831
Issuance of PIK debt in satisfaction of accrued interest	15,188	17,368
Accretion of bond discount	5,122	5,981
Provision of losses on receivables	1,318	1,313
Valuation allowance—CRDA investments	3,680	1,432
(Increase) decrease in receivables	(5,275)	307
(Increase) decrease in inventories	167	324
Decrease (increase) in prepaid expenses and other current assets	(186)	155
(Increase) decrease in other assets	956	844
Decrease in due to affiliates	(3,373)	(9,127)
(Decrease) increase in current liabilities	264	2,337
Increase in other long-term liabilities	17	69

Net cash flows provided by operating activities	9,669	9,982

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, net	(5,114)	(3,979)
Purchases of CRDA investments	(3,347)	(3,388)

Net cash flows used in investing activities	(8,461)	(7,367)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of other borrowings	(1,385)	(1,777)

Net cash flows used in financing activities	(1,385)	(1,777)

Net increase (decrease) in cash and cash equivalents	(177)	838
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	21,413	21,236

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$21,236	$22,074

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$36,142	$36,372

Purchase of equipment under capitalized lease obligations	$1,383	$5,340

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    Organization and Operations

The accompanying consolidated financial statements include those of Trump’s Castle Associates, L.P., a New Jersey limited partnership (the “Partnership”), and its wholly owned subsidiary, Trump’s Castle Funding, Inc., a New Jersey corporation (“Funding”). The Partnership is 99% owned by Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership (“THCR Holdings”) and 1% by Trump’s Castle Hotel & Casino, Inc., a New Jersey corporation (“TCHI”). TCHI is wholly owned by THCR Holdings, and THCR Holdings is currently a 63.4% owned subsidiary of Trump Hotels & Casino Resorts, Inc., a Delaware corporation (“THCR”).

All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

The Partnership operates the Trump Marina Hotel Casino (“Trump Marina”), a luxury casino hotel located in the marina district of Atlantic City, New Jersey. The majority of Trump Marina’s revenues are derived from its gaming operations. Competition in the Atlantic City gaming market is intense, and while no significant expansion is expected in 2002, the Partnership believes that this competition, will continue to intensify due to planned future expansion by existing operators and as new entrants to the gaming industry become operational.

Since Funding has no business operations, its ability to repay the principal and interest on the $62,000,000 10¼% Senior Secured Notes due 2003 (the “Senior Notes”), the 11- 3/4% Mortgage Notes due 2003 (the “Mortgage Notes”) and its Increasing Rate Subordinated Pay-in-Kind Notes due 2005 (the “PIK Notes”) is completely dependent upon the operations of the Partnership. (See Note 3).

Since TCHI has no business operations, its ability to repay the principal and interest on the $5,000,000 10¼% Senior Notes due 2003 (the “Working Capital Loan”) is completely dependent on the operations of the Partnership. (See Note 3).

As discussed in Note 3, repayment of the Senior Notes is due on April 30, 2003, repayment of the Working Capital Loan is due on April 30, 2003 and repayment of the Mortgage Notes is due on November 15, 2003. The Partnership and Funding are seeking to refinance or modify the debt which matures in 2003. as shown in the accompanying Consolidated Statements of Cash Flows, the Partnership had consistently generated sufficient cash for debt service and operating requirements. Management believes that, based upon its cash flow projections for 2002, the Partnership will have sufficient cash flows to meet their debt service and operating expense requirements throughout 2002.

(2)    Accounting Policies

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Revenue Recognition

Casino revenues consist of the net win from gaming activities, which is the difference between gaming wins and losses. Revenues from hotel and other services are recognized at the time the related services are performed.

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Partnership provides an allowance for doubtful accounts arising from casino, hotel and other services, which is based upon a specific review of certain outstanding receivables and historical collection performance. In determining the amount of the allowance, the Partnership is required to make certain estimates and assumptions. Actual results may differ from these estimates and assumptions.

Promotional Allowances

Gross revenues include the retail value of the complimentary food, beverage and hotel services provided to patrons. The retail value of these promotional allowances is deducted from gross revenues to arrive at net revenues. The costs of such complimentaries have been included in gaming costs and expenses in the accompanying consolidated statements of operations and consist of:

	For the Years Ended December 31,
	2000	2001
Rooms	$10,123,000	$10,177,000
Food and Beverage	20,976,000	20,103,000
Other	3,061,000	2,269,000

	$34,160,000	$32,549,000

Income Taxes

The accompanying consolidated financial statements do not include a provision for federal income taxes of the Partnership, since any income or losses allocated to the partners are reportable for federal income tax purposes by the partners.

Under the New Jersey Casino Control Act (the “Casino Control Act”) and the regulations promulgated thereunder, the Partnership and Funding are required to file a consolidated New Jersey corporation business tax return.

As of December 31, 2001, the Partnership had New Jersey state net operating loss carryforwards of approximately $115,000,000, which are available to offset taxable income through the year 2008. The net operating loss carryforward results in a deferred tax asset of $10,350,000, which has been offset by a valuation allowance of $10,350,000, as utilization of such carryforwards is not considered to be likely.

Inventories

Inventories of provisions and supplies are carried at the lower of cost (first-in, first-out basis) or market.

Property and Equipment

Property and equipment are recorded at cost and depreciated on the straight-line method over the estimated useful lives of the related assets.

Long-Lived Assets

The provisions of Statement of Financial Accounting Standards No. 121 “Accounting for the Impairment of Long-Lived Assets” requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Partnership does not believe that any such changes have occurred.

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statements of Cash Flows

For purposes of the statements of cash flows, the Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less, at the time of purchase, to be cash equivalents.

Recent Accounting Pronouncements

In January 2001, the Emerging Issues Task Force (“EITF”) reached a consensus on certain issues within Issue No. 00-22, “Accounting for ‘Points’ and certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future” (“EITF 00-22”). Application of EITF 00-22 is required for interim and annual periods ending after February 15, 2001. EITF 00-22 requires volume-based cash rebates to be classified as a reduction of revenue. Accordingly, such rebates of $28,931,000 and $35,032,000 for the years ended December 31, 2000 and 2001, respectively, have been classified as promotional allowances. The Partnership previously classified these expenditures as a gaming expense. Prior period amounts have been reclassified to conform with the current presentation.

In July 2001, the FASB issued Statement No. 141 “Business Combinations” (“SFAS 141”) and Statement No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 141 is effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001 and applies to all goodwill and other intangible assets recognized in an entity’s statement of financial position at that date, regardless of when those assets were initially recognized. The Partnership does not expect the provisions of SFAS 141 and SFAS 142 to have a material effect on the Partnership’s financial position or results of operation.

Also in July 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” This standard addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard is effective for fiscal years beginning after June 15, 2002. The Partnership’s management does not expect the adoption of SFAS No. 143 to have material impact on the Partnership’s financial results.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The standard is effective for fiscal years beginning after June 15, 2002. The Partnership’s management does not expect the adoption of SFAS No. 144 to have a material impact on the Partnership’s financial results.

In November 2001, the EITF reached a consensus on Issue No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)” (“EITF 01-09”). For a sales incentive offered voluntarily by a vendor to its patrons, EITF 01-09 requires the vendor to recognize the cost of the sales incentive at the later of the date at which the related revenue is recorded by the vendor, or the date at which the sales incentive is offered. Accordingly, at December 31, 2001, the Partnership has accrued for the expected cost of certain cash incentives offered to casino patrons based on their past levels of play. Application of EITF 01-09 is required in annual or interim financial statements for periods beginning after December 15, 2001. The Partnership elected to adopt EITF 01-09 in the quarter ended December 31, 2001.

Reclassifications

Certain reclassifications have been made to the prior period financial statements in order to conform to the 2001 presentation.

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(3)    Long-Term Debt

Long-term debt consists of:

December 31, 2001
Mortgage Notes, due 2003 (Net of discount of $13,137,000)	$229,004,000
PIK Notes, due 2005 (Net of discount of $4,991,000)	133,356,000
Senior Notes due 2003	62,000,000
Working Capital Loan, due 2003	5,000,000
Capital lease obligations	8,201,000

Total debt	437,561,000
Less-current maturities	4,385,000

Long-term debt	$433,176,000

The Mortgage Notes bear interest at 11 3/4%, payable in cash semiannually, and mature on November 15, 2003. The Mortgage Notes may be redeemed at Funding’s option at a rate of 100% at December 31, 2001 and thereafter.

The PIK Notes bear interest at 13 7/8% payable at Funding’s option in whole or in part in cash and through the issuance of additional PIK Notes through November 15, 2003. After November 15, 2003, interest on the PIK Notes is payable in cash at the rate of 13 7/8%. The PIK Notes mature on November 15, 2005. The PIK Notes may be redeemed at Funding’s option at 100% of the principal amount under certain conditions, as defined in the PIK Note Indenture, and a specified percentage is required to be redeemed from the proceeds of any equity offering of the Partnership. Interest payments of $15,188,000 and $17,368,000 in 2000 and 2001, respectively, were satisfied by the issuance of additional PIK Notes. The Partnership anticipates that interest due in 2002 will also be satisfied through the issuance of additional PIK Notes. THCR Holdings owns approximately 90% of the PIK Notes.

The terms of both the Mortgage Notes and PIK Notes include limitations on the amount of additional indebtedness the Partnership may incur, distributions, investments and other business activities of the Partnership.

The Mortgage Notes are secured by a promissory note of the Partnership to Funding (the “Partnership Note”) in an amount and with payment terms necessary to service the Mortgage Notes. The Partnership Note is secured by a mortgage on Trump Marina and substantially all of the other assets of the Partnership. The Partnership Note has been assigned by Funding to the Trustee to secure the repayment of the Mortgage Notes. In addition, the Partnership has guaranteed (the “Guaranty”) the payment of the Mortgage Notes, which Guaranty is secured by a mortgage on Trump Marina. The Partnership Note and the Guaranty are expressly subordinated to the indebtedness of the Senior Notes and the Working Capital Loan (collectively, the “Senior Indebtedness”) and the liens on the mortgages securing the Partnership Note and the Guaranty are subordinate to the liens securing the Senior Indebtedness.

The PIK Notes are secured by a subordinated promissory note of the Partnership to Funding (the “Subordinated Partnership Note”), which has been assigned to the Trustee for the PIK Notes, and the Partnership has issued a subordinated guaranty (the “Subordinated Guaranty”) of the PIK Notes. The Subordinated Partnership Note and the Subordinated Guaranty are expressly subordinated to the Senior Indebtedness, the Partnership Note and the Guaranty.

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Senior Notes have a priority mortgage lien ahead of the Partnership’s Mortgage Notes and are further secured by virtually all of the Partnership’s assets. The Senior Notes have an outstanding principal amount of $62,000,000, bear interest at the rate of 10¼% per annum, payable semiannually and mature on April 30, 2003.

TCHI obtained a $5,000,000 working capital loan, the proceeds of which were loaned to the Partnership. The Working Capital Loan has an outstanding principal amount of $5,000,000, bears interest at the rate of 10¼% per annum, and matures on April 30, 2003. Both the Senior Notes and the Working Capital Loan are guaranteed by the Partnership.

The Partnership has entered into various capital leases which are secured by equipment. These leases mature on various dates during the years 2001 through 2005.

Future minimum payments under capital leases (principal portion included in the table of debt maturities below) are as follows:

2002	$5,442,000
2003	2,560,000
2004	1,875,000
2005	9,000
2006	0

Total minimum payments	9,886,000
Less: amount representing interest	1,685,000

Present value of minimum lease payments	$8,201,000

The aggregate maturities of long-term debt as of December 31, 2001 are as follows:

2002	$4,385,000
2003	311,218,000
2004	1,730,000
2005	138,356,000
2006	0

$455,689,000

The ability of the Partnership and Funding to pay their indebtedness when due, will depend on the ability of the Partnership to either generate cash from operations sufficient for such purposes or to refinance such indebtedness on or before the date on which it becomes due. Cash flow from operations will not be sufficient to repay a substantial portion of the principal amount of the debt at maturity. The future operating performance of the Partnership and the ability to refinance this debt will be subject to the then prevailing economic conditions, industry conditions and numerous other financial, business and other factors, many of which are beyond the control of Funding, TCHI or the Partnership. There can be no assurance that the future operating performance of the Partnership will be sufficient to meet these repayment obligations or that the general state of the economy, the status of the capital markets or the receptiveness of the capital markets to the gaming industry will be conducive to refinancing this debt or other attempts to raise capital. (See Note 1).

The Partnership and Funding are seeking to refinance or modify the terms of their public debt. Management is confident that, based on its cash projections for 2002, the Partnership will have sufficient cash to meet its debt service and operating requirements throughout 2002. (See Note 1).

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(4)    Related Party Transactions

Trump Management Fee

The Partnership has a Services Agreement (the “Services Agreement”) with Trump Casinos II, Inc. (“TCI-II”), a corporation wholly-owned by Donald J. Trump (“Trump”). Pursuant to the terms of the Services Agreement, TCI-II is obligated to provide the Partnership, from time to time, when reasonably requested, consulting services on a non-exclusive basis, relating to marketing, advertising, promotional and other similar and related services with respect to the business and operations of the Partnership, including such other services as the managing partner of the Partnership may reasonably request.

Pursuant to the Services Agreement, the Partnership is required to pay an annual fee in the amount of $1,500,000 to TCI-II for each year in which Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), as defined, exceeds $50,000,000. In addition, if the annual fee is attained, TCI-II is to receive an incentive fee equal to 10% of the excess EBITDA over $45,000,000 for such fiscal years. The Services Agreement expires on December 31, 2005.

For the years ended December 31, 2000 and 2001, the Partnership incurred fees and expenses of $2,306,000 and $2,207,000, respectively.

Transactions with Affiliates

At December 31, 2001, the amount due to affiliates was $8,184,000. The Partnership has engaged in limited intercompany transactions with Trump Plaza Associates (“Plaza Associates”), Trump Taj Mahal Associates (“Taj Associates”), Trump Administration, a division of Taj Associates (“Trump Administration”), THCR, and the Trump Organization, all of which are affiliates of Trump.

Beginning in late 1997, the Partnership has utilized certain facilities owned by Trump to entertain high-end customers. Management believes that the ability to utilize these facilities has enhanced Marina Associates’ revenues. In 2000 and 2001, Marina Associates incurred expenses of approximately $173,000 and $7,000, respectively, for customer costs associated with such utilization. Also, in exchange for having Trump’s plane available to customers of Trump Marina, Marina Associates has incurred pilot costs of approximately $60,000 in each of the years ended December 31, 2000 and 2001.

Trump Casino Services, L.L.C. (“TCS”), was formed in 1996 for the purpose of realizing cost savings and operational synergies, provided certain administrative functions and certain services to Plaza Associates, Taj Associates and the Partnership. Effective December 31, 2000, TCS was merged into Taj Associates, and the obligations and administrative duties and responsibilities of TCS were assumed by Trump Administration, a division of Taj Associates. Management believes that Trump Administration’s services will continue to result in substantial cost savings and operational synergies for Plaza Associates, Taj Associates and the Partnership.

Partnership Agreement

Under the terms of the Partnership Agreement, the Partnership is required to pay all costs incurred by TCI-II. For the years ended December 31, 2000 and 2001, the Partnership paid no expenses on behalf of TCI-II.

(5)    Commitments and Contingencies

Casino License Renewal

The Partnership is subject to regulation and licensing by the New Jersey Casino Control Commission (the “CCC”). The Partnership’s casino license must be renewed periodically, is not transferable, is dependent upon

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the financial stability of the Partnership and can be revoked at any time. Due to the uncertainty of any license renewal application, there can be no assurance that the license will be renewed. Upon revocation, suspension for more than 120 days, or failure to renew the casino license due to the Partnership’s financial condition or for any other reason, the Casino Control Act provides that the CCC may appoint a conservator to take possession of and title to the hotel and casino’s business and property, subject to all valid liens, claims and encumbrances.

On June 23, 1999, the CCC renewed the casino license of the Partnership through May 31, 2003, subject to certain continuing reporting and compliance conditions.

Self Insurance Reserves

Self insurance reserves represent the estimated amounts of uninsured claims related to employee health medical costs, workers’ compensation, general liability and other legal proceedings in the normal course of business. These reserves are established by the Partnership based upon a specific review of open claims as of the balance sheet date as well as historical claims settlement experience, with consideration of incurred but not reported claims as of the balance sheet date. The cost of the ultimate disposition of these claims may differ from these reserve amounts.

Employment Agreements

The Partnership has entered into an employment agreement with a certain key employee which will expire on January 2, 2003. Total minimum commitment on this agreement at December 31, 2001 was approximately $450,000.

Legal Proceedings

The Partnership is involved in legal proceedings incurred in the normal course of business. In the opinion of management and its counsel, if adversely decided, none of these proceedings would have a material effect on the consolidated financial position of the Partnership.

Casino Reinvestment Development Authority Obligations

Pursuant to the provisions of the Casino Control Act, the Partnership must either obtain investment tax credits, as defined in the Casino Control Act, in an amount equivalent to 1¼% of its gross casino revenues, as defined in the Casino Control Act, or pay an alternative tax of 2½% of its gross casino revenues. Investment tax credits may be obtained by making qualified investments, as defined, or by depositing funds which may be converted to bonds by the Casino Reinvestment Development Authority (the “CRDA”), both of which bear interest at below market rates. The Partnership is required to make quarterly deposits with the CRDA to satisfy its investment obligations.

For the years ended December 31, 2000 and 2001, the Partnership charged to operations $3,680,000 and $1,432,000, respectively, to give effect to the below market interest rates and valuation allowance adjustments associated with CRDA deposits and bonds. From time to time, the Partnership has elected to donate funds it has on deposit with the CRDA for various projects. Donations in the amounts of $5,769,000 and $682,000 were made during the years ended December 31, 2000 and 2001, respectively. As a result of these donations, the Partnership charged to operations $2,553,000 and $303,000 during the years ended December 31, 2000 and 2001, respectively.

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(6)    Employee Benefit Plans

The Partnership has a retirement savings plan for its nonunion employees under Section 401(k) of the Internal Revenue Code. Employees are eligible to contribute up to 20% of their earnings (as defined) to the plan up to the maximum amount permitted by law, and the Partnership will match 50% of an eligible employee’s contributions up to a maximum of 6% of the employee’s earnings. The Partnership recorded charges of approximately $1,086,000 and $1,090,000 for matching contributions for the years ended December 31, 2000 and 2001, respectively.

The Partnership makes payments to various trusteed multi-employer pension plans under industry-wide union agreements. The payments are based on the hours worked by or gross wages paid to covered employees. It is not practical to determine the amount of payments ultimately used to fund pension benefit plans or the current financial condition of the plans. Under the Employee Retirement Income Security Act, the Partnership may be liable for its share of the plans’ unfunded liabilities, if any, if the plans are terminated or if the Partnership withdraws from participation in such plans. Pension expense charged to operations for the years ended December 31, 2000 and 2001 was $1,054,000 and $1,281,000, respectively.

The Partnership provides no other material post employment benefits.

(7)    Fair Value of Financial Instruments

The carrying amount of the following financial instruments of the Partnership and Funding approximate fair value, as follows: (a) cash and cash equivalents, receivables and payables based on the short-term nature of these financial instruments, (b) CRDA bonds and deposits based on the allowances to give effect to the below market interest rates.

The fair values of the Mortgage Notes and PIK Notes are based on quoted market prices as follows:

	December 31, 2001
	Carrying Amount	Fair Value
Mortgage Notes	$229,004,000	$186,449,000
PIK Notes	$133,356,000	$74,707,000

There are no quoted market prices for the Partnership’s Senior Notes and Working Capital Loan. A reasonable estimate of their value could not be made without incurring excessive costs.

(8)    Financial Information of Funding

Financial information relating to Funding is as follows:

December 31, 2001
Total Assets (including Mortgage Notes Receivable of $242,141,000, net of unamoritzed discount of $13,137,000, PIK Notes Receivable of $138,347,000, net of unamortized discount of $4,991,000, Senior Notes Receivable of $62,000,000)	$424,360,000

Total Liabilities and Capital (including Mortgage Notes Payable of $242,141,000, net of unamortized discount of $13,137,000, PIK Notes Payable of $138,347,000, net of unamortized discount of $4,991,000, Senior Notes Payable of $62,000,000)	$424,360,000

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	For the Years Ended December 31,
	2000	2001
Interest Income	$55,181,000	$58,322,000
Interest Expense	55,181,000	58,322,000

Net Income	$—	$—

(9)    Financial Information of TCHI

Financial information relating to TCHI is as follows:

December 31, 2001
Total Assets (including Working Capital Loan Receivable of $5,000,000)	$5,000,000

Total Liabilities and Capital (including Working Capital Loan Payable of $5,000,000)	$5,000,000

	For the Years Ended December 31,
	2000	2001
Interest Income	$512,000	$515,000
Interest Expense	512,000	515,000

Net Income	$—	$—

(10)    Quarterly Financial Data (unaudited)

	2000
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Revenues	$58,307	$66,655	$79,287	$59,462
Income from Operations	4,379	7,894	16,023	1,399
Net Income/(Loss)	(9,368)	(5,908)	2,033	(12,347)
	2001
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net Revenues	$58,348	$61,791	$72,844	$62,761
Income from Operations	3,798	6,046	13,126	7,625
Net Income/(Loss)	(10,594)	(8,623)	(1,875)	(7,760)

SCHEDULE II

TRUMP’S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Period	Charged to Costs and Expenses	Other Changes (Deductions)		Balance at End of Period
YEAR ENDED DECEMBER 31, 2000:
Allowance for doubtful accounts	$2,001,000	$1,318,000	$(1,105,000	)(A)	$2,214,000

Valuation allowance for CRDA investments	$5,819,000	$3,680,000	$(4,513,000	)(B)	$4,986,000

YEAR ENDED DECEMBER 31, 2001:
Allowance for doubtful accounts	$2,214,000	$1,313,000	$(675,000	)(A)	$2,852,000

Valuation allowance for CRDA investments	$4,986,000	$1,432,000	$(1,569,000	)(B)	$4,849,000

(A)	Write-off of uncollectible accounts.
(B)	Reversal of allowance applicable to contribution of CRDA investments.

THE FOLLOWING REPORT OF ARTHUR ANDERSEN LLP IS A COPY OF A PREVIOUSLY ISSUED REPORT THAT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder of Trump Indiana, Inc.:

We have audited the accompanying balance sheets of Trump Indiana, Inc. (a Delaware corporation) as of December 31, 2001 and 2000, and the related statements of operations, capital and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trump Indiana, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/    ARTHUR ANDERSEN LLP

Roseland, New Jersey

March 13, 2002

TRUMP INDIANA, INC.

BALANCE SHEET

DECEMBER 31, 2001

2001
ASSETS

CURRENT ASSETS:
Cash and cash equivalents (Note 2)	$11,863,000
Accounts receivable, net of allowance for doubtful accounts of $127,000	2,345,000
Inventories (Note 2)	237,000
Prepaid expenses and other current assets	593,000
Due from Buffington Harbor Riverboats, LLC	216,000

Total current assets	15,254,000

PROPERTY AND EQUIPMENT (Note 2):
Building and improvements	14,707,000
Riverboat and improvements	34,159,000
Furniture, fixtures and equipment	30,180,000

79,046,000
Less—accumulated depreciation and amortization	27,411,000

Net property and equipment	51,635,000

OTHER ASSETS:
Investment in Buffington Harbor Riverboats, LLC (Notes 1 and 2)	33,889,000
Other assets, net (Notes 6 and 8)	18,037,000

Total other assets	51,926,000

Total assets	$118,815,000

LIABILITIES AND CAPITAL

CURRENT LIABILITIES:
Current maturities of long-term debt (Note 3)	$5,817,000
Accounts payable and accrued expenses	10,223,000

Total current liabilities	16,040,000
NONCURRENT LIABILITIES:
Long-term debt, net of current maturities (Note 3)	23,067,000
Due to THCR Holdings (Note 8)	42,553,000
Other long-term liabilities (Note 6)	9,768,000

Total liabilities	91,428,000

COMMITMENTS AND CONTINGENCIES (Notes 4 and 6)
CAPITAL:
Common stock, no par value, 1,500 shares authorized, 100 shares issued and outstanding	1,000
Additional paid-in capital	61,801,000
Accumulated other comprehensive income (loss)	(372,000)
Accumulated deficit	(34,043,000)

Total capital	27,387,000

Total liabilities and capital	$118,815,000

The accompanying notes are an integral part of these statements.

TRUMP INDIANA, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2001 and 2000

	2001	2000
REVENUES (Note 2):
Gaming	$123,611,000	$119,164,000
Hotel	4,190,000	4,187,000
Food and beverage	3,369,000	3,167,000
Other	1,623,000	1,325,000

Gross revenues	132,793,000	127,843,000
Less promotional allowances (Note 2)	11,890,000	18,986,000

Net revenues	120,903,000	108,857,000

COST AND EXPENSES:
Gaming	65,390,000	62,145,000
Hotel	2,173,000	2,039,000
Food and beverage	4,417,000	4,321,000
General and administrative	28,106,000	31,708,000
Depreciation and amortization	6,306,000	7,768,000

	106,392,000	107,981,000

Income from operations	14,511,000	876,000

NONOPERATING INCOME (EXPENSE):
Interest income	735,000	585,000
Interest expense	(5,349,000)	(5,675,000)
Other nonoperating income (expense) (Note 6)	100,000	(218,000)

Nonoperating expense, net	(4,514,000)	(5,308,000)

Income (loss) before equity in loss from Buffington Harbor, LLC and income tax provision	9,997,000	(4,432,000)
EQUITY IN LOSS FROM BUFFINGTON HARBOR, LLC (Note 1)	(2,808,000)	(3,134,000)
PROVISION FOR INCOME TAX	(150,000)	—

Net income (loss)	$7,039,000	$(7,566,000)

The accompanying notes are an integral part of these statements.

TRUMP INDIANA, INC.

STATEMENTS OF CAPITAL

For The Years Ended December 31, 2001 and 2000

	Shares of Common Stock	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total	Comprehensive Income
Balance, December 31, 1999	100	$1,000	$53,619,000	$—	$(33,516,000)	$20,104,000	$—
Capital contribution from Trump Hotels & Casino Resorts Holdings, L.P. (Note 8)	—	—	7,732,000	—	—	7,732,000	—
Net loss	—	—	—	—	(7,566,000)	(7,566,000)	—

Balance, December 31, 2000	100	1,000	61,351,000	—	(41,082,000)	20,270,000	—
Capital contribution from Trump Hotels & Casino Resorts Holdings, L.P. (Note 8)	—	—	450,000	—	—	450,000	—
Adjustment for interest rate swap	—	—	—	(372,000)	—	(372,000)	(372,000)
Net income	—	—	—	—	7,039,000	7,039,000	7,039,000

Total comprehensive income	—	—	—	—	—	—	$6,667,000

Balance, December 31, 2001	100	$1,000	$61,801,000	$(372,000)	$(34,043,000)	$27,387,000

The accompanying notes are an integral part of these statements.

TRUMP INDIANA, INC.

STATEMENTS OF CASH FLOWS

For The Years Ended December 31, 2001 and 2000

	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,039,000	$(7,566,000)
Depreciation and amortization	6,306,000	7,768,000
Amortization of loan costs	760,000	151,000
Provision for doubtful accounts	117,000	102,000
Amortization for City of Gary development agreement	667,000	3,700,000
Equity in loss from Buffington Harbor, LLC	2,808,000	3,134,000
Gain on sale of fixed assets	(126,000)	(109,000)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Increase in accounts receivable	(505,000)	(289,000)
Decrease in inventories	34,000	39,000
(Increase) decrease in prepaid expenses and other current assets	(17,000)	158,000
Increase in other assets	(1,895,000)	(8,016,000)
Increase in accounts payable and accrued expenses	1,338,000	1,287,000
Increase in due to affiliates	564,000	2,515,000
Decrease in accrued interest	(15,000)	—
Decrease in other long-term liabilities	(7,233,000)	—

Net cash provided by operating activities	9,842,000	2,874,000

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Buffington Harbor Riverboats, LLC	(112,000)	(1,534,000)
Purchase of property and equipment	(3,306,000)	(2,379,000)
Proceeds from sale of fixed assets	322,000	2,123,000

Net cash used in investing activities	(3,096,000)	(1,790,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance cost	(1,918,000)	(290,000)
Contributed capital	450,000	—
Repayments of debt	(27,341,000)	(6,290,000)
Proceeds from borrowing	27,500,000	5,000,000

Net cash used in financing activities	(1,309,000)	(1,580,000)

Net increase (decrease) in cash and cash equivalents	5,437,000	(496,000)
CASH AND CASH EQUIVALENTS, beginning of period	6,426,000	6,922,000

CASH AND CASH EQUIVALENTS, end of period	$11,863,000	$6,426,000

The accompanying notes are an integral part of these statements.

TRUMP INDIANA, INC.

NOTES TO FINANCIAL STATEMENTS

(1)    Operations

Trump Indiana, Inc. (the “Company”) is a wholly-owned subsidiary of Trump Hotels and Casino Resorts Holdings, L.P. (“THCR Holdings”). THCR Holdings is approximately 63% owned by Trump Hotels and Casino Resorts, Inc. and 37% by Donald J. Trump (“Trump”).

The Company operates a riverboat (the “Riverboat”) located at Buffington Harbor on Lake Michigan, approximately 25 miles southeast of downtown Chicago. The Riverboat is one of 11 riverboat gaming projects permitted under current Indiana law and one of five located in northern Indiana.

The Company and the Majestic Star Casino, LLC (“Barden”) are the two holders of certificates of suitability for Buffington Harbor and each owns 50% of Buffington Harbor Riverboats, LLC (“BHR”). The Company and Barden have entered into an agreement (the “BHR Agreement”) relating to the joint ownership, development and operation of all common land-based and waterside operations in support of each of the Company’s and Barden’s separate riverboat casinos at Buffington Harbor. The Company and Barden are equally responsible for the operating expenses of the common land-based facilities at such site. There can be no assurance that the Company and/or Barden will be able to fund their respective share of future capital contributions or operating expenses.

(2)    Summary of Significant Accounting Policies

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Gaming revenues represent the net win from gaming activities which is the difference between amounts wagered and amounts won by patrons. Revenues from hotel and other services are recognized at the time the related services are performed.

The Company provides an allowance for doubtful accounts arising from casino activities, which is based upon a specific review of certain outstanding receivables as well as historical collection information. In determining the amount of the allowance, management is required to make certain estimates and assumptions regarding the timing and amount of collections. Actual results could differ from those estimates and assumptions.

Promotional Allowances

The retail value of food and beverages and hotel rooms provided to customers without charge is included in gross revenue and deducted as promotional allowances. The estimated departmental costs of providing such promotional allowances are included in gaming costs and expenses and total $670,000 and $620,000 for the years ended December 31, 2001 and 2000, respectively.

Inventories

Inventories of provisions and supplies are carried at the lower of cost (weighted average) or market.

TRUMP INDIANA, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Property and Equipment

Property and equipment is carried at cost and depreciated on the straight-line method using rates based on the following estimated useful lives:

Buildings	40 years
Riverboat	30 years
Furniture, fixtures and equipment	3-7 years

Investment in Buffington Harbor Riverboats, LLC

The Company accounts for its investment in BHR under the equity method of accounting. In accordance with the BHR Agreement, the Company and Barden pay berthing and other fees in an amount to cover the operating expenses of BHR. Berthing fees and other fees paid are included in general and administrative expenses in the accompanying statements of operations. As of December 31, 2001, the Company had amounts due from BHR of approximately $216,000.

In September 2000, Buffington Harbor Parking Associates (“BHPA”) was formed as a joint venture between Trump Indiana and Barden for the purpose of constructing and operating a parking garage (see Note 4).

Long-Lived Assets

The provisions of Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets” (“SFAS No. 121”) requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment of long-lived assets exist if, at a minimum, the future expected cash flows (undiscounted and without interest charges) from an entity’s operations are less than the carrying value of these assets. The Company does not believe that any such changes have occurred.

Income Taxes

The provisions of Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and the tax basis of assets and liabilities at currently enacted tax rates.

Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less at the time of acquisition to be cash equivalents. The following supplemental disclosures are made to the statements of cash flows.

	2001	2000
Cash paid during the year for interest	$2,588,000	$2,779,000

Supplemental disclosure of non-cash activities:
Contribution of capital by and forgiveness of amount due to THCR Holdings	$450,000	$7,732,000

Fixed assets purchased under capital leases	$1,953,000	$2,773,000

TRUMP INDIANA, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Reclassifications

Certain reclassifications and disclosures have been made to the prior year financial statements for them to be in conformity with the current year presentation.

New Accounting Pronouncements

In January 2001, the Emerging Issues Task Force (“EITF”) reached a consensus on certain issues within Issue No. 00-22, “Accounting for ‘Points’ and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future” (“EITF 00-22”). Application of EITF 00-22 is required for interim and annual periods ending after February 15, 2001. EITF 00-22 requires volume-based cash rebates to be classified as a reduction of revenue. Accordingly, such rebates of $8,588 and $16,058 in 2001 and 2000, respectively, have been classified as promotional allowances. The Company previously classified these expenditures as a gaming expense.

In July 2001, the FASB issued Statement No. 141, “Business Combinations” (“SFAS 141”) and Statement No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 141 is effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS 141 also apply to all business combinations accounted for the purchase method that are completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001 and applies to all goodwill and other intangible assets recognized in an entity’s statement of financial position at that date, regardless of when those assets were initially recognized. The Company does not believe that the provisions of SFAS 141 and SFAS 142 will have a material effect on its financial position or results of operations.

Also in July 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” This standard addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard is effective for fiscal years beginning after June 15, 2002. The Company does not believe that the adoption of SFAS No. 143 will have a material impact on the Company’s financial results.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets.” This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The standard is effective for fiscal years beginning after June 15, 2002. The Company does not believe that the adoption of SFAS No. 144 will have a material impact on the Company’s financial results.

In November 2001, the EITF reached a consensus on Issue No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)” (“EITF 01-09”). For a sales incentive offered voluntarily by a vendor to its patrons, EITF 01-09 requires the vendor to recognize the cost of the sales incentive at the later of the date at which the related revenue is recorded by the vendor, or the date at which the sales incentive is offered. Accordingly, at December 31, 2001, the Company has accrued for the expected cost of certain cash incentives offered to casino patrons based on their past levels of play. Application of EITF 01-09 is required in annual or interim financial statements for periods beginning after December 15, 2001. The Company elected to early adopt EITF 01-09.

TRUMP INDIANA, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(3)    Long-Term Debt

Long-term debt consists of the following as of December 31-

2001
Note payable—riverboat and hotel(a)	$25,208,000
Other notes payable(b)	374,000
Capitalized leases(c)	3,302,000

28,884,000
Less current maturities	5,817,000

$23,067,000

(a)	On April 27, 2001, the Company entered into a loan agreement with a bank group for $27,500,000. Proceeds from the loan were used to pay off debt for the riverboat, the hotel, a $5,000,000 bridge loan and to provide working capital. As a result of an interest rate swap arrangement entered into contemporaneously with the bank loan, the new debt bears a fixed rate of interest of 8.85% on $10,000,000 of principal, and a floating rate applies to the balance of the loan. At December 31, 2001, the rate on the floating portion was a blended 5.44%. The loan amortizes based upon an assumed 84 month term and matures with a balloon payment payable at the end of 60 months.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137 and No. 138, which specifies the accounting and disclosure requirements for such instruments. At December 31, 2001, Trump Indiana’s derivative financial instruments consisted of an interest rate swap with a notional amount of $10,000,000 that effectively converts an equal portion of its debt from a floating rate to a fixed rate. An unrealized loss of $372,000, attributable to the change in the fair value of the interest rate swap, has been recorded as “Accumulated other comprehensive loss” in the equity sections of the respective balance sheets.

Various notes payable, prior to April 27, 2001 included:

•	$17,500,000 loan is payable over 10 years, with a call at the lender’s option at the end of the fifth year (June 2001). Interest on this note was payable monthly in arrears based on a fixed rate of 9.75%. The Note was secured by the Indiana Riverboat.

•	$13,000,000 note was payable in monthly installments based on a ten year amortization schedule, until June 1, 2001, at which time all remaining principal and interest was due in full. The interest rate as defined in the agreement was equal to the bank’s reference rate plus 1.5%. The note was secured by the hotel at Trump Indiana.

•	$5,000,000 bridge loan providing temporary financing was obtained for the riverboat, hotel loans and new parking garage. Loan was payable over a two-year period with interest only due during the first six months based on prime rate plus 125 basis points. The note was secured by Trump Indiana’s ownership interest in BHPA and a Second Position Leasehold Real Estate Mortgages with Trump Indiana Realty, L.L.C.

(b)	On May 13, 2002, Trump Indiana entered into a loan agreement with a bank for $3,100,000. Proceeds from the loan were used to purchase slot equipment which secures the loan. The loan bears an interest rate of 0.625% per annum above the Prime Rate and the loan amortizes over a 24 month term. The interest rate at December 31, 2002 was 5.375%.

TRUMP INDIANA, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(c)	Mortgage notes payable and capitalized lease obligations with interest rates ranging from 6.5% to 13.00%. The notes and lease obligations are due at various dates between 2002 and 2006 and are secured by underlying real property or equipment.

As of December 31, 2001, the present value of net minimum lease payments under capital leases are as follows:

2002	$2,187,000
2003	1,270,000
2004	187,000
2005	35,000
2006	8,000

3,687,000
Less—Amount representing interest	385,000

Present value of minimum lease payments	$3,302,000

The aggregate maturities of long-term debt in each of the years subsequent to 2001 are:

2002	$5,878,000
2003	5,084,000
2004	4,084,000
2005	3,963,000
2006	9,501,000

$28,510,000

(4)    Operating Leases

The Company leases property and office equipment under operating leases. Rent expense for 2001 and 2000 was approximately $142,000 and $132,000, respectively.

Future minimum lease payments under noncancellable operating leases are as follows:

2002	$1,655,000
2003	1,162,000
2004	1,574,000
2005	2,164,000
2006	2,142,000
Thereafter	9,681,000

In September 2000, Buffington Harbor Parking Associates (“BHPA”) was formed as a 50/50 joint venture between Trump Indiana and an affiliate of Barden for the purpose of constructing and operating a parking garage. The estimated cost of the parking garage, including the land, was approximately $25,000,000.

BHPA separately leases the parking garage to each of (i) Trump Indiana pursuant to a parking lease, dated June 19, 2001 (the “Trump Indiana Garage Lease”), and (ii) Barden under a substantially identical lease agreement. The term of the Trump Indiana Garage Lease is until December 31, 2018. The rent installment, paid by Trump Indiana for the Trump Indiana Garage Lease, was approximately $8.8 million, which will be amortized over the term of the lease. In addition, Trump Indiana is obligated to pay BHPA a monthly rent equal to (i) 50%

TRUMP INDIANA, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

of BHPA’s debt service on the $17.1 million financing (the “Financing”) to build the parking garage and (ii) 50% of any construction costs incurred by BHPA in excess of the net proceeds of the Financing. In the event either party defaults on its rental obligation under its garage lease with BHPA, the other party will be obligated to pay rent in an amount sufficient to satisfy 100% of BHPA’s debt service obligations on the Financing.

(5)    Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Deferred income taxes consist of the following at December 31, 2001:

2001
DEFERRED TAX ASSETS:
Net operating losses	$13,941,000
Amortization of license costs	9,271,000
Other	1,449,000

Total deferred tax assets	24,661,000

DEFERRED TAX LIABILITIES:
Depreciation	(7,557,000)
Loss in Joint Venture	(1,519,000)
Other	(280,000)

Total deferred tax liabilities	(9,356,000)

Net deferred tax assets	15,305,000
Valuation allowance	(15,305,000)

Net deferred taxes	$—

As it is uncertain whether the Company will realize full benefit from its deferred tax assets, a valuation allowance has been provided.

The primary difference between the statutory federal income tax rate and the effective rate is due to the utilization of net operating loss carryforwards.

(6)    Commitments and Contingencies

Indiana Gaming Regulations

The ownership and operation of Riverboat gaming operations in Indiana are subject to strict state regulations under the Riverboat Gambling Act (the “Act”) and the administrative rules promulgated thereunder. In June 1996, the Indiana Gaming Commission (“IGC”) granted the Company a riverboat owner’s license, which must be renewed by 2001. The IGC may place restrictions, conditions or requirements on the permanent riverboat owner’s license. An owner’s initial license expires five years after the effective date of the license, and unless the owner’s license is terminated, expires or is revoked, the owner’s license may be renewed annually by the IGC upon satisfaction of certain conditions contained in the Act. The IGC has adopted certain rules and has published others in proposed or draft form which are proceeding through the review and final adoption process. The IGC also has indicated its intent to publish additional proposed rules in the future. The IGC has broad

TRUMP INDIANA, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

rulemaking power, and it is impossible to predict what effect, if any, the amendment of existing rules or the finalization of new rules might have on the operations of the Company.

Trump Indiana Certificate of Suitability and City of Gary Development Agreement

As a condition to the Certificate of Suitability, Trump Indiana has committed to invest approximately $153,000,000 in the Indiana Riverboat, including certain related projects of the City of Gary, Indiana. Failure to comply with the foregoing conditions and/or failure to continue riverboat operations as required by the IGC may result in revocation of the Certificate of Suitability. There can be no assurance that Trump Indiana will be able to comply with terms of the Certificate of Suitability. As part of the $153,000,000 commitment discussed above, Trump Indiana is obligated to fund $21,000,000 of specific economic development and infrastructure projects of the City of Gary. This obligation has been fully accrued over the five-year license period and approximately $3,700,000, and $667,000 has been charged to expense in the years 2000 and 2001, respectively. As of December 31, 2001, $9,768,000 remains to be paid to the City of Gary. In 1998, Trump Indiana paid $10,000,000 for a surety bond which guarantees the mandated infrastructure payments. This amount has been reduced as improvements have been made. As of December 31, 2001 Other Assets includes $6,436,000 related to the surety bond and Accounts Receivable includes Interest Receivable on the surety bond of $1,384,000. These amounts will be used to fund the remaining payments to the City of Gary. The Company will provide additional funding of $1,948,000 to complete the remaining commitment to the City of Gary. The Company anticipates that this commitment will be completed in 2002.

In addition, Trump Indiana established the Trump Indiana Foundation (“Foundation”), a private foundation founded for charitable purposes primarily within the City of Gary and Lake County, Indiana. Trump Indiana initially funded $1,000,000 to the Foundation and is required to make annual contributions of $100,000.

Gaming Taxes

Under Indiana’s gaming law, a tax is imposed on admissions to gaming excursions at a rate of three dollars for each person admitted to the gaming excursion. For the years ended December 31, 2001 and 2000, the Company paid admission fees of approximately $9,496,000 and $9,034,000, respectively.

A tax is imposed by the State of Indiana and the City of Gary on the adjusted gross gaming receipts, as defined, at a rate of 20% and 4%, respectively. For the years ended December 31, 2001 and 2000, the Company paid gaming taxes of approximately $24,873,000 and $23,814,000 to the state and approximately $4,167,000 and $4,763,000 to the city, respectively.

Indiana Wagering Tax Add-Back

In July 1999, the Indiana Department of Revenue (“Department”) issued a Letter of Findings to an Indiana gaming company that the Riverboat Waging Tax (“RWT”), a tax deducted in computing Federal taxable income is not deductible when computing Indiana adjusted gross income because the RWT represents a tax that is “based on or measured by income.” The Indiana Gaming Company, with the assistance of the Indiana Casino Association, of which Trump Indiana is a member, is vigorously contesting this finding in the Indiana Tax Court on the basis that the RWT is an excise tax, which is excluded from Indiana’s add-back requirements. The Department has issued proposed assessments of $3,720,000 plus interest for the 1996, 1997 and 1998 calendar years to Trump Indiana. The effect of an assessment, if any for 1999 and 2000, has not been determined. Trump Indiana filed a written protest of assessments with the Department in November 2000. The Department has agreed to stay further proceedings with the Trump Indiana proposed assessments until the Indiana Tax Court case

TRUMP INDIANA, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

noted above is resolved. A summary judgment motion hearing of the Tax Court case was held in April 2001 and the findings of the Tax Court are pending. Accordingly, no provision has been made in these financial statements for additional Indiana state taxes.

Legal Proceedings

Commencing in early 1994, the Company, through its Indiana counsel, had discussions with eight Indiana residents regarding the potential purchase by such residents of 7.5% of the nonvoting stock of the Company. These residents have asserted a right to purchase stock in the Company. During 1997, the Company settled with four of the eight plaintiffs for a total of $1,407,000. A final payment of $150,000 was paid in 2001. During 1998, the Company settled with two of the remaining four plaintiffs for a total of $810,000, of which $130,000 was paid in 1999 and 2000. A final payment of $130,000 is payable in 2002.

During 1999, the remaining two plaintiffs commenced litigation. On March 3, 1999, consequential damages were assessed by the United States District Court against the Company for breach of contract in the amount of $1,334,000. The company accrued the present value of this obligation in 1999. As of December 31, 2001 and 2000, $1,448,000 and $1,753,000 was included in accrued litigation expense. In June 2001, the U.S. Seventh Circuit Court of Appeals overturned the lower court’s ruling and remanded the case back to the U.S. District Court for another trial.

In addition, it was further determined that the Company had breached a contract to create and fund a charitable foundation. The United States District Court ruled that the Company is not required to provide additional funding to the charitable foundation. This ruling has been appealed by the plaintiffs and the Company appealed the jury verdict in favor of plaintiffs. These appeals are pending.

Self-Insurance Reserves

Self-insurance reserves are provided for the estimated amounts of uninsured claims related to workmen’s compensation and personal injury claims that have occurred in the usual course of business. These reserves are established by management based upon specific review of open claims, with consideration of incurred but not reported claims as of the balance sheet date. Actual results may differ from these reserve amounts.

(7)    Retirement Savings Plan

The Company has a retirement savings plan (the “Plan”) for its employees under Section 401(k) of the Internal Revenue Code. Employees are eligible to contribute up to 20% of their earnings to the Plan and the Company will match 50% of the first 6% of an eligible employee’s contributions. Employer contributions to the Plan for the years ended December 31, 2001 and 2000 were $131,000 and $133,000, respectively.

(8)    Transactions with Affiliates

During 2001, THCR Holdings forgave $450,000 of the amount due from Trump Indiana. This amount has been reflected as a capital contribution in the accompanying statement of capital.

Amounts due to THCR Holdings bear interest at an annual rate of 15%. Interest expense related to these amounts is included in the accompanying statements of operations and are approximately $1,964,000 and $2,785,000 in 2001 and 2000, respectively. In addition, the Company was charged management fees by THCR Holdings amounting to $4,700,000 and $4,664,000 in 2001 and 2000, respectively.

THE FOLLOWING REPORT OF ARTHUR ANDERSEN LLP IS A COPY OF A PREVIOUSLY ISSUED REPORT THAT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of THCR Management Services, LLC:

We have audited the accompanying balance sheet of THCR Management Services, LLC (a Delaware limited liability company) as of December 31, 2001 and the related statement of operations and cash flows for the two months then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THCR Management Services, LLC as of December 31, 2001, and the results of its operations and its cash flows for the two months then ended, in conformity with accounting principles generally accepted in the United States.

/s/    ARTHUR ANDERSEN, LLP

Roseland, New Jersey

March 13, 2002

THCR MANAGEMENT SERVICES, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2001

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$354,000
Restricted cash	4,800,000
Interest receivable	17,000

Total current assets	5,171,000
Note receivable	3,535,000
Deferred financing costs, net of accumulated amortization of $115,000	2,135,000

Total assets	$10,841,000

LIABILITIES AND MEMBERS’ CAPITAL

CURRENT LIABILITIES:
Current maturities of long-term debt	$2,750,000
Accrued expenses	83,000

Total current liabilities	2,833,000
LONG-TERM DEBT	8,250,000

Total Liabilities	11,083,000

MEMBERS’ CAPITAL:
Accumulated deficit	(242,000)

Total liabilities and members’ capital	$10,841,000

The accompanying notes are an integral part of this balance sheet.

THCR MANAGEMENT SERVICES, LLC

STATEMENT OF OPERATIONS

FOR THE TWO MONTHS ENDED DECEMBER 31, 2001

INTEREST INCOME	$38,000
INTEREST EXPENSE	(280,000)

Loss before provision for income taxes	(242,000)
PROVISION FOR INCOME TAXES	—

Net loss	$(242,000)

The accompanying notes are an integral part of this financial statement.

THCR MANAGEMENT SERVICES, LLC

STATEMENT OF CASH FLOWS

FOR THE TWO MONTHS ENDED DECEMBER 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(242,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing costs	115,000
Increase in receivables	(17,000)
Increase in accrued expenses	83,000

Net cash used in operating activities	(61,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Note receivable	(3,535,000)

Net cash used in investing activities	(3,535,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings of long-term debt	11,000,000
Debt issuance costs	(2,250,000)

Net cash provided by financing activities	8,750,000

Net increase in cash and cash equivalents	5,154,000
CASH AND CASH EQUIVALENTS, beginning of period	—

CASH AND CASH EQUIVALENTS, end of period	$5,154,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$83,000

The accompanying notes are an integral part of this balance sheet.

THCR MANAGEMENT SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

(1)    Organization and Nature of Business

THCR Management Services, LLC (the “Company”) is a Delaware limited liability company formed in December 1996. In October 2001, 100% of the Company’s membership interests were transferred to THCR Management Holdings, LLC (“THCR Management”), a Delaware limited liability company wholly owned by Trump Hotels & Casino Resorts Holdings, LP (“THCR Holdings”), a Delaware limited partnership. THCR Holdings is currently owned approximately 63.4% by Trump Hotels & Casino Resorts, Inc. (“THCR”), a Delaware corporation, as both a limited and general partner and approximately 36.6% by Donald J. Trump (“Trump”) as a limited partner.

(2)    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term marketable equity securities with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Approximately $4,800,000 in cash was restricted for further funding of the construction loan and payment of interest on the loan as described in Note 3.

Income Taxes

The accompanying financial statements do not include a provision for federal income taxes, since any income or losses allocated to the partners are reportable for federal income tax purposes by individual partners.

(3)    Twenty-Nine Palms Development

On April 27, 2000, the Company, an indirect, wholly-owned subsidiary of THCR Holdings, entered into a management agreement with the Twenty-Nine Palms Band of Luiseno Mission Indians of California, a sovereign Native American nation (the “Tribe”). Following submission of the management agreement to the National Indian Gaming Commission (the “NIGC”), the Company, the Tribe and the Twenty-Nine Palms Enterprises Corporation, a Federal corporation chartered by the Tribe (the “Palms Enterprise”) prepared an amended and restated management agreement (the “Management Agreement”), which is subject to the currently pending approval of the NIGC.

The Management Agreement provides that the Company will manage and direct all business and affairs in connection with the day-to-day operation, management and maintenance (the “Management Services”) of the Tribe’s expanded and renovated Spotlight 29 Casino, which will be renamed Trump 29 Casino, located in the city of Coachellla, California, 20 miles east of Palm Springs and 140 miles east of Los Angeles. As proposed, the term of the Management Agreement is five years, commencing from the first date that the renovated casino is

THCR MANAGEMENT SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

completed and opened to the public for gaming. Pursuant to the Management Agreement, as proposed, in consideration for the Management Services, the Company shall be entitled to an annual fee equal to 30.0% of the Net Revenues (as defined in the Management Agreement) for each year of the term (the “Management Fee”). The Management Fee shall be payable monthly in amounts equal to the accrued Management Fee for the preceding month plus and accrued, unpaid amounts.

To assist the Tribe in renovation of Trump 29 Casino, Trump Hotels & Casino Resorts Development Company, LLC (“THCR Development”), a subsidiary of THCR Holdings entered into a Gaming Facility Construction and Development Agreement, dated April 27, 2000 (the “Development Agreement”) with the Tribe. Pursuant to the Development Agreement, THCR Development and the Palms Enterprise is constructing and intends to furnish and equip a Class III gaming resort on the Tribe’s existing 75,000 square-foot casino, with a 125,000 square-foot casino wing, and will also include a renovated theatre-type showroom, an enlarged café, a fine-dining steakhouse and a food court. The construction and opening of the Trump 29 Casino is anticipated to be completed in the second quarter of 2002, with the remaining renovation anticipated to be completed in the third quarter of 2002.

To enable the Tribe to complete the construction and renovation of the Tribe’s casino, the Company agreed to act as a participant in the Tribe’s construction loan (the “Tribe Construction Loan”) committing to provide the Tribe with up to $15,800,000 of the $58,000,000 total financing for the project. The Tribe Construction Loan bears interest at the prime rate plus one percent and matures in August 2007, and is secured by a security interest in the Tribe’s Equipment (as defined in the related security agreement) and the cash flow of the casino which is deposited in a “lockbox” type account.

The Company has agreed to subordinate its right to receive Management Fees to the payment by the Tribe of the Tribe Construction Loan. As a result of such subordination, until the Tribe Construction Loan is paid in full, the Company may not accept or receive any prepayment of its Management Fee or accept or receive any payment from the Tribe in respect of the Management Fee if a default has occurred and is continuing under the Tribe Construction Loan or if such payment of the Management Fee would result in a default under the Tribe Construction Loan.

On November 2, 2001, the Company entered into a loan agreement with the Trust Company of the West and certain affiliates thereof (the “TCW Lenders”), pursuant to which the TCW Lenders agreed to loan up to $18,800,000 to the Company to enable the Company to fund its participation in the Tribe Construction Loan and to pay related expenses (the “Management Loan”). The Management Loan bears interest at the rate of nine percent per annum and matures in November 2006. The Management Loan is secured by (i) a pledge of the promissory note to the Company from the Tribe, (ii) a pledge of all accounts, general intangibles and instruments of the Company, (iii) a pledge of the Management Fee, (iv) a collateral assignment of the Management Agreement and (v) a limited guaranty of Trump (the “Trump Guaranty”). THCR Holdings, through its subsidiary, THCR Enterprises, LLC, (“THCR Enterprises”) agreed to indemnify Trump against any losses incurred by him in connection with the Trump Guaranty, including any payments made by Trump thereunder. The indemnity obligation of THCR Enterprises is secured by a pledge of 2,127,500 shares of Common Stock and a principal amount of $35,500,000 of Senior Notes held by THCR Enterprises.

On November 2, 2001, $11,000,000 of the $18,800,000 commitment under the Management Loan was advanced to the Company of which approximately $8,300,000 was escrowed to fund the participation of the Company in the Tribe Construction Loan, and approximately $2,800,000 was allocated to pay fees, expenses and to make required escrow deposits in connection with the Management Loan. As of December 31, 2001, $3,535,000 of the $8,300,000 has been funded to the Tribe. Subsequent to year end, additional lender participants were added to the lending group funding the Tribe Construction Loan and consequently, the Company’s participation in the Tribe Construction Loan has been reduced from $15,800,000 to $8,300,000.

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct—nor do we imply those things by delivering this prospectus or selling securities to you.

PROSPECTUS

$475,000,000

Trump Casino Holdings, LLC

Trump Casino Funding, Inc.

Offer to Exchange

$425,000,000 11 5/8% First Priority Mortgage Notes due 2010

Which Have Been Registered Under the  Securities Act of 1933,

for any and all outstanding 11 5/8% First  Priority Mortgage Notes due 2010

AND

Offer to Exchange

$50,000,000 17 5/8% Second Priority Mortgage Notes due 2010

Which Have Been Registered Under the  Securities Act of 1933,

for any and all outstanding 17 5/8% Second  Priority Mortgage Notes due 2010

                 , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Article 12 of the Limited Liability Company Agreement (the “Agreement”) of Trump Casino Holdings, LLC (“Casino Holdings”), Casino Holdings shall, to the fullest extent permitted by the Limited Liability Company Act of the State of Delaware (the “Act”), as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under the Act, including without limitation any member, director, officer, employee, or agent, from and against any and all of the expenses, liabilities or other matters for which indemnification is permitted under the Act. Casino Holdings shall advance expenses to the fullest extent permitted by the Act. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be an officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for in the Agreement shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other agreement. Notwithstanding the foregoing provisions, the indemnification and advancement of expenses provided for in the Agreement shall not relieve anyone from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to Casino Holdings, (B) not in good faith or involving a knowing violation of law, or (C) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of Article 12 of the Agreement and no amendment repeal or termination of effectiveness of any law authorizing Article 12 of the Agreement shall apply to or have any effect on the liability or alleged liability of any officer, employee or agent of the member for or with respect to any acts or omissions of such person occurring prior to such amendment repeal or termination of effectiveness.

Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Other subsections of DGCL Section 145 further provide that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Under Section A of Article IX of the Certificate of Incorporation (the “Certificate”) of Trump Casino Funding, Inc. (“Casino Funding”), Casino Funding shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Casino Funding) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of Casino Funding, or is or was serving at the request of Casino Funding as a director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Casino Funding, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of Casino Funding, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

Additionally, Section B of Article IX of the Certificate provides that Casino Funding shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Casino Funding, or is or was serving at the request of Casino Funding as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Casino Funding and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Casino Funding unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section C of Article IX of the Certificate further provides that Casino Funding may advance expenses (including attorney’s fees) incurred by any director or officer in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to the indemnification by Casino Funding.

DGCL Section 145 also provides that any indemnification provided for therein may only be made upon a determination by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders that the indemnitee has met the standard of conduct required by Section 145 entitling him to such indemnification.

DGCL Section 145 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Section F of Article IX of the Certificate limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Casino Holdings and Casino Funding have applied for a policy insuring the directors and officers of each of Casino Holdings and Casino Funding against losses which they or any of them shall become legally obligated to pay for any reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit Index:

3.1.1	Certificate of Formation of Trump Casino Holdings, LLC (previously filed as Exhibit 3.1.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

3.1.2	Certificate of Incorporation of Trump Casino Funding, Inc. (previously filed as Exhibit 3.1.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

3.2.1	Operating Agreement of Trump Casino Holdings, LLC (previously filed as Exhibit 3.2.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

3.2.2	Bylaws of Trump Casino Funding, Inc. (previously filed as Exhibit 3.2.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.1.1	11 5/8% First Priority Mortgage Notes Indenture, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and U.S. Bank National Association, as Trustee and U.S. Bank National Association as Collateral Agent (previously filed as Exhibit 4.1.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.1.1.1	First Supplemental Indenture, dated June 12, 2003, to 11 5/8% First Priority Mortgage Notes Indenture.

4.1.2	17 5/8% Second Priority Mortgage Notes Indenture, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and U.S. Bank National Association, as Trustee and U.S. Bank National Association as Collateral Agent (previously filed as Exhibit 4.1.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.1.2.1	First Supplemental Indenture, dated June 12, 2003, to 17 5/8% Second Priority Mortgage Notes Indenture.

4.2.1	11 5/8% First Priority Mortgage Notes Registration Rights Agreement, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, UBS Warburg LLC and Jefferies & Company, Inc. (previously filed as Exhibit 4.2.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.2.2	17 5/8% Second Priority Mortgage Notes Registration Rights Agreement, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, UBS Warburg LLC and Jefferies & Company, Inc. (previously filed as Exhibit 4.2.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.3.1	Form of First Priority Note (included in Exhibit 4.1.1)

4.3.2	Form of Second Priority Note (included in Exhibit 4.1.2)

4.4	Priority Intercreditor Agreement, dated as of March 25, 2003, by and among U.S. Bank National Association, as Collateral Agent, as First Priority Trustee and as Second Priority Trustee, Trump Casino Holdings, LLC, Trump Casino Funding, Inc., and other Pledgors thereto (previously filed as Exhibit 4.4 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.5	Security Agreement, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and U.S. Bank National Association, as Trustee and U.S. Bank National Association as Collateral Agent (previously filed as Exhibit 4.5 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.6	First Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March 25, 2003 by Trump Marina Associates, L.P., mortgagor to U.S. Bank National Association as Collateral Agent, mortgagee (previously filed as Exhibit 4.6 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.7	Second Fee and Leasehold Mortgage, Assignment of Leases and Rent, Security Agreement and Fixture Filing, dated as of March 25, 2003, by Trump Marina Associates, L.P., mortgagor to U.S. Bank National Association as Collateral Agent, mortgagee (previously filed as Exhibit 4.7 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.8	First Preferred Ship Mortgage, dated as of March 25, 2003, by Trump Indiana, Inc., mortgagor to U.S. Bank National Association as Collateral Agent, mortgagee (previously filed as Exhibit 4.8 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.9	Second Preferred Ship Mortgage dated as of March 25, 2003, by Trump Indiana, Inc., mortgagor to U.S. Bank National Association as Collateral Agent, mortgagee (previously filed as Exhibit 4.9 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

5	Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP.

8	Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP with respect to tax matters.

10.1	Fourth Amended and Restated Partnership Agreement, dated March 25, 2003, of Trump Marina Associates, L.P. (previously filed as Exhibit 10.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.2	[Reserved]

10.3	Amended and Restated Services Agreement, dated as of October 23, 1996, by and among Trump Plaza Associates, Trump Taj Mahal Associates, Trump Marina Associates, L.P. (f/k/a Trump’s Castle Associates, L.P.) and Trump Casino Services, L.L.C. (previously filed as Exhibit 10.3 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.4	Agreement and Plan of Merger, dated as of December 27, 2000, between Trump Taj Mahal Associates and Trump Casino Services, L.L.C. (previously filed as Exhibit 10.4 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.5	First Amended and Restated Operating Agreement, dated October 31, 1995, of Buffington Harbor Riverboat, LLC between Trump Indiana, Inc. and Barden-Davis Casinos, LLC (previously filed as Exhibit 10.5 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.6	Amendment No. 1 to First Amended and Restated Operating Agreement, dated April 23, 1996, of Buffington Harbor Riverboat, LLC between Trump Indiana, Inc. and Barden-Davis Casinos, LLC (previously filed as Exhibit 10.6 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.7	Amendment No. 2 to First Amended and Restated Operating Agreement, dated March, 2003, of Buffington Harbor Riverboat, LLC between Trump Indiana, Inc. and Barden-Davis Casinos, LLC (previously filed as Exhibit 10.7 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.8	Operating Agreement of Buffington Harbor Parking Associates, LLC, dated September 29, 2000, by and between Trump Indiana, Inc. and AMB Parking, LLC (previously filed as Exhibit 10.8 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.9	Parking Lease, dated June 19, 2001, between Buffington Harbor Parking Associates, LLC and Trump Indiana, Inc. (previously filed as Exhibit 10.9 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.10	Amended and Restated Gaming Facility Management Agreement dated as of March 28, 2002 (previously filed as Exhibit 10.10 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.11	Gaming Facility Development and Construction Agreement between TDC and the Tribe, dated as of April 27, 2000 (previously filed as Exhibit 10.11 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.12	First Amendment to Gaming Facility Development and Construction Agreement between TDC and the Tribe, dated as of March, 2002 (previously filed as Exhibit 10.12 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.13	[Reserved]

10.14	Employment Agreement dated July 10, 1995, between Mark A. Brown and Trump Marina Associates, L.P.(f/k/a Trump’s Castle Associates, L.P.) (previously filed as Exhibit 10.14 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.15	Second Amendment, dated August 4, 2000, to the Employment Agreement, dated March 6, 1998, between Mark A. Brown and Trump Marina Associates, L.P.(f/k/a Trump’s Castle Associates, L.P.), as assigned to Trump Taj Mahal Associates and amended effective January 3, 2000 (previously filed as Exhibit 10.15 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.16	Third Amendment, dated December 11, 2002 of the Employment Agreement, dated March 6, 1998, as amended, between Mark A. Brown and Trump Taj Mahal Associates (previously filed as Exhibit 10.16 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.17	Employment Agreement, dated July 24, 1995, as amended, between Lawrence J. Mullin and Trump Marina Associates, L.P. (f/k/a Trump Castle Associates) (previously filed as Exhibit 10.17 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.18	Amendment, dated January 2000, to Employment Agreement between Lawrence J. Mullin and Trump Marina Associates, L.P. (f/k/a Trump Castle Associates) (previously filed as Exhibit 10.18 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.19	Employment Agreement, dated October 9, 2002, between Paul R. Ryan and Trump Marina Associates, L.P.(f/k/a Trump’s Castle Associates, L.P.) (previously filed as Exhibit 10.19 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.20	Employment Agreement, dated October 15, 2002, between Daniel M. McFadden and Trump Marina Associates, L.P. (f/k/a Trump Castle Associates) (previously filed as Exhibit 10.20 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.21	Employment Agreement, dated April 17, 2000, of Robert M. Pickus (previously filed as Exhibit 10.21 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.22	Amendment, dated January 9, 2003, to Robert M. Pickus’ Employment Agreement, dated April 17, 2000 (previously filed as Exhibit 10.22 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.23	Employment Agreement, dated April 17, 2000, of Francis X. McCarthy, Jr. (previously filed as Exhibit 10.23 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.24	Amendment, dated January 9, 2003, to Francis X. McCarthy, Jr.’s Employment Agreement, dated April 17, 2000 (previously filed as Exhibit 10.24 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.25	Employment Agreement, dated April 17, 2000, of Joseph A. Fusco (previously filed as Exhibit 10.25 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.26	Amendment, dated January 9, 2003, to Joseph A. Fusco’s Employment Agreement, dated April 17, 2000 (previously filed as Exhibit 10.26 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

12	Computation of Ratio of Earnings to Fixed Charges (previously filed as Exhibit 12 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

21	List of Subsidiaries of the Registrants (previously filed as Exhibit 21 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

23.1	Consent of Ernst & Young, LLP (previously filed as Exhibit 23.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

23.2	Consent of LeBoeuf, Lamb, Greene & MacRae (included in their opinions filed as Exhibit 5 and Exhibit 8 hereto).

24	Powers of Attorney (previously filed as Exhibit 24 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and contained in signature pages hereto).

25	Statement on Form T-1 of Eligibility of U.S. Bank National Association, as Trustee (previously filed as Exhibit 25 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

99.1.1	Form of Letter of Transmittal for First Priority Notes (previously filed as Exhibit 99.1.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.1.2	Form of Letter of Transmittal for Second Priority Notes (previously filed as Exhibit 99.1.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.2.1	Form of Notice of Guaranteed Delivery for First Priority Notes (previously filed as Exhibit 99.2.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.2.2	Form of Notice of Guaranteed Delivery for Second Priority Notes (previously filed as Exhibit 99.2.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.3.1	Form of Letter to Nominees for First Priority Notes (previously filed as Exhibit 99.3.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.3.2	Form of Letter to Nominees for Second Priority Notes (previously filed as Exhibit 99.3.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.4.1	Form of Letter to Clients for First Priority Notes (previously filed as Exhibit 99.4.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.4.2	Form of Letter to Clients for Second Priority Notes (previously filed as Exhibit 99.4.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

(b) Financial Statement Schedule

Schedule II—Valuation and Qualifying Accounts for the years ended December 31, 2000, 2001 and 2002.

ITEM 22.    UNDERTAKINGS

(1)  The undersigned registrants hereby undertake:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 20 of this Registration Statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(3)  The undersigned registrant hereby undertakes that:

(a)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(b)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5)  The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on June 12, 2003.

TRUMP CASINO HOLDINGS, LLC

By:	/S/ DONALD J. TRUMP
Name:	Donald J. Trump
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ DONALD J. TRUMP Donald J. Trump	Chairman (Director), President and Chief Executive Officer	June 12, 2003

/S/ WALLACE B. ASKINS* Wallace B. Askins	Director	June 12, 2003

/S/ DON M. THOMAS* Don M. Thomas	Director	June 12, 2003

/S/ PETER M. RYAN* Peter M. Ryan	Director	June 12, 2003

/S/ ROBERT J. MCGUIRE* Robert J. McGuire	Director	June 12, 2003

/S/ JOHN P. BURKE John P. Burke	Executive Vice President (Principal Financial and Accounting Officer)	June 12, 2003

*By:	/s/ ROBERT M. PICKUS
Name:	Robert M. Pickus As Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on June 12, 2003.

TRUMP CASINO FUNDING, INC.

By:	/S/ DONALD J. TRUMP
Name:	Donald J. Trump
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ DONALD J. TRUMP Donald J. Trump	Chairman (Director), President and Chief Executive Officer	June 12, 2003

/S/ WALLACE B. ASKINS* Wallace B. Askins	Director	June 12, 2003

/S/ DON M. THOMAS* Don M. Thomas	Director	June 12, 2003

/S/ PETER M. RYAN* Peter M. Ryan	Director	June 12, 2003

/S/ ROBERT J. MCGUIRE* Robert J. McGuire	Director	June 12, 2003

/S/ JOHN P. BURKE John P. Burke	Executive Vice President (Principal Financial and Accounting Officer)	June 12, 2003

*By:	/s/ ROBERT M. PICKUS
Name:	Robert M. Pickus As Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on June 12, 2003.

TRUMP INDIANA, INC.

By:	/S/ DONALD J. TRUMP
Name:	Donald J. Trump
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ DONALD J. TRUMP Donald J. Trump	Chairman (Director), President and Chief Executive Officer	June 12, 2003

/S/ JOHN P. BURKE John P. Burke	Treasurer (Chief Accounting Officer)	June 12, 2003

/S/ PATRICK M. FOX* Patrick M. Fox	Director of Finance and Chief Financial Officer	June 12, 2003

*By:	/s/ ROBERT M. PICKUS
Name:	Robert M. Pickus As Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on June 12, 2003.

TRUMP INDIANA REALTY, LLC.

By:	Trump Casino Holdings, LLC, its sole member

By:	/S/ DONALD J. TRUMP
Name:	Donald J. Trump
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ DONALD J. TRUMP Donald J. Trump	Director, President and Chief Executive Officer of Trump Casino Holdings, LLC	June 12, 2003

/S/ WALLACE B. ASKINS Wallace B. Askins	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ DON M. THOMAS* Don M. Thomas	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ PETER M. RYAN* Peter M. Ryan	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ ROBERT J. MCGUIRE* Robert J. McGuire	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ JOHN P. BURKE John P. Burke	Executive Vice President of Trump Casino Holdings, LLC (principal financial and accounting officer)	June 12, 2003

KNOW ALL MEN BY THESE PRESENTS, that Wallace B. Askins constitutes and appoints Robert M. Pickus his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements or other documents relating to this Registration Statement he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

*By:	/s/ ROBERT M. PICKUS
Name:	Robert M. Pickus As Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on June 12, 2003.

THCR MANAGEMENT HOLDINGS, LLC.

By:	Trump Casino Holdings, LLC, its sole member

By:	/S/ DONALD J. TRUMP
Name:	Donald J. Trump
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ DONALD J. TRUMP Donald J. Trump	Chairman (Director), President and Chief Executive Officer of Trump Casino Holdings, LLC	June 12, 2003

/S/ WALLACE B. ASKINS Wallace B. Askins	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ DON M. THOMAS* Don M. Thomas	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ PETER M. RYAN* Peter M. Ryan	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ ROBERT J. MCGUIRE* Robert J. McGuire	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ JOHN P. BURKE John P. Burke	Executive Vice President of Trump Casino Holdings, LLC (principal financial and accounting officer)	June 12, 2003

KNOW ALL MEN BY THESE PRESENTS, that Wallace B. Askins constitutes and appoints Robert M. Pickus his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements or other documents relating to this Registration Statement he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

*By:	/s/ ROBERT M. PICKUS
Name:	Robert M. Pickus As Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on June 12, 2003.

THCR MANAGEMENT SERVICES, LLC.

By:	THCR Management Holdings, LLC, its sole member

By:	Trump Casino Holdings, LLC, its sole member

By:	/S/ DONALD J. TRUMP
Name:	Donald J. Trump
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ DONALD J. TRUMP Donald J. Trump	Chairman (Director), President and Chief Executive Officer of Trump Casino Holdings, LLC	June 12, 2003

/S/ WALLACE B. ASKINS Wallace B. Askins	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ DON M. THOMAS* Don M. Thomas	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ PETER M. RYAN* Peter M. Ryan	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ ROBERT J. MCGUIRE* Robert J. McGuire	Director of Trump Casino Holdings, LLC	June 12, 2003

/S/ JOHN P. BURKE John P. Burke	Executive Vice President of Trump Casino Holdings, LLC (principal financial and accounting officer)	June 12, 2003

KNOW ALL MEN BY THESE PRESENTS, that Wallace B. Askins constitutes and appoints Robert M. Pickus his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements or other documents relating to this Registration Statement he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

*By:	/s/ ROBERT M. PICKUS
Name:	Robert M. Pickus As Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on June 12, 2003.

TRUMP MARINA ASSOCIATES, L.P.

By: Trump Marina, Inc. its general partner

By:	/S/ DONALD J. TRUMP
Name:	Donald J. Trump
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ DONALD J. TRUMP Donald J. Trump	Director, President and Chief Executive Officer of Trump Marina, Inc.	June 12, 2003

/S/ ROBERT M. PICKUS Robert M. Pickus	Director of Trump Marina, Inc.	June 12, 2003

/S/ JOHN P. BURKE John P. Burke	Director of Trump Marina, Inc.	June 12, 2003

/S/ FRANCIS X. MCCARTHY Francis X. McCarthy	Vice President and Chief Financial Officer of Trump Marina, Inc. (principal financial and accounting officer)	June 12, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on June 12, 2003.

TRUMP MARINA, INC.

By:	/S/ DONALD J. TRUMP
Name:	Donald J. Trump
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ DONALD J. TRUMP Donald J. Trump	Director, President and Chief Executive Officer of Trump Marina, Inc.	June 12, 2003

/S/ ROBERT M. PICKUS Robert M. Pickus	Director of Trump Marina, Inc.	June 12, 2003

/S/ JOHN P. BURKE John P. Burke	Director of Trump Marina, Inc.	June 12, 2003

/S/ FRANCIS X. MCCARTHY Francis X. McCarthy	Vice President and Chief Financial Officer of Trump Marina, Inc. (principal financial and accounting officer)	June 12, 2003

EXHIBIT INDEX

Exhibit Index:

3.1.1	Certificate of Formation of Trump Casino Holdings, LLC (previously filed as Exhibit 3.1.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

3.1.2	Certificate of Incorporation of Trump Casino Funding, Inc. (previously filed as Exhibit 3.1.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

3.2.1	Operating Agreement of Trump Casino Holdings, LLC (previously filed as Exhibit 3.2.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

3.2.2	Bylaws of Trump Casino Funding, Inc. (previously filed as Exhibit 3.2.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.1.1	11 5/8% First Priority Mortgage Notes Indenture, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and U.S. Bank National Association, as Trustee and U.S. Bank National Association as Collateral Agent (previously filed as Exhibit 4.1.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.1.1.1	First Supplemental Indenture, dated June 12, 2003, to 11 5/8% First Priority Mortgage Notes Indenture.

4.1.2	17 5/8% Second Priority Mortgage Notes Indenture, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and U.S. Bank National Association, as Trustee and U.S. Bank National Association as Collateral Agent (previously filed as Exhibit 4.1.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.1.2.1	First Supplemental Indenture, dated June 12, 2003, to 17 5/8% Second Priority Mortgage Notes Indenture.

4.2.1	11 5/8% First Priority Mortgage Notes Registration Rights Agreement, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, UBS Warburg LLC and Jefferies & Company, Inc. (previously filed as Exhibit 4.2.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.2.2	17 5/8% Second Priority Mortgage Notes Registration Rights Agreement, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, UBS Warburg LLC and Jefferies & Company, Inc. (previously filed as Exhibit 4.2.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.3.1	Form of First Priority Note (included in Exhibit 4.1.1)

4.3.2	Form of Second Priority Note (included in Exhibit 4.1.2)

4.4	Priority Intercreditor Agreement, dated as of March 25, 2003, by and among U.S. Bank National Association, as Collateral Agent, as First Priority Trustee and as Second Priority Trustee, Trump Casino Holdings, LLC, Trump Casino Funding, Inc., and other Pledgors thereto (previously filed as Exhibit 4.4 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.5	Security Agreement, dated as of March 25, 2003, by and among Trump Casino Holdings, LLC, Trump Casino Funding, Inc., each of Trump Casino Holdings, LLC’s subsidiaries listed as guarantors on the signature pages thereto, and U.S. Bank National Association, as Trustee and U.S. Bank National Association as Collateral Agent (previously filed as Exhibit 4.5 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.6	First Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March 25, 2003 by Trump Marina Associates, L.P., mortgagor to U.S. Bank National Association as Collateral Agent, mortgagee (previously filed as Exhibit 4.6 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.7	Second Fee and Leasehold Mortgage, Assignment of Leases and Rent, Security Agreement and Fixture Filing, dated as of March 25, 2003, by Trump Marina Associates, L.P., mortgagor to U.S. Bank National Association as Collateral Agent, mortgagee (previously filed as Exhibit 4.7 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.8	First Preferred Ship Mortgage, dated as of March 25, 2003, by Trump Indiana, Inc., mortgagor to U.S. Bank National Association as Collateral Agent, mortgagee (previously filed as Exhibit 4.8 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

4.9	Second Preferred Ship Mortgage dated as of March 25, 2003, by Trump Indiana, Inc., mortgagor to U.S. Bank National Association as Collateral Agent, mortgagee (previously filed as Exhibit 4.9 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

5	Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP.

8	Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP with respect to tax matters.

10.1	Fourth Amended and Restated Partnership Agreement, dated March 25, 2003, of Trump Marina Associates, L.P. (previously filed as Exhibit 10.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.2	[Reserved]

10.3	Amended and Restated Services Agreement, dated as of October 23, 1996, by and among Trump Plaza Associates, Trump Taj Mahal Associates, Trump Marina Associates, L.P. (f/k/a Trump’s Castle Associates, L.P.) and Trump Casino Services, L.L.C. (previously filed as Exhibit 10.3 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.4	Agreement and Plan of Merger, dated as of December 27, 2000, between Trump Taj Mahal Associates and Trump Casino Services, L.L.C. (previously filed as Exhibit 10.4 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.5	First Amended and Restated Operating Agreement, dated October 31, 1995, of Buffington Harbor Riverboat, LLC between Trump Indiana, Inc. and Barden-Davis Casinos, LLC (previously filed as Exhibit 10.5 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.6	Amendment No. 1 to First Amended and Restated Operating Agreement, dated April 23, 1996, of Buffington Harbor Riverboat, LLC between Trump Indiana, Inc. and Barden-Davis Casinos, LLC (previously filed as Exhibit 10.6 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.7	Amendment No. 2 to First Amended and Restated Operating Agreement, dated March, 2003, of Buffington Harbor Riverboat, LLC between Trump Indiana, Inc. and Barden-Davis Casinos, LLC (previously filed as Exhibit 10.7 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.8	Operating Agreement of Buffington Harbor Parking Associates, LLC, dated September 29, 2000, by and between Trump Indiana, Inc. and AMB Parking, LLC (previously filed as Exhibit 10.8 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.9	Parking Lease, dated June 19, 2001, between Buffington Harbor Parking Associates, LLC and Trump Indiana, Inc. (previously filed as Exhibit 10.9 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.10	Amended and Restated Gaming Facility Management Agreement dated as of March 28, 2002 (previously filed as Exhibit 10.10 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.11	Gaming Facility Development and Construction Agreement between TDC and the Tribe, dated as of April 27, 2000 (previously filed as Exhibit 10.11 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.12	First Amendment to Gaming Facility Development and Construction Agreement between TDC and the Tribe, dated as of March, 2002 (previously filed as Exhibit 10.12 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.13	[Reserved]

10.14	Employment Agreement dated July 10, 1995, between Mark A. Brown and Trump Marina Associates, L.P.(f/k/a Trump’s Castle Associates, L.P.) (previously filed as Exhibit 10.14 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.15	Second Amendment, dated August 4, 2000, to the Employment Agreement, dated March 6, 1998, between Mark A. Brown and Trump Marina Associates, L.P.(f/k/a Trump’s Castle Associates, L.P.), as assigned to Trump Taj Mahal Associates and amended effective January 3, 2000 (previously filed as Exhibit 10.15 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.16	Third Amendment, dated December 11, 2002 of the Employment Agreement, dated March 6, 1998, as amended, between Mark A. Brown and Trump Taj Mahal Associates (previously filed as Exhibit 10.16 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.17	Employment Agreement, dated July 24, 1995, as amended, between Lawrence J. Mullin and Trump Marina Associates, L.P. (f/k/a Trump Castle Associates) (previously filed as Exhibit 10.17 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.18	Amendment, dated January 2000, to Employment Agreement between Lawrence J. Mullin and Trump Marina Associates, L.P. (f/k/a Trump Castle Associates) (previously filed as Exhibit 10.18 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.19	Employment Agreement, dated October 9, 2002, between Paul R. Ryan and Trump Marina Associates, L.P.(f/k/a Trump’s Castle Associates, L.P.) (previously filed as Exhibit 10.19 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.20	Employment Agreement, dated October 15, 2002, between Daniel M. McFadden and Trump Marina Associates, L.P. (f/k/a Trump Castle Associates) (previously filed as Exhibit 10.20 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.21	Employment Agreement, dated April 17, 2000, of Robert M. Pickus (previously filed as Exhibit 10.21 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.22	Amendment, dated January 9, 2003, to Robert M. Pickus’ Employment Agreement, dated April 17, 2000 (previously filed as Exhibit 10.22 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.23	Employment Agreement, dated April 17, 2000, of Francis X. McCarthy, Jr. (previously filed as Exhibit 10.23 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and incorporated by reference herein).

10.24	Amendment, dated January 9, 2003, to Francis X. McCarthy, Jr.’s Employment Agreement, dated April 17, 2000 (previously filed as Exhibit 10.24 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

10.25	Employment Agreement, dated April 17, 2000, of Joseph A. Fusco (previously filed as Exhibit 10.25 to Form S-4, Registration Number 333-104916, filed May 1, 2003 ).

10.26	Amendment, dated January 9, 2003, to Joseph A. Fusco’s Employment Agreement, dated April 17, 2000 (previously filed as Exhibit 10.26 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

12	Computation of Ratio of Earnings to Fixed Charges (previously filed as Exhibit 12 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

21	List of Subsidiaries of the Registrants (previously filed as Exhibit 21 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

23.1	Consent of Ernst & Young, LLP (previously filed as Exhibit 23.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

23.2	Consent of LeBoeuf, Lamb, Greene & MacRae (included in their opinions filed as Exhibit 5 and Exhibit 8 hereto).

24	Powers of Attorney (previously filed as Exhibit 24 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and contained in signature pages hereto).

25	Statement on Form T-1 of Eligibility of U.S. Bank National Association, as Trustee (previously filed as Exhibit 25 to Form S-4, Registration Number 333-104916, filed May 1, 2003).

99.1.1	Form of Letter of Transmittal for First Priority Notes (previously filed as Exhibit 99.1.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.1.2	Form of Letter of Transmittal for Second Priority Notes (previously filed as Exhibit 99.1.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.2.1	Form of Notice of Guaranteed Delivery for First Priority Notes (previously filed as Exhibit 99.2.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.2.2	Form of Notice of Guaranteed Delivery for Second Priority Notes (previously filed as Exhibit 99.2.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.3.1	Form of Letter to Nominees for First Priority Notes (previously filed as Exhibit 99.3.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.3.2	Form of Letter to Nominees for Second Priority Notes (previously filed as Exhibit 99.3.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.4.1	Form of Letter to Clients for First Priority Notes (previously filed as Exhibit 99.4.1 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

99.4.2	Form of Letter to Clients for Second Priority Notes (previously filed as Exhibit 99.4.2 to Form S-4, Registration Number 333-104916, filed May 1, 2003, and filed herewith in amended form).

(b) Financial Statement Schedule

Schedule II—Valuation and Qualifying Accounts for the years ended December 31, 2000, 2001 and 2002.